DISCLAIMER

The appraisal report appearing below is addressed to Metropolitan Life Insurance Company ("MetLife"). MetLife does not represent that the presumptions or conclusions in the appraisals are relevant or accurate and does not endorse the conclusions set forth in the appraisal. Any value, presumption, or conclusion regarding the property appraised in the report must be verified independently of MetLife. This appraisal has not been approved by MetLife and is being transmitted without representation and warranty of MetLife.

LANDAUER
REAL ESTATE COUNSELORS

                                    APPRAISAL

                                       of

                               LEASEHOLD INTEREST

                                 IN PORTIONS OF

                                  COPLEY PLACE

                              BOSTON, MASSACHUSETTS


                                      as of

                                  June 30, 1997


                                  Prepared for

                      Metropolitan Life Insurance Company
                                5420 LBJ Freeway
                                   Suite 1310
                               Dallas, Texas 75240


                                   Prepared by

                            Landauer Associates, Inc.
                                666 Fifth Avenue
                               New York, NY 10103

                [Letterhead of LANDAUER REAL ESTATE COUNSELORS]

July 23, 1997

Mr. David Martin
Investment Manager
Metropolitan Life Insurance Company
Real Estate Investments
5420 LBJ Freeway, Suite 1310
Dallas, TX 75240

Re: Retail, Offices & Garages at Copley Place, Boston, MA

Dear Mr. Martin:

In accordance with your instructions we have estimated the Market of the leasehold interest in the captioned property, as of June 30, 1997. We are pleased to present our report containing information relevant to the valuation and the methods by which the data have been analyzed in reaching the value conclusion.

As a result of our investigations, analyses and conclusions, we have estimated that the Market Value of the leasehold interest, subject to existing leases and to the Assumptions and Limiting Conditions which are contained in the report, as of June 30, 1997, was:

                      THREE HUNDRED FIFTEEN MILLION DOLLARS
                                 ($315,000,000)

          Allocated as follows:


Retail Portion                                 $147,000,000
Office Portion                                 $122,000,000
Garage/Hotel Common area portion               $ 46,000,000

These allocations have been provided only to identify the relative contributions of the various components to the aggregate value; they do not necessarily reflect the individual values of the components as separate entities.

LANDAUER
REAL ESTATE COUNSELORS

Mr. David Martin                                                   July 23, 1997
Metropolitan Life Insurance Company                                       Page 2


It should be emphasized that, at the request of the client, the valuation has been performed over an accelerated time frame and that, following the initial provision of property data, only limited assistance was received from the property ownership in response to various queries relating to the operations and leasing of the property. In certain instances, therefore, where answers to various operating and leasing questions were not provided, we have made what we believe to be reasonable assumptions based upon our previous knowledge of the property, which was appraised by Landauer in 1992, and general industry-wide trends.

We appreciate the opportunity to have been of service to you in connection with this assignment.

Sincerely,


LANDAUER ASSOCIATES, INC.


/s/ James C. Kafes                                  /s/ Michael J. Patis
James C. Kafes, MAI CRE                             Michael J. Patis, FRICS
Executive Managing Director                         Managing Director

/s/ Douglas W. Portway                              /s/ Gregory A. Cervieri
Douglas W. Portway                                  Gregory A. Cervieri
Director                                            Associate

                               [GRAPHIC OMITTED]

                              [Aerial Photograph]

LANDAUER
REAL ESTATE COUNSELORS

                              - TABLE OF CONTENTS -

Frontispiece
Letter of Transmittal
Table of Contents

                                                                            Page
                                                                            ----

EXECUTIVE SUMMARY ..........................................................  1

ASSUMPTIONS AND LIMITING CONDITIONS ........................................  3

CERTIFICATION ..............................................................  6

SCOPE OF THE ASSIGNMENT ....................................................  7
      Purpose of the Appraisal .............................................  7
      Subject Property .....................................................  7
      Date of the Appraisal ................................................  8
      Date of Inspection ...................................................  8
      Property Rights Appraised ............................................  8
      Function of the Appraisal ............................................  8
      Definition of Market Value ...........................................  8
      Ownership History ....................................................  9
      Appraisal Process .................................................... 10

REGIONAL OVERVIEW .......................................................... 12
      Introduction ......................................................... 12
      Location ............................................................. 12
      Population ........................................................... 13
      Households and Income Trends ......................................... 13
      Economy .............................................................. 14
      Employment ........................................................... 14
      Unemployment ......................................................... 17
      Education ............................................................ 18
      Transportation ....................................................... 18
      Tourism .............................................................. 21

OFFICE MARKET OVERVIEW ..................................................... 25
      Introduction ......................................................... 25
      City of Boston ....................................................... 27
      City of Cambridge .................................................... 28
      Rent Levels .......................................................... 29
      Suburban Market ...................................................... 34

LANDAUER
REAL ESTATE COUNSELORS

RETAIL MARKET OVERVIEW ..................................................... 35
      Supply ............................................................... 35
      Demand/Sales Analysis ................................................ 37
      Conclusion ........................................................... 38

NEIGHBORHOOD ANALYSIS ...................................................... 40
      Overview ............................................................. 40
      Regional Access ...................................................... 41

PROPERTY ANALYSIS .......................................................... 43
      Site Data ............................................................ 43
      Improvements Description ............................................. 43
      Real Estate Taxes .................................................... 56
      Zoning ............................................................... 57
      Highest and Best Use ................................................. 58

VALUATION .................................................................. 61
      Introduction ......................................................... 61
      Methodology .......................................................... 62
      Income Approach ...................................................... 63
      Cash Flow Assumptions: Office Portion ................................ 65
      Office Cash Flow Projection .......................................... 71
      Cash Flow Assumptions: Garages and Hotel Contribution ................ 72
      Garage/Hotel Cash Flow Projection .................................... 73
      Cash Flow Assumptions: Retail Portion ................................ 74
      Retail Cash Flow Projection .......................................... 79
      Real Estate Investment Market Overview ............................... 80
      Office Building Sales Analysis ....................................... 81
      Office Discounted Cash Flow Analysis ................................. 82
      Garage & Hotel Discounted Cash Flow Analysis ......................... 86
      Garage Value Allocation .............................................. 87
      Shopping Center Sales Analysis ....................................... 88
      Retail Discounted Cash Flow Analysis ................................. 90
      Conclusion ........................................................... 94

                            - TABLE OF CONTENTS -
                                 (continued)

                                 - ADDENDA -

                               Office Rent Roll
                       Office Pro-Ject Tenant Register
                       Office Lease Expiration Schedule
                            Office Building Sales
                               Retail Rent Roll
                       Retail Lease Expiration Schedule
                       Retail Pro-Ject Tenant Register
                         Recent Retail Lease Analysis
                       Comparable Shopping Center sales
                                  Floorplans
                              Legal Description
                         Excerpted Ground Rent Terms
                         Professional Qualifications

LANDAUER
REAL ESTATE COUNSELORS

EXECUTIVE SUMMARY

Subject Property:

Portions of Copley Place, a mixed-use development which was completed in 1984 and consisting of retail, office, hotel, residential and parking components constructed on air rights over 9.5 acres of land. The property is located in the Back Bay section of Boston, approximately one mile southwest of the Financial District.

The portions of the development included in this appraisal are the retail, office, Central Garage, and Dartmouth Street garage components. The two hotels and the residential apartment building are not included although the hotels' Common Area and Central plant contributions are included. The distribution of uses within the development and the portions included in this appraisal are set forth below:

================================================================================
         Component                 Occupied Area         Incl. in Appraisal
================================================================================
    Mall Stores                  260,491 s.f. (GLA)              yes
--------------------------------------------------------------------------------
    Neiman Marcus                107,922 s.f. (GLA)              yes
--------------------------------------------------------------------------------
    Total Retail                 368,413 s.f. (GLA)              yes
--------------------------------------------------------------------------------
    Offices                      845,000 s.f. (NRA)              yes
--------------------------------------------------------------------------------
    Dartmouth St. Garage            698 spaces                   yes
--------------------------------------------------------------------------------
    Central Garage                  830 spaces                   yes
================================================================================
    The Westin Hotel                800 rooms                     no
--------------------------------------------------------------------------------
    Marriott Hotel                 1,147 rooms                    no
--------------------------------------------------------------------------------
    Tent City Residences            104 units                     no
================================================================================

The retail component consists of a 368,413 leasable square foot enclosed, two-level regional mall which is anchored by Neiman Marcus. The office component consists of approximately 845,000 square feet of leasable area in four interconnected office towers surrounding a skylit atrium over the shopping center. The enclosed central garage contains 830 parking spaces and a second parking facility, the Dartmouth Street garage, contains an additional 698 parking spaces.

Property Rights
Appraised:

The leasehold interest, as encumbered by existing subleases and operating contracts, in portions of Copley Place, a mixed use development located in the Back Bay section of downtown Boston, MA. The leasehold interest,

LANDAUER
REAL ESTATE COUNSELORS

from the Massachusetts Turnpike Authority expires December 14, 2077. All of the ground rent liability has effectively been pre-paid by way of a bond issue which guarantees the ground rent payments. The excerpted ground rent terms (from the lease between the Massachusetts Turnpike Authority to Urban Investment and Development Co.) are found in the addenda. As a result, the value of the leasehold interest effectively equals the value of the leased fee interest.


Purpose of the
Report:

To estimate the market value of the leasehold interest in the subject property.

Function of the
Appraisal:

To serve as an element in the refinancing of the property.

Neighborhood:

Back Bay, Boston. Mixed Commercial and Residential area.

Zoning:

Specified Development Agreement

Highest and
Best Use:

As is - mixed-use development.

Valuation Rates &
& Conclusions:

Item                     Retail         Office      Garage/hotel      Total
                      ------------   ------------   -----------    ------------
Discount Rate                 11.0%          11.0%         12.0%           11.2%
Residual Cap Raze              8.5%           9.5%         10.0%            9.2%
Overall Rate                   7.2%           8.8%          8.9%            8.1%
                      ------------   ------------   -----------    ------------
Estimated Value

Cash Flows            $ 75,474,961   $ 60,547,996   S26,825,616    $162,848,574

Residual              $ 71,600,841   $ 61,345,295   $19,443,808    $152,389,944
                      ------------   ------------   -----------    ------------
Total Value           $147,075,803   $121,893,292   $46,269,424    $315,238,518

Rounded to             $147,00,000   $121,900,000   $46,000,000    $315,000,000
                      ------------   ------------   -----------    ------------

Value per s.f         $        399   $        144           n/a             n/a

% of total value              46.7%         38.7%          14.6%          100.0%
                      ------------   ------------   -----------    ------------

Cash Flow % of total            51%            50%           58%             52%

Residual % of total             49%            50%           42%             48%

LANDAUER
REAL ESTATE COUNSELORS

ASSUMPTIONS AND LIMITING CONDITIONS

This appraisal report has been made with the following general assumptions:

1. Title to the property is assumed to be good and marketable unless otherwise stated. No responsibility is assumed for the legal description or any legal matter. The property is considered to be under responsible ownership, management, subject to responsible leasing efforts, and free of all liens and encumbrances except as specifically discussed herein.

2. The property is appraised free and clear of any or all liens or encumbrances unless otherwise stated.

3. The definition of value and the other definitions and assumptions on which the analyses are based are set forth in appropriate sections of this report and are to be part of these General Assumptions as if included here in their entirety.

4. All engineering is assumed to be correct. The sketches, plot plans and drawings included in this report are included only to assist the reader in visualizing the property.

5. It is assumed that there are no hidden or unapparent conditions in the property, soil, sub-soil, or structures which would render the properties more or less valuable. No responsibility is assumed for such conditions or for arranging for engineering which would be required to discover them. All materials used in the structures on the appraised property are assumed to be free of asbestos, toxic materials, or any other potential health risks unless otherwise so stated and identified herein. No opinion is expressed on structural or mechanical conditions.

6. This appraisal was prepared without an engineer's building inspection report. Without such information we cannot accurately project the impact any major expenditures would have on the value of the property. Accordingly, the estimated value reported herein reflects the total value of the subject as if unaffected by major expenditures, which include capital improvements and deferred maintenance. If major expenditures exceed the capital improvements assumption utilized in our cash flow assumptions, it will be necessary to deduct the additional costs from our value conclusion.

7. It is assumed that there is full compliance with all applicable federal, state and local environmental regulations and laws, that all applicable zoning and use regulations and restrictions have been complied with, unless a nonconformity has been stated, defined and considered in the appraisal report.

8. It is assumed that all required licenses, certificates of occupancy, legislative or administrative consents from any local or national governmental or private entity or organization have been or can be obtained or renewed for any use on which the value estimate contained is this report is based.

LANDAUER
REAL ESTATE COUNSELORS


9. It is assumed that the utilization of the land and/or improvements is within the boundaries or property lines of the property described herein and that there is no encroachment or trespass unless noted within the report.

10. The information furnished to the appraisers by the client and others, as contained in this report, is considered to be from reliable sources and where feasible, has been verified; however, no responsibility is assumed for the accuracy of this information. Our estimate of value, reported herein, has relied upon property data provided by Urban Retail Properties Co. including allocations of income and expenses between the retail, office, parking, hotel, central plant and other components of the complex. The appraisers reserve the right to modify the value conclusion should the accuracy of that information change subsequent to delivery of this report.

11. At the request of the client, the valuation has been performed over an accelerated time frame and, following the initial provision of property data, only limited assistance was received from the property ownership in response to various queries relating to the operations and leasing of the property. In certain instances, therefore, where answers to various operating and leasing questions were not provided, we have made what we believe to be reasonable assumptions based upon our previous knowledge of the property, which was appraised by Landauer in 1992, and general industry-wide trends.

12. Tenant lease data utilized in the cash flow projections was based upon detailed computerized lease abstracts provided by the property owner, verified against a sampling of lease abstracts prepared by the client's attorney.

13. It is assumed that all and any costs associated with tenant improvements and lease commissions for all leases which commenced prior to the date of value have been paid in full prior to the appraisal date, unless otherwise noted.

14. This appraisal is based upon and supported by available factual economic and market data and our interpretation of market conditions as of the date of inspection of the property. Although we believe that our assumptions and forecasts are well supported, we cannot be held responsible for unforesecable events which may alter market conditions prior to the effective date of the opinion of value.

15. The Americans With Disabilities Act ("ADA") became effective January 26, 1992. Landauer has not made a specific compliance survey and analysis of the subject property to determine whether or not they are in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property, together with a detailed analysis of the requirements of the ADA, could reveal that the property is not in compliance with one or more requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since we have no direct evidence relating to this issue, we did not consider possible non-compliance with the requirements of ADA in estimating the value of the property.

LANDAUER
REAL ESTATE COUNSELORS

The appraisal report has been made with, and is subject to, the following general limiting conditions:

1. "Use and disclosure of the contents of this report is governed by the bylaws and regulations of the Appraisal Institute. The client may show the report in its entirety to interested parties outside its organization. Furthermore, the client may reference Landauer as its appraiser of record, and the appraisal report in its entirety only, in any registration statement, prospectus, proxy materials, other offering materials or other communication (whether oral or written) distributed to third parties, subject to Landauer's prior written consent to any such reference."

2. Possession of this report, or a copy thereof, does not carry with it the right of publication. It may not be used for any purpose by any person other than the party to whom it is addressed without the written consent of the appraiser and, in any event, only with proper written qualification and only in its entirety.

3. The appraisers herein, by reason of this appraisal report, are not required to give further consultation, testimony or to be in attendance in court or at any governmental or other hearing with reference to the property without prior arrangements having been made relative to such additional employment.

4. The distribution, if any, of the total valuation in this report between land and improvements applies only under the stated program of utilization. The separate allocations for land and buildings must not be used in conjunction with any other appraisal and are invalid if so used.

5. Special Limiting Conditions may be stated in various portions of this report, and are to be carefully noted in accepting this appraisal.

6. The value estimations in this report apply only to the appraisal problem as stated, the value definition, the reported highest and best use, client and/or legal institution, interest appraised, or other special conditions more fully described in the body of this report.

LANDAUER
REAL ESTATE COUNSELORS

CERTIFICATION

The undersigned certify to the best of their knowledge and belief that:

The statements of fact contained in this appraisal report and upon which the analyses, opinions and conclusions expressed herein are based are true and correct. This report is made subject to the Assumptions and Limiting Conditions in this report, which set forth all of the limiting conditions (imposed by the terms of the assignment or by the appraisers) affecting the analyses, opinions and conclusions contained in this report.

Employment and compensation for making this appraisal are in no way contingent upon the values reported, and we certify that we have no direct or indirect current or prospective personal interest or bias in the subject matter of this appraisal report or to the parties involved. No one other than the undersigned prepared the analyses, opinions or conclusions concerning real estate that are set forth in this report.

This report has been made in conformity with the Uniform Standards of Professional Practice and in accordance with the requirements of the Code of Professional Ethics and the Standards of Professional Practice of the Appraisal Institute. The use of this report is subject to the requirements of the Appraisal Institute relating to reviews by its duly authorized representatives. James C. Kafes is currently certified under the Continuing Education Program of the Appraisal Institute.

During the course of this assignment, the retail portion of the subject property was inspected by Michael J. Patis on June 24, 1997 and the office and garage portions were inspected by Douglas W. Portway on July 16, 1997. Michael J. Patis previously inspected the entire property on December 19, 1991. James C. Kafes and Gregory A. Cervieri have not inspected the property.


/s/ James C. Kafes                                  /s/ Michael J. Patis
James C. Kafes, MAI CRE                             Michael J. Patis, FRICS
Executive Managing Director                         Managing Director

/s/ Douglas W. Portway                              /s/ Gregory A. Cervieri
Douglas W. Portway                                  Gregory A. Cervieri
Director                                            Associate

LANDAUER
REAL ESTATE COUNSELORS

          SCOPE OF THE ASSIGNMENT


Purpose of
the Appraisal:

Landauer has been retained by Metropolitan Life Insurance Company to estimate the market value of the leasehold interest in portions of Copley Place, a mixed-use development located in the Back Bay section of Boston, Massachusetts.

Subject Property:

Copley Place is a mixed-use development which was completed in 1984 and consists of retail, office, hotel, residential and parking components constructed on air rights over 9.5 acres of land. The portions of the development included in this appraisal are the retail, office, central garage, and Dartmouth Street garage components. The two hotels and the residential apartment building are not included although the hotels' Common Area and Central plant contributions are included. The distribution of uses within the development and the portions included in this appraisal are set forth below:

================================================================================
         Component                 Occupied Area         Incl. in Appraisal
================================================================================
    Mall Stores                  260,491 s.f. (GLA)              yes
--------------------------------------------------------------------------------
    Neiman Marcus                107,922 s.f. (GLA)              yes
--------------------------------------------------------------------------------
    Total Retail                 368,413 s.f. (GLA)              yes
--------------------------------------------------------------------------------
    Offices                      845,000 s.f. (NRA)              yes
--------------------------------------------------------------------------------
    Dartmouth St. Garage            698 spaces                   yes
--------------------------------------------------------------------------------
    Central Garage                  830 spaces                   yes
================================================================================
    The Westin Hotel                800 rooms                     no
--------------------------------------------------------------------------------
    Marriott Hotel                 1,147 rooms                    no
--------------------------------------------------------------------------------
    Tent City Residences            104 units                     no
================================================================================

The retail component consists of a 368,413 leasable square foot enclosed, two-level regional mall which is anchored by Neiman Marcus. The office component consists of approximately 845,000 square feet of leasable area in four interconnected office towers surrounding a skylit atrium over the shopping center. The enclosed central garage contains 830 parking spaces and a second parking facility, the Dartmouth Street garage, contains an additional 698 parking spaces.

LANDAUER
REAL ESTATE COUNSELORS

The property is located in the Back Bay section of Boston, approximately one mile southwest of the Financial District. The site is bordered by Dartmouth Street to the east, Stuart Street to the north, Huntington Avenue to the northeast, Harcourt Street to the southwest and Carleton Street to the southeast.

Date of the Appraisal:

The effective date of the appraisal is June 30, 1997.

Date of Inspection:

The retail portion of the subject property was inspected by Michael J. Patis on June 24, 1997 and the office and garage portions were inspected by Douglas W. Portway on July 16, 1997. Michael J. Patis had previously inspected the entire property on December 19, 1991. James C. Kafes and Gregory A. Cervieri did not inspect the property.

Property Rights
Appraised:

Leasehold interest as encumbered by existing subleases and operating contracts in portions of Copley Place.

Function of
the Appraisal:

The function of this appraisal is to assist Metropolitan Life Insurance Company in connection with the refinancing of the property.

Definition of
Market Value:

"Fair Market Value" and "Market Value" are, for the purpose of the analysis, considered to be synonymous. "Market Value" is defined by the Appraisal Institute, The Appraisal of Real Estate, 10th ed. (Chicago: Appraisal Institute, 1992, p. 20) as:

The most probable price, as of a specified date, in cash, terms equivalent to cash, or in other precisely revealed terms, for which the specified property rights should sell after reasonable exposure in a competitive market under all conditions requisite to fair sale, with the buyer and seller each acting prudently, knowledgeably, and for self-interest, and assuming that neither is under undue duress.

Fundamental assumptions and conditions presumed in this definition are:

1.    Buyer and seller are motivated by self-interest.

LANDAUER
REAL ESTATE COUNSELORS


2.    Buyer and seller are well informed and are acting prudently.

3.    The property is exposed for a reasonable time on the open market.

4.    Payment is made in cash, its equivalent, or in specified financing terms.

5. Specified financing, if any, may be the financing actually in place or on terms generally available for the property type in its locale on the effective appraisal date.

6. The effect if any, on the amount of market value of atypical financing, services, or fees shall be clearly and precisely revealed in the appraisal report.

Ownership
and History:

The land under Copley Place is owned by the Massachusetts Transit Authority. The air rights over the land were leased to Urban Investment & Development Co. ("Urban") which was owned by Aetna at the time of the lease. The entire Copley development consists of four inter-connecting office towers, a two-level enclosed shopping center, two garages, two hotels and a residential building. The two hotels and the residential apartment building are not part of the security for this loan and are, therefore, excluded from this appraisal; however, certain common area and central plant contribution by the hotels are included in the analysis.

In the spring of 1980 site work began and lasted for approximately one year. In 1981 construction of the retail and office components began. In the spring of 1983, the shopping center opened, followed in the summer of 1983 by the offices. The development cost for the retail, office and garage components reportedly was approximately $250,000,000. In December 1984, JMB acquired Urban from Aetna thereby acquiring Urban's leasehold position in Copley Place.

On December 31, 1996 Urban Investment and Development Company and JMB Realty Corporation sold the "Buyer Percentage" (66.67%) interest in the Copley Place Associates to Overseas Partners Capital Corporation for $216,600,000. The purchase price is based upon agreed value for the property of $324,900,000.

LANDAUER
REAL ESTATE COUNSELORS

Appraisal Process:

In order to complete the assignment, Landauer has:

1.    Inspected the property and its environs;


2. Reviewed the property's relevant physical, functional, locational and legal characteristics. As a result of this, amongst other things, it was concluded that the highest and best use of the property is `as developed";

3. Considered local economic conditions and trends along with the relevant real estate market conditions and trends;

4. Analyzed the operating performance of the property including, where appropriate, the historical operating data, the owner's budgets, comparable market data and Landauer's knowledge of both comparable properties and general industry-wide trends;

5. Developed valuation assumptions and prepared cash flow projections, as a basis for discounted cash flow analyses;

6. Estimated the market value of the leasehold interest. Primary emphasis has been placed upon the income approach to value, in general, and the discounted cash flow technique in particular, reflecting the actions of typical buyers and sellers of properties such as this. The cost approach was not be employed as it does not lend itself to properties of this physical, legal and economic complexity and is not employed by typical buyers and sellers. The market approach suffers from similar limitations although, relevant transactions have been reviewed to gauge the general reasonableness of the valuation assumptions employed and the resultant value conclusions.

It should be emphasized that, at the request of the client, the valuation has been performed over an accelerated time frame and that, following the initial provision of property data, only limited assistance was received from the property ownership in response to various queries relating to the operations and leasing of the property. In certain instances, therefore, where answers to various operating and leasing questions were not provided, we have made what we believe to be reasonable assumptions

LANDAUER
REAL ESTATE COUNSELORS

based upon our previous knowledge of the property, which was appraised by Landauer in 1992, and general industry-wide trends.

LANDAUER
REAL ESTATE COUNSELORS

REGIONAL OVERVIEW

Introduction:

The subject property is located in the Back Bay neighborhood in the City of Boston, Suffolk County, Massachusetts. Boston is the state capital and the financial, high-tech, distribution and education center for the New England Region. The rapid economic growth in the Greater Boston area began to slow in the mid-to-late 1980s. Contractions in defense spending, the collapse of the stock market in October 1987, and the downturn in high-tech industries and the financial services sector hindered continued growth. New England entered into a regional recession in the late 1980s, followed by the onset of a national recession in the early 1990s. Massive layoffs occurred, particularly in the computer, manufacturing and construction industries and the New England real estate market collapsed. Several regional banks failed and many businesses closed. The depressed state of the economy resulted in a significant decrease in consumer and corporate spending.

Economic conditions in much of New England are now showing signs of dramatic improvement. Unemployment levels have decreased, office vacancy levels have come down and home buying has increased. Overall, the economic outlook for the area is good, although growth is expected to be considerably slower than the rate experienced during the mid-1980s.

Location:

Boston is located on Massachusetts' east coast at the mouth of Massachusetts Bay. It is wholly located in Suffolk County, which also contains two other cities, Brookline and Chelsea. It is the largest metropolitan area in New England with 5,795,642 people in the living in the New England Consolidated Metropolitan Area. The City of Boston itself had a population of 3,176,022 as of the first quarter of 1995.

Boston is part of the Boston-Brockton-Nashua, Massachusetts-New Hampshire NECMA (New England Consolidated Metropolitan Area) which includes Suffolk, Bristol, Essex, Middlesex, Norfolk, Plymouth, and Worcester Counties in Massachusetts; and Hillsbourough, Rockingham, and Strafford Counties in New Hampshire. As noted above, Boston is located in Suffolk which is the most economically viable county in the region. While the majority of the information presented in this section is pertinent to Boston, its economic health is often indicative of the economic vitality of the surrounding areas.

                          SUFFOLK COUNTY, MASSACHUSETTS
                   REGIONAL ECONOMIC & DEMOGRAPHIC FACT SHEET
                                   (1980-2001)

                                                                           1996             2001        Compound Annual Growth
                                           1980            1990           (est.)          (Proj.)  1980-1990  1990-1996  1996-2001
                                           ----            ----           ------          -------  ---------  ---------  ---------
Population
Suffolk County, MA                      649,281         663,906         639,534          615,207        0.2%      -0.6%      -0.8%
Boston-Brockton-Nashua, NECMA         5,330,055       5,685,998       5,795,642        5,843,774        0.6%       0.3%       0.2%
State of Massachusetts                5,732,147       6,016,425       6,108,354        6,139,841        0.5%       0.3%       0.1%
United States                       224,810,186     248,708,990     265,253,151      276,918,306        1.0%       1.1%       0.9%

Households
Suffolk County, MA                      252,310         264,061         260,579          251,591        0.5%      -0.2%      -0.7%
Boston-Brockton-Nashua, NECMA         1,879,638       2,111,440       2,210,004        2,238,927        1.2%       0.8%       0.3%
State of Massachusetts                2,032,879       2,247,110       2,343,876        2,367,747        1.0%       0.7%       0.2%
United States                        79,887,108      91,947,195     100,066,882      104,497,652        1.4%       1.4%       0.9%

Avg. Household Income
Suffolk County, MA               $       16,379  $       29,499  $       35,952   $       45,773        6.1%       3.4%       4.9%
Boston-Brockton-Nashua, NECMA    $       21,133  $       46,911  $       56,367   $       69,098        8.3%       3.1%       4.2%
State of Massachusetts           $       20,749  $       45,502  $       54,543   $       66,793        8.2%       3.1%       4.1%
United States                    $       20,382  $       38,464  $       44,680   $       53,841        6.6%       2.5%       3.8%

Per Capita Income
Suffolk County, MA               $        6,577  $       14,994  $       18,953   $       23,325        8.6%       4.0%       4.2%
Boston-Brockton-Nashua, NECMA    $        7,563  $       17,420  $       21,711   $       26,733        8.7%       3.7%       4.2%
State of Massachusetts           $        7,473  $       16,995  $       21,157   $       26,031        8.6%       3.7%       4.2%
United States                    $        7,334  $       14,220  $       17,043   $       20,545        6.8%       3.1%       3.8%

Aggregate Income (Millions)
Suffolk County, MA               $        4,270  $        9,955  $       12,121   $       14,350        8.8%       3.3%       3.4%
Boston-Brockton-Nashua, NECMA    $       40,314  $       99,050  $      125,832   $      156,222        9.4%       4.1%       4.4%
State of Massachusetts           $       42,838  $      102,249  $      129,233   $      159,828        9.1%       4.0%       4.3%
United States                    $    1,648,846  $    3,536,695  $    4,520,610   $    5,689,345        7.9%       4.2%       4.7%

Retail Sales (000)
Suffolk County, MA                                               $    4,949,468   $    5,324,644                              1.5%
Boston-Brockton-Nashua, NECMA                                    $   53,335,064   $   58,929,270                              2.0%
State of Massachusetts                                           $   53,872,985   $   58,436,927                              1.6%
United States                                                    $2,355,241,609   $2,871,024,805                              4.0%

Source: Urban Decision Systems; Market Statistics
        Retail Sales data is for 1995 and 2000


                           Growth Rates - 1996 to 2001

                               [GRAPHIC OMITTED]

LANDAUER
REAL ESTATE COUNSELORS

Population:

Population trends are summarized on the facing page. The Boston-Brockton-Nashua, Massachusetts-New Hampshire NECMA contains an estimated 5,795,642 residents and is the fourth largest metropolitan area in the United States. The 1990 population of 5,685,998 residents had increased 1.9% by 1996, a 0.3% compound annual increase. The population of the United States of America for the same period grew by 6.7%, or a 1.1% compound annual increase. Projections for the NECMA from 1996 to the year 2001 indicate a leveling off at a 0.2% growth rate. This compares to a compound annual growth rate for the United States for the same period of 0.9%.

Households
and Income Trends:

Since the household generally is the decision-making unit for consumption expenditures, a rise in the number of households can compensate for slow population growth. Even when population declined, between 1970 and 1980, the number of households rose slightly. Between 1990 and 1996, the number of household in Suffolk County declined from 264,061 to 260,579, a 0.2% average annual decrease. Over the same period, the number of households in the NECMA increased from 2,111,440 to 2,210,004, a 0.8% average annual increase. Projections through 2001 indicate an acceleration of the decline within Suffolk County, with an average annual decline of 0.7%, and a deceleration of household growth within the NECMA, averaging only 0.3% annually. Average household size, however, is forecast to remain unchanged within the county and the NECMA through 2001, at 2.45 and 2.61 respectively. However, since average household size within the NECMA is expected to remain relatively unchanged, and the number of households are expected to increase only slightly to the year 2001, growth in consumption expenditures will probably not come from these sources.

The average household income for the NECMA in 1996 was $56,367, up from 1990's $46,911. This exceeded the nation's income by nearly $12,000. Through the year 2001, average household income growth in the NECMA will continue to outpace national growth at 4.2% per year versus 3.8%, respectively. Average household income in the NECMA rose by 20.2% from that of 1990, a 3.2% compound annual growth, significantly greater than the overall growth in average household income for the United

================================================================================
                    BOSTON METROPOLITAN AREA MAJOR EMPLOYERS
================================================================================
                                             MA
Company                       Location   Employees  Businesses
--------------------------------------------------------------------------------
Raytheon                      Lexington    l6,744   Electronics, aircraft
                                                    products, energy and
                                                    environmental
--------------------------------------------------------------------------------
NYNEX                         Boston       16,063   Telecommunications and
                                                    network services
--------------------------------------------------------------------------------
Stop & Shop Cos.              Quincy       13,000   Supermarkets
--------------------------------------------------------------------------------
Digital Equipment Corp.       Maynard      12,000   Networked computer systems,
                                                    software and services
--------------------------------------------------------------------------------
Fidelity Investments          Boston        9,000   Financial services
--------------------------------------------------------------------------------
Demoulas Market Basket        Tewksbury     8,700   Super markets
--------------------------------------------------------------------------------
AT&T                          Boston        8,500   Computer and
                                                    telecommunications
--------------------------------------------------------------------------------
State Street Boston Corp.     Boston        8,498   Financial Services
--------------------------------------------------------------------------------
Shaw's Supermarket's          Bridgewater   8,359   Supermarkets
--------------------------------------------------------------------------------
General Electric              Lynn          7,600   Manufacturer of aircraft
                                                    engines, equipment,
                                                    propulsion
--------------------------------------------------------------------------------
Bank of Boston Corp.          Boston        7,600   Banking Services
--------------------------------------------------------------------------------
Marriott International        Boston                Food service, hotels,
                                                    retirement communities
--------------------------------------------------------------------------------
Sears Roebuck & Co.           Boston        7,528   Retail
--------------------------------------------------------------------------------
Polaroid Corp.                Cambridge     7,200   Imaging
--------------------------------------------------------------------------------
Fleet Financial Group         Boston        7,000   Financial Services
--------------------------------------------------------------------------------
Baybanks, Inc.                Boston        6,250   Commercial bank
--------------------------------------------------------------------------------
Blue Cross Blue Shield of MA  Boston        6,000   Health care services
--------------------------------------------------------------------------------
John Hancock Mutual Life      Boston        5,933   Insurance/financial services
================================================================================
Source: Boston Globe, May 21, 1996

LANDAUER
REAL ESTATE COUNSELORS

States as a whole, which averaged 2.5% per year or 16.2% over the same period. -

Per capita income for the NECMA grew by 24.6% from 1990, a 3.7% compound annual growth. This compares to a 19.9% growth in national per capita income, a 3.1 % compound annual growth. Growth in per capita income within the NECMA is forecast to continue to outpace that of the nation though the year 2001, at 4.2% and 3.8%, respectively.

Economy:

The Boston MSA is the nation's fourth largest metropolitan area, after Los Angeles, New York and Chicago. Its work force is well educated, drawing on the area's many colleges and universities. High-technology industries, financial services, education, and health care are the driving forces of the area's economy. The combination of research laboratories and venture capital give Boston a clear advantage in emerging industries such as biomedical research and development, software development, and communications equipment.

The table which appears on the facing page indicates that the top employers in the Boston metropolitan area consist of large labor-intensive institutions. Hospitals, technology firms and universities top the list. Other major Boston area employers include Lotus Development Corporation with 5,500 employees and Arthur D. Little Incorporated with 3,500 employees.

Employment:

The Boston metropolitan region has undergone a major transition from a light manufacturing economy specializing in consumer nondurables such as food, apparel, textiles and leather goods to one of the premier high-technology manufacturing centers in the country. At the same time, the city of Boston functions as the state capital and as a center of banking and finance for the state and the New England region. Key factors in this transformation have been the existence of major educational and health institutions, a highly educated work force, and the availability of venturecapital funds to foster the growth of the high-technology and related services sectors. The current and projected distribution of employment by sector is as follows:


========================================================================================================================
                                          Non-Agricultural Employment by Sector
                                               Suffolk County, Massachusetts
========================================================================================================================
                                        Percent of             Percent of   Estimated  Percent of  Projected  Percent of
Sector                           1980     Total         1990      Total        1996       Total       2001       Total
========================================================================================================================
Mining                               0     0.0%            13      0.0%           16       0.0%           14      0.0%
Construction                    10,929     2.0%        11,464      2.0%       11,999       2.1%       14,244      2.3%
Manufacturing                   54,929    10.0%        33,905      5.8%       30,902       5.3%       30,278      4.9%
Transportation & Utilities      38,529     7.0%        35,920      6.2%       35,764       6.1%       35,907      5.8%
Trade                           90,806    16.5%        83,806     14.4%       80,566      13.8%       83,571     13.5%
Finance, Insurance &
Real Estate (FIRE)              70,118    12.7%        80,340     13.8%       79,055      13.6%       81,426     13.1%
Services                        86,414    33.8%       228,104     39.2%      244,141      41.9%      272,126     43.9%
Government                      99,151    18.0%       107,953     18.6%       99,831      17.1%      101,994     16.5%
------------------------------------------------------------------------------------------------------------------------
Total                          550,876   100.0%       581,505    100.0%      582,274     100.0%      619,560    100.0%
========================================================================================================================

                                 Compound Annual Change
Sector                        1980-90   1990-96  1996-2001
==========================================================
Mining                          n.a.      3.5%     -2.6%
Construction                    0.5%      0.8%      3.5%
Manufacturing                  -4.7%     -1.5%     -0.4%
Transportation & Utilities     -0.7%     -0.1%      0.1%
Trade                          -0.8%     -0.7%      0.7%
Finance, Insurance &
Real Estate (FIRE)              1.4%     -0.3%      0.6%
Services                        2.0%      1.1%      2.2%
Government                      0.9%     -1.3%      0.4%
----------------------------------------------------------
Total                           0.5%      0.0%      1.2%
==========================================================


========================================================================================================================
                                         Non-Agricultural Employment by Sector
                                             Boston-Brockton-Nashau, NECMA
========================================================================================================================
                                        Percent of             Percent of   Estimated  Percent of  Projected  Percent of
Sector                           1980     Total         1990      Total        1996       Total       2001       Total
========================================================================================================================
Mining                             794     0.0%         1,010      0.0%        1,182       0.0%        1,038      0.0%
Construction                    78,243     3.1%        97,046      3.4%       91,827       3.1%       99,552      3.2%
Manufacturing                  654,113    26.0%       521,544     18.2%      449,710      15.3%      439,773     14.1%
Transportation & Utilities     115,608     4.6%       123,930      4.3%      126,170       4.3%      128,369      4.1%
Trade                          543,395    21.6%       673,999     23.5%      684,592      23.3%      722,547     23.1%
Finance, Insurance &
Real Estate (FIRE)             151,995     6.0%       209,284      7.3%      202,420       6.9%      210,878      6.7%
Services                       593,846    23.6%       871,036     30.3%    1,015,916      34.6%    1,147,450     36.7%
Government                     377,668    15.0%       374,184     13.0%      366,184      12.5%      379,965     12.1%
------------------------------------------------------------------------------------------------------------------------
Total                        2,515,662   100.0%     2,872,083    100.0%    2,938,001     100.0%    3,129,572    100.0%
========================================================================================================================

                                 Compound Annual Change
Sector                        1980-90   1990-96  1996-2001
==========================================================
Mining                          2.4%      2.7%     -2.6%
Construction                    2.2%     -0.9%      1.6%
Manufacturing                  -2.2%     -2.4%     -0.4%
Transportation & Utilities      0.7%      0.3%      0.3%
Trade                           2.2%      0.3%      1.1%
Finance, Insurance &
Real Estate (FIRE)              3.3%     -0.6%      0.8%
Services                        3.9%      2.6%      2.5%
Government                     -0.1%     -0.4%      0.7%
----------------------------------------------------------
Total                           1.3%      0.4%      1.3%
==========================================================


========================================================================================================================
                                         Non-Agricultural Employment by Sector
                                                 State of Massachusetts
========================================================================================================================
                                        Percent of             Percent of   Estimated  Percent of  Projected  Percent of
Sector                           1980     Total         1990      Total        1996       Total       2001       Total
========================================================================================================================
Mining                               0     0.0%         1,419      0.0%        1,389       0.0%        1,214      0.0%
Construction                    77,523     2.9%       101,407      3.4%       93,676       3.1%      101,614      3.2%
Manufacturing                  671,455    25.3%       521,264     17.5%      443,014      14.6%      432,218     13.4%
Transportation & Utilities     121,605     4.6%       129,855      4.3%      128,812       4.3%      130,693      4.1%
Trade                          576,550    21.7%       700,321     23.5%      701,641      23.2%      737,979     22.9%
Finance, Insurance &
Real Estate (FIRE)             158,958     6.0%       213,302      7.1%      204,448       6.8%      212,409      6.6%
Services                       633,945    23.9%       915,677     30.7%    1,057,927      35.0%    1,192,582     37.1%
Government                     412,391    15.5%       402,094     13.5%      394,910      13.1%      409,069     12.7%
------------------------------------------------------------------------------------------------------------------------
Total                        2,652,427   100.0%     2,985,339    100.0%    3,025,317     100.0%    3,217,778    100.0%
========================================================================================================================

                                 Compound Annual Change
Sector                        1980-90   1990-96  1996-2001
==========================================================
Mining                          na.      -0.4%     -2.7%
Construction                    2.7%     -1.3%      1.6%
Manufacturing                  -2.5%     -2.7%     -0.5%
Transportation & Utilities      0.7%     -0.1%      0.3%
Trade                           2.0%      0.0%      1.0%
Finance, Insurance &
Real Estate (FIRE)              3.0%     -0.7%      0.8%
Services                        3.7%      2.4%      2.4%
Government                     -0.3%     -0.3%      0.7%
----------------------------------------------------------
Total                           1.2%      0.2%      1.2%
==========================================================


========================================================================================================================
                                          Non-Agricultural Employment by Sector
                                                      United States
========================================================================================================================
                                        Percent of             Percent of   Estimated  Percent of  Projected  Percent of
Sector                           1980     Total         1990      Total        1996       Total       2001       Total
========================================================================================================================
Mining                       1,023,277     1.1%       706,935      0.6%      580,297       0.5%      555,131      0.4%
Construction                 4,315,369     4.8%     4,999,505      4.6%    5,265,186       4.4%    5,550,150      4.3%
Manufacturing               20,247,600    22.3%    19,114,481     17.4%   18,291,693      15.5%   18,206,940     14.1%
Transportation & Utilities   5,128,888     5.7%     5,788,409      5.3%    6,121,598       5.2%    6,348,340      4.9%
Trade                       20.385,888    22.5%    25,866,231     23.6%   27,888,031      23.6%   31,009,236     24.0%
Finance, Insurance &
Real Estate (FIRE)           5,158,620     5.7%     6,692,006      6.1%    6,881,294       5.8%    7,374,991      5.7%
Services                    17,881,415    19.7%    27,876,068     25.4%   33,655,628      28.4%   38,961,776     30.2%
Government                  16,588,538    18.3%    18,641,411     17.0%   19,663,109      16.6%   21,156,568     16.4%
------------------------------------------------------------------------------------------------------------------------
Total                       90,729,595   100.0%   109,685,046    100.0%  118,346,836     100.0%  129,163,132    100.0%
========================================================================================================================

                                Compound Annual Change
Sector                       1980-90   1990-96  1996-2001
=========================================================
Mining                        -3.6%     -3.2%     -0.9%
Construction                   1.5%      0.9%      1.1%
Manufacturing                 -0.6%     -0.7%     -0.1%
Transportation & Utilities     1.2%      0.9%      0.7%
Trade                          2.4%      1.3%      2.1%
Finance, Insurance &
Real Estate (FIRE)             2.6%      0.5%      1.4%
Services                       4.5%      3.2%      3.0%
Government                     1.2%      0.9%      1.5%
---------------------------------------------------------
Total                          1.9%      1.3%      1.8%
=========================================================


Source: Data Resources, Inc.

LANDAUER
REAL ESTATE COUNSELORS

================================================================================
                                                               Compound
                                                                Annual
                             Estimated 1996      % of           Growth
Employment Sector              Employment      Total           1996-2001
--------------------------------------------------------------------------------
 Manufacturing                  449,710          15.3%          -0.4%
--------------------------------------------------------------------------------
 Non-Manufacturing              2,441.4          84.7%           1.6%
--------------------------------------------------------------------------------
  Mining                          1,182           0.0%          -2.6%
--------------------------------------------------------------------------------
  Construction                   91,827           3.1%           1.6%
--------------------------------------------------------------------------------
  Transp./Utilities             126,170           4.3%           0.3%
--------------------------------------------------------------------------------
  Trade                         684,592          23.3%           1.1%
--------------------------------------------------------------------------------
  F.I.R.E.                      202,420           6.9%           0.8%
--------------------------------------------------------------------------------
  Services                    1,015,916          34.6%           2.5%
--------------------------------------------------------------------------------
  Government                    366,184          12.5%           0.7%
--------------------------------------------------------------------------------
 Total                        2,938,001         100.0%           1.3%
--------------------------------------------------------------------------------
Source: DRI/McGraw-Hill
================================================================================

Historical and projected employment by industry for the NECMA indicate that employment growth was steady during the 1980s, averaging 1.3% per year. Between 1989 and 1991, as the nation and the Northeast struggled through a recession, employment declined significantly within the NECMA, and remained relatively unchanged between 1991 and 1993, with the low point in total non-agricultural employment reported in 1992. As the nation emerged from the recession, employment growth returned to the NECMA as well, albeit at a slower pace than that of the nation. During 1995, the Boston area experienced a 2.6% growth in employment; however, employment growth slowed to 1.6% during 1996. This is partially reflective of the national deceleration in employment growth, coupled with the restructuring of the region's banking, computer industry and hospitals. An additional factor is the increasing tightness of the Boston labor market, as reflected by the drop in the area's unemployment rate of over one percentage point during 1996 to an annual average of 3.7%, the lowest rate since 1989. Through 2001, employment in the Boston area is projected to grow by 1.3% annually. When compared with the NECMA, the State of Massachusetts and the nation, Suffolk County is projected to experience slightly weaker job growth, at only 1.2% per year. Regional growth will be led by gains in services such as computer software, engineering, research

LANDAUER
REAL ESTATE COUNSELORS


laboratories, management consulting, health care, tourism and, of course, the mutual fund industry.

Six employment sectors experienced growth from 1980 to 1990. Conversely, the period between 1990 and 1996 saw declines in four out of eight categories of employment. These employment contractions are a direct result of the regional and national recession during most of this period. The Services sector's gains dominate the Boston market. During the 1990-96 period, the Services sector posted average annual growth of 2.6%. This was the largest positive growth during this period, second only to the minuscule Mining category. With the exception of the Trade and Transportation & Utilities sectors, which both posted an average 0.3% growth rate between 1990 and 1996, every other sector declined. While the outlook for 1996 to the year 2000 is brighter for the NECMA, the Service sector will continue to dominate growth, with the anticipated compound annual growth rate for this period projected at 2.5%. In fact, over 70% Boston's job growth through the year 2001 is forecast to result from increases in the Services sector.

Overall, through the year 2001, projections show modest increases in other sectors and a total employment growth of 1.3% per year for the NECMA. This compares favorably to the national rate projected of 1.8% per year.

A number of factors will influence employment growth in the area. The FIRE sector will be affected by the recent flurry of mergers and acquisitions, including the acquisition of Shawmut National Corp. by Fleet Financial Group, the acquisition by MetLife Insurance of The New England, and the merger of BayBanks and Bank of Boston, to name a few. The Fleet/Shawmut transaction will reportedly eliminate 1,500 jobs in the area but will also add a relocated Fleet headquarters. Insiders indicate few jobs will actually be shed by this merger. Boston's large educational sector may also shrink as the generation of "baby boomers" has now passed through their college years. Construction growth has been propelled by projects like the Fleet (formerly Shawmut) Center which replaced the Boston Garden Arena, construction of a new hotel at the World Trade Center, and the Central Artery/Tunnel Project (CA/T), a 7.5 interstate highway project which is expected to improve access to downtown Boston from outlying areas, and to Logan Airport from downtown Boston. The

LANDAUER
REAL ESTATE COUNSELORS

cranes now blanket the skyline of Boston, largely due to the central artery depression, but it should be noted that no new construction of a high-rise office building has been announced, and that while office market rents have risen, they have yet to approach the level which would make high-rise office development feasible.

The employment outlook for the Boston area is one of modest growth. Mergers and acquisitions of high-tech and banking companies and continued cutbacks in defense spending still will be concerns in 1996. Nevertheless, atypical of most cities, Boston's office and retail and markets are relatively healthy amidst a slowly improving New England economy still struggling to recovering from the recent recession. Unemployment: Unemployment in the City of Boston, the Boston M.S.A., and the U.S., are shown on the chart below (Unemployment rates for the NECMA are not available. The M.S.A. definition approximates that of the NECMA's.):

                               Unemployment Rates

                   1990    1991    1992    1993    1994    1995    1996    4/97
                   ----    ----    ----    ----    ----    ----    ----    ----

Boston              5.6%    8.5%    7.8%    6.5%    5.8%    4.7%    4.5%    3.9%
Boston M.S.A        5.1     7.8     7.5     6.0     5.2     5.4     3.7     3.3
United States       5.4     6.8     7.4     7.1     6.1     5.6     5.4     4.8

Source: U.S. Bureau of Labor Statistics,Employment and Earnings

Currently the M.S.A.'s unemployment rate is below that of the nation's. Unemployment in the Boston M.S.A. and the City of Boston has fluctuated in that it has kept pace with, exceeded, or been below the unemployment rate of the nation since 1990. Boston suffered under a triple burden in the early 1990's. The computer industry, the linchpin of its mid-1980's economy, had lost its niche and had difficulty repositioning itself in an increasingly competitive international marketplace. While the computer industry faltered, Boston had been transformed into a business and financial services economy, but the New England region that Boston serves, entered a recession earlier and had been more deeply affected than other recessionary regions. The national recession, though widely described as shallow and short, affected New England more severely because of its other problems. In contrast, however, Boston has recovered more quickly than

LANDAUER
REAL ESTATE COUNSELORS

most other cities and the M.S.A. has recovered faster than the surrounding New England area. Much can be said for Boston's ability to retain its status as a 24-hour city, but it's ability to remain sheltered from recessionary pressures to specific industries, such as mutual funds and high-technology, continues to be the source of skepticism.

Education:

The NECMA is home to eleven of New England's fifteen best known colleges and universities. Suffolk county includes such institutions as Harvard College with a full time enrollment of 17,156, Northeastern University with a full time enrollment of 14,081, Boston University with a full time enrollment of 21,667, to name a few. Harvard University was founded in 1636, and is the oldest college in the United States; the Massachusetts Institute of Technology was founded in 1861. Harvard offers study in nearly all general areas, and is well known for its Masters of Business Administration, Law and Medical degrees. M.I.T. is most famous for its research in the sciences, but also offers courses of study in some liberal arts areas. These institutions, and twenty five other colleges and universities in the Boston Region, profoundly affect the population of the NECMA. Not only do these institutions affect population, but they also serve to create a steady base of employment for a large number of local residents, as well as an incubator for new technology, bio-technology, consulting and other businesses.

Transportation:

Massachusetts' seaport facilities serve the region rather than the nation. Massport, consisting of three public terminals, is the only container facility. Another 22 private terminals receive bulk cargo, and these terminals account for 90% of all cargo shipments. Forty percent of all shipments into Massport are by barge. This means that overseas cargo is off loaded at another port -- generally Montreal, Halifax or New York -- and barged into Boston for consumption by the region's residents.

To a large degree the present urban pattern of the NECMA was created by the introduction and growth of the railroad. Urban settlement grew up along the rail routes, and land use patterns in Back Bay were influenced by the jockeying of various railroads to establish routes and terminals in the Boston peninsula area. Rail transportation is still important in Boston. Riders use commuter rail daily along nine routes terminating downtown at either North Station or South Station.

LANDAUER
REAL ESTATE COUNSELORS

An extensive multi-modal transit network today is the backbone of Boston's transportation infrastructure. Twenty rail corridors radiate from the city's center. These are supplemented by a proliferation of public and private bus routes.

The Boston subway system is the oldest in the country, dating from 1887, and for decades, it was heavily used. As late as 1951, the Metropolitan Transit Authority, a precursor to today's Massachusetts Bay Transportation Authority, served almost one million daily riders. Subway ridership began to drop precipitously in the 1950s due to rising incomes, the growing availability of automobiles, inexpensive gasoline and the decentralization of both housing and jobs. In response to this suburbanization process, public funding switched from mass transit to highway construction. In the 1970s large portions of the MBTA fleet and infrastructure deteriorated due to deferred maintenance. The MBTA has undertaken a massive capital program to rejuvenate its aging system including expanding the capacity of existing stations, replacing outdated components and expanding service areas. Daily ridership is over 700,000 passengers per day, up from about 550,000 in 1991.

Four subway lines connect the suburbs to the downtown crossing in the retail district of downtown Boston. The Orange Line extends from Malden to North Station in downtown Boston. The Green Line extends from Cambridge to North Station. This is the oldest subway line in the nation. The Red Line services Cambridge, Roxbury and the suburban towns of Quincy and Braintree. Finally, the much smaller Blue Line extends from the government center in Boston to Logan Airport and then to suburban Revere. Bus usage also accounts for many linked trips as buses feed thousands of passengers into the subway system every day. M.B.T.A. buses operate on over 159 routes.

Since the early years of the 20th century the proliferation of the automobile has had a great influence on urban development and land use. Three interstate highways connect the city to the national highway system, but by any measure transpiration to and within the city by car is horrendous. Built for an earlier time, the highways leading to the city reached their capacity long ago. Compounding the problem is the fact that a number of major

LANDAUER
REAL ESTATE COUNSELORS

highways (I-95, I-93 and I-90) pass through rather than around the city, thus mixing regional and commuting traffic during the ever-growing rush hours.

Boston's highway system reinforces the original spoke and hub pattern established by early settlements and the railways. Two circumferential highways link these interstate spokes. Route 128 was one of the first circumferentials in the nation; initial sections were completed in 1948. An outer beltway, Route 485, completed in the 1960s, runs in a radius approximately 25 to 35 miles from the center of Boston, and connects I-95 north and I-95 south.

Documented traffic volumes on the region's roadways have increased between 12% and 53% in the past decade. After many years of study, the Massachusetts Department of Public Works manages what may be the largest transportation-construction project ever undertaken in a city: the depression of the Central Artery (a portion of 1-93) and construction of a third harbor tunnel leading to east Boston and Logan International Airport, the Central Artery/Tunnel Project (CA/T).

CA/T is a 7.5 mile interstate highway project, approximately half of which is tunnel. The CA/T Project will stretch from Charlestown in the north to Southampton Street in the south (I-93); from Harrison Avenue in the West to Logan Airport and Route 1A in the east (I-90). The CA/T is expected to Improve city traffic by diverting non-local traffic away from the downtown area, as well as improve pedestrian traffic and air quality. Boston will benefit from faster, and easier access to Logan airport. The infrastructure improvements will enable larger vehicles to travel across the Boston Harbor and dramatically relieve demands on existing roadways. The Third Harbor Tunnel, a 1.6 mile four-lane section also known as the Ted Williams Tunnel, has been open for commercial traffic, buses, taxis and trucks, since the fourth quarter of 1995 and is expected to open to the general public by about the year 2000. The tunnel will allow an estimated 70% of airport traffic to bypass downtown Boston which will reduce travel time from 30 minutes or more to 10 minutes. The highway section of the CA/T should be completed by 2004 at a total cost of nearly $7.7 billion.

The downtown Boston office market will also generally benefit as the new eight to ten lane underground tunnel handles Boston's commuter traffic

LANDAUER
REAL ESTATE COUNSELORS

demands more efficiently than the current above-ground system. The depression of the Central Artery will create 27 acres of open space in the heart of the city, reduce traffic noise and positively impact air quality by reducing pollution associated with motor vehicle emissions.

Boston is a major air hub. Logan Airport is the only international airport to serve the region and may soon be unable to handle the region's air transportation requirements. Located only three miles from downtown, Logan is served by both domestic and international airlines. The third harbor tunnel relieves some of the auto congestion to the airport; however, the problem of congestion in the air and at airport gates remains.

One increasingly frequent suggestion is the development of a second airport, probably located at one of the existing military bases earmarked for closure. Pease Air Force Base in Portsmouth, New Hampshire and Fort Devens in Bedford, Massachusetts have been identified as possible sites. A Tufts University study, however, favors spending to electrify the rail lines between Boston and New Haven in order to speed the Boston-to-New York rail trip with concurrent reductions in the air traffic between these two cities.

Tourism:

Boston and its surrounding areas are well known as tourist destinations because of their climate, history, waterfront and culture. The table below shows historical convention attendance and the number of tourists to Boston, along with the 1997 forecast estimate.

================================================================================
                    Tourism and Convention Attendance Trends
--------------------------------------------------------------------------------
                              Estimated Number           +/- Over
           Year                 of Visitors            Previous Year
--------------------------------------------------------------------------------
           1988                 8.8 million                 +3%
--------------------------------------------------------------------------------
           1989                 8.2 million                 -6%
--------------------------------------------------------------------------------
           1990                 8.5 million                 +3%
--------------------------------------------------------------------------------
           1991                 8.2 million                 -3%
--------------------------------------------------------------------------------
           1992                8.76 million                 +6%
--------------------------------------------------------------------------------
           1993                 9.1 million                 +4%
--------------------------------------------------------------------------------
           1994                 9.7 million                 +6%
--------------------------------------------------------------------------------
           1995                10.0 million                 +2%
--------------------------------------------------------------------------------
           1996                10.6 million                 +3%
--------------------------------------------------------------------------------
           1997                10.9 million                 +3%
--------------------------------------------------------------------------------
Source: Pinnacle Advisory Group
================================================================================

LANDAUER
REAL ESTATE COUNSELORS

Historical sites include the Freedom Hall, Bunker Hill Monument, Old North Church, Paul Revere's House, as well as Cape Cod and The Islands (Martha's Vineyard and Nantucket). Boston and Cambridge are also world-renowned for their top educational institutions and museums. The "college town" atmosphere is attractive to many tourists. International tourism leads all segments in growth, and the universities draw a large constituency from Asian countries. Quincy Market and other venues famous for retail as well as a number of fine dining restaurants also serve to draw tourists to the Boston area. From 1985 to 1992 the number of tourists visiting the Boston area has grown at a compound annual rate of 2.8 percent. This strong tourism base helps to even out the fluctuations between weekday and weekend retail activity and hotel occupancy levels common to most downtown markets. Hoteliers in Boston report Saturday to be the third strongest day of the week. Convention attendance and tourism statistics for 1993 from the Boston Convention and Visitor's Bureau are measured differently than the historical statistics and are, therefore, not comparable.

Most recently, Boston has benefited from an increase of conventions and convention attendees. Between 1993 and 1994, convention attendance increased by over 300,000 delegates or 24%. In 1996, 300 events were held in Boston with 36 conventions requiring over 1,000 rooms each. The average daily spending by a convention delegate with room was $250 in 1996. The average stay for a convention delegate was 4.1 days. This is a far greater amount than the average daily spending by a visitor with room which was $176 in 1995, with the average length of stay at 2.3 days.

The largest city in New England, Boston, is the hub of commerce for the region. Boston, Massachusetts is a city with contradictory historic trends. While households and employment are expected to grow at very slow rates (0.3% and 0.1%, respectively), other market indicators are quite positive. Income growth, unemployment rates and the metropolitan office market all show signs of health. The economic recession which plagued New England during the first half of the decade had less of an impact on the City of Boston due to its stature as the region's financial center. In addition, Boston's substantial institutional presence has facilitated a more rapid economic recovery than was forecast due to the emergence and subsequent expansion of numerous high-technological companies as well as growth in

LANDAUER
REAL ESTATE COUNSELORS

the mutual fund and health-care related industries. Increasing reliance on technological innovation bodes well for this market and the future demand for office space in the metropolitan area.

LANDAUER
REAL ESTATE COUNSELORS
                                                                           Map 2

                                                        The Boston Office Market
                                                                Submarket Detail


                                [GRAPHIC OMITTED]



Source: BOMSA of Greater Boston

                                                                   Boston
                                                                   Metropolitan
                                                                   Office Market



                                [GRAPHIC OMITTED]


                                                                        LANDAUER

LANDAUER
REAL ESTATE COUNSELORS

OFFICE MARKET OVERVIEW


Introduction

The Metropolitan Boston Office market has emerged as one of the strongest markets in the nation. This is noteworthy given the weakness of the region only four years ago. Recent news articles focusing on the state of the Boston office market reflect an optimistic and upbeat situation.

      US office markets are doing so well today (particularly in major cities like Boston, Washington, New York and San Francisco) that speculative construction is no longer out of the realm of possibility.

      "The National Scope", Real Estate Forum (2/97) Vol. 52, No. 2 P.170/2

      A new Cushman & Wakefield survey reveals that the five healthiest suburban commercial real estate markets in the nation this year are located in Northern Virginia, Atlanta, Dallas, Chicago and Boston. In Boston, the office vacancy rate in the CBD was just half the national average. Recent quarterly vacancy rate declines measured over 12 percent in Boston `s suburbs, while nationwide rates were down about 6 percent to an average
      14.2 percent.

      "C&W Survey: Boston Area RE Among Best", New England Real Estate Journal (10/10/96) Vol. 35. No. 40 P.2C/1

      Boston based Meredith & Grew reports that the area is commercial real estate market finished last year in good condition. The greater Boston market vacancy rate ended at 5.8 percent, which was down almost 12 percent from the level of four years ago. Fourth quarter 1996 was especially busy for area brokers, with net absorption for the three-month period exceeding 450,000 square feet. That brought total absorption for the year to 1.3 million square feet. The citywide vacancy rate hit 5.5 percent at year end, with the Financial District's rating standing at 5.1 percent and the smaller Back Bay standing at just 3.6 percent. Suburban vacancies, meanwhile dropped to 6.3 percent, which was their lowest since the end of the last decade.

      "Areas Commercial Market Finishes 1996 On a High Now" Boston Globe (1/18/97) P.E1/1

The office market in the Boston metropolitan area totaled 102.9 million square feet as of April 1997. The office market is comprised of the City of Boston, the City of Cambridge, and Boston's Suburbs.

LANDAUER
REAL ESTATE COUNSELORS

According to Spaulding & Slye's Boston brokerage office, the supply of office space in the major office submarkets at the end of the first quarter of 1997 was as follows:

--------------------------------------------------------------------------------
                           Inventory of Office Space
                       Boston Office Market - April 1997
                                (in square feet)
--------------------------------------------------------------------------------
                                              Size    % Metro Market   Vacancy %
                                              ----    --------------   ---------
Boston
      North Station                         2,143,277       2.1%        10.9%
      Charlestown                           1,683,500       1.6%         3.1%
      Financial District                   29,908,431      29.0%         6.6%
      Fort Pt Channel                       2,240,241       2.2%        11.3%
      South Station                         1,934,221       1.9%        11.8%
      Back Bay                              9,522,670       9.2%         5.0%
                                          -----------     -----          ---
Total City of Boston                       47,432,340      46.1%         6.8%

City of Cambridge
      Alewife / Route 2                     1,382,668       1.3%         2.5%
      Harvard Square/Mass. Ave.             1,764,313       1.7%         3.3%
      East Cambridge                        6,500,131       6.3%         5.8%
                                          -----------     -----          ---
Total City of Cambridge                     9,647,112       9.4%         4.9%

Suburbs
      North                                 6,061,935       5.9%        13.1%
      Northwest                             7,312,588       7.1%         9.8%
      Rte. 128/Mass. Pike                  11,454,451      11.1%         6.5%
      South                                10,074,844       9.8%         9.5%
      Rte. 495/Mass Pike                    5,913,097       5.7%         8.4%
      Rte. 495 North                        4,117,178       4.0%        18.2%
      Rte. 495 South                          985,545       1.0%         3.2%
                                          -----------     -----          ---
Total Suburbs                              45,919,638      44.6%         9.8%
Total Boston Metropolitan Area            102,999,090     100.0%         8.0%
--------------------------------------------------------------------------------
Source: Spaulding & Slye Report
--------------------------------------------------------------------------------

The overall City of Boston and Suburban markets account for approximately equal parts of the overall inventory. The largest concentration of Class A product is found in the Financial District. The City of Boston currently enjoys a stronger occupancy level than the suburbs.

Currently the total metropolitan office market vacancy rate stands at a decade low of 8.0%, with the city at 6.8% and the suburbs at 9.8%.

LANDAUER
REAL ESTATE COUNSELORS


                     Boston Metropolitan Area Office Vacancy


                               [GRAPHIC OMITTED]


Vacancy rates are down significantly from previous years in all city markets. The total metropolitan office market vacancy rate is significantly improved from the 8.7% recorded in October 1996 and the 15.9% in October 1993.

In the following sections, the individual submarkets will be examined in greater detail.

City of Boston

Overview

The City of Boston consists of six submarkets, the Financial District; Back Bay; Charlestown; North Station; South Station; and Fort Point Channel. Of these the Financial District is by far the largest with 29.9 million sq. ft. The second largest is Back Bay with 9.5 million sq. ft. The remaining 8.0 million sq. ft. are spread over the remaining four city submarkets; North Station, Charlestown, Fort Port Channel and South Station. Of these, only the financial district and Back Bay contain significant quantities of Class A space today. The major subdivisions of the downtown Boston office market are:

      o     Financial District

      o     Back Bay

      o     North Station

      o     Charlestown

      o     South Station

      o     Fort Point Channel

LANDAUER
REAL ESTATE COUNSELORS


The area is remarkably compact, and no district is more than a ten- to fifteen-minute walk from any other. Geographically, the area is bounded by the Public Gardens and the Massachusetts Avenue.


                          Inventory of Space - Downtown

                                [GRAPHIC OMITTED]

Within the City of Boston, the Financial District is the dominant sub-market in terms of size and prestige. The much smaller Back Bay market has been equaled or eclipsed by the Cambridge market as well as a number of the suburban office market districts in size, but the Back Bay location remains prestigious.

Vacancy Rates

Vacancy rates for the City of Boston have fallen drastically since 1992, The overall vacancy rate for the City stood at 6.8% as of April 1997.


                     Boston Metropolitan Area Office Vacancy

                                [GRAPHIC OMITTED]

LANDAUER
REAL ESTATE COUNSELORS

Rent levels

Rent levels for the City of Boston overall have shown continued improvement. Rents have risen from $26.08 per square foot in April 1996 to $27.90 per square foot in April 1997.


                           City of Boston Asking Rents

                                [GRAPHIC OMITTED]

Financial District

The heart of the city's economy is the financial district, with a current inventory of 29.9 million square feet. Its borders are State Street on the north, Purchase and Summer Streets on the south, the Central Artery on the east and Washington Street on the west. The area houses many of Boston's major banks, including the Bank of Boston, Shawmut Corporation, Bay Bank and State Street Bank. It is also the center for the money-management industry. Boston ranks second only to New York in money management, and ranks first in management of mutual funds for the nation. The office vacancy rate in the Financial district has experienced a remarkable recovery over the past six years:

LANDAUER
REAL ESTATE COUNSELORS

                       Office Vacancy - Financial District

                                [GRAPHIC OMITTED]

This is largely due to a dearth of new construction and the recovery of the Boston economy, largely driven by the financial services sector. At present the vacancy rate is exerting upward pressure on rents which is expected to spur new product, most likely in the form of rehabilitated space given the lack of developable sites.

Rent levels likewise have improved considerably over the recent past. Asking rents currently average $31.37 per square foot, up 8.4 percent from April 1996's $28.94.

Over time, base rents have trended strongly upward. Using Boston office-tower rents in the financial district as a benchmark, we can trace the distinct upward trend in base rents from 1979 to 1988. In 1979, base rents in new downtown office towers averaged $12 per square foot. By 1985, base rents had almost tripled from this depressed level and averaged $33 per square foot. The market suffered a crash around 1990 from which the recovery has been dramatic. During the early 1990's rents fell to the low $20's for prime class A space. The extent of the recovery can been seen in the most recent quarter's asking rentals. As of first quarter 1997, average asking rents in buildings in the financial district were in the $30.00 to $45.00 range depending upon tenant buildout. Back Bay asking rents are lower, between $28.00 to $36.00. Asking rents in new towers in 1989 hit $60 per square foot, but those prices are not seen now. Free rent and some other leasing

LANDAUER
REAL ESTATE COUNSELORS

concessions that were at an all-time high a few years ago are absent from the market.

Back Bay

The Back Bay market has benefited and will continue to benefit from many positive characteristics. Back Bay has the highest percentage of its population with a college degree of any of Boston's neighborhoods or districts. This highly educated workforce and the location's accessibility through public transportation and highway network is what attracts companies to Back Bay. This market is easily accessible from downtown Boston and is well served by public transportation. The office leasing market was once dominated by large owner/users, advertising firms, and financial services institutions. Publishing, communications, and medical users have a strong presence in today's Back Bay submarket.

The Back Bay vacancy rate continues to decline. The current vacancy rate of 5.0 percent is close to the structural vacancy rate where little space remains effectively available. Already large space users are encountering difficulties leasing appropriate space.


                        Office Vacancy - Back Bay Markets

                                [GRAPHIC OMITTED]


Asking rents in the Back Bay have improved 10.8 percent from April 1996 to $27.89 per square foot. Continued upward pressure is anticipated for rentals as the supply of available space diminishes.

Following are the most recent asking rentals and vacancy rates at properties judged most competitive to Copley Place:

LANDAUER
REAL ESTATE COUNSELORS

--------------------------------------------------------------------------------
Address               Year Built  Available %       Asking Rents
--------------------------------------------------------------------------------
399 Boylston Street      1984        23%            $28.00-$32.00
855 Boylston Street      1986        19%            $28.00
One Exeter Place         1984        30%            $28.50
101 Hungington Ave       1970      10.4%            $32.00-$36.00
--------------------------------------------------------------------------------

Copley Place's office component competes most favorably with 101 Huntington Avenue. The Prudential Center is a superior competitor, however this property is effectively 100% leased.

Additions to Supply

Because of the tightly controlled planning process in Boston, the approval process can be lengthy and complicated for the developer. The positive side of the system is that it affords existing and approved projects a certain amount of protection. In addition to trying 1o keep the office market in relative supply-demand equilibrium, the BRA has created an exhaustive design-review process to ensure that a building will make a contribution to Bostons rich architectural heritage and make thoughtful use of public space. For all of the problems this presents to developers, the BRA is often cited as one of the positive forces in downtown Boston. As of January 1997 no new office construction was underway for the Back Bay market. Prudential Center is reported to have approvals for a second tower although the timing of this project is conditional upon the economic feasibility of the project.

With many potential large space users facing the "structural/no vacancy" situation, there is pressure for new development although rentals remain below the feasibility levels necessary for new development. In this current tight market it is expected the suburbs will benefit from the overflow effect. On a larger scale the City may risk business relocations due to space limitations and rising occupancy costs. The possibility of new renovation projects is growing given the rising rentals and the tightening market.

LANDAUER
REAL ESTATE COUNSELORS

City of Cambridge

Overview

The Cambridge office market developed initially because this city, just across the Charles River from Boston, is the home of two of the world's premier educational institutions, Harvard and MIT. The latter, particularly, has spawned numerous private, high-technology enterprises, and although Cambridge office developers market their office buildings widely, the vast majority of office space here is still leased by Cambridge-bred firms. As a result this submarket's tenant roster continues to be dominated by high technology office tenants, especially in the East Cambridge office buildings adjacent to the MIT laboratories.

The Cambridge office market contains about 9.6 million square feet of office space. Currently there is no new construction underway. Net absorption in this market for the first quarter of the year equaled 31,164 square feet, or 6.6 percent of the supply of vacant (469,323).

Vacancy Rate

The first quarter 1997 vacancy rate, at 4.9%. was the lowest in the Greater Boston market This is a 64 percent decease form the January 1993 vacancy rate of
13.6 percent.


                     Boston Metropolitan Area Office Vacancy

                               [GRAPHIC OMITTED]

Rent Levels

Overall asking rents average $26.48 per square foot, up from the $24.58 from April 1996 and the $20.00 per square foot recorded in 1991. Rentals are expected to be under continued upward pressure as vacancies fall and the economy continues to expand.

LANDAUER
REAL ESTATE COUNSELORS

Suburban Market

Overview

The suburban market is made up of seven submarkets, North; Northwest; Route 128/Mass Pike; South; Route 495/Mass Pike; Route 495 North; and Route 495/South. The suburban market totaled 45.9 million sq. ft. in April 1997. The largest of these submarkets was Route 128/Mass Pike with 11.5 million sq. ft. in April 1997. The South submarket was a close Second with 10.1 million sq. ft. in April 1997. The total office market inventory expanded from 91.1 million sq. ft. in October, 1990 to 102.9 million sq. ft. in April 1997, according to Spaulding & Slye, a Boston-based brokerage company.

Vacancy Rate

The suburbs declined along similar lines, vacancies dropped from the same 16.3% rate in October 1993 to 9.8% in April 1997. This tightening signifies a far more rapid recovery than had been predicated. At present the market is considered healthy with evidence of rental increases foreshadowing economically feasible new construction.

                    Boston Metropolitan Area Office Vacancy

                               [GRAPHIC OMITTED]


The suburban market has improved considerably over the past four years. Select submarkets, notable Waltham let the recovery. The northern submarkets still lag the strongest markets including the City of Boston.

Rent Levels

Rentals in the suburban currently average $22.94 per square foot slightly up from April 1996's $22.64 per square foot. The strongest submarket is the Route 128 / Massachusetts Turnpike submarket which recorded an average rental of $25.50 per square foot. The weakest submarket is the Route 495 north market with an average rental of just $13.13 per square foot.

LANDAUER
REAL ESTATE COUNSELORS


RETAIL MARKET OVERVIEW

Supply:

As previously noted, the retail component of Copley Place consists of an enclosed, two-level, urban mall which contains 260,491 square feet of high-end fashion mall tenants and a 107,922 square foot Neiman Marcus store. The center is located in the Back Bay section of downtown Boston and is bordered by Stuart Street to the north, Dartmouth Street to the east, Carleton Street to the southeast, Harcourt Street to the southwest and Huntington Avenue to the northeast.

Shopping in central Boston centers around three main areas -- Downtown Crossing, the downtown waterfront area and Back Bay.

The Downtown Crossing area includes the 1.6 million square foot Lafayette Place mixed-use development which opened in 1984. The center includes approximately 840,000 square feet of gross leasable area anchored by Jordan Marsh and connects to the downtown Filene's Basement store. The development also includes a 500-room hotel, parking for 1,300 cars and an open air plaza for dining and special events.

The waterfront area includes the Faneuil Hall/Quincy Marketplace development by the Rouse company. The mixed use development, which adjoins both the waterfront and the financial district, includes an 80,000 square foot retail component and is a major tourist attraction.

The Back Bay area contains the city's most exclusive retail outlets and is superior in respect of location, quality of merchandise, customer base and achieved rental levels. The major retail concentrations are located at Copley Place, the adjoining Prudential Center and in freestanding stores along nearby Boylston and Newbury Streets. The combined retail facilities draw visitors from all over the Boston area. At the present time, the Back Bay area contains approximately 1,200,000 square feet of gross leasable area and comprises approximately 40% of the total city of Boston retail market. In fact, over two hundred retailers are located in the area along Boylston and Newbury Streets, including Alexander Kaminsky, Avanti, Burberry's, Cartier, Escada, FAO Schwartz, Gianni Versage, Guess and Kenneth Cole, to name a few.


                                                 COMPARABLE BACK BAY RETAIL RENTALS

---------------------------------------------------------------------------------------------------------------------------
 #     Location              Tenant                Leased Area    Date        Net Rent (psf)         Excess TI
                                                   (sf)           Term                               Allowance
                                                                                                     Concessions
---------------------------------------------------------------------------------------------------------------------------
 1     77 Newbury Street     Lease out for         3,000          May-97      $60.00                 One month free, or
                             signature                            5 yrs.                             2% of rent





---------------------------------------------------------------------------------------------------------------------------
 2     Newbury Street        Space will go on      n.a.           July-97     Asking: $60-$65        None
       (between Clarendon    market soon.
       and Dartmouth         Currently occupied
       Streets)
---------------------------------------------------------------------------------------------------------------------------
 3     711 Boylston Street   Apparel tenant        5,300 of       May-97      $64.00                 None
                                                   grade level    5 years
                                                   Basement                   $10.00 to
                                                   space                      $15.00
---------------------------------------------------------------------------------------------------------------------------
 4     118 Newbury Street    Telecommunications    3,000          May-97      $61.00                 None
                             Firm                  (2,500 on                  plus annual
                                                   parlor &                   escalations of 3%
                                                   500 on
                                                   mezzanine)
---------------------------------------------------------------------------------------------------------------------------
 5     194 Newbury Street    NikeTown Superstore   30,000 sf      Dec-96       Yr. 1: $42.00        Build to suit
       SWC Newbury &                               Street level,  20 years     Yr. 2: $42.85        building.
       Exeter Streets                              2nd and 3rd                 Yr. 3: $43.85        Landlord reportedly
                                                   floors                      Yr. 4: $44.85        spent $65 psf over
                                                                               Yr. 5: $45.85        standard
                                                                               Yr. 6-10: $53.20
                                                                               Yr. 11-15: $64.00    Annual Avg: $3.25
                                                                               Yr. 16-20: $70.00
                                                                               10 Yr. Avg: $48.54
                                                                               20 Yr. Avg: $57.70
---------------------------------------------------------------------------------------------------------------------------
 6     126 Newbury Street    Pottery Barn          7,220 sf       Oct-96       $61.00               Standard
                                                   Street level   3 years
---------------------------------------------------------------------------------------------------------------------------
 7     75 Newbury Street     Coach                 2,000 sf       Oct-96       $65.00               Standard
                                                   Street Level   10 years
---------------------------------------------------------------------------------------------------------------------------
 8     164 Newbury Street    Sunglass Hut          1,250 sf       Oct-96       $68.00               Unknown
                                                   (estimated)    5 years
---------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------
 #     Location              Comments
-----------------------------------------------------------------------------
 1     77 Newbury Street     The space is two steps down from the street.
                             Entrance is through the building lobby which
                             has just been renovated. Reportedly, this lease
                             has been out for signature for two months, but
                             another tenant is ready to lease the space at the
                             same rent level for ten years, between $60 and
                             $65 per square foot.
-----------------------------------------------------------------------------
 2     Newbury Street        This is street level space. Floor through of a
       (between Clarendon    brownstone
       and Dartmouth
       Streets)
-----------------------------------------------------------------------------
 3     711 Boylston Street   This building underwent a complete renovation.



-----------------------------------------------------------------------------
 4     118 Newbury Street    This is a brownstone and there are several steps
                             to the parlor level




-----------------------------------------------------------------------------
 5     194 Newbury Street    This is a new 4-story building. The tenant
       SWC Newbury &         occupies the first three floors and the landlord
       Exeter Streets        occupies the fourth floor. The lease was signed
                             in late 1995. The leasing agent stated that the first floor was priced at $80 per square foot.
                             First 10 year effective rent: $45.29
                             20 year effective rent: $54.45



-----------------------------------------------------------------------------
 6     126 Newbury Street    Includes additional 6,000 square feet of
                             basement storage space.
-----------------------------------------------------------------------------
 7     75 Newbury Street

-----------------------------------------------------------------------------
 8     164 Newbury Street    Tenant moved from space next door.

-----------------------------------------------------------------------------

LANDAUER
REAL ESTATE COUNSELORS

Details of recent 1996 and 1997 retail leases for street level stores on Newbury and Boylston Streets are displayed on the facing page. The spaces surveyed range in size from 1,250 square feet to 30,000 square feet with three-to-ten-year lease terms. The signed base rents range from $42.00 per square foot to $68.00 per square foot, with approximately half remaining level throughout the term and the remainder with stated rent steps. The comparable leases are all net leases, with tenant responsible for payment of real estate taxes and operating expenses.

Copley Place is connected by a pedestrian bridge to the Prudential Center (across Huntington Avenue) where an enclosed mall containing approximately 462,000 square feet of retail space, the Shops at Prudential Center, is located. This center originally opened in 1965, and its expansion/redevelopment was completed in 1993. The center is anchored by Lord & Taylor and Saks department stores, and contains 71 additional stores including smaller tenants such as FAO Schwartz, Brooks Brothers, Escada, Giorgio Armani and Yves St. Laurant. According to the 1997 Shopping Center Directory published by Blackburn Marketing Services (U.S.), Inc., the center had a 1996 occupancy rate of 91% and retail sales of approximately $553 per square foot.

Copley Place represents a major upscale retail presence in its market area. It both complements and competes with the Shops at Prudential Center and the historic shopping areas along Newbury and Boylston Streets. Secondary competition is provided by various enclosed suburban regional malls, primarily the Mall at Chestnut Hill and the adjacent Atrium at Chestnut Hill (which in part duplicate some of the tenants of Copley Place). Secondary competition for Copley Place is also provided by a variety of high-end merchants in the affluent suburbs of Boston including Concord, Lexington, Marblehead, Newton and Wellesley. Two other more local vertical malls --Cambridgeside Galleria (Cambridge) and Lafayette Place (downtown Boston) -- possess inferior tenant mixes, cater to less affluent shoppers and are not considered to be directly competitive with Copley Place.

While Prudential Center provides competition, it also lends a high degree of synergy by reinforcing the general strength of the Back Bay as an upscale retail location and providing more of a link between Copley Place and the freestanding retailers on Boylston & Newberry Streets. Also, given the

LANDAUER
REAL ESTATE COUNSELORS

general malaise in the retail industry over the last 5 years or so, along with the opening of the expanded Shops at Prudential Center across Huntington Avenue, Copley Place has done exceptionally well, maintaining both high sales and occupancy levels. In fact, during 1995 and 1996, retail sales at Copley Place increased by 7.3% and 6.6% respectively. This provides further evidence of the quality of the development, in that it has continued In do well during a period of faltering retail sales trends nationally, while withstanding the advent of enhanced competition.

Demand/
Sales Analysis:

Generally speaking, Suffolk County and the Boston-Brockton-Nashau NECMA experienced fairly strong retail sales growth from the early to late 1980s. Since the late 1980s, however, Suffolk County and the Boston-Brockton-Nashau NECMA lagged the State of Massachusetts as a whole in retail growth. All three regions experienced declines in total retail sales between 1990 and 1992. Between 1992 and 1995, Suffolk County's total retail sales increased by an average of 3.9%, lagging both the Boston-Brockton-Nashau NECMA's (4.0%) and the State of Massachusetts' (4.3%) average annual increases. Between 1993 and 1995, however, all three regions experienced more dramatic average annual increases in total retail sales, reaching 5.0% per annum for Suffolk County and the Boston-Brockton-Nashau NECMA, and 5.4% per annum for the state. Reflecting current economic conditions, the outlook in the near-mid term is for continued growth although at lower levels than experienced during the most recent past. Total retail sales (i.e. all retail sales including supermarkets, drugstores, auto dealerships etc.) for Suffolk County and the Boston-Brockton-Nashua NECMA approximated $4.9 billion and $53.3 billion in 1995 respectively. Total retail sales for Suffolk County and the Boston-Brockton-Nashau NECMA are projected to increase at approximately 1.5% and 2.0% per annum through 2000, respectively. Total retail sales per household for Suffolk County averaged $18,994 in 1995, only 79% of the Boston-Brockton-Nashau NECMA average. The differential reflects the comparatively lower income levels for the inner city area as a whole, compared with the region as a whole.

GAFO Sales (general merchandise, apparel and accessories, furniture and furnishings and other retail sales) are otherwise known as department store type merchandise and, together with food, represent the bulk of sales at

LANDAUER

REAL ESTATE COUNSELORS

regional malls and specialty centers such as Copley Place. GAFO sales within Suffolk County increased at 3.2% per annum from 1987-1990, compared with 3.5% for the Boston MSA, and 3.7% for Massachusetts. GAFO sales per household, meanwhile, were much lower for Suffolk County. Between 1990 and 1992 as the area suffered from the national recession, GAFO sales declined at an annual rate of 3.5% in Suffolk County, by 1.8% in the Boston MSA, and by 1.2% in Massachusetts as a whole. Between 1992 and 1995, as the region emerged from the recession, GAFO sales increased at an annual rate of 7.6% in Suffolk County, by 2.5% in the Boston MSA, and by 2.2% in Massachusetts. In 1996, the estimated average GAFO sales per household for Suffolk County of $6,038 represented only 64% of the Boston-Brockton-Nashau NECMA ($9,466) and 66% of the Massachusetts ($9,160) averages. Again, the comparatively lower levels for Suffolk County reflect the corresponding income levels for the area and disguise the sales potential for the up-market retail milieu in and around the Back Bay.

Retail sales in the Copley Place trade area are expected to increase at rates that reflect the current economic recovery and recent historical increases at the center. As a result, and reflecting current reported sales trends, retail sales for Copley Place have been projected by Landauer to increase by 4% per annum throughout the projection period. Forecast increases in population, the number of households and the increased income per household should fuel a growth in sales.

Conclusion:

As previously noted, the Back Bay area is Boston's most prestigious retail location with a wide variety of up-market retailers in both the freestanding locations along Newberry and Boylston Streets and in the enclosed centers at Prudential Center and Copley Place. Vacancy levels at Copley Place, Newbury and Boylston Streets are extraordinarily low and generally represent frictional levels. A strict regulatory environment should preclude any additional significant retail expansion in the Back Bay for the foreseeable future.

Although the recent expansion of the Shops at Prudential Center provided additional competition for Copley Place, it also reinforced the competitive draw of the general location, to the benefit of each. The combined drawing power of the two centers, which are linked by the pedestrian bridge across

LANDAUER
REAL ESTATE COUNSELORS

Huntington Avenue, may well exceed the sum of the individual drawing powers of the centers were they not to be connected in this way. This is evidenced to some extent by the performance of Copley Place over the last few years. Despite having been through a period of faltering national retail sales, and despite the enhanced competition provided by the redeveloped and expanded Shops at Prudential Center, Copley Place has continued to maintain high sales and occupancy levels, testifying to the quality of the development and the location.. With no new competition proposed and a general improvement in the retail sales climate nationwide, the prospects for Copley Place maintaining its market share are good.

LANDAUER
REAL ESTATE COUNSELORS

                                  Location Map
                                Back Bay, Boston

                               [GRAPHIC OMITTED]

LANDAUER
REAL ESTATE COUNSELORS

NEIGHBORHOOD ANALYSIS

Overview:

Copley Place is located in the part of Boston that is known as the Back Bay, and is located approximately one mile southwest of the heart of Boston's Financial District. The area is characterized by a mixture of historic and contemporary buildings predominantly supporting office, retail and residential uses. The urban neighborhood is bounded by Storrow Drive and the Charles River to the north, Arlington Street and the Public Gardens/Boston Common to the east, Huntington Avenue and the Massachusetts Turnpike to the south and Massachusetts Avenue to the west.

The Back Bay is an area of contrasts and contains a mixture of stately old town houses, relatively new office buildings, chic fashion-oriented shops and abundant parkland. Noteworthy buildings in the area include the Ritz Carlton Hotel, the Boston Public Library, Haynes Convention Center, Trinity Church, Holy Cross Cathedral, Old South Church, Christian Science Church, Horticultural Hall, the Museum of Fine Arts, Longwood Medical Center, the Decorators Building, and Symphony Hall, home of the Boston Pops. Many hotels and office buildings are located in the immediate vicinity of Copley Place. In addition, open public areas like Boston Public Garden, Commonwealth Avenue Mall and Copley Square Park are nearby.

Development in the Back Bay has historically been subject to innovative, but restrictive zoning ordinances, aimed at preserving the character of the area and concentrating commercial development along the so-called High Spine, of which Boylston Street is the center. The historical background, together with the strong growth of the office and retail markets in the Back Bay, has created a unique community ambiance and business environment.

As noted elsewhere in the report, the Back Bay office district contains about
9.5 million square feet of office space. Major office buildings and mixed-use premier projects enhance the area. Copley Plaza, the Heritage on the Garden, the John Hancock Tower and 500 Boylston Street are examples. Office tenants tend to be of two types. On the one hand, there are huge insurance firms such as New England Life, John Hancock, Liberty Mutual, Prudential and major space users such as Massachusetts Financial Services, Gillette, Boston Edison and New England Telephone. On the other hand, the remainder of the Back Bay market consists of small professional firms

LANDAUER
REAL ESTATE COUNSELORS

occupying 10,000 square feet or less and include many creative firms in the areas of advertising, design, consulting, architecture and engineering.

As noted in the Retail Market Overview, Back Bay is also the premier high-end retail location, encompassing Copley Place, the Shops at Prudential Center and freestanding retail stores located along Boylston and Newbury Streets. It is also a highly desirable residential area, especially for young urban professionals.

Copley Place has the benefit of being surrounded by luxury shopping. Located within Copley Place are such retailers as Neiman Marcus, Tiffany & Company, Williams-Sonoma, Gucci, and A/X Armani Exchange. Directly across Huntington Avenue lies the Shops at Prudential Center. The mixed use development includes office, residential, hotel, retail and garage components. As noted elsewhere in the report, approximately 150,000 square feet of mall stores were added to the center in 1993. Anchored by Lord & Taylor and Saks Fifth Avenue, this center is connected to Copley Place by a pedestrian bridge, and contains other smaller upscale retailers such as Escada, Yves St. Laurant, Giorgio Armani and Brooks Brothers, complementing those at Copley Place. Additional upscale retail outlets and boutiques, including Burberry's, Cartier, Coach, Empono Armani, Escada, Gianni Versage and Rodier of Paris, are located along Boylston and Newbury Streets. Additionally, there are over sixty restaurants and over thirty cafes, coffee houses or desert restaurants located along Newbury and Boylston Streets.

Because of the quality of the environment, the Back Bay is the center of hotel accommodations. First class hotels such as Copley Plaza, the Ritz Carlton, Westin, Marriott and Four Seasons are all located in the immediate vicinity.

Regional Access

The transportation system in the area is highly developed with an extensive local and commuter subway and bus system. The major road arteries that connect Boston with the suburban areas merge in the Back Bay. The Massachusetts Turnpike links the Back Bay with the Western Suburbs. The Southeast Expressway (Interstate 93) provides the Back Bay with a link to the South Shore. Storrow Drive connecting with Route 93 North, links the North Shore to the Back Bay. The street system in the Back Bay consists of

LANDAUER
REAL ESTATE COUNSELORS

both local and arterial streets and limited access highways, as well as light and heavy rail service which provides easy access to the area and to the project. The suburbs and airport are equally accessible.

LANDAUER

REAL ESTATE COUNSELORS

PROPERTY ANALYSIS

Site Data:

The site is located in the Back Bay section of Boston, Massachusetts. The site is bordered by Dartmouth Street to the east, Huntington Avenue to the north, Harcourt Street to the west and Carleton Street to the south. The site is generally level at grade and irregular in shape. A site plan on the facing page delineates its boundaries. The site is traversed by the Massachusetts Turnpike on the north side of the site and by the Amtrak, Conrail and the Boston subway system on the southern side of the site. The subject's site area is approximately 9.5 acres. All municipal utilities are available at the site. The site is improved with a mixed-use development that consists of retail, office, hotel, residential and parking components which are constructed over the turnpike and railroad tracks. As mentioned previously in this report, Urban Investment and Development Co. originally held the leasehold interest in the air-rights over the site with tenure expiring on December 14, 2077. Urban has since been acquired by JMB and title to the property is now vested in Copley Place Associates, a wholly owned subsidiary. All of the ground rent liability under the air rights lease has effectively been pre-paid by way of a bond issue which guarantees the ground rent payments.

Improvements Description:

Overview:

Copley Place is a mixed-use development which was completed in 1984 on 9.5 acres of land and air rights (above the Boston Extension of the Massachusetts Turnpike).

The improvements consist of four (six story) connected office towers surrounding an atrium, with a two-level enclosed mall (anchored by Neiman Marcus) on the bottom two levels. The development also includes the Marriott and Westin Hotels at the south and north ends, respectively. The main structure also includes an 830 parking space, enclosed "Central Parking Garage." Adjoining the complex, but not physically attached, is a 104 unit, subsidized rental apartment building (Tent City Residences) with below grade parking. Below the residences is the Dartmouth Street Garage a 698 parking space, two level facility. The main complex is joined by a pedestrian bridge to the Prudential Center immediately to the northwest. The Back Bay Station is located across Dartmouth Street to the east with

                                                     Photographs of Copley Place


                               [GRAPHIC OMITTED]


                            Diagram of Copley Place


                               [GRAPHIC OMITTED]


                       View of office component sky lobby

                                                     Photographs of Copley Place


                               [GRAPHIC OMITTED]


                          View of upper level of mall.


                               [GRAPHIC OMITTED]


                       View of entrance to Sony Theaters.

                                                     Photographs of Copley Place


                               [GRAPHIC OMITTED]


                         View of mall restaurant area.


                               [GRAPHIC OMITTED]


                 View of center mall atrium from second level.

                                                     Photographs of Copley Place


                               [GRAPHIC OMITTED]


               View of new stairway at Neiman Marcus end of mall.


                               [GRAPHIC OMITTED]


                          View of vacant retail unit.

                                                     Photographs of Copley Place


                               [GRAPHIC OMITTED]


                      View of typical office tenant floor.


                               [GRAPHIC OMITTED]


             View of service corridor behind retail tenant spaces.

                                                     Photographs of Copley Place


                               [GRAPHIC OMITTED]


                           View of freight elevator.


                               [GRAPHIC OMITTED]


                     View of Dartmouth Street garage entry.

                                                     Photographs of Copley Place


                                [GRAPHIC OMITTED]


                       View of central garage deck repair.


                                [GRAPHIC OMITTED]


                     View of central plant mechanical area.

LANDAUER
REAL ESTATE COUNSELORS

direct pedestrian access to and from the property. Amtrak, Conrail and the commuter rail (Purple and Orange lines) all stop at the Back Bay Station.

As previously noted, for the purposes of this appraisal, only the office, retail, Central Garage, and Dartmouth Street Garage components of Copley Place are being valued. The Hotel and the residential building have been excluded. The basic distribution and location of space is as follows:

================================================================================
         Component                 Occupied Area         Incl. in Appraisal
================================================================================
    Mall Stores                  260,491 s.f. (GLA)              yes
--------------------------------------------------------------------------------
    Neiman Marcus                107,922 s.f. (GLA)              yes
--------------------------------------------------------------------------------
    Total Retail                 368,413 s.f. (GLA)              yes
--------------------------------------------------------------------------------
    Offices                      845,000 s.f. (NRA)              yes
--------------------------------------------------------------------------------
    Dartmouth St. Garage            698 spaces                   yes
--------------------------------------------------------------------------------
    Central Garage                  830 spaces                   yes
================================================================================
    The Westin Hotel                800 rooms                     no
--------------------------------------------------------------------------------
    Marriott Hotel                 1,147 rooms                    no
--------------------------------------------------------------------------------
    Tent City Residences            104 units                     no
================================================================================

The main structure (which incorporates the central garage, mall and office space) is built on foundation piles with precast concrete and steel piles. The floors are supported by structural steel decking. Walls consist of gypsum block with exterior foil-backed wallboard. The exterior curtain walls consist of face brick and glass block. Exterior and interior windows are non-thermal break aluminum, fixed with tinted insulated thermal glass. The roof consists of gypsum board roof sheathing on a metal deck with a loosely laid elastomeric membrane roofing system.

The finishes includes drywall construction, cement plaster and stucco work and painting and glazed wall coatings. Walls and floors also have ceramic and travertine tiles. Ceilings consist of acoustical tiling. The skylight is constructed of glass and aluminum. The office areas are generally finished

LANDAUER
REAL ESTATE COUNSELORS

                               [GRAPHIC OMITTED]

                               LOWER RETAIL LOBBY

LANDAUER

REAL ESTATE COUNSELORS

with sheetrock walls, carpeted floors, suspended acoustical tile ceilings with recessed fluorescent lighting.

The main structure (which incorporates the central garage, mall and office space) has 24 geared traction elevators (17 in office buildings, 7 in the mall, 1 in Neiman Marcus), 3 hydraulic elevators (1 in the office buildings, 2 in Neiman Marcus), 1 dumbwaiter (in Neiman Marcus) and 20 escalators (2 in the office buildings, 14 in the mall and 4 in Neiman Marcus).

Retail:

As previously noted, the retail space at Copley Place consists of a two-level, enclosed urban mall containing 260,491 square feet of mall space and a 107,922 square foot Neiman Marcus store. The mall contains over 100 stores together with restaurants and a 13-screen Sony movie theater.

As illustrated by the plan on the facing page, the mall building is basically triangular in shape. Internally, at the lower level, the stores are primarily arranged along a lineal east-west axis, with the Marriott Hotel lobby and the Huntington Avenue Bridge (to the Prudential Center, Saks and Lord & Taylor) at the west end, the main building atrium lobby at the center and the Neiman Marcus store at the east end where escalators also lead down to the Back Bay Transportation Center entry lobby. At the lower level, there are also two shorter north-south side courts - one at the east end of the mall extending north to the Stuart Street pedestrian bridge (providing access to the Westin Hotel), and the other extending south from the atrium to the Sony multi-screen movie theater. The corridor from the Huntington Avenue Bridge, through the lower level of the mall to the Back Bay Transportation center is heavily trafficked, especially at peak commuting hours. The atrium lobby also contains the elevator access to the office buildings together with escalators to the upper level of the mall.

The layout of the upper level is similar with the main east-west corridor linking the Gap at the west end of the mall to Neiman Marcus at the west end and a shorter side court extending south from the central atrium area. Unlike the lower level, however, there is no ingress or egress to the mall at the upper level. A new stairway is under construction at the Neiman Marcus end of the mall to provide access to the upper level retail.

LANDAUER
REAL ESTATE COUNSELORS

                               [GRAPHIC OMITTED]

                                    SKYLOBBY

LANDAUER
REAL ESTATE COUNSELORS

Functionally the mall appears to work reasonably well although the existence of only one anchor store wouldn't normally be conducive to maximizing shopper circulation within the mall. As a rule, regional malls rely on at least two strategically-located anchor stores to stimulate and maximize pedestrian circulation within the mall. In the case of Copley Place, however, there is only one department store - Neiman Marcus -which is located at the east end of the center. At the lower level circulation is encouraged by the location of the Marriott Hotel and the pedestrian bridge to the Prudential Center at the west end of the mall, the pedestrian bridge to the Westin Hotel and the escalators to the Back Bay Transportation Center at the east end of the mall. To some extent, the 462,000 square foot Prudential Center (anchored by Lord & Taylor and Saks) also now acts as an anchor.

Most two-level malls also require public ingress and egress points at each level in order to maximize circulation. At Copley, the primary access and egress to the center are located at the lower level. These factors go some way to explaining why, as reported by mall management, the pedestrian flow tends to be lower on the upper level of the mall than on the lower level. The new stairway at the Neiman Marcus end of the mall, which was important in finalizing the J. Crew lease, is expected to go some way towards ameliorating this condition. Also offsetting these potential functional deficiencies at the center, to some extent, is the "high-end" nature of many of the mall stores which are unique to the center and which attract increased pedestrian flow.

Physically, the mall provides an attractive, above-average retail environment which is consistent with the high-end nature of the tenant mix and its marketing thrust. Upon inspection, the mall appeared to be in good overall physical condition.

Office:

The office component consists of approximately 845,000 square feet of leasable area in four interconnected office towers surrounding a sky-lit atrium. The six office floors are called the second through seventh floors although are technically the fourth through ninth floors of the project. The entrance (Skylobby) to the office elevator banks is located on the third floor and is accessed via the elevator bank at the center of the retail atrium. Sixteen elevators serve the office towers.

LANDAUER
REAL ESTATE COUNSELORS

The office component consists of four irregularly shaped (hexagonal) interconnected office towers surrounding a sky-lit atrium. The towers are called One, Two, Three and Four Copley Place. The atrium is ten-stories high and is capped with a glass and steel pinnacled roof. There is a three story waterfall which spills into a granite pool on the ground floor. The third floor (Skylobby) is the entrance to the office elevator banks. Each tower has its own private lobby and is served by four elevator cabs. The cabs are finished with rosewood, brass and marble. The office component consists of approximately 845,000 square feet of leasable area in seven floors including the Skylobby.

While the office space is of reasonably good Class A design and quality, it could be viewed as possessing certain functional deficiencies. In particular, the building could be regarded as functionally inferior to a typical office building because it does not have a dedicated office lobby on the ground floor. Pedestrians entering the building have to go through the retail mall in order to access the office building. In addition the buildings are low-rise in nature and have extremely large floorplates and consequently lack light, air and views normally found in freestanding office buildings. The lowest floor of the office space overlooks the roofing area of the larger mall roof and has extremely limited views of the street.

On the other hand, the buildings each have a dedicated lobby and the option on upper floors to provide an interconnected floorplate consisting of all four towers, or the option to segregate off a single tower, depending on tenant preferences. Certain tenants, such as Bain have interconnected floors in their units.

The skylobby and the corresponding office tower lobbies do not appear to have been renovated since the buildings were constructed in 1984. These areas have a dated finish in need of upgrading. In conclusion, the office buildings suffer from functional obsolescence due to the entrance through the mall and low rise construction. Physically the office buildings suffer from the dated appearance of the skylobby and its corresponding office building lobbies. Some of this deterioration could have been overcome had a higher grade of material, such as granite been used in the lobby areas. The functional detriments, however, appear to be a result of the property

LANDAUER
REAL ESTATE COUNSELORS

being constructed over in-use thruway and railroad trackage. The cost to accommodate a high rise office tower would have been prohibitive because of the truss and piling necessary to support high-rise construction.

Central Garage:

The central garage is located beneath the retail and office structure and above the central plant. A portion of the garage is physically divided and reserved for the use of the two hotels. The portion of the garage included in the subject security contains 830 parking spaces and is constructed of reinforced concrete. Access is available from the office and retail levels by elevator. The garage is fully sprinklered.

Upon inspection a re-decking project was underway to replace damaged decking. Construction is expected to be complete by the end of the summer.

Dartmouth Street
Garage:

The Dartmouth Street garage is a two level underground parking garage located under the Tent City residences. The garage totals 698 spaces and is fully sprinklered. This garage provides overflow capacity for the central garage during peak periods of demand.

LANDAUER

REAL ESTATE COUNSELORS

Real Estate Taxes:

The Central Garage, Dartmouth Street garage, retail and office components of Copley Place, which are the subject of the appraisal, are identified in the City of Boston tax rolls as follows:

o    Office, Retail, Central Plant and Central Garage
     Ward 4, Parcel 985-200, Bill 8820

o    Dartmouth Street garage
     Ward 4, Parcel 00600-020, Bill 045320

Properties in Boston are not reassessed upon sale, but are reassessed every three years. Properties can also have their assessment adjusted annually if there is significant market activity. The property is scheduled for a re assessment next year.

Taxes are based on a July 1 to June 30 fiscal year with payments in August, November, February and May. The tax rates and assessed values for FY/98 will not be set until early 1998. Consequently, the August and November payments are based upon 25% of the total previous fiscal year billing, with the February and May payments adjusted to make up the difference after the tax liability has been set.

As of January 1, 1997, the subject property was assessed as follows:

                 -----------------------------------------------
                            Assessments as of 1/1/97
                 -----------------------------------------------
                         Parcel                Assessed Value
                 -----------------------------------------------
                    100 Huntington Ave          $200,083,500
                 -----------------------------------------------
                     128 Dartmouth St.          $ 10,573,200
                 -----------------------------------------------

The 1997/98 tax rate is $41.50 per $1,000 of assessed value. The tax rate and assessments for 100 Huntington Avenue have fluctuated over the past several years as follows:

LANDAUER
REAL ESTATE COUNSELORS

--------------------------------------------------------------------------------
                         Office, Retail & Central Garage
--------------------------------------------------------------------------------
          FY Year   Tax Rate Per $1,000 AV    Assessments       Tax
--------------------------------------------------------------------------------
          1995/96           $42.66            $153,952,000   $6,567,592
--------------------------------------------------------------------------------
          1996/97           $42.59            $179,214,500   $7,632,746
--------------------------------------------------------------------------------
          1997/98           $41.50            $200,083,500   $8,303,465
--------------------------------------------------------------------------------

                          Dartmouth Street Garage
--------------------------------------------------------------------------------
          FY Year   Tax Rate Per $1,000 AV    Assessments       Tax
--------------------------------------------------------------------------------
          1995/96           $42.66            $  9,765,700   $  416,605
--------------------------------------------------------------------------------
          1996/97           $42.59            $ 10,169,700   $  433,128
--------------------------------------------------------------------------------
          1997/98           $41.50            $ 10,573,200   $  438,788
--------------------------------------------------------------------------------

This results in estimated fiscal 1997/98 tax of $8,742,253. The taxes are allocated between the office, retail, and central garage at roughly the following percentages:

                ------------------------------------------------
                  Component                     Percentage
                ------------------------------------------------
                  Office                           62.5%
                ------------------------------------------------
                  Retail                           24.4%
                ------------------------------------------------
                  Copley Garage                    10.8%
                ------------------------------------------------
                  Dartmouth Garage           Separate tax bill
                ------------------------------------------------

The Dartmouth Street garage is taxed separately requiring no allocation for real estate taxes.

Zoning:

According to representatives of the Boston Redevelop Authority ("BRA"), Copley Place was legally approved under a specified development agreement. The original building plans were approved as the specified development agreement. Landauer was not provided with the original plans/specified development agreement and has not been able to verify that the existing improvements are in accordance with the provisions. However, it was represented to us by the BRA that the improvements are in accordance with the provisions. Copley Place is built over the Massachusetts Turnpike. The State leased the air rights over the Turnpike to the developers, Urban Investment & Development. Since the agreement was between the State and a developer, Copley Place is exempted from local zoning regulations.

LANDAUER
REAL ESTATE COUNSELORS

Density/use was agreed upon by the State authorities and the developer and reviewed/approved by the Boston Redevelopment Authority. The only allowable use is the specified development which appears to have been built in accordance with the provisions.

Highest and Best Use:

Overview:

The Dictionary of Real Estate Appraisals, published by the American Institute of Real Estate Appraisers, (now the Appraisal Institute) copyright 1989, defines Highest and Best Use on page 149, as follows:

The reasonable probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility, physical possibility, financial feasibility, and maximum profitability.

The following tests must be passed in determining highest and best use:

1.   The use must be legal:

2.   The use must be probable, not speculative or conjectural;

3.   There must be a demand for such use;

4.   The use must be profitable;

5.   The use must be such as to return to land the highest net return; and

6. The use must be such as to deliver the return for the longest period of time.

Implied within this definition is the recognition of the contribution of that specific use to community environment or to community development goals in addition to wealth maximization of individual property owners. Also implied is that the determination of highest and best use results from the appraiser's judgment and analytical skill, i.e., that the use determined from analysis represents an opinion, not a fact to be found. In appraisal practice, the concept of highest and best use presents the premise upon which value is based. In the context of most probable selling price (market value), another appropriate term to reflect Highest and Best Use would be most probable. In the context of investment value, an alternative term would be "most profitable use."

LANDAUER
REAL ESTATE COUNSELORS

This definition implies legal use; hence, existing zoning or other legal constraints must be considered. Property uses that are within the realm of possibilities, but are highly speculative in nature or otherwise improbable, are excluded from consideration.

In estimating highest and best use, there are four stages of analysis:

1. Physically possible. What uses are permitted based on the site's size, shape, area, terrain, soil conditions, topography and access to utilities?

2. Legally permissible. What uses are permitted by zoning and deed restrictions on the site in question?

3. Financially feasible. Which possible uses will produce a net return to the owner of the site?

4. Maximally productive. Among the feasible uses, which use will produce the highest net return or the highest present worth?

The highest and best use of the land as if vacant and available for development may be different from highest and best use of the improved property. This is true when the improvements are not an appropriate use, but make a contribution to the total property value in excess of the value of the site. Based upon the analysis of the current market, we have reached the following opinions and conclusions.

Land as if vacant:

Physically Possible: The entire site encompasses an area of approximately 9.5 acres. It is irregularly shaped, with sufficient length and width to permit any development. The site is traversed by the Massachusetts Turnpike on the north side of the site and by the Amtrak, Conrail and the Boston subway system on the southern side of the site. These unusual deficiencies could hinder certain development scenarios. All types of improvements suitably scaled to the site are physically possible.

Legally Permissible: According to representatives of the Boston Redevelopment Authority density/use of the site was agreed upon by the State authorities and the developer and reviewed/approved by the BRA. The special development agreement permits the existing mixed-use development incorporating retail, office, hotel, residential and parking. The special

LANDAUER
REAL ESTATE COUNSELORS

development agreement of the site is considered a negotiated process. The allowable, legally permissible development of the site is considered the specified mixed use development agreement.

Financially Feasible: Under the current zoning regulations financially feasible uses of the site normally would include the specified mixed use development scenario. However, given the current rents and construction costs, it is unlikely that any new construction would be financially feasible at the present time.

Maximally Productive: Under the current zoning regulations the maximally productive use of the site normally would be considered to be the specified mixed use development scenario. However, given current rent levels, it is unlikely that new construction would be financially feasible/maximally productive at the present time.

Land As Improved:

As previously stated, the allowable, legally permissible mixed use development is considered a specified development scenario. Accordingly the financially feasible and maximally productive use of the property as currently improved is considered to be the existing improvements. Given the current market conditions, it is unlikely that new construction would be financially feasible/maximally productive.

Conclusion

Since the zoning is controlled by a specific declaration which specifies the existing mixed use development, Landauer concludes that the highest and best use assuming a vacant site, and as improved, is the existing mixed use development.

LANDAUER
REAL ESTATE COUNSELORS

VALUATION

Introduction:

There are three traditional approaches to value, the income approach, the sales comparison approach and the cost approach. The applicability of each depends on the characteristics of the subject property.

Major investment-grade properties such as Copley Place, typically possess highly detailed and complex physical, legal, locational and economic characteristics. The primary valuation approach employed by buyers and sellers of such properties is the income approach. This approach converts the anticipated future benefits of ownership to an expression of present value. Typically the discounted cash flow analysis technique is employed. This technique first projects the anticipated cash flows for the property over a holding period (normally ten years). The projected cash flows and net residual value are then discounted at a market-oriented discount rate, to an expression of present value.

The sales comparison approach involves a comparison of the subject property with similar properties that have sold, in order to derive an estimate of market value. It is also based on the theory of substitution, and implies that a prudent investor would not pay more to buy a property than it would cost to buy an equally desirable substitute property. Large multi-tenanted, investment grade properties typically possess highly detailed and complex physical, financial legal, locational and economic characteristics. Accurate and reliable comparative analysis of market transactions is often impaired by the absence of all or significant amounts of such data. In the case of the subject property this includes the absence of investment grade sales of leasehold interests in mixed-use projects with similarly complex financial structures. At best, such analyses of transactions which are available, provide only broad indications of such things as prices per square foot, first year returns and general cash flow assumptions, as support for the income approach to value. While such information is utilized by buyers and sellers of such properties, the approach is not employed as a method of accurately estimating the market value. Additionally, even for properties where the approach is suitable, its reliability is dependent on there being a sufficiently adequate body of comparable transaction data. Urban mixed use developments are comparatively uncommon and recent sales of leasehold interests in such properties even more so. The absence of recent comparable transactions in the Washington-

LANDAUER
REAL ESTATE COUNSELORS

New York-Boston corridor, renders the approach of marginal value and it has consequently not been employed in the valuation of the Subject property. Recent transactions of major retail properties such as regional shopping centers and local freestanding office buildings have been reviewed, however, to provide an indication of investor attitudes and requirements, albeit for a superior and more favored property type.

In the Cost Approach, the estimated land value is added to the estimated replacement cost of the improvements, minus the estimated depreciation from all sources. The approach is best suited to special use properties and is not very well suited to leasehold interests in complex, mixed-use, income-producing properties such as Copley Place. It is not typically employed by investors although values and sales prices are often related to estimated replacement cost, particularly during a downturn in the market. The cost approach has not, consequently been employed in the valuation of Copley Place.

Methodology

The computer software PRO-JECT has been used to project the income and expenses for the various components of Copley Place over a fifteen-year period, commencing July 1, 1997. The program incorporates existing lease terms and permits the entry of assumptions regarding present and future market rents, lease terms and operating expenses. Expense recoveries are calculated in accordance with individual lease terms. Upon expiration, new leases are based upon projected market rents and expense escalation bases for office tenants are reset to zero. Unless specifically known at the present time, future renewal probability is based upon a weighted average vacate/release ratio. Where leases contain either renewal or expansion options and, where these are deemed to be favorable to the tenant, the option terms have been reflected in the projection. The discounted cash flow analyses are based upon the cash flows for Years 1-10 together with the projected net residual value at the end of Year 10. The residual values are based upon the projected NOI's for Year 11. Years 12 though 15 were projected in order to view the cash flows in the years immediately following the residual calculations.

LANDAUER
REAL ESTATE COUNSELORS

Income Approach:

As previously noted, the Income Approach to value relates the anticipated income from a property to its value to an investor. It measures the amount an investor can reasonably pay for the property and receive an appropriate return on that investment as compared to alternative investment opportunities. This involves the projection of revenue and expenses over an anticipated holding period with the resulting cash flows discounted to a present indication of market value. In this analysis, value is equated to the present worth of anticipated cash flows plus the present worth of the future resale (reversionary) value assumed to be realized at the end of a projected holding period.

The process employed to value Copley Place involved a thorough analysis and understanding of the complex proportionate shares of each income and expense item. Retail, Office, Garage, Hotel contributions and central plant income and expenses are allocated at differing rates to the various components for recovery purposes.

The market places great emphasis on income in place. Some investors have considered purchases through capitalization of income in place. However, a sophistcated investor would want to consider the cash flow characteristics over a reasonable holding/investment period. We therefore believe that a reliable method for measuring the investment potential of a mixed use development is the discounted cash flow technique (DCF) which provides a model of the income generated by the property components over a given holding period. Given the modeling complexity of the various components of Copley Place this approach is judged the only reliable technique for estimating value. The discounted cash flow technique converts projected cash flow, including the reversionary value (property resale at the termination of the investment term) into a net present value utilizing a discount rate.

Copley Place is a mixed-use development which was completed in 1984 and consists of retail, office, hotel, residential and parking components on 9.5 acres of land and air rights. For the purposes of this appraisal we are valuing only the retail, office, Central Garage, Dartmouth Street Garage components together with the hotel common area and central plant income and expenses. In order to value the leasehold interest of portions of Copley Place Landauer utilized three different cash flow projections;

LANDAUER
REAL ESTATE COUNSELORS

1)   An office cash flow projection,

2)   A retail cash flow projection, and

3)   A garage/hotel projection.

The office cash flow projection includes revenues and expenses for the office buildings. The garage/hotel projection includes the Central and Dartmouth Street garage income and expenses, and the common area and central plant contributions from the hotels. The retail cash flow projection includes revenues and expenses for the mall stores and Neiman Marcus.

Operating statements for calendar years 1994-1996 have been reviewed together with budget projections for calendar year 1997. This information, along with other market data, provides the basis for the cash flow projections. The three cash flow projections are discounted separately with rates appropriate for the relative property types, as supported by a review of market transactions.

LANDAUER
REAL ESTATE COUNSELORS

Cash Flow Assumptions -- Office Portion

Introduction:

As previously noted, the office cash flow projection utilizes the computer software PRO-JECT. Which incorporates basic lease data and permits the entry of basic assumptions concerning future revenues and selected expenses.

Cash Flow Term:

11 years from July 1, 1997

Inflation Rate:

The projection utilizes an annual inflation assumption of 4%.

Standard Lease:

The standard office lease calls for five to ten-year lease terms. Ten year leases are typically written with rent steps during the course of the lease. As illustrated in the following table, however, most of the recent leasing has been for terms approximating 5 years:

--------------------------------------------------------------------------------
Tenant               Lease Sq. Ft.   Begins        Ends         Term     Average
--------------------------------------------------------------------------------
Personnel Decision       5,413      01-Jan-96   3l-Dec-2001      6
--------------------------------------------------------------------------------
Advantis                10,026      01-Feb-96   31-Jan-2000      4
--------------------------------------------------------------------------------
Willis Corron           26,578      01-Apr-96   31-Mar-2006     10
--------------------------------------------------------------------------------
RMV                    132,359      01-Aug-96   31-Jul-2001      5
--------------------------------------------------------------------------------
Colpits                    420      01-Nov-96   31-Oct-97        1
--------------------------------------------------------------------------------
Blair Television         3,123      01-Dec-96   30-Nov-2001      5
--------------------------------------------------------------------------------
Global Knowledge        23,502      01-Jan-97   31-May-98        1
--------------------------------------------------------------------------------
Oxigene                  1,946      01-May-97   30-Apr-2002      5
--------------------------------------------------------------------------------
Greater Boston CB       10,852      01-Aug-97   31-Jul-2002      5
--------------------------------------------------------------------------------
Sun                     64,237      01-Oct-97   30-Sep-2004      7
--------------------------------------------------------------------------------
Miller Comm. Expsn       6,528      01-Dec-97   30-Nov-2002      5           5
--------------------------------------------------------------------------------

Based upon recent leasing activity, all lease-up and speculative renewals are assumed to be for 5 year lease terms. The standard lease also includes escalations based upon a pro-rata share of real estate taxes and operating expenses over an expense stop, together with a work letter. The base year expense stops are typically the year of occupancy and work letters approximate $30.00 per square foot.

Rentable Area:

According to the information provided to Landauer, the office portion currently contains a net rentable area of 845,000 square feet.

LANDAUER
REAL ESTATE COUNSELORS

Occupancy:

Approximately 15% of the office space is currently vacant. Leases have been signed for an additional 110,271 square feet which will bring the vacancy level to a nominal 3% by year end. Only 47,087 square feet is vacant and unleased, and there is reported to be strong interest in this space.

Due to the accelerated time frame for this assignment, the leasing personal at Copley Place were unavailable for interview during the course of our analyses. Our understanding of the current leasing situation, therefore, is based upon the most recent rent roll, discussions with the managing agent and a property inspection.

Expiration Analysis:

The following chart details the timing of lease expirations. Currently vacant space has also been included. Lease expiration exposure is reasonably well balanced over the course of the projection:

             -------------------------------------------------------------
                         Year
               ----------------------
               Cash Flow       Fiscal        Square Feet       % of NRA
             -------------------------------------------------------------
                   1            1998            46,226             5%
             -------------------------------------------------------------
                   2            1999            35,271             7%
             -------------------------------------------------------------
                   3            2000           129,263            15%
             -------------------------------------------------------------
                   4            2001            32,630             4%
             -------------------------------------------------------------
                   5            2002           161,106            19%
             -------------------------------------------------------------
                   6            2003           149,178            18%
             -------------------------------------------------------------
                   7            2004           100,551            12%
             -------------------------------------------------------------
                   8            2005           345,513            41%
             -------------------------------------------------------------
                   9            2006            83,175            10%
             -------------------------------------------------------------
                  10            2007           154,532            18%
             -------------------------------------------------------------

Fiscal year 2005 is subject to the greatest exposure, 41 %, however portions of this space are rollovers for speculative lease ups and renewals.

In consideration of the market emphasis on income in place versus a speculative lease-up, we have assumed a measured lease-up of the vacant office space at Copley Place. We have assumed that the building will reach stabilized occupancy by January 1998.

Lease-up Timing:

In consideration of the market emphasis on income in place versus a speculative lease-up, we have assumed a measured lease-up of the vacant office space at Copley Place. We have assumed that the building will reach

LANDAUER
REAL ESTATE COUNSELORS

stabilized occupancy by January 1998. We project the lease-up of the currently vacant space as follows:

                         Date        SF Leased            Term
                    ---------------------------------------------
                       11/1/97        25,186               5
                    ---------------------------------------------
                        1/1/98         8,384               5
                    ---------------------------------------------
                        1/1/98         1,986               5
                    ---------------------------------------------
                        3/1/98         8,724               5
                    ---------------------------------------------
                        3/1/98           758               5
                    ---------------------------------------------
                        6/1/98         1,377               5
                    ---------------------------------------------
                        9/1/98           772               5
                    ---------------------------------------------

Lease Periods:

All new and renewal leases are assumed to run for a period of five years.

Rent Steps:

No rent steps are assumed on 5 year leases.

Lease Renewal:

Renewal probability is projected at 67% and the probability of nonrenewal is 33%. This factor is applied to speculative downtime between leases as well as leasing commissions and tenant alterations.

Market Rents:

Those seeking to buy Copley Place would most likely estimate future office rents based both on rents recently agreed to by office tenants at Copley Place and on rents in buildings competitive to the subject. We have collected comparable office rents from buildings competitive to the subject and reviewed the recent performance of the subject. The best indication of market rent logically lies with the recent leasing at the subject. This activity will, therefore, be afforded the greatest weight in estimating the market rent.

The office rent comparable chart on the facing page shows 1995, 1996 and 1997 leases from buildings located in the subject's general area, as well as recent leases in the subject. The spaces surveyed range in size from under 420 square feet to 153,000 square feet with five-to-ten-year lease terms. The signed base rents range from $17.00 per square foot to $32.69 per square foot. The comparable leases have real estate tax escalations over a tax year base amount escalations. The comparables all also have some variation of a direct operating escalation or net operating escalations. Electricity is generally not included in the base rent. The comparable have workletters ranging from $27.50 to $40,00 per square foot. No evidence of free rent was uncovered in the tightening market.

LANDAUER
REAL ESTATE COUNSELORS

The comparable rent chart delineates the parameters of the office rental market in buildings generally competitive with the subject. The ranges derived from the market comparables are useful in bracketing and supporting the recent rental activity in the subject which an average rental of approximately $30.00 per square foot.

                               [GRAPHIC OMITTED]

Given the fact that the subject property is an older 1984 building, which has inferior views and is not a dedicated office building, the office component of the subject is generally considered inferior to the high rise comparables. Copley Place does enjoy significant advantages over the smaller buildings located in Back Bay, notably the amenity package that comes from its location in a mixed use facility. Reviewing the leases and affording the greatest weight to the leasing at Copley Place, an average market rent of $30.00 with a $30.00 work allowance has been projected for the office space at Copley Place. In addition, and based upon leasing at the subject, a market rent of $17.00 per square foot is projected for the small lobby level service/travel space. The market rents are projected to increase at an average annual rate of 4% per annum over the course of the projection.

After the initial terms, upon rollover or renewal, all space is assumed to be released at the, then, market rate. Electric charges are in addition to the above market rents.

Escalations:

Standard lease terms generally provide for reimbursement to the landlord for increases in real estate taxes over a base year, with each tenant paying its allocated share based on square footage occupied. Operating escalation provisions are generally also based on pro rata increases in operating expenses over a base year. In practice, the real estate taxes and operating expenses are pooled for recovery purposes. Current contractual arrangements are assumed

LANDAUER
REAL ESTATE COUNSELORS

to remain in effect until expiration and are collected accordingly based on an inflation factor of 4% per annum. Upon renewal or releasing, escalations are reset to zero, and a new base year is established for real estate taxes.

Extended Hours:

Expenses for the common facilities in the building and tenant spaces are included in our estimate of utilities expense. Electric income includes overtime HVAC and certain tenant electric charges. This income source has generated the following revenue over the past several years.

--------------------------------------------------------------------------------
                           Actual 94      Actual 95      Actual 96     Budget 97
--------------------------------------------------------------------------------
Extended Hours              $185,647       $116,122       $229,702       $99,996
--------------------------------------------------------------------------------

Based on the 1997 budgeted income and expenses, this item is projected at $99,996, increasing at 4% annually thereafter.

Landlord Utilities:

Income reimbursements for landlord utility expenses associated with the common areas of the facility. Historically this item has fluctuated as follows:

--------------------------------------------------------------------------------
                           Actual 94      Actual 95      Actual 96     Budget 97
--------------------------------------------------------------------------------
Direct LLU                   262,533        337,219        561,376       322,664
--------------------------------------------------------------------------------

Based on the historical trends and the budgeted 1997 income and expenses, electric income is projected to be $322,664, increasing at 4% annually thereafter.

Miscellaneous R.E. Tax Contribution:

The bulk of the real estate costs are recovered through the main operating escalation. In addition, miscellaneous recoveries have been as follows:

--------------------------------------------------------------------------------
                           Actual 94      Actual 95      Actual 96     Budget 97
--------------------------------------------------------------------------------
Real Estate Contribution       0            21,775            0          86,680
--------------------------------------------------------------------------------

The recovery is estimated at $86,680 for 1997 growing at 4 percent per annum.

Vacancy/Credit Loss:

A 5.0% contingency provision is applied against total revenues in each year as an allowance for collection loss and income fluctuation.

LANDAUER
REAL ESTATE COUNSELORS

Rollover Vacancy:

A six-month down-time period to fill spaces vacated by previous tenants has been projected. Based upon a 67% renewal probability, this results in an average vacancy of two months for all speculative lease renewals.

Operating Expenses:

Operating expenses for the property are based upon the historical and budgeted operating expenses for the center. Detailed operating expenses were provided by Urban Retail Properties, Co. for the mixed-use complex as a whole. Many of the expenses particularly common area and central plant related items are allocated between the various property components (office, retail, hotel, garage etc.), depending on use. The complex allocations are based on specific formulas and vary from item to item. The detailed expenses and allocations were analyzed in depth by Landauer prior to utilization in the projections. Details of the real estate tax allocations were itemized in an earlier section of the report. Having regard to the data reviewed and Landauer's knowledge of industrywide trends, the budgets and allocations appear to be generally reasonable and have, therefore, been adopted for the purposes of the cash flow projection. The allocated operating expenses for the office portion of the property from 1994 through Budget 1997, are as follows:

--------------------------------------------------------------------------------
 Operating Expenses           Actual 94    Actual 95    Actual 96     Budget 97
--------------------------------------------------------------------------------
Real Estate Taxes             5,049,813    3,081,916     5,107,917     5,311,704
--------------------------------------------------------------------------------
Insurance                       169,402      176,389       173,334       186,948
--------------------------------------------------------------------------------
General Operating             1,091,749    1,069,675     1,413,473     1,647,456
--------------------------------------------------------------------------------
Central Plant & CAM           3,480,505    3,453,449     3,725,335     3,710,445
--------------------------------------------------------------------------------
Management                            0            0         1,176       557,880
--------------------------------------------------------------------------------
TOTAL EXPENSES                9,791,469    7,781,429    10,421,235    11,414,433
--------------------------------------------------------------------------------

Real Estate Taxes:

See Real Estate Tax section.

Leasing
Commissions:

Leasing commissions for the office tenancies are assumed to be a set dollar amount per square foot. The leasing history of Copley Place support the following schedule of leasing commissions.

                       --------------------------------
                          Lease Type          5 Year
                       --------------------------------
                          New                 $6.50
                       --------------------------------
                          Renew               $4.00
                       --------------------------------
                          Weighted Average    $4.83
                       --------------------------------

LANDAUER
REAL ESTATE COUNSELORS

Tenant Work
Allowance:

Based upon the estimated market lease terms, the tenant work allowance for new 5-year office tenants is projected at $30.00 per square foot, with a $6.00 per square foot workletter for renewal tenants. A weighted average of $13.92 per square foot has been applied to expiring leases under the assumption of a 67% renewal probability. The tenant work allowances is projected to increase 4 percent per annum.

                       --------------------------------
                          Lease Type           5 Year
                       --------------------------------
                             New               $30.00
                       --------------------------------
                            Renew              $ 6.00
                       --------------------------------
                       Weighted Average        $13.92
                       --------------------------------

Free Rent:

No free rent is projected for new leases; our research did not find free rent to be a factor in the current market.

Capital Reserve:

A capital reserve allowance of $0.25 per square foot in 1997, increasing at 4% percent per annum, has been projected.

Office Cash
Flow Projection:

The resultant 11-year cash flow projection is summarized on the facing page. The average annual increases for the major cash flow components are as follows:

                      Minimum Rentals               4.7%
                      Effective Gross Income        4.2%
                      Expenses                      4.0%
                      Net Operating Income          4.5%
                      Net Cash Flow                 7.0%


The projection of income and expenses for the office portion of Copley Place results in a supportable and market oriented projection. Income and expenses compare well with the historic operations of the property and future increases are supported by market parameters.

LANDAUER

REAL ESTATE COUNSELORS

Cash Flow Assumptions: Garages and Hotel Contribution

Introduction:

The income and expenses attributable to the garages and the hotel components have been modeled from an analysis of historic and projected operations. All financial information was provided by Urban Retail Properties, Co.

Cash Flow Term:

11 years from July 1, 1997.

General Inflation
Assumption:

Unless otherwise indicated, the projection utilizes an annual inflation assumption of 4% for revenue and expenses.

Garage Income:

The garage income is attributed to the Central garage and the Dartmouth Street Garage. Income has been analyzed historically with the greatest weight afforded to the Budget for 1997. Garage income has fluctuated over the past 3 years as follows:

--------------------------------------------------------------------------------
                           Actual 94      Actual 95      Actual 96     Budget 97
--------------------------------------------------------------------------------
Copley Garage                 n/a         5,643,624      6,411,535     6,509,869
--------------------------------------------------------------------------------
Dartmouth Garage              n/a         1,803,333      2,045,534     2,424,419
--------------------------------------------------------------------------------
Total Garage Revenue          n/a         7,446,957      8,457,069     8,934,288
--------------------------------------------------------------------------------

Part of the fluctuation is attributable to changes in accounting and reporting systems. The 1997 budgeted revenues have been adopted and projected to increase at 4% per annum.

Hotel Income:

Based on financial statements provided by Urban Retail Properties, Co., the projections also include the two hotels' common area maintenance and central plant contributions. The projected combined amount for 1997 totals $1,767,397.

--------------------------------------------------------------------------------
                           Actual 94      Actual 95      Actual 96     Budget 97
--------------------------------------------------------------------------------
Marriott                   1,110,785      1,149,167      1,220,795     1,024,185
--------------------------------------------------------------------------------
Westin                       787,461        808,031        886,945       743,212
--------------------------------------------------------------------------------
Total Hotel Revenues       1,896,246      1,957,198      2,107,740     1,767,397
--------------------------------------------------------------------------------

LANDAUER
REAL ESTATE COUNSELORS

This income source has been relatively stable and predictable over the past several year. The budgeted 1997 total income has therefore been adopted and is projected to increase at 4% per annum..

Operating Expenses:

Operating expenses, including real estate taxes, for the garages and hotel portions are based upon the historical and budgeted operating expenses for the center. Detailed operating expenses were provided by Urban Retail Properties, Co. for the mixed-use complex as a whole.

Garage Expenses: the cash flow contains expenses for the Copley and Dartmouth Street Garages. The 1997 garage expense estimates were based upon the historical garage history of the property and discussions with Urban Retail Properties, Co. and the parking manager. The total 1997 garage expenses are estimated at $5,301,093.

--------------------------------------------------------------------------------
                           Actual 94      Actual 95      Actual 96     Budget 97
--------------------------------------------------------------------------------
Copley Garage              2,905,725      6,953,893      3,571,814     3,764,902
Dartmouth Garage             984,333      1,157,870      1,441,019     1,536,191
TOTAL EXPENSES             3,890,058      8,111,763      5,012,833     5,301,093

Westin/Marriott Common Area: The projections also include the common area expenses attributable to the two hotels which are projected to total $208,246 for 1992.

--------------------------------------------------------------------------------
                           Actual 94      Actual 95      Actual 96     Budget 97
--------------------------------------------------------------------------------
Marriott                     832,740        805,175        888,635       864,890
--------------------------------------------------------------------------------
Westin                       576,631        555,443        610,895       599,984
--------------------------------------------------------------------------------
TOTAL EXPENSES             1,409,371      1,360,618      1,499,530     1,464,874
--------------------------------------------------------------------------------

Garage/Hotel Cash
Flow Projection

The resultant 11-year cash flow projection is summarized on the facing page. The average annual increases for the major cash flow components are as follows:

                        Effective Gross Income     4.0%
                        Expenses                   4.0%
                        Net Operating Income       4.0%
                        Cash Flow                  4.0%

LANDAUER
REAL ESTATE COUNSELORS

The recent leases in Copley Place have typically been for ten-year terms and provide for rent steps during the term of the lease. The leases also provide for reimbursement of real estate taxes, common area expenses, insurance and central plant. The initial base rents generally range from $30.00 to $100.00 per square foot of GLA, depending on store size.

Details of several proposed new leases with a high probability of signature were provided by Urban Retail Properties Company and have been incorporated in the analysis. Included in this category are proposals for new leases to Swarovski (926 square feet), The Gap (expanding into an additional 7,318 square feet). Simply Cigars (a temporary tenant occupying 480 square feet), Confetti Fine Confections (relocating and contracting from 410 square feet to 240 square feet), and Helly Hanson (1,560 square feet). In regard to the prospective lease to Helly Hanson, this assumes the early termination of the lease to Bombay Company (1,150 square feet), which is scheduled to expire January 31, 1998 according to the lease abstract provided by Urban Retail Properties Company, along with the relocation of Confetti Fine Confections, currently occupying 410 square feet of space adjacent to Bombay Company.

Lease Expirations are summarized schedule is set forth below, a detailed lease expiration in the Addenda.

--------------------------------------------------------------------------------
        Fiscal Year       Expiring s.f.         % of NRA       Cumulative
--------------------------------------------------------------------------------
           1998              16,175                4.4%            4.4%
--------------------------------------------------------------------------------
           1999              19,793                5.4%            9.8%
--------------------------------------------------------------------------------
           2000              43,064               11.7%           21.5%
--------------------------------------------------------------------------------
           2001              12,007                3.3%           24.7%
--------------------------------------------------------------------------------
           2002              11,265                3.1%           27.8%
--------------------------------------------------------------------------------
           2003              19,700                5.3%           33.1%
--------------------------------------------------------------------------------
           2004              27,060                7.3%           40.5%
--------------------------------------------------------------------------------
           2005              47,310               12.8%           53.3%
--------------------------------------------------------------------------------
           2006              23,869                6.5%           59.8%
--------------------------------------------------------------------------------
           2007              12,691                3.4%           63.2%
--------------------------------------------------------------------------------
           2008              17,078                4.6%           67.9%
--------------------------------------------------------------------------------

Minimum Rent:

Market rental estimates for the center were based upon an analysis of the current rent roll, recent leasing and current lease proposals. The rentals were

LANDAUER
REAL ESTATE COUNSELORS

used as the basis for projecting lease terms for the existing vacant units and also for future rentals for existing leases when they expire. In general terms, both rentals and sales per square foot tend to decrease as the size of the unit increases. The existing leases were therefore analyzed by unit size. An exhibit displaying the our analysis of the recent retail leases at Copley Place appears in the addenda. As a result of this analysis, the following average market rentals have been estimated:

              --------------------------------------------
                                              Market Rent
                  Leased Area (s.f.)         (per sq. ft.)
              --------------------------------------------
                  0 to 499                    $ 100.00
              --------------------------------------------
                  500 to 999                  $  75.00
              --------------------------------------------
                  1,000 to 2,999              $  65.00
              --------------------------------------------
                  3,000 to 4,999              $  50.00
              --------------------------------------------
                  5,000 to 7,999              $  40.00
              --------------------------------------------
                  8,000 to 20,000             $  30.00
              --------------------------------------------
                  Theater                     $  25.00
              --------------------------------------------
                  Anchor                      $  13.50
              --------------------------------------------
                  Storage                     $  35.00
              --------------------------------------------
                  Exterior                    $  15.00
              --------------------------------------------

Given the attributes of the Subject property relative to the freestanding stores on Boylston and Newbury Streets, the rentals are generally supported by the $42-$68 per square foot comparable range noted in an earlier section of the report. Direct comparisons, however, are not always too easy to make. On the one hand, Copley Place is an enclosed mall with potentially greater drawing power which results in higher sales volumes and rentals per square foot. On the other hand, the occupancy costs (operating expenses, real estate taxes etc.) for such centers are usually significantly higher than for freestanding stores which, in turn, reduces the potential rentals. On balance, the best evidence for the subject property is provided by the leasing activity within the center itself.

Reflecting current general economic conditions and the current outlook for retail sales, the estimated market rentals are projected to increase by 4.0% per annum. The resultant rentals are utilized for all existing leases, by size category, following their expiration.

LANDAUER
REAL ESTATE COUNSELORS

As a further test of reasonableness for the rent/sales projections, we have analyzed the occupancy costs associated with the leases at Copley Place. As a general rule, total occupancy costs (base rent, percentage rent and expense recoveries) cease to be viable when they exceed approximately 15% of sales. For the duration of the cash flow projection, the total gross income from mall tenants (excluding Neiman Marcus and Sony Theaters) falls into the 11.8%-12.4% range. These ratios are based upon contract rather than market rentals and the ratio would be closer to the 15% level if all of the leases were at market instead. Under the circumstances, the projected market rentals and sales appear to be sufficient to enable the mall to operate viably.

Vacant Units:

Most of the vacant space is being held in connection with the proposed new deals previously mentioned. In addition, two stores containing 1,532 and 528 square feet, respectively, are currently vacant, representing approximately 0.8% of the mall gross leasable area. All vacant space is assumed to lease up during fiscal 1998.

Lease Rollovers:

It is assumed that 70% of tenants will renew following lease expirations and that 30% will vacate. Future leases are assumed to be for 10-year terms with a 10% increase in the minimum rental at the end of the third year and a further 10% at the end of the sixth year. This is supported by the recent leases at the subject, an analysis of which appears in the addenda. Of the thirty three recent leases, the majority incorporate rent steps with an average step of 10.05%. Of the leases which incorporate steps, the overwhelming majority contain two steps, the first after three years and the second after six years. One lease, Williams Sonoma, contains annual CPI increase. Two month's weighted average down time is assumed between all leases.

Percentage Rent:

Percentage rent is typically earned when tenant sales exceed a specified breakpoint. Sales have been projected on a tenant by tenant basis, based upon the sales performance to date. The most recent sales provided by the owner were for the twelve months ending 5/30/97; however, not all tenants had reported their May 1997 totals. For the 1996 calendar year, sales for mall tenants who have been in occupancy since January 1, 1996 averaged approximately $590 per square foot (excluding Neiman Marcus and Sony Theatres). For mall tenants who have been in occupancy since January 1, 1995, sales for Calendar 1996 approximated $579 per square foot, an increase

LANDAUER
REAL ESTATE COUNSELORS

of approximately 5.5% over that of Calendar 1995 when sales averaged approximately $549 per square foot. Given the current trends in retail sales, individual tenant sales projected to increase by 4% per annum throughout the projection period.

Expense Recoveries:

As previously noted, the standard lease form requires most tenants to contribute a pro rata share of real estate taxes, common area maintenance, central plant and insurance. One tenant (Legal Sea Food) pays a fixed contribution, covering all expenses, which is projected to increase at the assumed inflation rate. Additional fixed contributions (increasing annually) are received from Neiman Marcus for real estate taxes, common area maintenance and insurance.

Vacancy and
Credit Loss:

As previously noted, an average one month downtime has been provided between leases. In addition, a vacancy and credit loss of 3% has been applied against potential gross income, excluding Neiman Marcus and Sony Theatres contributions.

Operating Expenses:

Operating expenses for the property are based upon the historical and budgeted operating expenses for the center. Detailed operating expenses were provided by Urban Retail Properties Company for the mixed-use complex as a whole. Many of the expenses - particularly common area and central plant related items - are allocated between the various property components (office, retail, hotel, garage etc.), depending on use. The complex allocations are based on specific formulas and vary from item to item. The detailed expenses and allocations were analyzed in depth by Landauer prior to utilization in the projections. Details of the real estate tax allocations were itemized in an earlier section of the report. Having regard to the data reviewed and Landauer's knowledge of industrywide trends, the budgets and allocations appear to be reasonable and have therefore been adopted for the purposes of the cash flow projection. The budgeted costs for the 1997 calendar year for the retail component of the property are listed below.

LANDAUER

REAL ESTATE COUNSELORS

--------------------------------------------------------------------------------
                   Item                            Total             psf
--------------------------------------------------------------------------------
      Direct Expenses:
       Real Estate Taxes                         $2,075,428        $ 5.63
       Insurance                                     84,972          0.23
       Management Fee                               753,564          2.05
      Re-allocated Expenses:
       Central Plant                              1,582,019          4.29
       Common Area Maintenance (CAM)
         Exterior                                   158,866          0.43
         Truck Dock                                 152,525          0.41
         Security                                   802,850          2.18
         Mall & Entry                             1,951,609          5.30
         Huntington Street Bridge                   176,673          0.48
         Stuart Bridge                               66,968          0.18
         Railroad Station & Turnpike                 58,990          0.16
                                                 ----------        ------
       Total CAM                                  3,368,482          9.14
       G&A - General                                  6,026          0.02
       G&A - Operations                             148,984          0.40
       Marketing                                    888,336          2.41
--------------------------------------------------------------------------------
      Total Expenses                             $8,977,482        $24.37
--------------------------------------------------------------------------------

Most of the expenses, with the exception of management and the general & administrative expense categories are recoverable from the tenants. CAM recoveries also incorporate a 15% administrative surcharge. With the exception of the basic management fee, which is based upon 3% of minimum and percentage rents, the expenses are projected to increase at 4% per annum. The only exception is the "Recaptures" category which consists of percentage rent offsets for a handful of tenants which are assumed to terminate when the existing leases expire.

Capital Expenses:

A reserve fund of $0.25 per square foot or $92,103 for the 1997 calendar year has been allocated for replacement of short lived items, and is anticipated to increase at 4% per annum.

Retail Cash Flow
Projection:

The resultant 11-year cash flow projection is summarized on the facing page. The average annual increases for the major cash flow components are as follows:

                    Minimum Rentals                 4.9%
                    Effective Gross Income          4.6%
                    Expenses                        4.1%
                    Net Operating Income            5.0%
                    Cash Flow                       4.9%

LANDAUER
REAL ESTATE COUNSELORS

Real Estate Investment
Market Overview

According to the Second Quarter 1997 Korpacz Real Estate Investor Survey, the national real estate market has stabilized and, for the most part, price increases are slowing. Sellers are encountering cap rate resistance among buyers. While suburban office prices are beginning to level out, the CBD office market is warming up and is likely to become a very active transaction market in the coming months. At the same time, regional malls are back in play and institutional investors want `A" malls, even though cap rates are under 8%. Neighborhood centers are the most popular retail type. Most investors are still interested in industrial warehouse/distribution facilities but there may be hard times ahead in the apartment market where overbuilding is beginning to have an effect.

A noteworthy trend is the powerful impact REITs are having on the market. A recent study by Koll reported the following:

      The Koll Real Estate Index indicates that real estate investment trusts handled a large share of major commercial real estate deals during the first quarter of 1997. While 45.1 percent of the biggest transactions were conducted by REITs, only 20.7 percent of the deals were handled by individual investors and small investment partnerships, and only 15.1 percent were facilitated by large investors, partnerships, and opportunity funds. Most of the deals REITs conducted involved retail and apartment properties, in which $108.5 billion, or more than 60 percent of the value of all commercial properties so far this year, was involved. REP's invested a significant portion of their money ($6.6 billion) in properties in the Washington, D. C., metropolitan area. The next-largest sum went toward Atlanta-area properties ($6.3 billion), followed by Dallas-Ft. Worth properties ($4.4 billion) and Los Angeles properties ($3.8 billion).

      National Mortgage News (07/07/97) Vol. 21. No. 40, P. 30/1

The drive by REIT's to diversify geographically and increase their size, coupled with the high price of the stock market and readily available financing, are placing upward pressure on real estate prices.

The valuation of all types of real estate today involves several tests of reasonableness. Other than Discounted Cash Flow methodologies, great, weight is placed on cash-on-cash returns, first-and second-year overall rates,

LANDAUER
REAL ESTATE COUNSELORS

per unit values, average rates of return, allocation ratios (between cash flow and reversion) and multiples of gross rent.

Most economists have adopted the view that the United States has entered a decade of steady economic expansion marked by low interest rates, low unemployment and minimal inflation. This is an unusual combination which has spurred appreciation of real estate as an investment vehicle. The likelihood of this trend continuing is the subject of considerable debate. In the event of a market correction the lack of new product entering the market should cushion the real estate market against any large swings in value.

Moving forward, we believe that investors in real estate, CBD office product in particular, will find their acquisition option increasingly limited. This is due to the rising prices for good product and the increasing competition among buyers, most notably the REITs. The specter of new construction is still somewhat distant and is unlikely to occur before rentals approach $50 per square foot.

Office Building
Sales Analysis

As previously noted, the Sales Comparison Approach is an imprecise technique for major income properties in general, and is especially so for leasehold interests in major mixed use complexes such as Copley Place. Nevertheless, recent comparable sales have been reviewed in order to provide general support for the income approach conclusions.

Five office building sales were identified and reviewed for the purposes of this analysis. It is important to note that, in some respects, the Copley Place office towers are potentially less attractive than conventional office buildings. On the one hand, their proximity to the retail space and good transportation accessibility are positive amenities for office workers. On the other hand, the lack of a traditional dedicated entranceway and "stand-alone" identity could limit their appeal to more prestige-oriented tenants. In addition, the low-rise design of the buildings does not permit the "view" amenity which can be offered by high-rise office towers.

The five sales are shown on the facing page chart. The sales are all located in the Boston Metropolitan area (Boston, Cambridge & Wobum) and sold from October 1995 to June 1997. The buildings were built between 1966 and 1987

LANDAUER
REAL ESTATE COUNSELORS

had strong occupancy rates at sale The sales range in size from 263,040 rentable square feet to 929,545 rentable square feet and sold for $109 to $301 per rentable square foot. First year overall rates range from 9.1 % to 11.3%.

Sale # 1 is of 75-101 Federal Street. A 560,000 square foot 31 story office tower built in 1988 and a 252,000 square foot art deco building renovated in 1985. The property is located in the financial district. The property was 93 percent occupied at the time of sale (10/95) and sold for $193 per square foot.

Sale # 2 is of 99 Summer Street, a 20 story Class A building which sold for $165 per square foot in September of 1996.

Sale # 3 consists of two buildings located in Cambridge which sold for $171 per square foot in November 1996. This sale yielded a first year OAR of 11.3%.

Sale # 4 was of Unicorn Park, a 408,683 square foot office complex located in Woburn. This property sold in December 1996 for $109 per square foot.. The first year OAR was 9.3%.

Sale #5 is the sale of the State Street Bank Building in June 1997 for $301 per square foot. The first year OAR was 9.1 %. This Class A building was 100 percent leased at the time of sale.

The best sale in terms of comparability to the office portion at Copley Place is number two, 99 Summer Street.

Office Discounted

Cash Flow Analysis

Two rates are essential components of the discounted cash flow analysis valuation technique: a discount rate to estimate the present worth of the anticipated cash flow and a capitalization rate applied to the anticipated sale or valuation for refinancing purposes at the end of the cash flow analysis period.

The discount rate is the measure of the rate of investment return which may be expected by a fair market buyer of a property. The discount rate consists of three components, which are a) a real rate of return b) compensation for expected inflation c) compensation for investment risk.

LANDAUER
REAL ESTATE COUNSELORS

In selecting a discount rate to apply to the annual cash flows, we have considered a variety of factors, the most significant being the internal rate of return sought by institutional and other major investors for investment-grade real estate, diversified by property type and location. We have analyzed actual transactions and studied published surveys of real estate investment criteria. The real estate transaction data that are available, point to rising cash flow return expectations both for the short term (capitalization rates) as well as extended holding periods (internal rates of return). Published investor surveys such as those provided by Peter F. Korpacz & Associates, Inc., and the Real Estate Research Corporation also attest to this condition. Peter F. Korpacz reports that the second quarter 1997 average free and clear internal rate of return of national office buildings is 11.76% and that the average free and clear residual capitalization rate is 9.59%. Cash flow returns for the best properties traditionally offer a risk/reward premium over such benchmarks as short-term Treasury Bills and long term Treasury Bonds. As real estate market conditions heat up, the spread will tighten as competition increases.

--------------------------------------------------------------------------------
                National CBD Office Market - Second Quarter 1997
--------------------------------------------------------------------------------
     Key Rates                Current Quarter     Last Quarter       Year Ago
--------------------------------------------------------------------------------
Discount Rate (IRR)
Range                          10.00%-15.00%      10.00%-15.00%    10.00%-15.00%
--------------------------------------------------------------------------------
Average                            11.76%            11.74%           11.99%
--------------------------------------------------------------------------------
Residual Cap Rate
Range                           8.25%-12.00%       8.25%-12.00%     8.25%-12.00%
--------------------------------------------------------------------------------
Average                             9.59%             9.63%            9.67%
--------------------------------------------------------------------------------
Overall Cap Rate (OAR)
Range                           7.50%-12.00%       7.50%-12.00%     8.00%-12.50%
--------------------------------------------------------------------------------
Average                             9.28%             9.30%            9.53%
--------------------------------------------------------------------------------
Source: Kotpacz, Real Estate Investors Survey - 2nd Quarter 1997
--------------------------------------------------------------------------------

In order to estimate a discount rate to estimate the property's value we reviewed national and local office building sales. Recent national sales (9/96-6/97) indicate that expected internal rates of return on substantially occupied buildings range from 10.5% to 13.5%. Expected first-year overall rates ranged from 5.2% to 13.0%. Generally, the rates for newer Class A buildings are more comparable to the subject. The recent local office building sales consist of dedicated office buildings which are not overly comparable to an office building constructed over a shopping mall such as the subject.

LANDAUER
REAL ESTATE COUNSELORS

In general we feel that the selection of appropriate discount and residual rates for the property is difficult because the available market data are limited and, when available, are not highly comparable. The limited transaction activity provides few indicators of investor criteria, and therefore cause our choice of rates to be less certain. To select appropriate discount and residual rates for the Copley Place office towers, the following factors were considered:

o     The property is located in the Back Bay market;

o     The property was completed in 1984 and has been well maintained;

o     The property is well occupied with strong tenancies;

o     The property is constructed over a shopping mall;

o     The property benefits from the retail services;

o     The property has minimal vacancy;

o     The Boston economy is thriving;

o     CBD office product is in high demand with investors;

o     No new construction is underway in this tight submarket;

o     Demand for space has out stripped supply in the Back Bay.

Having regard to the physical quality of the improvements, coupled with the quality of the tenant mix, high occupancy and sales levels, it is considered that the property possesses good quality investment attributes for its class. Based upon the review of comparable sales data and the Korpacz investor survey, a discount rate of 11.0% in conjunction with a residual cap rate of 9.5% (and a 0.5% sales commission rate) is considered to adequately reflect the quantity, quality and durability of the projected cash flows. Both the discount rate and the reversionary cap rate lie slightly below the average rates in the Korpacz survey, reflecting the quality of the subject property, its high occupancy and modest near-term rollover risk, the current strength of the Boston office market and the current appeal of both CBD office properties and the Boston market to institutional investors.

The resultant discounted cash flow analysis is summarized on the facing page and produces an estimated market value of $122,000,000 or $144 per square foot. The value lies in the bottom half of the comparable sale price per square foot range ($109 to $301). The price is suppressed to some extent by the below-market rentals for the DMV lease which occupies approximately 15.6% of the net rentable area. The value yields an initial overall rate of

LANDAUER
REAL ESTATE COUNSELORS

8.8% (with a five-year average of 10.43%) below the range of the comparables, but justified by the strength of the market and the downward pressure being placed on returns. Approximately 50% of the estimated value is in the cash flows and 50% in the residual.

LANDAUER
REAL ESTATE COUNSELORS

Garage & Hotel
Discounted Cash
Flow Analysis:

The garage and hotel contribution income is an integral part of the Copley Place complex. It consists of (a) the hotels' net contributions to the Common Area and Central Plant expenses and (b) the net incomes from the Central and Dartmouth Street Garages. The primary purpose of discounting the cash flows separately was to enable the retail and office components to be analyzed separately for market comparison purposes rather than to specifically estimate a separate stand-alone value for this component of the complex which would probably not be sold separately. After discounting the cash flows, the garage contribution will be further isolated in order verify it's reasonableness on a per unit basis relative to actual market activity.

In selecting the discount rate to apply to the annual cash flows for the garage and hotel contribution we have analyzed published surveys of general real estate investment criteria and market parameters of investor requirements. Market data suggest decreasing cash flow return expectations both for the short term (capitalization rates) as well as extended holding periods (internal rates of return).

In selecting appropriate discount and residual rates for the Copley Place garages and hotel contribution, the following factors were considered:

o    The rates employed for the retail and office components of the development;

o    The Back Bay location;

o    The physical condition of the properties;

o    The strong operating performance of the properties;

o The supported provided by the adjacent office, hotel and retail portions of the development;

o    The state of the thriving Boston economy;

o    The lack of new garage construction in the market;

o    The strong demand for parking spaces in the Back Bay.

Weighing the garage and hotel contribution's strong operating performance we consider rates at the lower end of the range of investor expectations (10.0% to 15.0% % discount rates and 7.5% to 12.0% first year overall rates) to be appropriate for the subject. More specifically, in estimating a value for

LANDAUER
REAL ESTATE COUNSELORS

the subject property we considered discount rates ranging from 11.0% to 14.0% and reviewed the resultant overall rates and cash-on-cash rates. We have, conseqeuently, selected a discount rate of 12% and a residual capitalization rate of 10% for the valuation of the Copley Place garage and hotel contributions. These rates have regard to the strong Boston real estate market and the benefits of the adjacent mixed use development at Copley Place, as well as the characteristics of the projected cash flows, relative to the corresponding retail and office cash flows.

The resultant discounted cash flow analysis is summarized on the previous facing page and produces an indicated value of $46,000,000 for the garage and hotel contributions to the cash flow projection. The value produces an initial overall rate of 8.9% (with a five-year average of 9.66%) and a cash flow/residual split of approximately 60%/40.

Given the high value of these components ($46,000,000) relative to the entire development, the contribution of the parking component has been isolated further and analyzed to test for reasonableness relative to market activity.

Garage
Value Allocation

The allocated value for the two parking garages has been estimated by capitalizing the net operating income attributable to the hotel contribution then deducting the value from the Parking and Hotel Contribution value indication. The resulting value for the parking garages was then checked for reasonableness against the market. The methodology used is summarized on the facing page.

The implied OAR of 8.92% and the per unit value of $27,814 appear reasonable in comparison to a recent sale in Boston. The Boston Harbor Garage, a 1,400 space self park garage located near Faneuil Hall and the Long Wharf Marriott sold in November 1996 for $55,000,000 or $39,286 per unit. The garage sold for an implied OAR of 9.5% on projected 1997 revenue. The Boston Harbor Garage is judged superior to the subjects two garages in terms of location, yet the subject garages have upside potential tied to the improving performance of Copley Place. Given the physical and function characteristic of the subject garages the value indication of $42,500,000 ($27,814 per space) appears reasonable.

LANDAUER
REAL ESTATE COUNSELORS

Shopping Center
Sales Analysis

As with the office component, the Sales Comparison Approach is considered to be an imprecise technique for valuing the retail portion of the subject property. Similarly, recent sales of Regional Shopping Centers have been reviewed in order to provide general support for the income approach conclusions.

Investor interest in regional shopping centers has been relatively strong over the past 18 months, with well over $2 billion invested in this product type. During this period, this activity was influenced by favorable pricing and by the availability of capital seeking retail product. Consistent with the prior few years, the purchasers of regional shopping centers were primarily the retail REITs and foreign investors.

The market for regional shopping centers continues to be segmented. For the centers of superior quality, investor interest remains strong. With very little prime product available for sale, pricing remains competitive. For centers of lesser quality or location, interest is strong only if the asset is fairly priced (with an adequate yield rate). These assets have been a favored target in the recent past for the retail REITs.

Landauer's survey of Regional Shopping Center Transactions appears in the addenda to this report. Of the sales listed in the survey, we have focused on the twenty-seven most recent sales, those which have occurred since June of 1995. The majority of these sales were in secondary markets, and none were located in a city's central business district. Additionally, none were a component of a mixed-use development and all contain multiple anchors. As such, these transactions may not be considered to be truly comparable to Copley Place.

Of the twenty-seven regional shopping center transactions included in our survey that occurred since June of 1995, most were solid performers in secondary markets. Of the half dozen assets which were of exceptional quality (with sales ranging from $300 to $633 per sq. ft.), first-year overall returns ranged from
6.1 % to 8.9%. For those assets of lesser quality or location, first-year OARs mostly ranged from 9.0% to 9.9% (with a few outside this range). During this period, there were also a number of assets

LANDAUER
REAL ESTATE COUNSELORS

sold subject to existing ground leases with the first-year OARs ranging from 9.3% to 10.4%.

For many of the assets sold in 1996, very little information has been made available regarding the internal rate of return (IRR) or residual capitalization rates. With many of these centers of average quality, buyers reportedly focused more on the near-term return. Of the transactions included in our survey, information relating to these yield rates is available for less than half. Although the overall range in IRRs (at 10.5% to 20%) was wide, most were in the 11% to 12% range. Residual capitalization rates for these assets ranged from 7% to 11%, with a range of 7% to 8% for the better assets.

As in the past period, buyers have continued to focus on the relationship of a center's productivity (as measured through sales) to the purchase price. For the better assets sold since June of 1995, this ratio ranged from 1.0 to 1.18. For all others, the ratio was lower, ranging from 0.4 to 0.9.

Interestingly, in late 1995, it had been forecast by many that 1996 would reveal a reduced interest in regional shopping center acquisitions. It was then thought that weak performance in this product type and improving markets elsewhere (particularly in the office segment) would result in fewer retail transactions. However, it would appear that investors continued to view shopping centers favorably, viewing this asset type as having the ability to offer adequate returns.

As noted previously, Copley Place is the premier center within its market area. It is a solid performer, with its 1996 mall sales averaging almost $580 per square foot. As such, in order to define the most comparable transactions, we have limited the transactions to those centers with mall sales volumes greater than $300 per square foot, and which were not subject to a ground lease. Ten of the sales meet these criteria, two in New York (sales 19 and 20), two in Illinois (sales 4 and 10), two in California (sales 17 and 27), one in Pennsylvania (sale 3), one in New Jersey (sale 24), one in Texas (sale 23), and one located in the Southeast (sale 9). The price per square foot of owned GLA ranged from $263 to $690, with an average of $390 per square foot. First year overall rates ranged from 6.1% to 8.9%, with an average of 7.8%.

LANDAUER
REAL ESTATE COUNSELORS

Retail Discounted
Cash Flow Analysis

In the selection of the capitalization and discount rates, we considered the high quality of the project and the minimal risk perceived in realizing the various components of projected net income, including projected sales.

According to the Korpacz Real Estate Investor Survey of the National Regional Mall Market, (Second Quarter 1997.), regional malls are back "in play" and institutional investors want "A" malls, even though cap rates are under 8%. More participants in the survey believe that regional malls are the best investment this year. The Survey noted that free and clear equity IRRs ranged from 10.0% to 14.0% and averaged 11.75%. Free and clear equity capitalization rates ranged from 7.0% to 11.0% and averaged 8.57%. Residual capitalization rates ranged from 7.5% to 11.0% and averaged 8.78%. Market rents are expected to increase between 0% to 4.0%, averaging a 2.86% increase, while expenses are expected to increase 3.0% to 4.0%, averaging a 3.75% increase. The aforementioned rates were surveyed from national institutional type investors such as pension funds, pension fund advisors, and investment advisors. A summary of Korpacz Investor Survey follows.

--------------------------------------------------------------------------------
          Survey of Investment Criteria - National Regional Mall Market
                               Second Quarter 1997
--------------------------------------------------------------------------------
Key Indicators                Current Quarter   Last Quarter      Year Ago
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Free & Clear Equity IRR
--------------------------------------------------------------------------------
Range                           10.50-14.00%    10.00-14.00%    10.00-14.00%
--------------------------------------------------------------------------------
Average                            11.75%          11.69%          11.50%
--------------------------------------------------------------------------------
Change (Basis Points)                 --              +6             +25
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Free & Clear Equity Cap Rate
--------------------------------------------------------------------------------
Range                            7.00-11.00%     7.00-11.00%     6.25-11.00%
--------------------------------------------------------------------------------
Average                             8.57%           8.57%           8.17%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Residual Cap Rate
--------------------------------------------------------------------------------
Range                            7.50-11.00%     7.50-11.00%     7.00-11.00%
--------------------------------------------------------------------------------
Average                             8.78%           8.76%           8.56%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Source: Peter F. Korpacz & Associates. Inc. - Quarterly Survey of
Investment Criteria
--------------------------------------------------------------------------------

LANDAUER
REAL ESTATE COUNSELORS

According to the Korpacz survey investor yield requirements for regional malls have increased approximately 25 basis points over the last 12 months. The decrease in investor requirements results from an increased general perception that the recovery from the recent recession will continue. The major concern facing the national retail market has been sluggish sales and the financial instability of tenants.

Competition for the better properties appears to be steady due to a variety of factors, including the scarcity of good quality investment real estate, the desire for an adequate hedge against inflation, and the quest for a safe haven for investment capital. Arising out of concerns over troubled real estate markets and overbuilding, investor cash flow projections today tend to be more "realistic", incorporating assumptions and probabilities in keeping with actual market experience and predicated upon moderate future expectations. To select appropriate discount and residual rates for the Copley Place, the following factors were considered:

o    The property is located in the Back Bay market;

o    The property was completed in 1984 and has been well maintained;

o    The property is well occupied with strong tenancies;

o    The historical increases in sales have outperformed those of the region;

o The property has continued to maintain high occupancy and sales levels during a period marked by generally sluggish sales performance nationally and the opening of the adjoining Prudential Center retail complex;

o    The property benefits from other high-end retailers in the area;

o    The property has minimal vacancy;

o    The Boston economy is thriving;

o    No new construction is underway in this tight submarket;

o    Demand for space has out stripped supply in the Back Bay.

Having regard to the physical quality of the improvements, coupled with the quality of the tenant mix, high occupancy and sales levels, it is considered that the property possesses above-average investment attributes for its class. Based upon the review of comparable sales data and the Korpacz investor survey, a discount rate of 11.0% in conjunction with a residual cap rate of

LANDAUER
REAL ESTATE COUNSELORS

8.5% (and a 0.5% sales commission rate) is considered to adequately reflect the quantity, quality and durability of the projected cash flows. Both the discount rate and the reversionary cap rate lie slightly below the average rates in the Korpacz survey, reflecting the quality of the subject property, its overall strength in its market area, as exhibited by its average sales volume per square foot and historical sales growth, and its premier location. The residual cap rate also reflects the prospective age of the property ten years from now and the fact that the cash flow projection contains no major capital renovation expenditures which may be necessary by that time.

The resultant discounted cash flow analysis is summarized on the facing page and produces an estimated market value of $147,000,000, or $399 per square foot, for the retail component of the property. The value lies near the center of the range of price per square foot of the comparable sales and 2.3% above the average price per square foot.

The value estimate yields a first year overall rate of 7.3%. Similar to the value estimate per square foot of rentable area, the first year overall rate lies near the center of the range of overall rates, but slightly below the average. It is notable, however, that this is due to the presence of several vacant stores which have leases pending and occupancies scheduled in late fall and early winter, as noted in the Valuation section of this report. As such, the first year cash flow is slightly depressed, and the overall rate increases to 7.7% during the second year of the projection, near the average overall rate of the comparable transactions. The annual net operating income accounts for 51.3% of the total value, with the remaining 48.7% due to the sales proceeds at the end of the holding period.

A final test of reasonableness is the ratio between the mall value per square foot and the average retail sales per square foot. For the recent transaction deemed most comparable to the subject, the ratio of purchase price to sales ranged from 0.83 to 1.18, with an average of 1.02. The lower ratios typically involve transactions in which the numbers include anchor values and sales which are typically much lower on a square foot basis than the in-line mall stores. The value estimate for Copley Place, including the center's anchor, yields a purchase price to 1996 retail sales ratio of 0.83. As such, the ratio of purchase price to sales for the subject property falls at the bottom of the range.

LANDAUER
REAL ESTATE COUNSELORS

In order to analyze the mall component of value, it is necessary to extract the portion of value attributable to Neiman Marcus. Capitalizing the Neiman Marcus net income (minimum and percentage rent) at 10% results in an implied value allocation of $11,717,420. This produces an implied mall valuation of $135,358,000 or approximately $520 per square foot. The projected mall sales (excluding Neiman Marcus) for Calendar 1997, meanwhile approximate $478 per square foot. This results in a value/sales ratio of approximately 1.09 which appears to be reasonable by market standards.

LANDAUER
REAL ESTATE COUNSELORS

Conclusion:

Although the three approaches to value were initially considered in the valuation of the leasehold interest of the subject property, the cost and market approaches were not employed as a result of the property's complex legal, financial and physical characteristics as well as the absence of any significant recent comparable transactions of leasehold interests in major mixed use projects in the northeastern United States. The valuation of the leasehold interest was based on the property's highest and best use, which is its current use as mixed use development. As a result, primary reliance was placed upon the income approach to value in general, and the discounted cash flow analysis technique, in particular, reflecting the actions of typical buyers and sellers of major commercial investment grade real estate. This valuation technique takes into consideration all of the factors essential to a long-term cash flow projection. The resulting cash flows and reversion were analyzed in light of the yield expectations of representative buyers and sellers of institutional-grade real estate. Because of its sensitivity to current market conditions and its ability to handle a broad assortment of variables unique to the subject property, this particular method is relied upon most heavily in this analysis.

Although the market approach was not employed directly in the valuation, recent sales of Boston office properties and national regional malls were analyzed to determine the investment yield requirements implied by recent market transaction activity. As a result, it was concluded that the sales supported the investment criteria employed in the discounted cash flow analyses and the resultant value conclusions.

Copley Place is a well-located, major institutional grade real estate asset. The enclosed mall represents one of the three major components of the City's high-end retail shopping area which is centered on the freestanding stores along Boylston and Newberry Streets, the Shops at Prudential Center and Copley Place itself. The mall enjoys high occupancy and sales levels and has performed well during a period of faltering sales nationwide and during which enhanced competition was presented by the redeveloped and expanded Shops at Prudential Center. The office portion of the development has also performed well and enjoys high occupancy levels and increasing rentals. The Boston office leasing market has rebounded strongly and declining vacancy levels have been accompanied by commensurate increases in rentals although they still fall short of the levels where new development would be feasible.

LANDAUER
REAL ESTATE COUNSELORS

Both the retail and office components of the property support the third major source of income, namely the parking garages. Both regional malls and CBD office buildings generally are currently favored by major institutional investors, in general, while Boston is a favored location, in particular.

The appraisal of the property was performed over an accelerated time frame although Landauer had previously appraised the property in early 1992 and had some familiarity with it. As a result, following the initial provision of property data, only limited assistance was received from the property ownership in response to various queries relating to the operations and leasing of the property. In certain instances, therefore, where answers to various operating and leasing questions were not provided, we have made what we believe to be reasonable assumptions based upon our previous knowledge of the property and general industry-wide trends.

The three major components of the value: retail, office and parking/hotel revenues were analyzed separately. The value conclusions appear to be reasonable by current market standards and are generally supportable by the comparable market data.

In conclusion, as a result of our investigations and analyses, it was concluded that the market value of the leasehold interest in the subject property, subject to occupancy leases, as of June 30, 1997, was:

                      THREE HUNDRED FIFTEEN MILLION DOLLARS
                                 ($315,000,000)

              Allocated as follows:

              Retail Portion                        $147,000,000
              Office Portion                        $122,000,000
              Garage/Hotel Common area portion      $ 46,000,000

These allocations have been provided only to identify the relative contributions of the various components to the aggregate value; they do not necessarily reflect the individual values of the components as separate entities.

                                     ADDENDA

                                OFFICE RENT ROLL

                              Capley Place - Office

                            PROJECT DESIGNATOR: LAOl
                           REVISION: 7/14/97 @ 10:43
                              LEASE ABSTRACT REPORT
                                 FOR ALL TENANTS
                                 7/21/97 @ 13:27

                  PRIMARY/                          ANNUAL
                 SECONDARY   SQUARE LEASE  LEASE    OPTION    MINIMUM        MINIMUM     OVERAGE  CEILING  BREAKPOINT
     TENANT        CODES      FEET  BEGIN   END     #/MOS     RENT/SF          RENT         %      (0005)    (000'S)
---------------- ---------  ------- -----  -----    ------ --------------  -----------   -------  -------  ----------
# 1-SUITE 1101       -        8,398  6/94  12/99      -             20.00     167,960       -         -        -
IBM

# 2-SUITE 1102       -       23,502  1/97   6/97      -             28.00     658.056       -         -        -
Global Knowledge

# 3-SUITE 1200       -       64,237 10/97   9/04      -            29.50    1,894,992       -         -        -
Sun Life                                                   10/02   34.50    2,216,177

# 4-SUITE 1345       -      132,359  8/96   7/01      -            32.69    4,326,816       -         -        -
RMV

# 5-SUITE 1600       -       10,026  2/96   1/00      -             17.50     175,455       -         -        -
Advantis                                                    2/97    19.50     195,507
                                                            2/98    21.75     218,066
                                                            2/99    24.00     240,624

# 6-SUITE 1601       -       28,724  2/95   1/00      -             18.91     543,171       -         -        -
AT&T Resource Ngmt                                          6/98    20.95     601,768

# 7-SUITE 1603       -        1,946  5/97   4/02      -             30.50      59,353       -         -        -
Oxigene

# 8-SUITE 1700               34,116  6/94  11/99      -             18.50     631,146       -                  -
AT&T                                                        6/97    19.50     665,262

# 9-SUITE 2103       -       10,852  8/97   7/02      -             25.05     271,843       -         -        -
Greater Boston CS

# 10-SUITE 2200      -       28,654  9/91   5/98      -             24.00     687,696       -         -        -
Olsten Health Serv

# 11-SUITE 2200      -       28,654  6/98   1/00      -             20.95     600,301       -         -        -
AT&T

# 12-SUITE 2300      -        8,162  6/91   5/98      -             18.00     146.916       -         -        -
Cipriani Kremer

# 13-SUITE 2301      -       20,084  0/93   8/03      -             24.14     484.828       -         -        -
Census Bureau                                      9/98             21.52     432,208

# 14-SUITE 2400      -       17,617  6/93   5/00      -             19.50     343,532       -         -        -
Core. Inc.                                         6/98             22.00     387.574


                                       PRO RATA     % OF RENT
     TENANT           RECOVERIES      SHARE BASE    SUBJ TO CPI
----------------     ------------     -----------   -----------
# 1-SUITE 1101       100 RECOVERY     %10,411,668
IBM

# 2-SUITE 1102       100 RECOVERY     %10,813,043
Global Knowledge

# 3-SUITE 1200       100 RECOVERY     %10,919,392
Sun Life

# 4-SUITE 1345       100 RECOVERY     %10,435,750
RMV

# 5-SUITE 1600       100 RECOVERY     %10,435,750
Advantis



# 6-SUITE 1601       100 RECOVERY     %10,227,035
AT&T Resource Ngmt

# 7-SUITE 1603       100 RECOVERY     %10,919,392
Oxigene

# 8-SUITE 1700       100 RECOVERY     9,986,210
AT&T

# 9-SUITE 2103       100 RECOVERY     %10,919,392
Greater Boston CS

# 10-SUITE 2200      100 RECOVERY     8,998,828
Olsten Health Serv

# 11-SUITE 2200      100 RECOVERY     %11,427,017
AT&T

# 12-SUITE 2300      100 RECOVERY     %10,537,150
Cipriani Kremer

# 13-SUITE 2301      Escalation
Census Bureau        Real Estate Tax

# 14-SUITE 2400      100 RECOVERY     9,352,037
Core. Inc.

                  PRIMARY/                          ANNUAL
                 SECONDARY   SQUARE LEASE  LEASE    OPTION    MINIMUM        MINIMUM     OVERAGE  CEILING  BREAKPOINT
     TENANT        CODES      FEET  BEGIN   END     #/MOS     RENT/SF          RENT         %      (0005)    (000'S)
---------------- ---------  ------- -----  -----    ------ --------------  -----------   -------  -------  ----------
# 15-SUITE 2401              6.573  7/95   6/02      -             25.54     167,874         -       -        -
Boston Mortgage                                            7/97     2604     171,161
                                                           7/99    27.54     181,020
                                                           7/01    28.54     187,593

# 16-SUITE 2402             11,191  1/97  12/98      -             25.00     279.775         -       -        -
Bain & Co.

# 17-SUITE 2403                823 12/95   8/03      -             25.71      21.159         -       -        -
Census Expansion

# 18-SUITE 2500             37,941  5/96   8/04                    16.50     626,027         -       -        -
Sam & Co. Expnsn                                           5/97     2450     929,555
                                                           5/98     2850   1.081,319
                                                           5/00     3050   1,157,201
                                                           5/02    32.50   1,233,083

# 19-SUITE 2700            116,763  8/84   8/04      -            32.85    3,835,664         -       -        -
Sam & Co.                                                  9/99   37.60    4,390,289

# 20-SUITE 3200             45,300  2/84   2/99      -             16.00     724,800         -       -        -
Fleet Bank

# 21-SUITE 3201              8,384  1/98  12/02      -             31.20     261.581         -       -
Lease Up

# 22-SUITE 3300             26,578  4/96   3/06      -             25.00     664,450         -       -        -
Willis Corroon                                             6/01    29.00     770,762

# 23-SUITE 3301              3,123 12/96  11/01                    27.15      84,789         -       -        -
Blair Television

# 24-SUITE 3400             16,654  2/95   2/05      -             14.50     241.483         -       -        -
Canadian Consulate

# 25-SUITE 3401              5,413 1/96 1  2/01      -             26.00     140,738         -       -        -
Personnel Decision

# 26-SUITE 3500             12,574 11/94   7/03      -             35.00     440,090         -       -        -
German Consulate                                           8/96    36.00     452,664
                                                           8/97    37.00     465,238
                                                           8/98    38.00     477,812
                                                           8/99    39.00     490,386
                                                           8/00    40.00     502,960
                                                           8/01    41.00     515,534
                                                           8/02    42.00     528,108

                                       PRO RATA     % OF RENT
     TENANT           RECOVERIES      SHARE BASE    SUBJ TO CPI
----------------     ------------     -----------   -----------

# 15-SUITE 2401      100 RECOVERY      %10,227,035
Boston Mortgage



# 16-SUITE 2402      100 RECOVERY      %1O,435,750
Bain & Co.

# 17-SUITE 2403      NONE
Census Expansion

# 18-SUITE 2500      100 RECOVERY      %10,435,750
Sam & Co. Expnsn




# 19-SUITE 2700      100 RECOVERY      8,188,050
Sam & Co.

# 20-SUITE 3200      FLEET ESCALATION
Fleet Bank

# 21-SUITE 3201      100 RECOVERY      %11,427,017
Lease Up

# 22-SUITE 3300      100 RECOVERY      %10,435,7S0
Willis Corroon

# 23-SUITE 3301      100 RECOVERY      %10,435,750
Blair Television

# 24-SUITE 3400      ESCALATION
Canadian Consulate

# 25-SUITE 3401      100 RECOVERY      %10,435,750
Personnel Decision

# 26-SUITE 3500      100 RECOVERY      %10,227,035
German Consulate

                  PRIMARY/                          ANNUAL
                 SECONDARY   SQUARE LEASE  LEASE    OPTION    MINIMUM        MINIMUM     OVERAGE  CEILING  BREAKPOINT
     TENANT        CODES      FEET  BEGIN   END     #/MOS     RENT/SF          RENT         %      (0005)    (000'S)
---------------- ---------  ------- -----  -----    ------ --------------  -----------   -------  -------  ----------
# 27-SUITE 3501              8,187   6/95   8/98      -             19.75     161,693         -       -        -
Liberty Mutual                                              7/97    20.50     167,834
                                                            7/98    24.00     196,488
                                                  1- 36             21.00     171,927         -       -        -

# 28-SUITE 4100              1,310   7/87  10/97      -             17.00      22.270         -       -        -
Jane Edmonds Assoc

# 29-SUITE 4102              7,334   2/95   1/01      -             22.50     165,015         -       -        -
Neurotec                                                    2/98    28.00     205,352

# 30-SUITE 4105              2,366   7/95  12/97      -             17.50      41,405         -       -        -
Standard Parking

# 31-SUITE 4110              1,742  11/95  10/00      -             21.50      37,453         -       -        -
Nova Scotia                                                11/97    22.50      39,195
                                                           11/98    23.50      40,937

# 32-SUITE 4120                865   6/97   5/98      -             16.65      14.402                 -        -
Copley Place Travl

# 33-SUITE 4125              1,728   3/85   5/00      -             15.00      25,920         -       -        -
NE Minority Prchsg

# 34-SUITE 4135                780  12/93  11/98      -             17.00      13.260         -       -        -
Emperial House

# 35-SUITE 4140                758   3/98   2/03      -             31.20      23,650         -       -        -
Lease-Up

# 36-SUITE 4145              1,377   6/98   5/03      -             31.20      42,962         -       -        -
Lease Up

# 37-SUITE 4150                420  11/96  10/97      -             27.00      11,340         -       -        -
ColPitts

# 38-SUITE 4155              3,504   8/94   7/98      -             22.00      77,088         -       -        -
Hay Group, The
                                                  1- 36             29.64     103,859         -       -        -

# 39-SUITE 4234              64,099 11/92  11/02      -             22.24    1,425,562        -       -        -
IRS                                                          1/98   24.47    1,568.503

# 40-SUITE 4400              4,622   9/95   9/05      -             22.00     101,684         -       -        -
Urban Retail                                                9/98    24.00     110,928
                                                            9/01    26.00     120,172
                                                            9/04    28.00     129.416

                                          PRO RATA     % OF RENT
     TENANT              RECOVERIES      SHARE BASE    SUBJ TO CPI
----------------        ------------     -----------   -----------

# 27-SUITE 3501        NONE
Liberty Mutual

                       NONE

# 28-SUITE 4100        NONE
Jane Edmonds Assoc

# 29-SUITE 4102        100 RECOVERY       9,986,210
Neurotec

# 30-SUITE 4105        NONE
Standard Parking

# 31-SUITE 4110        100 RECOVERY      %10,227,035
Nova Scotia


# 32-SUITE 4120        NONE
Copley Place Travi

# 33-SUITE 4125        NONE
NE Minority Prchsg

# 34-SUITE 4135        NONE
Emperial House

# 35-SUITE 4140        100 RECOVERY       %11,427,017
Lease-Up

# 36-SUITE 4145        100 RECOVERY       %11,427,017
Lease Up

# 37-SUITE 4150        NONE
Col Pitt s

# 38-SUITE 4155        100 RECOVERY       %10,227,035
Hay Group, The
                       100 RECOVERY       %10,227,035

# 39-SUITE 4234        Escalation
IRS                    Real Estate Tax

# 40-SUITE 4400        100 RECOVERY       %l0,351,250
Urban Retail

                  PRIMARY/                          ANNUAL
                 SECONDARY   SQUARE LEASE  LEASE    OPTION    MINIMUM        MINIMUM     OVERAGE  CEILING  BREAKPOINT
     TENANT        CODES      FEET  BEGIN   END     #/MOS     RENT/SF          RENT         %      (0005)    (000'S)
---------------- ---------  ------- -----  -----    ------ --------------  -----------   -------  -------  ----------
# 41-SUITE 4402                772  9/98   8/03               -    31.20      24,086         -       -        -
Lease Up

# 42-SUITE 4500             23,554  3/91   2/01      -             21.50     506.411         -       -        -
Unicco                                                     3/98    24.50     577,073

# 43-SUITE 4602              2,270 11/88   5/97      -             30.00      68,100         -       -        -
Tiffany & Company

# 44-SUITE 4605             14,717 11/94   5/97      -             22.37     329.219         -       -        -
Miller Communictns

# 45-SUITE 4605             16,239  6/97  11/02      -             24.75     401,915         -       -        -
Miller Communictns                                        10/97    25.00     405,975
                                                          10/98    25.50     414,095
                                                          12/99    34.00     552,126

# 46-SUITE 4605              6,528 12/97  11/02      -             29.00     189,312         -       -        -
Miller Coemi. Expsn                                       12/99    34.00     221,952

# 47-SUITE 4606                949  3/95   2/98      -             17.00      16,133         -       -        -
Funding Resources

# 48-SUITE 460A              3,500  3/89  11/97      -              0.00           0         -       -        -
Building Office

# 49-SUITE 2100              6,378 12/97  12/25      -              0.00           0         -       -        -
Office of the Bldg

# 50                        25,186 11/97  10/02      -             30.00     755.580         -       -        -
LEASE UP

# 51                         1,986  1/98  12/02      -             31.20      61,963         -       -        -
LEASE UP

# 52                         8,724  3/98   2/03      -             31.20     272,189         -       -        -
LEASE UP
                            918,543

                                         PRO RATA     % OF RENT
     TENANT             RECOVERIES      SHARE BASE    SUBJ TO CPI
----------------       ------------     -----------   -----------
# 41-SUITE 4402       100 RECOVERY      %1l,427,017
Lease Up

# 42-SUITE 4500       100 RECOVERY      8,466,900
Unicco

# 43-SUITE 4602       95% As If Escltn
Tiffany & Company

# 44-SUITE 4605       100% As If Escltn  %1O,511,800
Miller Communictns

# 45-SUITE 4605       100 RECOVERY       %10,227,035
Miller Communictns



# 46-SUITE 4605       100 RECOVERY       %10,227,035
Miller Comm. Expsn

# 47-SUITE 4606       100 RECOVERY       %10,227,035
Funding Resources

# 48-SUITE 460A       NONE
Building Office

# 49-SUITE 2100       NONE
Office of the Bldg

# 50                  100 RECOVERY       %10,919,392
LEASE UP

# 51                  100 RECOVERY       %l1,427,017
LEASE UP

# 52                  100 RECOVERY       %11,427,017
LEASE UP

                         OFFICE PRO-JECT TENANT REGISTER

                              Copley Place - Office
                            PROJECT DESIGNATOR: LAO1
                            REVISION: 7/14/97 o 10:43
                                 TENANT REGISTER
                                 7/21/97 @ 13:32

                  TENANT                    SQUARE FEET  BEGIN DATE  END DATE
----------------------------------------    -----------  ----------  --------
# 1  - SUITE   1101   IBM                         8,398      6/1994   12/1999
# 2  - SUITE   1102   Global Knowledge           23,502      1/1997    6/1997
# 3  - SUITE   1200   Sun Life                   64,237     10/1997    9/2004
# 4  - SUITE   1345   RMV                       132,359      8/1996    7/2001
# 5  - SUITE   1600   Advantis                   10,026      2/1996    1/2000
# 6  - SUITE   1601   AT&T Resource Mgmt         28,724      2/1995    1/2000
# 7  - SUITE   1603   Oxigene                     1,946      5/1997    4/2002
# 8  - SUITE   1700   AT&T                       34,116      6/1994   11/1999
# 9  - SUITE   2103   Greater Boston CB          10,852      8/1997    7/2002
# 10 - SUITE   2200   Olsten Health Serv         28,654      9/1991    5/1998
# 11 - SUITE   2200   AT&T                       28,654      6/1998    1/2000
# 12 - SUITE   2300   Cipriani Kremer             8,162      6/1991    5/1998
# 13 - SUITE   2301   Census Bureau              20,084      8/1993    8/2003
# 14 - SUITE   2400   Core, Inc.                 17,617      6/1993    5/2000
# 15 - SUITE   2401   Boston Mortgage             6,573      7/1995    6/2002
# 16 - SUITE   2402   Bain & Co.                 11,191      1/1997   12/1998
# 17 - SUITE   2403   Census Expansion              823     12/1995    8/2003
# 18 - SUITE   2500   Bain & Co. Expnsn          37,941      5/1996    8/2004
# 19 - SUITE   2700   Bain & Co.                116,763      8/1984    8/2004
# 20 - SUITE   3200   Fleet Bank                 45,300      2/1984    2/1999
# 21 - SUITE   3201   Lease Up                    8,384      1/1998   12/2002
# 22 - SUITE   3300   Willis Corroan             26,578      4/1996    3/2006
# 23 - SUITE   3301   Blair Television            3,123     12/1996   11/2001
# 24 - SUITE   3400   Canadian Consulate         16,654      2/1995    2/2005
# 25 - SUITE   3401   Personnel Decision          5,413      1/1996   12/2001
# 26 - SUITE   3500   German Consulate           12,574     11/1994    7/2003
# 27 - SUITE   3501   Liberty Mutual              8,187      6/1995    8/1998
# 28 - SUITE   4100   Jane Edmonds Assoc          1,310      7/1987   10/1997
# 29 - SUITE   4102   Neurotec                    7,334      2/1995    1/2001
# 30 - SUITE   4105   Standard Parking            2,366      7/1995   12/1997
# 31 - SUITE   4110   Nova Scotia                 1,742     11/1995   10/2000
# 32 - SUITE   4120   Copley Place Travl            865      6/1997    5/1998
# 33 - SUITE   4125   NE Minority Prchsg          1,728      3/1985    5/2000
# 34 - SUITE   4135   Emperial House                780     12/1993   11/1998
# 35 - SUITE   4140   Lease-Up                      758      3/1998    2/2003
# 36 - SUITE   4145   Lease Up                    1,377      6/1998    5/2003
# 37 - SUITE   4150   Colpitta                      420     11/1996   10/1997
# 38 - SUITE   4155   Hay Group, The              3,504      8/1994    7/1998
# 39 - SUITE   4234   IRS                        64,099     11/1992   11/2002
# 40 - SUITE   4400   Urban Retail                4,622      9/1995    9/2005
# 41 - SUITE   4402   Lease Up                      772      9/1998    8/2003
# 42 - SUITE   4500   Unicco                     23,554      3/1991    2/2001
# 43 - SUITE   4602   Tiffany & Company           2,270     11/1988    5/1997
# 44 - SUITE   4605   Miller Communications      14,717     11/1994    5/1997
# 45 - SUITE   4605   Miller Communications      16,239      6/1997   11/2002
# 46 - SUITE   4605   Miller Comm, Expsn          6,528     12/1997   11/2002
# 47 - SUITE   4606   Funding Resources             949      3/1995    2/1998
# 48 - SUITE   460A   Building Office             3,500      3/1989   11/1997
# 49 - SUITE   2100   Office of the Bldg          6,378     12/1997   12/2025
# 50 - LEASE   UP                                25,186     11/1997   10/2002
# 51 - LEASE   UP                                 1,986      1/1998   12/2002
# 52 - LEASE   UP                                 8,724      3/1998    2/2003
                                             ----------
        52 TENANTS                              918,543
                                             ==========

                        OFFICE LEASE EXPIRATION SCHEDULE

                              Copley Place - Office
                            PROJECT DESIGNATOR: LAO1
                            REVISION: 7/14/97 o 10:43

                                EXPIRATION REPORT
                        YEARS 1998 TO 2009, ALL TENANTS,
                     INCLUDING OPTIONS, INCLUDING RENEWALS,
                    EXCLUDING BASE LEASES AND PRIOR OPTIONS,
                      BASE RENTS INCLUDING CPI ADJUSTMENTS,
                           INCLUDING PERCENTAGE RENTS
                                 7/21/97 @ 13:33

                                 TERM/       BASE               TOTAL    MARKET
      TENANT        SQUARE FT   END DATE    RENT/SF   RECV/SF  RENT/SF   RENT/SF
------------------  ---------   --------    -------   -------  -------   -------
# 28-SUITE 4100                 INITIAL
Jane Edmonds Assoc      1,310   10/1997      17.00      0.00    17.00     31.20

# 37-SUITE 4150                 INITIAL
Colpilts                  420   10/1997      27.00      0.00    27.00     31.20

# 48-SUITE 460A                 INITIAL
Building Office         3.500   11/1997       0.00      0.00     0.00      0.00

# 30-SUITE 4105                 INITIAL
Standard Parking        2,366   12/1997      17.50      0.00    17.50     31.20

# 47-SUITE 4606                 INITIAL
Funding Resources         949    2/1998      16.99      1.49    18.49     32.45

# 32-SUITE 4120                 INITIAL
Copley Place Travl        865    5/1998      16.65      0.00    16.65     18.39

# 10-SUITE 2200                 INITIAL
Olsten Health Serv     28,654    5/1998      24.00      3.02    27.02     32.45

# 12-SUITE 2300                 INITIAL
Cipriani Kremer         8,162    5/1998      18.00      1.05    19.05     32.45
                     --------              -------   -------  -------   -------
8 FY 98 EXPIRATIONS    46,226                20.34      2.09    22.43     29.62
                     --------              -------   -------  -------   -------
# 34-SUITE 4135                 INITIAL
Emperial House            780   11/1998      17.00      0.00    17.00     32.45

# 16-SUITE 2402                 INITIAL
Bain & Co.             11,191   12/1998      25.00      1.24    26.24     32.45

# 20-SUITE 3200                 INITIAL
Fleet Bank             45,300    2/1999      16.00     14.57    30.57     32.45
                     --------              -------   -------  -------   -------
3 FY 99 EXPIRATIONS    57,271                17.77     11.77    29.54     32.45
                     --------              -------   -------  -------   -------
11 CUMULATIVE EXPS    103,497                18.92      7.45    26.36     31.18

#  8-SUITE 1700                 INITIAL
AT&T                   34,116   11/1999      19.50      2.35    21.85     33.75

#  1-SUITE 1101                 INITIAL
IBM                     8,398   12/1999      20.00      1.82    21.82     35.10

# 11-SUITE 2200                 INITIAL
AT&T                   28,654    1/2000      20.95      1.18    22.13     33.75

#  5-SUITE 1600                 INITIAL
Advantis               10,026    1/2000      24.00      2.42    26.42     33.75

                                 TERM/       BASE               TOTAL    MARKET
      TENANT        SQUARE FT   END DATE    RENT/SF   RECV/SF  RENT/SF   RENT/SF
------------------  ---------   --------    -------   -------  -------   -------

#  6-SUITE 1601                 INITIAL
AT&T Resource Mgmt     28,724    1/2000      20.95      2.68     23.63     35.10

# 33-SUITE 4125                 INITIAL
NE Minority Prchsg      1,728    5/2000      15.00      0.00     15.00     35.10

# 14-SUITE 2400                 INITIAL
Core. Inc.             17,617    5/2000      22.00      3.77     25.77     35.10
                     --------              -------   -------   -------   -------
 7 FY100 EXPIRATIONS  129,263                20.81      2.30     23.10     34.34
                     --------              -------   -------   -------   -------
18 CUMULATIVE EXPS    232,760                19.97      4.59     24.55     32.93

# 31-SUITE 4110                 INITIAL
Nova Scotia             1,742   10/2000      23.50      2.68     26.18     35.10

# 29-SUITE 4102                 INITIAL
Neurotec                7,334    1/2001      28.00      3.57     31.57     36.50

# 42-SUITE 4500                 INITIAL
Unicco                 23,554    2/2001      24.50      5.19     29.69     36.50
                     --------              -------   -------   -------   -------
 3 FYlOl EXPIRATIONS   32,630                25.23      4.69     29.93     36.42
                     --------              -------   -------   -------   -------
21 CUMULATIVE EXPS    265,390                20.61      4.60     25.21     33.36

# 38-SUITE 4155                 OPTION 1
Hay Group, The          3,504    7/2001      29.64      3.27     32.91     35.10

#  4-SUITE 1345                 INITIAL
RMV                   132,359    7/2001      32.69      3.01     35.70     36.50

# 27-SUITE 3501                 OPTION 1
Liberty Mutual          8,187    8/2001      21.00      0.00     21.00     35.10

# 23-SUITE 3301                 INITIAL
Blair Television        3,123   11/2001      27.15      3.01     30.16     36.50

# 25-SUITE 3401                 INITIAL
Personnel Decision      5,413   12/2001      26.00      3.01     29.01     37.96

#  7-SUITE 1603                 INITIAL
Oxigene                 1,946    4/2002      30.50      3.06     33.56     36.50

# 15-SUITE 2401                 INITIAL
Boston Mortgage         6,573    6/2002      28.54      3.92     32.46     36.50
                     --------              -------   -------   -------   -------
 7 FY102 EXPIRATIONS  161,105                31.50      2.90     34.41     36.45
                     --------              -------   -------   -------   -------
28 CII4ULATIVE EXPS   426,495                24.73      3.96     28.69     34.53

#  9-SUITE 2103                 INITIAL
Greater Boston CB      10,852    7/2002      25.05      3.06     28.11     36.50

# 50                            INITIAL
LEASE UP               25,186   10/2002      30.00      3.06     33.06     36.50

                                 TERM/       BASE               TOTAL    MARKET
      TENANT        SQUARE FT   END DATE    RENT/SF   RECV/SF  RENT/SF   RENT/SF
------------------  ---------   --------    -------   -------  -------   -------

# 39-SUITE 4234                  INITIAL
IRS                    64,099    11/2002      24.47      2.72    27.19     36.50

# 45-SUITE 4605                  INITIAL
Miller Communictns     16,239    11/2002      34.00      3.92    37.92     36.50

# 46-SUITE 4605                  INITIAL
Miller Comm. Expan      6,528    11/2002      34.00      3.92    37.92     36.50

# 37-SUITE 4150                 RENEWAL 1
Colpitts                  420    12/2002      31.20      2.43    33.63     39.48

# 28-SUITE 4100                 RENEWAL 1
Jane Edmonds Assoc      1,310    12/2002      31.20      2.43    33.63     39.48

# 21-SUITE 3201                  INITIAL
Lease Up                8,384    12/2002      31.20      2.43    33.63     37.96

# 51                             INITIAL
LEASE UP                1,986    12/2002      31.20      2.43    33.63     37.96

# 30-SUITE 4105                 RENEWAL 1
Standard Parking        2,366     2/2003      31.20      3.11    34.31     37.96

# 35-SUITE 4140                  INITIAL
Lease-Up                  758     2/2003      31.20      3.10    34.31     37.96

# 52                             INITIAL
LEASE UP                8,724     2/2003      31.20      3.11    34.31     37.96

# 47-SUITE 4606                 RENEWAL 1
Funding Resources         949     4/2003      31.19      3.11    34.31     39.48

# 36-SUITE 4145                  INITIAL
Lease Up                1,377     5/2003      31.20      3.11    34.31     37.96
                     --------               -------   -------  -------   -------
14 FY103 EXPIRATIONS  149,178                 28.09      3.00    31.08     36.78
                     --------               -------   -------  -------   -------
42 CUMULATIVE EXPS    575,673                 25.60      3.71    29.31     35.11

# 32-SUITE 4120                 RENEWAL 1
Copley Place Travl        865     7/2003      18.38      0.00    18.38     22.37

# 26-SUITE 3500                  INITIAL
German Consulate       12,574     7/2003      42.00      4.60    46.60     39.48

# 12-SUITE 2300                 RENEWAL 1
Cipriani Kremer         8,162     7/2003      31.20      3.11    34.31     39.48

# 41-SUITE 4402                  INITIAL
Lease Up                  772     8/2003      31.20      3.11    34.31     37.96

# 13-SUITE 2301                  INITIAL
Census Bureau          20,084     8/2003      21.52      3.67    25.19     39.48

# 17-SUITE 2403                  INITIAL
Census Expansion          823     8/2003      25.71      0.00    25.71     39.48

# 34-SUITE 4135                 RENEWAL 1
Emperial House            780     1/2004      32.45      3.18    35.63     41.06

                                  TERM/      BASE               TOTAL    MARKET
      TENANT         SQUARE FT   END DATE   RENT/SF   RECV/SF  RENT/SF   RENT/SF
------------------   ---------   --------   -------   -------  -------   -------

# 16-SUITE 2402                 RENEWAL 1
Bain & Co.              11,191    2/2004      32.45      3.19    35.64     39.48

# 20-SUITE 3200                 RENEWAL 1
Fleet Bank              45,300    4/2004      32.45      3.19    35.64     39.48
                     ---------              -------   -------  -------   -------
 9 FY1O4 EXPIRATIONS   100,551                31.17      3.40    34.57     39.33
                     ---------              -------   -------  -------   -------
51 CUMULATIVE EXPS     676,224                26.43      3.66    30.09     35.74

# 18-SUITE 2500                  INITIAL
Bain & Co. Expnsn       37,941    8/2004      32.50      4.98    37.48     41.06

# 19-SUITE 2700                  INITIAL
Bain & Co.             116,763    8/2004      37.60      7.39    44.99     41.06

#  3-SUITE 1200                  INITIAL
Sun Life                64,237    9/2004      34.50      4.38    38.88     39.48

#  8-SUITE 1700                 RENEWAL 1
AT&T                    34,116    1/2005      33.75      3.30    37.05     42.70

#  1-SUITE 1101                 RENEWAL 1
IBM                      8,398    2/2005      33.75      3.30    37.05     42.70

# 24-SUITE 3400                  INITIAL
Canadian Consulate      16,654    2/2005      14.50     18.44    32.94     41.06

#  6-SUITE 1601                 RENEWAL 1
AT&T Resource Mgmt      28,724    3/2005      33.75      3.30    37.04     42.70

# 11-SUITE 2200                 RENEWAL 1
AT&T                    28,654    3/2005      33.75      3.30    37.04     41.06

#  5-SUITE 1600                 RENEWAL 1
Advantis                10,026    3/2005      33.75      3.30    37.04     41.06
                     ---------              -------   -------  -------   -------
9 FYlOS EXPIRATIONS    345,513                34.12      5.80    39.92     41.10
                     ---------              -------   -------  -------   -------
60 CUMULATIVE EXPS   1,021,737                29.03      4.39     33.42    37.55

# 33-SUITE 4125                 RENEWAL 1
NE Minority Prchsg       1,728    7/2005      33.74      3.30    37.04     42.70

# 14-SUITE 2400                 RENEWAL 1
Core. Inc.              17,617    7/2005      33.75      3.30    37.04     42.70

# 40-SUITE 4400                  INITIAL
Urban Retail             4,622    9/2005      28.00      5.53    33.53     42.70

# 31-SUITE 4110                 RENEWAL 1
Nova Scotia              1,742   12/2005      35.10      2.70    37.80     44.41

# 22-SUITE 3300                  INITIAL
Willis Corroon          26,578    3/2006      29.00      6.45    35.45     44.41

# 29-SUITE 4102                 RENEWAL 1
Neurotec                 7,334    3/2006      35.10      3.43    38.53     44.41

                                  TERM/      BASE               TOTAL    MARKET
      TENANT         SQUARE FT   END DATE   RENT/SF   RECV/SF  RENT/SF   RENT/SF
------------------   ---------   --------   -------   -------  -------   -------

# 42-SUITE 4500                  RENEWAL 1
Unicco                  23,554    4/2006      35.10      3.43    38.53     44.41
                     ---------              -------   -------  -------   -------
 7 FY106 EXPIRATIONS    83,175                32.44      4.47    36.91     43.92
                     ---------              -------   -------  -------   -------
67 CUMULATIVE EXPS   1,104,912                29.29      4.39    33.68     38.03

# 38-SUITE 4155                  RENEWAL 1
Hay Group, The           3,504    9/2006      35.10      3.43    38.53     42.70

# 4-SUITE 1345                   RENEWAL 1
ANY                    132,359    9/2006      35.10      3.44    38.53     44.41

# 27-SUITE 3501                  RENEWAL 1
Liberty Mutual           8,187   10/2006      35.10      3.44    38.53     42.70

# 23-SUITE 3301                  RENEWAL 1
Blair Television         3,123    1/2007      36.50      3.60    40.10     46.18

# 25-SUITE 3401                  RENEWAL 1
Personnel Decision       5,413    2/2007      36.50      3.60    40.10     46.18

# 7-SUITE 1603                   RENEWAL 1
Oxigene                  1,946    6/2007      36.50      3.60    40.10     44.41
                     ---------              -------   -------  -------   -------
 6 FY107 EXPIRATIONS   154,532                35.19      3.45    38.64     44.38
                     ---------              -------   -------  -------   -------
73 CUMULATIVE EXPS   1,259,444                30.01      4.28    34.29     38.81

# 15-SUITE 2401                  RENEWAL 1
Boston Mortgage          6,573    8/2007      36.50      3.60    40.10     44.41

# 9-SUITE 2103                   RENEWAL 1
Greater Boston CE       10,852    9/2007      36.50      3.60    40.10     44.41

# 50                             RENEWAL 1
LEASE UP                25,186   12/2007      37.96      2.92    40.88     46.18

# 39-SUITE 4234                  RENEWAL 1
IRS                     64,099    1/2008      37.96      3.69    41.65     46.18

# 46-SUITE 4605                  RENEWAL 1
Miller Conun. Expan      6,528    1/2008      37.96      3.69    41.65     46.18

# 4S-SUITE 4605                  RENEWAL 1
Miller Coniiunictns     16,239    1/2008      37.96      3.69    41.65     46.18

# 28-SUITE 4100                  RENEWAL 2
Jane Edmonds Assoc       1,310    2/2008      37.96      3.69    41.65     48.03

# 37-SUITE 4150                  RENRWAL 2
Colpitta                   420    2/2008      37.97      3.69    41.66     48.03

# 51                             RENEWAL 1
LEASE UP                 1,986    2/2008      37.96      3.69    41.65     46.18

# 21-SUITE 3201                  RENEWAL 1
Lease Up                 8,384    2/2008      37.96      3.69    41.65     46.18

                                  TERM/      BASE               TOTAL    MARKET
      TENANT         SQUARE FT   END DATE   RENT/SF   RECV/SF  RENT/SF   RENT/SF
------------------   ---------   --------   -------   -------  -------   -------

# 35-SUITE 4140                  RENEWAL 1
Lease-Up                   758    4/2008      37.96      3.69    41.65     46.18

# 30-SUITE 4105                  RENEWAL 2
Standard Parking         2,366    4/2008      37.96      3.69    41.65     46.18

# 52                             RENEWAL 1
LEASE UP                 8,724    4/2008      37.96      3.69    41.65     46.18

# 47-SUITE 4606                  RENEWAL 2
Funding Resources          949    6/2008      37.96      3.69    41.65     48.03
                     ---------              -------   -------  -------   -------
14 FY108 EXPIRATIONS   154,374                37.79      3.56    41.35     46.02
                     ---------              -------   -------  -------   -------
87 CUMULATIVE EXPS   1,413,818                30.86      4.20    35.06     39.60

# 36-SUITE 4145                  RENEWAL 1
Lease Up                 1,377    7/2008      37.96      3.69    41.66     46.18

# 26-SUITE 3500                  RENEWAL 1
German Consulate        12,574    9/2008      37.96      3.69    41.65     48.03

# 12-SUITE 2300                  RENEWAL 2
Cipriani Kremer          8,162    9/2008      37.96      3.69    41.65     48.03

# 32-SUITE 4120                  RENEWAL 2
Copley Place Travl         865    9/2008      22.38      0.00    22.38     27.22

# 13-SUITE 2301                  RENEWAL 1
Census Bureau           20,084   10/2008      37.96      3.69    41.65     48.03

# 17-SUITE 2403                  RENEWAL 1
Census Expansion           823   10/2008      37.95      3.69    41.64     48.03

# 41-SUITE 4402                  RENEWAL 1
Lease Up                   772   10/2008      37.96      3.70    41.66     46.18

# 34-SUITE 4135                  RENEWAL 2
Emperial House             780    3/2009      39.48      3.88    43.35     49.95

# 16-SUITE 2402                  RENEWAL 2
Bain & Co.              11,191    4/2009      39.48      3.87    43.35     48.03

# 20-SUITE 3200                  RENEWAL 2
Fleet Bank              45,300    6/2009      39.48      3.87    43.35     48.03
                     ---------              -------   -------  -------   -------
10 FY109 EXPIRATIONS   101,928                38.68      3.76    42.44     47.83
                     ---------              -------   -------  -------   -------
97 CUMULATIVE EXPS   1,515,746                31.39      4.17    35.56     40.15

                                RETAIL RENT ROLL

                              Copley Place - Retail
                            PROJECT DESIGNATOR: FY-R
                            REVISION: 7/17/97 @ 15:18
                              LEASE ABSTRACT REPORT
                                 FOR ALL TENANTS
                                 7/21/97 @ 12:29

                  PRIMARY/                                                   ANNUAL
                 SECONDARY   SQUARE LEASE  LEASE    OPTION    MINIMUM        MINIMUM     OVERAGE  CEILING
     TENANT        CODES      FEET  BEGIN   END     #/MOS     RENT/SF          RENT         %      (000's)
---------------- ---------  ------- -----  -----    ------ --------------  -----------   -------  -------

# 1-SUITE ANCHOR    1       104,332  2/84   1/14      -            10.00     1,043,320    1.00    45,000
NEIMAN MARCUS       -                                                                     0.50 UNLIMITED





# 2-SUITE A-0l               11,745  9/84   7/09     -             40.00       469,800
TIFFANY & CO                                               10/96   42.00       493,290
                                                           10/98   44.00       516,780
                                                           10/00   45.00       528,525
                                                           10/04   50.00       587,250

                                                    1- 60          67.24       789,773





                                                    2- 60          81.81       960,880






# 3-SUITE A-l0      7         5,166  9/86   1/04      -            40.00       206,640    5.00 UNLIMITED
VICTORIA'S SECRET  -                                        2/97   50.00       258,300





# 4-SUITE A-14      5         2,513  5/95   3/O5      -            65.00       163,345    6.00 UNLIMITED
MARK CROSS          -

                   BREAKPOINT                          PRO RATA     % OF RENT
     TENANT          (000'S)     RECOVERIES           SHARE BASE    SUBJ TO CPI
----------------   ----------   ------------          -----------   -----------

# 1-SUITE ANCHOR          40,000 NEIMAN MARCUS CAM         ZERO
NEIMAN MARCUS                    REAL ESTATE TAX      1,235,030
                                 INSURANCE RECOVERY       1,881
                                 UTILITIES
                                 NEIMAN MARCUS HVAC
                                 MARKETING                 ZERO

# 2-SUITE A-0l           NATURAL CAM PRORATA + 15%         ZERO
TIFFANY & CO                     RET EXPENSE RECVRY        ZERO
                                 HVAC RECOVERY
                                 UTILITIES
                                 INSURANCE RECOVERY        ZERO
                                 MARKETING                 ZERO
                         NATURAL CAM PRORATA + 15%         ZERO
                                 RET EXPENSE RECVRY        ZERO
                                 HVAC RECOVERY
                                 UTILITIES
                                 INSURANCE RECOVERY        ZERO
                                 MARKETING                 ZERO
                         NATURAL CAM PRORATA + 15%         ZERO
                                 RET EXPENSE RECVRY        ZERO
                                 HVAC RECOVERY
                                 UTILITIES
                                 INSURANCE RECOVERY        ZERO
                                 MARKETING                 ZERO

# 3-SUITE A-l0           NATURAL CAM PR + 15% NOM          ZERO
VICTORIA'S SECRET                RET EXPENSE RECVRY        ZERO
                                 HVAC RECOVERY
                                 INSURANCE RECOVERY        ZERO
                                 MARKETING                 ZERO
                                 UTILITIES

# 4-SUITE A-14           NATURAL CAM PR + 15% NOM          ZERO
MARK CROSS                       RET EXPENSE RECVRY        ZERO
                                 HVAC RECOVERY
                                 INSURANCE RECOVERY        ZERO
                                 MARKETING                 ZERO
                                 UTILITIES

                  PRIMARY/                                                   ANNUAL
                 SECONDARY   SQUARE LEASE  LEASE    OPTION    MINIMUM        MINIMUM     OVERAGE  CEILING
     TENANT        CODES      FEET  BEGIN   END     #/MOS     RENT/SF          RENT         %      (000's)
---------------- ---------  ------- -----  -----    ------ --------------  -----------   -------  -------
# 5-SUITE A-14b     6        3,846   4/96  1/06                    32.50       124,995    5.00 UNLIMITED
BROOKSTONE          -                                 -     2/00   60.00       230,760




# 6-SUITE A-14d     2          484  11/95  7/09       -            35.00        16,940
TIFFANY STORAGE

# 7-SUITE A-15      5        2,604  10/94  1/05       -            53.08       138,220    6.00 UNLIMITED
BEBE





# 8-SUITE A-17      5         1,201 12/95  10/05      -            70.00        84,070    6.00 UNLIMITED
KENNETH COLE        -





# 9-SUITE A-19      6         4,922  2/84   2/00      -            42.00       206,724    5.00 UNLIMITED
POLO                -                                       3/96   42.88       211,055





# 10-SUITE A-21     6         4,506  9/84   7/99      -            30.00       135,180    6.00 UNLIMITED
RIZZOLI             -





# 11-SUITE B-0l     5         2,370  1/94  12/03      -            43.79       103,782    5.00 UNLIMITED
ARTFUL HAND GALLRY  -                                       6/96   44.65       1O5,821






                    BREAKPOINT                          PRO RATA     % OF RENT
     TENANT           (000'S)     RECOVERIES           SHARE BASE    SUBJ TO CPI
----------------    ----------   ------------          -----------   -----------

# 5-SUITE A-14b           NATURAL CAM PR + 15% NOM         ZERO
BROOKSTONE                        RET EXPENSE RECVRY       ZERO
                                  HVAC RECOVERY
                                  INSURANCE RECOVERY       ZERO
                                  MARKETING                ZERO
                                  UTILITIES

# 6-SUITE A-14d           NATURAL CAM PR + 15% NOM         ZERO
TIFFANY STORAGE                   RET EXPENSE RECVRY       ZERO

# 7-SUITE A-15            NATURAL CAM PR + 15% NOM         ZERO
BEBE                              RET EXPENSE RECVRY       ZERO
                                  HVAC RECOVERY
                                  INSURANCE RECOVERY       ZERO
                                  MARKETING                ZERO
                                  UTILITIES

# 8-SUITE A-17            NATURAL CAM PR + 15% NOM         ZERO
KENNETH COLE                      RET EXPENSE RECVRY       ZERO
                                  HVAC RECOVERY
                                  INSURANCE RECOVERY       ZERO
                                  MARKETING                ZERO
                                  UTILITIES

# 9-SUITE A-19              4,221 CAM PR + 15% NOM         ZERO
POLO                              RET EXPENSE RECVRY       ZERO
                                  HVAC RECOVERY
                                  INSURANCE RECOVERY       ZERO
                                  MARKETING                ZERO
                                  UTILITIES

# 10-SUITE A-21           NATURAL CAM PR + 15% NOM         ZERO
RIZZOLI                           RET EXPENSE RECVRY       ZERO
                                  HVAC RECOVERY
                                  INSURANCE RECOVERY       ZERO
                                  MARKETING                ZERO
                                  UTILITIES

# 11-SUITE B-0l           NATURAL CAM PR + 15% NOM         ZERO
ARTFUL HAND GALLRY                RET EXPENSE RECVRY       ZERO
                                  HVAC RECOVERY
                                  INSURANCE RECOVERY       ZERO
                                  MARKETING                ZERO
                                  UTILITIES

                  PRIMARY/                                                   ANNUAL
                 SECONDARY   SQUARE LEASE  LEASE    OPTION    MINIMUM        MINIMUM     OVERAGE  CEILING
     TENANT        CODES      FEET  BEGIN   END     #/MOS     RENT/SF          RENT         %      (000's)
---------------- ---------  ------- -----  -----    ------ --------------  -----------   -------  -------

# 12-SUITE B-04     7         6,602  6/95   1/08      -            47.57       314,057    6.00 UNLIMITED
WILLIAMS-SONOMA     -                                       2/97   49.47       326,619
                                                            2/98   51.45       339,684
                                                            2/99   53.51       353,272
                                                            2/00   55.65       367,402
                                                            2/01   57.88       382,099
                                                            2/02   60.19       397,382
                                                            2/03   62.60       413,278
                                                            2/04   65.10       429,809
                                                            2/05   67.71       447,001
                                                            2/06   70.42       464,881
                                                            2/07   73.23       483,477

# 13-SUITE B-06     5          2,075 10/94  1/O5      -            60.00       124,500    6.00 UNLIMITED
EILEEN FISHER       -                                      10/97   65.00       134,875
                                                           10/01   70.00       145,250




# 14-SUITE B-09     5         1,234  4/94   3/04      -            85.00       104,890    6.00 UNLIMITED
LOUIS VUITTON       -                                       4/97   90.00       111,060
                                                            4/01   95.00       117,230




# 15-SUITE B-l0     5         2,368  3/90   4/04      -            56.00       132,608    6.00 UNLIMITED
JOAN & DAVID        -                                      12/97   62.00       146,816
                                                           12/99   67.00       158,656




# 16-SUITE B-14     6         3,556  2/95   1/05      -            47.19       167,808    6.00 UNLIMITED
GUCCI                                                       2/98   51.74       183,987
                                                            2/02   57.05       202,870




# 17-SUITE B-19     4           825  2/84   8/04     -             60.00        49,500    9.00 UNLIMITED
SWEET TEMPTATIONS  -                                        9/97   65.00        53,625
                                                            9/01   70.00        57,750




                      BREAKPOINT                         PRO RATA   % OF RENT
     TENANT             (000'S)     RECOVERIES          SHARE BASE  SUBJ TO CPI
----------------      ----------   ------------         ----------- -----------

# 12-SUITE B-04             NATURAL CAM PR + 15% NOM          ZERO
WILLIAMS-SONOMA                     RET EXPENSE RECVRY        ZERO
                                    HVAC RECOVERY
                                    INSURANCE RECOVERY        ZERO
                                    MARKETING                 ZERO
                                    UTILITIES







# 13-SUITE B-06             NATURAL CAM PR + 15% NOM          ZERO
EILEEN FISHER - 10/97               RET EXPENSE RECVRY        ZERO
                                    HVAC RECOVERY
                                    INSURANCE RECOVERY        ZERO
                                    MARKETING                 ZERO
                                    UTILITIES

# 14-SUITE B-09             NATURAL CAM PR + 15% NOM          ZERO
LOUIS VUITTON                       RET EXPENSE RECVRY        ZERO
                                    HVAC RECOVERY
                                    INSURANCE RECOVERY        ZERO
                                    MARKETING                 ZERO
                                    UTILITIES

# 15-SUITE B-l0             NATURAL CAM PR + 15% NOM          ZERO
JOAN & DAVID                        RET EXPENSE RECVRY        ZERO
                                    HVAC RECOVERY
                                    INSURANCE RECOVERY        ZERO
                                    MARKETING                 ZERO
                                    UTILITIES

# 16-SUITE B-14             NATURAL CAM PR + 15% NOM          ZERO
GUCCI                               RET EXPENSE RECVRY        ZERO
                                    HVAC RECOVERY
                                    INSURANCE RECOVERY        ZERO
                                    MARKETING                 ZERO
                                    UTILITIES

# 17-SUITE B-19             NATURAL CAM PR + 15% NOM          ZERO
SWEET TEMPTATIONS  -                RET EXPENSE RECVRY        ZERO
                                    HVAC RECOVERY
                                    INSURANCE RECOVERY        ZERO
                                    MARKETING                 ZERO
                                    UTILITIES

                  PRIMARY/                                                   ANNUAL
                 SECONDARY   SQUARE LEASE  LEASE    OPTION    MINIMUM        MINIMUM     OVERAGE  CEILING
     TENANT        CODES      FEET  BEGIN   END     #/MOS     RENT/SF          RENT         %      (000's)
---------------- ---------  ------- -----  -----    ------ --------------  -----------   -------  -------

# 18-SUITE B-20     3           450 10/89   9/99                   60.00        27,000    6.00 UNLIMITED
COACH FOR BUSINESS  -                                 -





# 19-SUITE B-23     4           969  9/84   3/02      -            75.00        72,675    8.00 UNLIMITED
CRABTREE & EVELYN   -





# 20-SUITE C-03     3           240  9/97   9/04      -            55.00        13,200    9.00 UNLIMITED
CONFETTI            -                                      10/97   60.00        14,400
                                                           10/01   65.00        15,600



# 21-SUITE C-04     6         4,325 12/94  12/04      -            50.00       216,250    6.00 UNLIMITED
BALLY OF SWTZRLAND  -





# 22-SUITE C-06     5         1,497  9/87   3/98      -            65.00        97,305    6.00 UNLIMITED
MONDI              -                                        9/97   70.00       104,790





# 23-SUITE C-07     6         3,355  4/84   1/05      -            46.00       154,330    6.00 UNLIMITED
FRENCH CONNECTION  -                                        9/97   49.00       164,395
                                                            9/01   52.00       174,460




# 24-SUITE C-09     5         1,000  9/95   9/05      -            65.00        65,000    7.00 UNLIMITED
BOITEGA VENETA      -                                       9/00   75.00        75,000




                  PR
                 SECBREAKPOINT                           PRO RATA    % OF RENT
     TENANT        C  (000'S)     RECOVERIES            SHARE BASE   SUBJ TO CPI
---------------- -------------   ------------           -----------  -----------

# 18-SUITE B-20           NATURAL CAM PR + 15% NOM            ZERO
COACH FOR BUSINESS                RET EXPENSE RECVRY          ZERO
                                  HVAC RECOVERY
                                  INSURANCE RECOVERY          ZERO
                                  MARKETING                   ZERO
                                  UTILITIES

# 19-SUITE B-23           NATURAL CAM PR + 15% NOM            ZERO
CRABTREE & EVELYN                 RET EXPENSE RECVRY          ZERO
                                  HVAC RECOVERY
                                  INSURANCE RECOVERY          ZERO
                                  MARKETING                   ZERO
                                  UTILITIES

# 20-SUITE C-03           NATURAL CAM PR + 15% NOM            ZERO
CONFETTI                          RET EXPENSE RECVRY          ZERO
                                  HVAC RECOVERY
                                  INSURANCE RECOVERY          ZERO
                                  MARKETING                   ZERO

# 21-SUITE C-04             4,325 CAM PR + 15% NOM            ZERO
BALLY OF SWTZRLAND                RET EXPENSE RECVRY          ZERO
                                  HVAC RECOVERY
                                  INSURANCE RECOVERY          ZERO
                                  MARKETING                   ZERO
                                  UTILITIES

# 22-SUITE C-06           NATURAL CAM PR + 15% NOM            ZERO
MONDI              -              RET EXPENSE RECVRY          ZERO
                                  HVAC RECOVERY
                                  INSURANCE RECOVERY          ZERO
                                  MARKETING                   ZERO
                                  UTILITIES

# 23-SUITE C-07           NATURAL CAM PR + 15% NOM            ZERO
FRENCH CONNECTION  -              RET EXPENSE RECVRY          ZERO
                                  HVAC RECOVERY
                                  INSURANCE RECOVERY          ZERO
                                  MARKETING                   ZERO
                                  UTILITIES

# 24-SUITE C-09           NATURAL CAM PR + 15% NOM            ZERO
BOITEGA VENETA                    RET EXPENSE RECVRY          ZERO
                                  HVAC RECOVERY
                                  INSURANCE RECOVERY          ZERO
                                  MARKETING                   ZERO
                                  UTILITIES

                  PRIMARY/                                                   ANNUAL
                 SECONDARY   SQUARE LEASE  LEASE    OPTION    MINIMUM        MINIMUM     OVERAGE  CEILING
     TENANT        CODES      FEET  BEGIN   END     #/MOS     RENT/SF          RENT         %      (000's)
---------------- ---------  ------- -----  -----    ------ --------------  -----------   -------  -------

# 25-SUITE C-11     5         2,510 11/95   9/05      -            70.00       175,700    6.00 UNLIMITED
ARMANI A/X          -                                      10/00   80.00       200,800





# 26-SUITE C-12     4           758  3/96   2/06      -           100.00        75,800    7.00 UNLIMITED
STODDARDS           -





# 27-SUITE C-13     3           450  8/95   7/05      -            75.00        33,750    6.00 UNLIMITED
MONT BLANC          -





# 28-SUITE C-14     5         2,164  2/84   2/07      -            42.00        90,888    6.00 UNLIMITED
CACHE               -                                       3/97   55.00       119,020
                                                            3/00   60.00       129,840
                                                            3/04   65.00       140,660



# 29-SUITE C-l5     4           700  2/84  12/04      -            90.00        63,000    8,00 UNLIMITED
GODIVA CHOCOLATIER  -                                      11/97  105.00        73,500
                                                           11/01  115.00        80,500




# 30-SUITE C-16     3           332 11/93  12/03      -            60.00        19,920    6.00 UNLIMITED
 JUST WATCHES       -                                      11/96   75.00        24,900
                                                           11/00   90.00        29,880



# 33-SUITE C-19     3           281  2/84   2/99      -           140.93        39,601
FLEET BANK          -

                     BREAKPOINT                           PRO RATA   % OF RENT
     TENANT            (000'S)     RECOVERIES            SHARE BASE  SUBJ TO CPI
----------------     ----------   ------------           ----------- -----------

# 25-SUITE C-11            NATURAL CAM PR + 15% NOM            ZERO
ARMANI A/X                         RET EXPENSE RECVRY          ZERO
                                   HVAC RECOVERY
                                   INSURANCE RECOVERY          ZERO
                                   MARKETING                   ZERO
                                   UTILITIES

# 26-SUITE C-12               458 CAM PR + 15% NOM             ZERO
STODDARDS                          RET EXPENSE RECVRY          ZERO
                                   HVAC RECOVERY
                                   INSURANCE RECOVERY          ZERO
                                   MARKETING                   ZERO
                                   UTILITIES

# 27-SUITE C-13           NATURAL CAM PR + 15% NOM             ZERO
MONT BLANC                         RET EXPENSE RECVRY          ZERO
                                   HVAC RECOVERY
                                   INSURANCE RECOVERY          ZERO
                                   MARKETING                   ZERO
                                   UTILITIES

# 28-SUITE C-14            NATURAL CAM PR + 15% NOM            ZERO
CACHE                              RET EXPENSE RECVRY          ZERO
                                   HVAC RECOVERY
                                   INSURANCE RECOVERY          ZERO
                                   MARKETING                   ZERO
                                   UTILITIES

# 29-SUITE C-l5            NATURAL CAM PR + 15% NOM            ZERO
GODIVA CHOCOLATIER                 RET EXPENSE RECVRY          ZERO
                                   HVAC RECOVERY
                                   INSURANCE RECOVERY          ZERO
                                   MARKETING                   ZERO
                                   UTILITIES

# 30-SUITE C-16            NATURAL CAM PR + 15% NOM            ZERO
 JUST WATCHES                      RET EXPENSE RECVRY          ZERO
                                   HVAC RECOVERY
                                   INSURANCE RECOVERY          ZERO
                                   MARKETING                   ZERO
                                   UTILITIES
# 31-SUITE C-19            NATURAL NONE
FLEET BANK

                  PRIMARY/                                                   ANNUAL
                 SECONDARY   SQUARE LEASE  LEASE    OPTION    MINIMUM        MINIMUM     OVERAGE  CEILING
     TENANT        CODES      FEET  BEGIN   END     #/MOS     RENT/SF          RENT         %      (000's)
---------------- ---------  ------- -----  -----    ------ --------------  -----------   -------  -------

# 32-SUITE C-27     7         5,880  9/84   5/O5                   30.00       176,400    6.00 UNLIMITED
LAURIAT'S BOOKS    -                                        5/96   40.00       235,200
                                                            5/98   43.00       252,840
                                                            5/02   46.00       270,480



# 33-SUITE C-28     9        21,566  4/84   1/00      -            17.50       377,405    9.00 UNLIMITED
SONY THEATERS       -                                       3/97   17.87       385,384





# 34-SUITE C-28b    2           234 11/94  12/04      -            30.06         7,034
GODIVA STORAGE      -                                      11/97   40.09         9,381
                                                           11/01   43.09        10,083



# 35-SUITE D-06     7         7,434  3/89   2/04      -            25.00       185,850    6.00 UNLIMITED
CHILI'S GRILL&BAR   -                                       3/97   27.00       200,718
                                                            3/99   30.00       223,020




# 36-SUITE D-O8     5         1,335 10/96   9/06      -            50.00        66,750    6.00 UNLIMITED
PAVO REAL GALLERY                                          10/99   55.00        73,425
                                                           10/03   60.00        80,100




# 37-SUITE D-1O     4           675 10/95  12/O5      -            60.00        40,500    6.00 UNLIMITED
PAVO REAL           -





# 38-SUITE 0-11     4           743 11/93   7/03                  100.00        74,300    8.00 UNLIMITED
EASTERN NEWSSTAND   -





                    BREAKPOINT                           PRO RATA   % OF RENT
     TENANT           (000'S)     RECOVERIES            SHARE BASE  SUBJ TO CPI
----------------    ----------   ------------           ----------- -----------

# 32-SUITE C-27           NATURAL CAM PR + 15% NOM            ZERO
LAURIAT'S BOOKS                   RET EXPENSE RECVRY          ZERO
                                  HVAC RECOVERY
                                  INSURANCE RECOVERY          ZERO
                                  MARKETING                   ZERO
                                  UTILITIES

# 33-SUITE C-28           NATURAL CAM PRORATA + 15%           ZERO
SONY THEATERS                     RET EXPENSE RECVRY          ZERO
                                  INSURANCE RECOVERY          ZERO
                                  UTILITIES
                                  HVAC RECOVERY
                                  MARKETING                   ZERO

# 34-SUITE C-28b          NATURAL CAM PR + 15% NOM            ZERO
GODIVA STORAGE                    RET EXPENSE RECVRY          ZERO
                                  HVAC RECOVERY
                                  INSURANCE RECOVERY          ZERO
                                  MARKETING                   ZERO

# 35-SUITE D-06           NATURAL CAM PR + 15% NOM            ZERO
CHILI'S GRILL&BAR                 RET EXPENSE RECVRY          ZERO
                                  HVAC RECOVERY
                                  INSURANCE RECOVERY          ZERO
                                  MARKETING ZERO
                                  UTILITIES

# 36-SUITE D-O8           NATURAL CAM PR + 15% NOM            ZERO
PAVO REAL GALLERY                 RET EXPENSE RECVRY          ZERO
                                  HVAC RECOVERY
                                  INSURANCE RECOVERY          ZERO
                                  MARKETING                   ZERO
                                  UTILITIES

# 37-SUITE D-1O           NATURAL CAM PR + 15% NOM            ZERO
PAVO REAL                         RET EXPENSE RECVRY          ZERO
                                  HVAC RECOVERY
                                  INSURANCE RECOVERY          ZERO
                                  MARKETING                   ZERO
                                  UTILITIES

# 38-SUITE 0-11           NATURAL CAM PR + 15% NOM            ZERO
EASTERN NEWSSTAND                 RET EXPENSE RECVRY          ZERO
                                  HVAC RECOVERY
                                  INSURANCE RECOVERY          ZERO
                                  MARKETING                   ZERO
                                  UTILITIES

                  PRIMARY/                                                   ANNUAL
                 SECONDARY   SQUARE LEASE  LEASE    OPTION    MINIMUM        MINIMUM     OVERAGE  CEILING
     TENANT        CODES      FEET  BEGIN   END     #/MOS     RENT/SF          RENT         %      (000's)
---------------- ---------  ------- -----  -----    ------ --------------  -----------   -------  -------


# 39-SUITE D-13     4           800  1/96  12/05      -            75.00        60,000    6.00 UNLIMITED
N LANDAU HYMAN      -                                       3/01   85.00        68,000





# 40-SUITE D-15     4           926 12/91   7/97      -            50.00        46,300    5.00 UNLIMITED
H20 PLUS            -





# 41-SUITE D-15     4           926 11/97  10/07      -           125.00       115,750    6.00 UNLIMITED
SWAROVSKI           -                                      10/02  135.00       125,010





# 42-SUITE D-16     4           774 11/95  10/00      -            75.00        58,050    6.00 UNLIMITED
CUSTOM SHOP, THE    -





# 43-SUITE D-17     5         2,800 10/94   1/O5      -            55.00       154,000    6.00 UNLIMITED
MUSEUM / FINE ARTS




# 44-SUITE D-19     5         2,400  2/84   2/06      -            32.02        76,848    5.00 UNLIMITED
BEYLERIAN           -                                       3/96   40.00        96,000
                                                            3/00   45.00       108,000
                                                            3/04   50.00       120,000



# 45-SUITE D-21     5         1,520  3/94   2/04      -            60.00        91,200    6.00 UNLIMITED
 JAEGER             -                                       3/97   64.00        97,280
                                                            3/01   68.00       103,360




                   BREAKPOINT                           PRO RATA   % OF RENT
     TENANT          (000'S)     RECOVERIES            SHARE BASE  SUBJ TO CPI
----------------  -----------   ------------           ----------- -----------

# 39-SUITE D-13          NATURAL CAM PR + 15% NOM            ZERO
N LANDAU HYMAN                   RET EXPENSE RECVRY          ZERO
                                 HVAC RECOVERY
                                 INSURANCE RECOVERY          ZERO
                                 MARKETING                   ZERO
                                 UTILITIES

# 40-SUITE D-15          NATURAL CAM PR + 15% NOM            ZERO
H20 PLUS                         RET EXPENSE RECVRY          ZERO
                                 HVAC RECOVERY
                                 INSURANCE RECOVERY          ZERO
                                 MARKETING                   ZERO
                                 UTILITIES

# 41-SUITE D-15          NATURAL CAM PR + 15% NOM            ZERO
SWAROVSKI                        RET EXPENSE RECVRY          ZERO
                                 HVAC RECOVERY
                                 INSURANCE RECOVERY          ZERO
                                 MARKETING                   ZERO
                                 UTILITIES

# 42-SUITE D-16          NATURAL CAM PR + 15% NOM            ZERO
CUSTOM SHOP, THE                 RET EXPENSE RECVRY          ZERO
                                 HVAC RECOVERY
                                 INSURANCE RECOVERY          ZERO
                                 MARKETING                   ZERO
                                 UTILITIES

# 43-SUITE D-17          NATURAL CAM PR + 15% NOM            ZERO
MUSEUM / FINE ARTS               RET EXPENSE RECVRY          ZERO
                                 HVAC RECOVERY
                                 INSURANCE RECOVERY          ZERO
                                 MARKETING                   ZERO
                                 UTILITIES

# 44-SUITE D-19          NATURAL CAM PR + 15% NOM            ZERO
BEYLERIAN                        RET EXPENSE RECVRY          ZERO
                                 HVAC RECOVERY
                                 INSURANCE RECOVERY          ZERO
                                 MARKETING                   ZERO
                                 UTILITIES

# 45-SUITE D-21          NATURAL CAM PR + 15% NOM            ZERO
 JAEGER                          RET EXPENSE RECVRY          ZERO
                                 HVAC RECOVERY
                                 INSURANCE RECOVERY          ZERO
                                 MARKETING ZERO
                                 UTILITIES

                  PRIMARY/                                                   ANNUAL
                 SECONDARY   SQUARE LEASE  LEASE    OPTION    MINIMUM        MINIMUM     OVERAGE  CEILING
     TENANT        CODES      FEET  BEGIN   END     #/MOS     RENT/SF          RENT         %      (000's)
---------------- ---------  ------- -----  -----    ------ --------------  -----------   -------  -------

# 46-SUITE D-24     8         9,014  5/84   3/99      -            22.19       200,021    8.00 UNLIMITED
CRATE & BARREL      -

# 47-SUITE E-01     7         6,409  4/86  7/01.      -            40.00       256,360    6.00 UNLIMITED
GAP, THE            -                                       9/98   47.00       301,223





# 48-SUITE E-03     7         7,318  1/98  12/07      -           20,00        146,360    5.0O UNLIMITED
GAP EXPNS, THE      -





# 49-SUITE E-04     6         3,997 11/90  12/00      -            25.00        99,925    5.00 UNLIMITED
CIRCUIT CITY XPRSS  -





# 5O-SUITE E-05     6         3,710  9/92  12/02      -            35.00       129,850    4.00 UNLIMITED
DISNEY STORE, THE   -                                      10/96   38.00       140,980
                                                           10/98   41.00       152,110




# 51-SUITE E-09     7         6,581  8/90   8/02      -            40.00       263,240    5.00 UNLIMITED
LIZ CLAIBORNE       -





# 52-SUITE E-10     4            692  5/92  4/02                   60.00        41,520    6.00 UNLIMITED
CODE AZUR           -                                       5/97   70.00        48,440





                    BREAKPOINT                           PRO RATA   % OF RENT
     TENANT           (000'S)     RECOVERIES            SHARE BASE  SUBJ TO CPI
----------------    ----------   ------------           ----------- -----------

# 46-SUITE D-24           NATURAL NONE
CRATE & BARREL

# 47-SUITE E-01           NATURAL CAM PR + 15% NOM            ZERO
GAP, THE                          RET EXPENSE RECVRY          ZERO
                                  HVAC RECOVERY
                                  INSURANCE RECOVERY          ZERO
                                  MARKETING                   ZERO
                                  UTILITIES

# 48-SUITE E-03           NATURAL CAM PR + 15% NOM            ZERO
GAP EXPNS, THE                    RET EXPENSE RECVRY          ZERO
                                  HVAC RECOVERY
                                  INSURANCE RECOVERY          ZERO
                                  MARKETING                   ZERO
                                  UTILITIES

# 49-SUITE E-04           NATURAL CAM PR + 1.5% NOM           ZERO
CIRCUIT CITY XPRSS                RET EXPENSE RECVRY          ZERO
                                  HVAC RECOVERY
                                  INSURANCE RECOVERY          ZERO
                                  MARKETING                   ZERO
                                  UTILITIES

# 5O-SUITE E-05           NATURAL CAM PR + 15% NOM            ZERO
DISNEY STORE, THE                 RET EXPENSE RECVRY          ZERO
                                  HVAC RECOVERY
                                  INSURANCE RECOVERY          ZERO
                                  MARKETING                   ZERO
                                  UTILITIES

# 51-SUITE E-09           NATURAL CAM PR + 15% NOM            ZERO
LIZ CLAIBORNE                     RET EXPENSE RECVRY          ZERO
                                  HVAC RECOVERY
                                  INSURANCE RECOVERY          ZERO
                                  MARKETING                   ZERO
                                  UTILITIES

# 52-SUITE E-10           NATURAL CAM PR + 15% NOM            ZERO
CODE AZUR                         RET EXPENSE RECVRY          ZERO
                                  HVAC RECOVERY
                                  INSURANCE RECOVERY          ZERO
                                  MARKETING                   ZERO
                                  UTILITIES

                  PRIMARY/                                                   ANNUAL
                 SECONDARY   SQUARE LEASE  LEASE    OPTION    MINIMUM        MINIMUM     OVERAGE  CEILING
     TENANT        CODES      FEET  BEGIN   END     #/MOS     RENT/SF          RENT         %      (000's)
---------------- ---------  ------- -----  -----    ------ --------------  -----------   -------  -------

# 53-SUITE E-32     5         2,086  3/92   9/05      -            60.00       125,160    6.00 UNLIMITED
GYMBOREE            -                                       4/99   65.00       135,590





# 54-SUITE E-14     5         1,363  9/96   6/06      -            65.00       88,595     6.00 UNLIMITED
EYEX                -                                       7/99   70.00       95,410
                                                            7/03   75.00      102,225




# 55-SUITE E-16     6         3,947  2/93   1/05      -            30.00       118,410    4.00 UNLIMITED
NATURE COMPANY, THE -                                       2/97   35.00       138,145
                                                            2/00   40.00       157,880




# 56-SUITE F-01     7         5,596  9/92   8/04      -            36.00       201,456    5.00 UNLIMITED
BANANA REPUBLIC     -                                      10/98   42.00       235,032





# 57-SUITE F-03     7         5,697  2/94   1/06      -            40.00       227,880    5.00 UNLIMITED
LIMITED, THE        -                                       1/98   43.50       247,820
                                                            1/02   47.00       267,759




# 58-SUITE F-08     7          6,792  5/97  4/07      -             0.00             0    5.00 UNLIMITED
J. CREW             -                                       7/97   30.00       203,760
                                                            5/00   35.00       237,720
                                                            5/04   40.00       271,680


# 59-SUITE F-13     1         3,590  9/91   1/14      -            26.06        93,555
NEIMAN'S EXPANSION  -





                     BREAKPOINT                           PRO RATA   % OF RENT
     TENANT            (000'S)     RECOVERIES            SHARE BASE  SUBJ TO CPI
----------------     ----------   ------------           ----------- -----------

# 53-SUITE E-32            NATURAL CAM PR + 35% NOM            ZERO
GYMBOREE                           RET EXPENSE RECVRY          ZERO
                                   HVAC RECOVERY
                                   INSURANCE RECOVERY          ZERO
                                   MARKETING                   ZERO
                                   UTILITIES

# 54-SUITE E-14            NATURAL CAM PR + 15% NOM            ZERO
EYE X                              RET EXPENSE RECVRY ZERO
                                   HVAC RECOVERY
                                   INSURANCE RECOVERY          ZERO
                                   MARKETING ZERO
                                   UTILITIES

# 55-SUITE E-16            NATURAL CAM PR + 15% NOM            ZERO
NATURE COMPANY, THE                RET EXPENSE RECVRY          ZERO
                                   HVAC RECOVERY
                                   INSURANCE RECOVERY          ZERO
                                   MARKETING                   ZERO
                                   UTILITIES

# 56-SUITE F-01            NATURAL CAM PR + 15% NOM            ZERO
BANANA REPUBLIC                    RET EXPENSE RECVRY          ZERO
                                   HVAC RECOVERY
                                   INSURANCE RECOVERY          ZERO
                                   MARKETING                   ZERO
                                   UTILITIES

# 57-SUITE F-03            NATURAL CAM PR + 15% NOM            ZERO
LIMITED, THE                       RET EXPENSE RECVRY          ZERO
                                   HVAC RECOVERY
                                   INSURANCE RECOVERY          ZERO
                                   MARKETING                   ZERO
                                   UTILITIES

# 58-SUITE F-08            NATURAL CAM PR + 15% NOM            ZERO
J. CREW                            RET EXPENSE RECVRY          ZERO
                                   HVAC RECOVERY
                                   INSURANCE RECOVERY          ZERO
                                   MARKETING                   ZERO

# 59-SUITE F-13            NATURAL CAM PR + 15% MOM            ZERO
NEIMAN'S EXPANSION                 RET EXPENSE RECVRY          ZERO
                                   HVAC RECOVERY
                                   INSURANCE RECOVERY          ZERO
                                   MARKETING                   ZERO
                                   UTILITIES

                  PRIMARY/                                                   ANNUAL
                 SECONDARY   SQUARE LEASE  LEASE    OPTION    MINIMUM        MINIMUM     OVERAGE  CEILING
     TENANT        CODES      FEET  BEGIN   END     #/MOS     RENT/SF          RENT         %      (000's)
---------------- ---------  ------- -----  -----    ------ --------------  -----------   -------  -------

# 60-SUITE G-05     7         5,985  2/84   1/99      -            33.42       200,019    5.00 UNLIMITED
COMPAGNIE INTRNTNL  -




# 61-SUITE G-07     5         2,400  3/97   3/07      -            65.00       156,000    6.00 UNLIMITED
BENTLEYS LUGGAGE    -





# 62-SUITE G-08     6         3,062  5/92   4/04      -            40.00       122,480    6.00 UNLIMITED
GAP KIDS            -





# 63-SUITE G-10     4           815  3/94   2/04      -            42.50        34,638    6.00 UNLIMITED
ENRICO CELLI        -





# 64-SUITE G-11     4           890 12/91  12/02      -            60.00        53,400    6.00 UNLIMITED
KNOT SHOP           -                                       1/99   70.00        62,300





# 65-SUITE G-15     5         1,183 11/91  12/01      -            60.00        70,980    8.00 UNLIMITED
BRASS BOOT          -                                      11/97   65.00        76,895
                                                           11/99   70.00        82,810




# 66-SUITE G-16     5         1,083 12/95  12/O5      -            50.00        54,15O    6.00 UNLIMITED
EBX                 -                                      10/98   55.00        59,565
                                                           10/02   60.00        64,980





                   BREAKPOINT                           PRO RATA     % OF RENT
     TENANT          (000'S)     RECOVERIES            SHARE BASE    SUBJ TO CPI
----------------   ----------   ------------           -----------   -----------

# 60-SUITE G-05          NATURAL CAM PR + 15% NOM            ZERO
COMPAGNIE INTRNTNL               RET EXPENSE RECVRY          ZERO
                                 INSURANCE RECOVERY ZERO
                                 HVAC RECOVERY
                                 UTILITIES

# 61-SUITE G-07          NATURAL CAM PR + 15% NOM            ZERO
BENTLEYS LUGGAGE                 RET EXPENSE RECVRY          ZERO
                                 HVAC RECOVERY
                                 INSURANCE RECOVERY          ZERO
                                 MARKETING                   ZERO
                                 UTILITIES

# 62-SUITE G-08          NATURAL CAM PR + 15% NOM            ZERO
GAP KIDS                         RET EXPENSE RECVRY          ZERO
                                 HVAC RECOVERY
                                 INSURANCE RECOVERY          ZERO
                                 MARKETING                   ZERO
                                 UTILITIES

# 63-SUITE G-10          NATURAL CAM PR + 15% NOM            ZERO
ENRICO CELLI                     RET EXPENSE RECVRY          ZERO
                                 HVAC RECOVERY
                                 INSURANCE RECOVERY          ZERO
                                 MARKETING                   ZERO
                                 UTILITIES

# 64-SUITE G-11          NATURAL CAM PR + 15% NOM            ZERO
KNOT SHOP                        RET EXPENSE RECVRY          ZERO
                                 HVAC RECOVERY
                                 INSURANCE RECOVERY          ZERO
                                 MARKETING                   ZERO
                                 UTILITIES

# 65-SUITE G-15          NATURAL CAM PR + 15% NOM            ZERO
BRASS BOOT                       RET EXPENSE RECVRY          ZERO
                                 HVAC RECOVERY
                                 INSURANCE RECOVERY          ZERO
                                 MARKETING                   ZERO
                                 UTILITIES

# 66-SUITE G-16          NATURAL CAM PR + 15% NOM            ZERO
EBX                              RET EXPENSE RECVRY          ZERO
                                 HVAC RECOVERY
                                 INSURANCE RECOVERY          ZERO
                                 MARKETING                   ZERO
                                 UTILITIES

                  PRIMARY/                                                   ANNUAL
                 SECONDARY   SQUARE LEASE  LEASE    OPTION    MINIMUM        MINIMUM     OVERAGE  CEILING
     TENANT        CODES      FEET  BEGIN   END     #/MOS     RENT/SF          RENT         %      (000's)
---------------- ---------  ------- -----  -----    ------ --------------  -----------   -------  -------

# 67-SUITE G-18     3           421  3/90   3/00      -            50.00        21,050    6.00 UNLIMITED
DESTINATION BOSTON  -





# 68-SUITE G-19     5         1,697  7/96  12/97      -             0.00             0    10.00 UNLIMITE
RED SOX CLUBHOUSE   -





# 69-SUITE H-03     7         7,991  9/91  12/02      -            25.00       199,775    5.00 UNLIMITED
SATURDAY MATINEE   -                                        1/01   30.00       239,730





# 70-SUITE H-05     6         3,101  3/90   3/00                   25.00        77,525    6.00 UNLIMITED
KOWLOON CAFE       -                                        4/96   30.00        93,030





# 71-SUITE H-10     6         3,677  9/86   5/98      -            33.00       121,341    10.00 UNLIMITE
CAFE SBARRO         -





# 72-SUITE H-13     4           528  1/98  12/02      -            78.00        41,184    10.00 UNLIMITE
LEASE UP           -





# 73-SUITE H-14     4           700  2/84   5/08      -            60.00        42,000    8.00 UNLIMITED
MRS FIELD'S        -                                        6/98   67.00        46,900
                                                            6/01   75.00        52,500
                                                            6/05   80.00        56,000



                    BREAKPOINT                           PRO RATA   % OF RENT
     TENANT           (000'S)     RECOVERIES            SHARE BASE  SUBJ TO CPI
----------------    ----------   ------------           ----------- -----------

# 67-SUITE G-18           NATURAL CAM PR + 15% NOM            ZERO
DESTINATION BOSTON                RET EXPENSE RECVRY          ZERO
                                  HVAC RECOVERY
                                  INSURANCE RECOVERY ZERO
                                  MARKETING ZERO
                                  UTILITIES

# 68-SUITE G-19           NATURAL CAM PR + 15% NOM            ZERO
RED SOX CLUBHOUSE                 RET EXPENSE RECVRY          ZERO
                                  HVAC RECOVERY
                                  INSURANCE RECOVERY ZERO
                                  MARKETING ZERO
                                  UTILITIES

# 69-SUITE H-03           NATURAL CAM PR + 15% NOM            ZERO
SATURDAY MATINEE                  RET EXPENSE RECVRY          ZERO
                                  HVAC RECOVERY
                                  INSURANCE RECOVERY ZERO
                                  MARKETING ZERO
                                  UTILITIES

# 70-SUITE H-05           NATURAL CAM PR + 15% NOM            ZERO
KOWLOON CAFE                      RET EXPENSE RECVRY          ZERO
                                  HVAC RECOVERY
                                  INSURANCE RECOVERY ZERO
                                  MARKETING ZERO
                                  UTILITIES

# 71-SUITE H-10           NATURAL CAM PR + 15% NOM            ZERO
CAFE SBARRO                       RET EXPENSE RECVRY          ZERO
                                  HVAC RECOVERY
                                  INSURANCE RECOVERY ZERO
                                  MARKETING ZERO
                                  UTILITIES

# 72-SUITE H-13              ZERO CAM PR + 15% NOM            ZERO
LEASE UP                          RET EXPENSE RECVRY          ZERO
                                  HVAC RECOVERY
                                  INSURANCE RECOVERY ZERO
                                  MARKETING ZERO
                                  UTILITIES

# 73-SUITE H-14           NATURAL CAM PR + 15% NOM            ZERO
MRS FIELD'S                       RET EXPENSE RECVRY          ZERO
                                  HVAC RECOVERY
                                  INSURANCE RECOVERY          ZERO
                                  MARKETING                   ZERO
                                  UTILITIES

                  PRIMARY/                                                   ANNUAL
                 SECONDARY   SQUARE LEASE  LEASE    OPTION    MINIMUM        MINIMUM     OVERAGE  CEILING
     TENANT        CODES      FEET  BEGIN   END     #/MOS     RENT/SF          RENT         %      (000's)
---------------- ---------  ------- -----  -----    ------ --------------  -----------   -------  -------

# 74-SUITE H-16     7         6,808  4/90   4/00      -            20.56       140,000    4.00 UNLIMITED
LEGAL SEAFOOD       -

# 75-SUITE H-17     3           480  4/92   3/02      -            83.33        39,998    8.00 UNLIMITED
CASWELL MASSEY      -

# 76-SUITE H-l8     3           480  7/94   2/04      -            93.75        45,000    7.00 UNLIMITED
SUNGLASS HUT        -                                      3/97   104.17        50,002
                                                           3/01   114.58        54.998



# 77-SUITE H-19     3           480  5/97   4/98      -             0.00             0    8.00 UNLIMITED
AKTEO               -

# 78-SUITE H-20     3           480  7/97   1/98      -            71.43        34,286    10.00 UNLIMITED
SIMPLY CIGARS       -

# 79-SUITE J-01     4           986  3/94   2/04      -            55.00        54,230    7.00 UNLIMITED
NANCY'S COFFEE      -                                       3/99   60.00        59,160





# 80-SUITE J-03     4           697  5/90   4/98      -            75.00        52,275    7.00 UNLIMITED
TOPKAPI             -





# 81-SUITE J-04     5         1,290 12/84   7/99      -            50.00        64,5OO    9.00 UNLIMITED
DOUBLE RAINBW CAFE  -






# 82-SUITE J-05     5         1,300 11/94   9/04      -            65.00        84,500    6.00 UNLIMITED
ENZO ANGIOLINI      -






                    BREAKPOINT                           PRO RATA   % OF RENT
     TENANT           (000'S)     RECOVERIES            SHARE BASE  SUBJ TO CPI
----------------    ----------   ------------           ----------- -----------

# 74-SUITE H-16           NATURAL ANNUAL CONTRIBUTN
LEGAL SEAFOOD

# 75-SUITE H-17           NATURAL NONE
CASWELL MASSEY

# 76-SUITE H-l8           NATURAL CAM PR + 15% NOM            ZERO
SUNGLASS HUT              RET EXPENSE RECVRY                  ZERO
                          HVAC RECOVERY
                          INSURANCE RECOVERY                  ZERO
                          MARKETING                           ZERO

# 77-SUITE H-19           NATURAL NONE
AKTEO

# 78-SUITE H-20           NATURAL NONE
SIMPLY CIGARS

# 79-SUITE J-01           NATURAL CAM PR + 15% NOM            ZERO
NANCY'S COFFEE                    RET EXPENSE RECVRY          ZERO
                                  HVAC RECOVERY
                                  INSURANCE RECOVERY          ZERO
                                  MARKETING                   ZERO
                                  UTILITIES

# 80-SUITE J-03           NATURAL CAM PR + 15% NOM            ZERO
TOPKAPI                           RET EXPENSE RECVRY          ZERO
                                  HVAC RECOVERY
                                  INSURANCE RECOVERY          ZERO
                                  MARKETING                   ZERO
                                  UTILITIES

# 81-SUITE J-04           NATURAL CAM PR + 15% NOM            ZERO
DOUBLE RAINBW CAFE
                                  RET EXPENSE RECVRY          ZERO
                                  HVAC RECOVERY
                                  INSURANCE RECOVERY          ZERO
                                  MARKETING                   ZERO
                                  UTILITIES

# 82-SUITE J-05           NATURAL CAM PR + 15% NOM            ZERO
ENZO ANGIOLINI
                                  RET EXPENSE RECVRY          ZERO
                                  HVAC RECOVERY
                                  INSURANCE RECOVERY          ZERO
                                  MARKETING                   ZERO
                                  UTILITIES

                  PRIMARY/                                                   ANNUAL
                 SECONDARY   SQUARE LEASE  LEASE    OPTION    MINIMUM        MINIMUM     OVERAGE  CEILING
     TENANT        CODES      FEET  BEGIN   END     #/MOS     RENT/SF          RENT         %      (000's)
---------------- ---------  ------- -----  -----    ------ --------------  -----------   -------  -------


# 83-SUITE J-09     4           55O  3/94   2/04      -            85.00        46,750    6.00 UNLIMITED
GOLDSMITH           -





# 84-SUITE J-10     5         1,150  6/87   7/97      -            55.00        63,250    6.00 UNLIMITED
BOMBAY COMPANY      -





# 85-SUITE J-10     5         1,560 11/97  10/04      -            60.00        93,600    6.00 UNLIMITED
HELLY HANSON        -





# 86-SUITE J-l1     3           410 10/94   8/97      -            55.00        22,550    9.00 UNLIMITED
CONFETTI            -





# 87-SUITE J-12     4           839 11/87   9/97      -            63.57        53,335    6.00 UNLIMITED
MIMI MATERNITY      -





# 88-SUITE J-13     5         1,532  1/98  12/07      -            65.00        99,580    6.00 UNLIMITED
LEASE UP            -





# 89-SUITE J-15     5         1,532  8/91   8/01      -            60.00        91,920    6.00 UNLIMITED
BENETTON            -                                       9/98   70.00       107,240





                 BREAKPOINT                           PRO RATA     % OF RENT
     TENANT        (000'S)     RECOVERIES            SHARE BASE    SUBJ TO CPI
---------------  ----------   ------------           -----------   -----------

# 83-SUITE J-09        NATURAL CAM PR + 15% NOM            ZERO
GOLDSMITH                      RET EXPENSE RECVRY          ZERO
                               HVAC RECOVERY
                               INSURANCE RECOVERY          ZERO
                               MARKETING                   ZERO
                               UTILITIES

# 84-SUITE J-10        NATURAL CAM PR + 15% NOM            ZERO
BOMBAY COMPANY                 RET EXPENSE RECVRY          ZERO
                               HVAC RECOVERY
                               INSURANCE RECOVERY          ZERO
                               MARKETING                   ZERO
                               UTILITIES

# 85-SUITE J-10        NATURAL CAM PR + 15% NOM            ZERO
HELLY HANSON                   RET EXPENSE RECVRY          ZERO
                               HVAC RECOVERY
                               INSURANCE RECOVERY          ZERO
                               MARKETING                   ZERO
                               UTILITIES

# 86-SUITE J-l1        NATURAL CAM PR + 15% NOM            ZERO
CONFETTI                       RET EXPENSE RECVRY          ZERO
                               HVAC RECOVERY
                               INSURANCE RECOVERY          ZERO
                               MARKETING                   ZERO
                               UTILITIES

# 87-SUITE J-12        NATURAL CAM PR + 15% NOM            ZERO
MIMI MATERNITY                 RET EXPENSE RECVRY          ZERO
                               HVAC RECOVERY
                               INSURANCE RECOVERY          ZERO
                               MARKETING                   ZERO
                               UTILITIES

# 88-SUITE J-13        NATURAL CAM PR + 15% NOM            ZERO
LEASE UP                       RET EXPENSE RECVRY          ZERO
                               HVAC RECOVERY
                               INSURANCE RECOVERY          ZERO
                               MARKETING                   ZERO
                               UTILITIES

# 89-SUITE J-15        NATURAL CAM PR + 15% NOM            ZERO
BENETTON                       RET EXPENSE RECVRY          ZERO
                               HVAC RECOVERY
                               INSURANCE RECOVERY          ZERO
                               MARKETING                   ZERO
                               UTILITIES

                  PRIMARY/                                                   ANNUAL
                 SECONDARY   SQUARE LEASE  LEASE    OPTION    MINIMUM        MINIMUM     OVERAGE  CEILING
     TENANT        CODES      FEET  BEGIN   END     #/MOS     RENT/SF          RENT         %      (000's)
---------------- ---------  ------- -----  -----    ------ --------------  -----------   -------  -------

# 90-SUITE J-16     5         2,313  9/90   8/00      -            45.00       104,085    6.00 UNLIMITED
JESSICA McCLINTOCK  -





# 91-SUITE J-18     5         1,800  2/95   3/05      -            53.62        96,516    6.00 UNLIMITED
NINE WEST           -





# 92-SUITE J-19     2           250  6/87   7/97      -            25.00         6,250       -       -
BOMBAY CO STORAGE   -

# 93-SUITE J-20     6         3,993 12/88  10/98      -            35.00       139,755    6.00 UNLIMITED
EPISODE             -





# 94-SUITE K-01     6         4,000  4/95   3/05      -            40.00       160,000    6.00 UNLIMITED
CHOICES             -





# 95-SUITE K-02     6         3,379  5/88   1/01      -            38.03       128,503    5.00 2,5OO
SHARPER IMAGE       -                                       6/96   41.73       141,006    4.00 4,000
                                                                                          3.00 5,000
                                                                                          2.00 UNLIMITED



# 96-SUITE K-03     3           326  9/92  12/15      -             0.00             0    6.00 UNLIMITED
FLEUR-TACIOUS       -

# 97-SUITE K-04     3           110  1/85   2/99      -           120.00        13,200       -         -
FLEET - STUART ST   -

# 98 SUITE K-06     4           700   9/85  8/97      -            15.00        l0,500    6.00 UNLIMITED
NOUVEAU FASHIONS    -

# 99-SUITE K-08     4           805 11/92  10/97      -            15.00        12,075    6.00 UNLIMITED
TREASURED LEGACY    -

                    BREAKPOINT                           PRO RATA   % OF RENT
     TENANT           (000'S)     RECOVERIES            SHARE BASE  SUBJ TO CPI
----------------    ----------   ------------           ----------- -----------

# 90-SUITE J-16           NATURAL CAM PR + 15% NOM            ZERO
JESSICA McCLINTOCK                RET EXPENSE RECVRY          ZERO
                                  HVAC RECOVERY
                                  INSURANCE RECOVERY          ZERO
                                  MARKETING                   ZERO
                                  UTILITIES

# 91-SUITE J-18           NATURAL CAM PR + 15% NOM            ZERO
NINE WEST                         RET EXPENSE RECVRY          ZERO
                                  HVAC RECOVERY
                                  INSURANCE RECOVERY          ZERO
                                  MARKETING                   ZERO
                                  UTILITIES

# 92-SUITE J-19              -    NONE
BOMBAY CO STORAGE

# 93-SUITE J-20           NATURAL CAM PR + 15% NOM            ZERO
EPISODE                           RET EXPENSE RECVRY          ZERO
                                  HVAC RECOVERY
                                  INSURANCE RECOVERY          ZERO
                                  MARKETING                   ZERO
                                  UTILITIES

# 94-SUITE K-01           NATURAL CAM PR + l5% NOM            ZERO
CHOICES                           RET EXPENSE RECVRY          ZERO
                                  HVAC RECOVERY
                                  INSURANCE RECOVERY          ZERO
                                  MARKETING                   ZERO
                                  UTILITlES

# 95-SUITE K-02           2,000   CAM PR + 15% NOM            ZERO
SHARPER IMAGE                     RET EXPENSE RECVRY          ZERO
                                  HVAC RECOVERY
                                  INSURANCE RECOVERY          ZERO
                                  MARKETING                   ZERO
                                  UTILITIES

# 96-SUITE K-03              ZERO NONE
FLEUR-TACIOUS

# 97-SUITE K-04              -    HVAC RECOVERY
FLEET - STUART ST

# 98 SUITE K-06               175 NONE
NOUVEAU FASHIONS

# 99-SUITE K-08           NATURAL NONE
TREASURED LEGACY

                  PRIMARY/                                                   ANNUAL
                 SECONDARY   SQUARE LEASE  LEASE    OPTION    MINIMUM        MINIMUM     OVERAGE  CEILING
     TENANT        CODES      FEET  BEGIN   END     #/MOS     RENT/SF          RENT         %      (000's)
---------------- ---------  ------- -----  -----    ------ --------------  -----------   -------  -------


#100-SUITE K-09     -         1,544  1/95  12/00      -            15.00        23,160    6.00 UNLIMITED
CRAMER'S HAIR SALN  -

#lO1-SUITE K-10     -         2,977  1/95  11/97      -             5.00        14,885    6.00 UNLIMITED
MEH INTERNATIONAL

#102-SUITE K-11     -           410 12/93  11/98      -            10.00         4,100
RODOLPHO'S TAILRNG
                            -------
                            370,899
                            =======

                    BREAKPOINT                       PRO RATA     % OF RENT
     TENANT           (000'S)     RECOVERIES        SHARE BASE    SUBJ TO CPI
----------------    ----------   ------------       -----------   -----------

#100-SUITE K-09               586 MARKETING               ZERO
CRAMER'S HAIR SALN

#lO1-SUITE K-10           NATURAL UTILITIES               ZERO
MEH INTERNATIONAL

#102-SUITE K-11           NATURAL UTILITIES               ZERO
RODOLPHO'S TAILRNG

                        RETAIL LEASE EXPIRATION SCHEDULE

                              Copley Place - Retail
                            PROJECT DESIGNATOR: FY-R
                            REVISION: 1/17/97 0 15:18
                                EXPIRATION REPORT
                        YEARS 1998 TO 2015, ALL TENANTS,
                     INCLUDING OPTIONS. EXCLUDING RENEWALS,
                    EXCLUDING BASE LEASES AND PRIOR OPTIONS,
                      BASE RENTS EXCLUDING CPI ADJUSTMENTS,
                           INCLUDING PERCENTAGE RENTS
                                 7/21/97 @ 12:32

                                 TERM/       BASE               TOTAL    MARKET
      TENANT        SQUARE FT   END DATE    RENT/SF   RECV/SF  RENT/SF   RENT/SF
------------------  ---------   --------    -------   -------  -------   -------

# 40-SUITE D-15                  INITIAL
H20 PLUS                  926     7/1997      50.00     30.34    80.33     81.12

# 84-SUITE J-10                  INITIAL
BOMBAY COMPANY          1,150     7/1997      55.00     29.55    84.55     70.30

# 92-SUITE J-19                  INITIAL
BOMBAY CO STORAGE         250     7/1997      25.01      0.00    25.01     37.86

# 86-SUITE J-11                  INITIAL
CONFETTI                  410     8/1997      55.00     30.56    85.55    108.16

# 98-SUITE K-06                  INITIAL
NOUVEAU FASHIONS          700     8/1997      15.00      0.00    15.00      0.00

# 87-SUITE J-12                  INITIAL
MIMI MATERNITY            839     9/1997      63.58     30.49    94.07     81.12

# 99-SUITE K-08                  INITIAL
TREASURED LEGACY          805    10/1997      15.00      0.00    15.00      0.00

#101-SUITE K-10                  INITIAL
MEN INTERNATIONAL       2,977    11/1997       5.00      2.41     7.41      0.00

# 68-SUITE G-19                  INITIAL
RED SOX CLUBHOUSE       1,697    12/1997      11.98     29.03    41.01     70.30

# 78-SUITE H-20                  INITIAL
SIMPLY CIGARS             480     1/1998      71.43      0.00    71.43    104.00

# 22-SUITE C-06                  INITIAL
MONDI                   1,497     3/1998      70.00     30.48   100.48     73.12

# 80-SUITE J-03                  INITIAL
TOPKAPI                   697     4/1998      75.00     30.30   105.30     84.36

# 77-SUITE H-19                  INITIAL
AXTEO                     480     4/1998      43.58      0.00    43.58    104.00

# 71-SUITE H-10                  INITIAL
CAFE SEARRO             3,677     5/1998      33.00     32.58    65.58     56.24
                     --------               -------   -------  -------   -------
14 Ft 98 EXPIRATIONS   16,585                 35.16     20.69    55.85     52.58

# 93-SUITE J-20                  INITIAL
EPISODE                 3,993    10/1998      35.00     30.50    65.50     56.24

#102-SUITE K-11                  INITIAL
RODOLPHO'S TAILRNG        410    11/1998      10.01      2.52    12.53      0.00

# 60-SUITE G-05                  INITIAL
COMPAGNIE INTRNTNL      5,985     1/1999      33.42     28.16    61.58     46.79

                                 TERM/       BASE               TOTAL    MARKET
      TENANT        SQUARE FT   END DATE    RENT/SF   RECV/SF  RENT/SF   RENT/SF
------------------  ---------   --------    -------   -------  -------   -------

# 31-SUITE C-19                  INITIAL
FLEET BANX                281     2/1999     140.93      0.00   140.93    116.99

# 97-SUITE K-04                  INITIAL
FLEET - STUART ST         110     2/1999     120.00      0.55   120.55    116.99

# 46-SUITE D-24                  INITIAL
CRATE & BARREL          9,014     3/1999      43.63      0.00    43.63     35.10
                     --------               -------   -------  -------   -------
 6 FY 99 EXPIRATIONS   19,793                 39.91     14.72    54.64     43.79
                     --------               -------   -------  -------   -------
20 CUMULATIVE EXPS     36,378                 37.74     17.44    55.19     47.80

# 10-SUITE A-21                  INITIAL
RIZZOLI                 4,506     7/1999      30.00     30.45    60.45     58.49

# 81-SUITE J-04                  INITIAL
DOUBLE RAINBW CAFE      1,290     7/1999      64.79     35.06    99.85     76.04

# 18-SUITE B-20                  INITIAL
COACH FOR BUSINESS        450     9/1999     199.52     33.07   232.59    116.99

# 33-SUITE C-28                  INITIAL
SONY THEATERS          21,566     1/2000      17.87     25.95    43.82     30.42

# 67-SUITE G-18                  INITIAL
DESTINATION BOSTON        421     1/2000      50.00     32.67    82.66    121.67

#  9-SUITE A-19                  INITIAL
POLO                    4,922     2/2000      43.49     32.49    75.99     60.83

# 70-SUITE H-05                  INITIAL
KOWLOON CAFE            3,101     3/2000      30.00     35.67    65.68     60.83

# 74-SUITE H-16                  INITIAL
LEGAL SEAFOOD           6,808     4/2000      41.99     21.53    63.53     48.67
                     --------               -------   -------  -------   -------
 8 FY100 EXPIRATIONS   43,064                 30.37     27.58    57.96     45.07
                     --------               -------   -------  -------   -------
28 CUMULATIVE EXPS     79,442                 33.75     22.94    56.69     46.32

# 90-SUITE J-16                  INITIAL
JESSICA McCLINTOCK      2,313     8/2000      45.00     32.48    77.48     79.08

# 42-SUITE D-16                  INITIAL
CUSTOM SHOP, THE          774    10/2000      93.61     37.88   131.49     91.25

# 49-SUITE E-04                  INITIAL
CIRCUIT CITY XPRSS      3,997    12/2000      37.48     32.49    69.97     63.27

#100-SUITE K-09                  INITIAL
CRAMER'S HAIR SALN      1,544    12/2000      15.00      2.76    17.76      0.00

# 95-SUITE K-02                  INITIAL
SHARPER IMAGE           3,379     1/2001      49.72     34.76    84.48     63.27
                     --------               -------   -------  -------   -------
 5 FYlOl EXPIRATIONS   12,007                 43.10     29.65    72.75     59.98
                     --------               -------   -------  -------   -------
33 CUMULATIVE EXPS     91,449                 34.98     23.82    58.80     48.11

                                 TERM/       BASE               TOTAL    MARKET
      TENANT        SQUARE FT   END DATE    RENT/SF   RECV/SF  RENT/SF   RENT/SF
------------------  ---------   --------    -------   -------  -------   -------
# 47-SUITE E-01                  INITIAL
GAP, THE                6,409     7/2001      51.90     33.05    84.95     50.61

# 89-SUITE J-15                  INITIAL
BENETTON                1,532     8/2001      70.00     33.02   103.02     82.25

# 65-SUITE G-l5                  INITIAL
BRASS BOOT              1,183    12/2001      70.00     33.68   103.68     85.54

# 19-SUITE B-23                  INITIAL
CRAETREE & EVELYN         969     3/2002      78.03     37.04   115.07     98.69

# 75-SUITE H-17                  INITIAL
CASWELL MASSEY            480     3/2002      83.32      0.00    83.32    131.59

# 52-SUITE E-10                  INITIAL
CODE AZUR                 692     4/2002      70.01     33.47   103.47     98.69
                     --------               -------   -------  -------   -------
 6 FY1O2 EXPIRATIONS   11,265                 60.96     32.07    93.03     69.12
                     --------               -------   -------  -------   -------
39 CUMULATIVE EXPS    102,714                 37.83     24.73    62.55     50.42

# 51-SUITE E-09                  INITIAL
LIZ CLAIBORNE           6,581     8/2002      40.00     35.37    75.37     52.64

# 69-SUITE H-03                  INITIAL
SATURDAY MATINEE        7,991    12/2002      30.00     34.24    64.24     54.74

# 64-SUITE G-11                  INITIAL
KNOT SHOP                 890    12/2002      70.00     34.56   104.56    102.64

# 50-SUITE E-05                  INITIAL
DISNEY STORE, THE       3,710    12/2002      41.00     33.78    74.78     68.43

# 72-SUITE H-13                  INITIAL
LEASE UP                  528    12/2002      78.00     34.50   112.50     94.90
                     --------               -------   -------  -------   -------
 5 FY1O3 EXPIRATIONS   19,700                 38.51     34.55    73.06     59.86
                     --------               -------   -------  -------   -------
44 CUMULATIVE EXPS    122,414                 37.94     26.31    64.24     51.94

# 38-SUITE D-11                  INITIAL
EASTERN NEWSSTAND         743     7/2003     194.50     41.62   236.12    102.64

# 11-SUITE B-01                  INITIAL
ARTFUL HAND GALLRY      2,370    12/2003      44.65     35.99    80.64     92.52

# 30-SUITE C-16                  INITIAL
JUST WATCHES              332    12/2003      90.00     37.52   127.52    142.33

#  3-SUITE A-10                  INITIAL
VICTORIA'S SECRET       5,166     1/2004      50.00     39.06    89.06     42.70

# 79-SUITE J-01                  INITIAL
NANCY'S COFFEE            986     2/2004      60.00     46.88   106.88    106.75

# 45-SUITE D-21                  INITIAL
JAEGER                  1,520     2/2004      68.00     38.91   106.91     92.52

                                 TERM/       BASE               TOTAL    MARKET
      TENANT        SQUARE FT   END DATE    RENT/SF   RECV/SF  RENT/SF   RENT/SF
------------------  ---------   --------    -------   -------  -------   -------

# 76-SUITE H-18                  INITIAL
SUNGLASS HUT              480     2/2004     114.57     30.77   145.35    142.33

# 83-SUITE J-09                  INITIAL
GOLDSMITH                 550     2/2004      85.00     42.96   127.96    106.75

# 35-SUITE D-06                  INITIAL
CHILI'S GRILL&BAR       7,434     2/2004      38.40     42.68    81.07     56.93

# 63-SUITE G-10                  INITIAL
ENRICO CELLI              815     2/2004      43.95     37.43    81.38    106.75

# 14-SUITE B-09                  INITIAL
LOUIS VUITTON           1,234     3/2004     244.84     38.20   283.04     92.52

# 15-SUITE B-10                  INITIAL
JOAN & DAVID            2,368     4/2004      67.00     37.01   104.01     92.52

# 62-SUITE G-08                  INITIAL
GAP KIDS                3,062     4/2004      47.53     37.44    84.97     71.17
                     --------               -------   -------  -------   -------
13 FY1O4 EXPIRATIONS   27,060                 63.94     39.60   103.54     73.82
                     --------               -------   -------  -------   -------
57 CUMULATIVE EXPS    149,474                 42.64     28.71    71.36     55.90

# 17-SUITE B-19                  INITIAL
SWEET TEMPTATIONS         825     8/2004      70.01     38.14   108.15    106.75

# 56-SUITE F-01                  INITIAL
BANANA REPUBLIC         5,596     8/2004      64.17     37.44   101.61     56.93

# 82-SUITE J-05                  INITIAL
ENZO ANGIOLINI          1,300     9/2004      75.00     38.77   113.77     92.52

# 20-SUITE C-03                  INITIAL
CONFETTI                  240     9/2004      69.10     37.40   106.50    131.59

# 85-SUITE J-10                  INITIAL
HELLY HANSON            1,560    10/2004      60.00     41.89   101.89     85.54

# 29-SUITE C-15                  INITIAL
GODIVA CHOCOLATIER        700    12/2004     173.11     40.29   213.39    111.02

# 21-SUITE C-04                  INITIAL
BALLY OF SWTZRLAND      4,325    12/2004      63.99     39.52   103.S1     74.01

# 34-SUITE C-28b                 INITIAL
GODIVA STORAGE            234    12/2004      43.08     30.82    73.90     51.81

#  7-SUITE A-15                  INITIAL
BEBE                    2,604     1/2005      53.08     40.73    93.81     96.22

# 43-SUITE D-17                  INITIAL
MUSEUM / FINE ARTS      2,800     1/2005      65.46     38.70   104.16     96.22

# 13-SUITE B-06                  INITIAL
EILEEN FISHER           2,075     1/2005      74.48     39.05   113.53     96.22

# 16-SUITE B-14                  INITIAL
GUCCI                   3,556     1/2005      89.01     39.44   128.4S     74.01

                                 TERM/       BASE               TOTAL    MARKET
      TENANT        SQUARE FT   END DATE    RENT/SF   RECV/SF  RENT/SF   RENT/SF
------------------  ---------   --------    -------   -------  -------   -------

# 55-SUITE E-16                  INITIAL
NATURE COMPANY,TKE      3,947     1/2005      40.00     39.09    79.09     74.01

# 23-SUITE C-07                  INITIAL
FRENCH CONNECTION       3,355     1/2005      52.00     39.09    91.09     74.01

# 91-SUITE J-18                  INITIAL
NINE WEST               1,800     3/2005      59.07     40.47    99.54     96.22

# 94-SUITE K-01                  INITIAL
CHOICES                 4,000     3/2005      49.00     41.10    90.10     74.01

#  4-SUITE A-14                  INITIAL
MARX CROSS              2,513     3/2005      65.00     39.57   104.57     96.22

# 32-SUITE C-27                  INITIAL
LAURIAT'S BOOKS         5,880     5/2005      46.00     38.88    84.88     59.21
                     --------               -------   -------  -------   -------
18 FY105 EXPIRATIONS   47,310                 61.16     39.28   100.45     77.88
                     --------               -------   -------  -------   -------
75 CUMULATIVE EXPS    196,784                 47.10     31.25    78.35     61.18

# 27-SUITE C-13                  INITIAL
MONT BLANC                450     7/2005     154.27     40.16   194.43    148.02

# 24-SUITE C-09                  INITIAL
BOTTEGA VENETA          1,000     9/2005      75.00     39.59   114.59     96.22

# 53-SUITE E-12                  INITIAL
GYMBOREE                2,086     9/2005      65.00     39.37   104.37     96.22

# 25-SUITE C-11                  INITIAL
ARMANI A/X              2,510     9/2005      91.47     40.14   131.61     96.22

#  8-SUITE A-17                  INITIAL
KENNETH COLE            1,201    10/2005      90.21     40.14   130.35     96.22

# 37-SUITE D-10                  INITIAL
PAVO REAL                 675    12/2005      73.60     39.56   113.16    115.46

# 39-SUITE D-13                  INITIAL
N LANDAU HYMAN            800    12/2005      85.44     39.65   125.08    111.02

# 66-SUITE G-16                  INITIAL
EBX                     1,083    12/2005      83.32     39.09   122.42    100.06

# 57-SUITE F-03                  INITIAL
LIMITED, THE            5,697     1/2006      47.00     40.43    87.42     61.58

#  5-SUITE A-14b                 INITIAL
BROOKSTONE              3,846     1/2006      60.00     39.45    99.45     74.01

# 26-SUITE C-12                  INITIAL
STODDARDS                 758     2/2006     160.18     41.10   201.28    111.02

# 44-SUITE D-19                  INITIAL
BEYLERIAN               2,400     2/2006      50.00     41.08    91.07    100.06

# 54-SUITE E-14                  INITIAL
EYE X                   1,363     6/2006      75.00     39.85   114.85     96.22
                     --------               -------   -------  -------   -------

                                 TERM/       BASE               TOTAL    MARKET
      TENANT        SQUARE FT   END DATE    RENT/SF   RECV/SF  RENT/SF   RENT/SF
------------------  ---------   --------    -------   -------  -------   -------

13 FY106 EXPIRATIONS   23,869                 69.90     40.03   109.93     87.42
                     --------               -------   -------  -------   -------
88 CUMULATIVE EXPS    220,653                 49.56     32.20    81.77     64.02

# 36-SUITE D-08                  INITIAL
PAVO REAL GALLERY       1,335     9/2006      60.00     40.91   100.91     96.22

# 28-SUITE C-14                  INITIAL
CACHE                   2,164     2/2007      65.00     41.52   106.52    104.07

# 61-SUITE G-07                  INITIAL
BENTLEY'S LUGGAGE       2,400    3/2007       65.00     45.92   110.93     96.22

# 58-SUITE F-05                  INITIAL
J. CREW                 6,792    4/2007       40.00     34.14    74.14     59.21
                     --------               -------   -------  -------   -------
4 FY107 EXPIRATIONS    12,691                 51.09     38.34    89.44     77.75
                     --------               -------   -------  -------   -------
92 CUMULATIVE EXPS    233,344                 49.65     32.54    82.18     64.77

# 41-SUITE D-15                  INITIAL
SWAROVSKI                 926    10/2007     135.01     41.92   176.93    111.02

# 48-SUITE E-03                  INITIAL
GAP EXPNS. THE          7,318    12/2007      38.77     40.97    79.74     61.58

# 88-SUITE J-13                  INITIAL
LEASE UP                1,532    12/2007      65.00     41.73   106.73    100.06

# 12-SUITE B-04                  INITIAL
WILLIAM-SONOMA          6,602     1/2008      73.23     43.66   116.89     66.60

# 73-SUITE H-14                  INITIAL
MRS FIELD'S               700     5/2008      80.01     54.00   134.01    124.88
                     --------               -------   -------  -------   -------
5 FYLOS EXPIRATIONS    17,078                 61.35     42.66   104.02     72.25
                     --------               -------   -------  -------   -------
97 CUMULATIVE EXPS    250,422                 50.44     33.23    83.67     65.28

# 6-SUITE A-14d                  INITIAL
TIFFANY STORAGE           484     7/2009      35.01     32.36    67.36     60.61

 1 FY110 EXPIRATIONS      484                 35.01     32.36    67.36     60.61

98 CUMULATIVE EXPS    250,906                 50.41     33.23    83.64     65.27

# 59-SUITE F-13                  INITIAL
NEIMAN'S EXPANSION      3,590     1/2014      26.06     72.01    98.07      0.00

# 1-SUITE ANCHOR                 INITIAL
NEIMAN MARCUS         104,332     1/2014      13.88     21.39    35.27      0.00
                     --------               -------   -------  -------   -------
 2 FY114 EXPIRATIONS  107,922                 14.28     23.08    37.36      0.00
                     --------               -------   -------  -------   -------
100 CUMULATIVE UPS    358,828                 39.55     30.17    69.72     45.64

                        RETAIL PRO-JECT TENANT REGISTER

                              Copley Place - Retail
                            PROJECT DESIGNATOR: FY-R
                            REVISION: 7/17/97 @ 15:18
                                 TENANT REGISTER
                                 7/21/97 @ 12:32

                TENANT                        SQUARE FEET   BEGIN DATE  END DATE
--------------------------------------------  -----------   ----------  --------
#  1  - SUITE   ANCHOR    NEIMAN MARCUS           104,332       2/1984    1/2014
#  2  - SUITE   A-01      TIFFANY & CO             11,745       9/1984    7/2009
#  3  - SUITE   A-10      VICTORIA'S SECRET         5,166       9/1986    1/2004
#  4  - SUITE   A-14      MARK CROSS                2,513       5/1995    3/2005
#  5  - SUITE   A-14b     BROOKSTONE                3,846       4/1996    1/2006
#  6  - SUITE   A-14d     TIFFANY STORAGE             484      11/1995    7/2009
#  7  - SUITE   A-15      BEBE                      2,604      10/1994    1/2005
#  8  - SUITE   A-17      KENNETH COLE              1,201      12/1995   10/2005
#  9  - SUITE   A-19      POLO                      4,922       2/1984    2/2000
# 10  - SUITE   A-21      RIZZOLI                   4,506       9/1984    7/1999
# 11  - SUITE   B-01      ARTFUL HAND GALLRY        2,370       1/1994   12/2003
# 12  - SUITE   B-04      WILLIAMS-SONOMA           6,602       6/1995    1/2008
# 13  - SUITE   B-06      EILEEN FISHER             2,075      10/1994    1/2005
# 14  - SUITE   B-09      LOUIS VUITTON             1,234       4/1994    3/2004
# 15  - SUITE   B-10      JOAN & DAVID              2,368       3/1990    4/2004
# 16  - SUITE   B-14      GUCCI                     3,556       2/1995    1/2005
# 17  - SUITE   B-19      SWEET TEMPTATIONS           825       2/1984    8/2004
# 18  - SUITE   B-20      COACH FOR BUSINESS          450      10/1989    9/1999
# 19  - SUITE   B-23      CRABTREE & EVELYN           969       9/1984    3/2002
# 20  - SUITE   C-03      CONFETTI                    240       9/1997    9/2004
# 21  - SUITE   C-04      BALLY OF SWTZRLAND        4,325      12/1994   12/2004
# 22  - SUITE   C-06      MONDI                     1,497       9/1987    3/1998
# 23  - SUITE   C-07      FRENCH CONNECTION         3,355       4/1984    1/2005
# 24  - SUITE   C-09      BOTTEGA VENETA            1,000       9/1995    9/2005
# 25  - SUITE   C-11      ARMANI A/X                2,510      11/1995    9/2005
# 26  - SUITE   C-12      STODDARDS                   758       3/1996    2/2006
# 27  - SUITE   C-13      MONT BLANC                  450       8/1995    7/2005
# 28  - SUITE   C-14      CACHE                     2,164       2/1984    2/2007
# 29  - SUITE   C-15      GODIVA CHOCOLATIER          700       2/1984   12/2004
# 30  - SUITE   C-16      JUST WATCHES                332      11/1993   12/2003
# 31  - SUITE   C-19      FLEET BANK                  281       2/1984    2/1999
# 32  - SUITE   C-27      LAURIAT'S BOOKS           5,880       9/1984    5/2005
# 33  - SUITE   C-28      SONY THEATERS            21,566       4/1984    1/2000
# 34  - SUITE   C-28b     GODIVA STORAGE              234      11/1994   12/2004
# 35  - SUITE   D-06      CHILI'S GRILL&BAR         7,434       3/1989    2/2004
# 36  - SUITE   D-08      PAVO REAL GALLERY         1,335      10/1996    9/2006
# 37  - SUITE   D-10      PAVO REAL                   675      10/1995   12/2005
# 38  - SUITE   D-11      EASTERN NEWSSTAND           743      11/1993    7/2003
# 39  - SUITE   D-13      N LANDAU HYMAN              800       1/1996   12/2005
# 40  - SUITE   D-15      H20 PLUS                    926      12/1991    7/1997
# 41  - SUITE   D-15      SWAROVSKI                   926      11/1997   10/2007
# 42  - SUITE   D-16      CUSTOM SHOP, THE            774      11/1995   10/2000
# 43  - SUITE   D-17      MUSEUM / FINE ARTS        2,800      10/1994    1/2005
# 44  - SUITE   D-19      BEYELERIAN                2,400       2/1984    2/2006
# 45  - SUITE   D-21      JAEGER                    1,520       3/1994    2/2004
# 46  - SUITE   D-24      CRATE & BARREL            9,014       5/1984    3/1999
# 47  - SUITE   E-01      GAP, THE                  6,409       4/1986    7/2001
# 48  - SUITE   E-03      GAP EXPNS, THE            7,318       1/1998   12/2007
# 49  - SUITE   E-04      CIRCUIT CITY XPRSS        3,997      11/1990   12/2000
# 50  - SUITE   E-05      DISNEY STORE, THE         3,710       9/1992   12/2002
# 51  - SUITE   E-09      LIZ CLAIBORNE             6,581       8/1990    8/2002
# 52  - SUITE   E-10      CODE AZUR                   692       5/1992    4/2002
# S3  - SUITE   E-12      GYMBOREE                  2,086       3/1992    9/2005
# 54  - SUITE   E-14      EYE X                     1,363       9/1996    6/2006
# 55  - SUITE   E-16      NATURE COMPANY,THE        3,947       2/1993    1/2005
# 56  - SUITE   F-01      BANANA REPUBLIC           5,596       9/1992    8/2004
# 57  - SUITE   F-03      LIMITED, THE              5,697       2/1994    1/2006
# 58  - SUITE   F-08      J. CREW                   6,792       5/1997    4/2007
# 59  - SUITE   F-13      NEIMAN'S EXPANSION        3,590       9/1991    1/2014
# 60  - SUITE   G-05      COMPAGNIE INTRNTNL        5,985       2/1984    1/1999
# 61  - SUITE   G-07      BENTLEY'S LIXGAGE         2,400       3/1997    3/2007
# 62  - SUITE   G-08      GAP KIDS                  3,062       5/1992    4/2004

Copley Place - Retail                                                     PAGE 2


               TENANT                     SQUARE FEET   BEGIN DATE     END DATE
--------------------------------------    -----------   ----------     --------

# 63 - SUITE G-10   ENRICO CELLI                  815       3/1994       2/2004
# 64 - SUITE G-11   KNOT SHOP                     890      12/1991      12/2002
# 65 - SUITE G-15   BRASS BOOT                  1,183      11/1991      12/2001
# 66 - SUITE G-16   EBX                         1,083      12/1995      12/2005
# 67 - SUITE G-18   DESTINATION BOSTON            421       3/1990       1/2000
# 68 - SUITE G-19   RED SOX CLUBHOUSE           1,697       7/1996      12/1997
# 69 - SUITE H-03   SATURDAY MATINEE            7,991       9/1991      12/2002
# 70 - SUITE H-05   KOWLOON CAFE                3,101       3/1990       3/2000
# 71 - SUITE H-10   CAFE SBARRO                 3,677       9/1986       5/1998
# 72 - SUITE H-13   LEASE UP                      528       1/1998      12/2002
# 73 - SUITE H-14   MRS FIELD'S                   700       2/1984       5/2008
# 74 - SUITE H-16   LEGAL SEAFOOD               6,808       4/1990       4/2000
# 75 - SUITE H-17   CASWELL MASSEY                480       4/1992       3/2002
# 76 - SUITE H-18   SUNGLASS HUT                  480       7/1994       2/2004
# 77 - SUITE H-19   AKTEO                         480       5/1997       4/1998
# 78 - SUITE H-20   SIMPLY CIGARS                 480       7/1997       1/1998
# 79 - SUITE J-01   NANCY'S COFFEE                986       3/1994       2/2004
# 80 - SUITE J-03   TOPKAPI                       697       5/1990       4/1998
# 81 - SUITE J-04   DOUBLE RAINBW CAFE          1,290      12/1984       7/1999
# 82 - SUITE J-05   ENZO ANGIOLINI              1,300      11/1994       9/2004
# 83 - SUITE J-09   GOLDSMITH                     550       3/1994       2/2004
# 84 - SUITE J-10   BOMBAY COMPANY              1,150       6/1987       7/1997
# 85 - SUITE J-10   HELLY HANSON                1,560      11/1997      10/2004
# 86 - SUITE J-11   CONFETTI                      410      10/1994       8/1997
# 87 - SUITE J-12   MIMI MATERNITY                839      11/1987       9/1997
# 88 - SUITE J-13   LEASE UP                    1,532       1/1998      12/2007
# 89 - SUITE J-15   BENETTON                    1,532       8/1991       8/2001
# 90 - SUITE J-16   JESSICA McCLINTOCK          2,313       9/1990       8/2000
# 91 - SUITE J-18   NINE WEST                   1,800       2/1995       3/2005
# 92 - SUITE J-19   BOMBAY CO STORAGE             250       6/1987       7/1997
# 93 - SUITE J-20   EPISODE                     3,993      12/1988      10/1998
# 94 - SUITE K-01   CHOICES                     4,000       4/1995       3/2005
# 95 - SUITE K-02   SHARPER IMAGE               3,379       5/1989       1/2001
# 96 - SUITE K-03   FLEUR-TACIOUS                 326       9/1992      12/2015
# 97 - SUITE K-04   FLEET - STUART ST             110       1/1985       2/1999
# 98 - SUITE K-06   NOUVEAU FASHIONS              700       9/1985       8/1997
# 99 - SUITE K-08   TREASURED LEGACY              805      11/1992      10/1997
#100 - SUITE K-09   CRAMER'S HAIR SALN          1,544       1/1995      12/2000
#101 - SUITE K-10   MEH INTERNATIONAL           2,977       1/1995      11/1997
#102 - SUITE K-11   RODOLPHO'S TAILRNG            410      12/1993      11/1998
                                           ----------
       102 TENANTS                            370,899
                                           ==========

                          RECENT RETAIL LEASE ANALYSIS

----------------------------------------------------------------------------------------------------------------------
                                      COPLEY PLACE RECENT RETAIL LEASE ANALYSIS
----------------------------------------------------------------------------------------------------------------------
                          Occupancy                                                 Base Rent
Tenant                      Date      Term      Area      Suite #  Step Date      psf        Annual     % Step  % Rent
Storage Tenants:
Godiva Storage             Nov-94     10.2       234       C-28b                 30.06        7,034                 0%
                                                                    Nov-97       40.09        9,381      33.4%
                                                                   Nov-2001      43.09       10,083       7.5%
Tiffany Storage            Nov-95     l3.7       484       A-l4d                 35.00       16,940                 0%
======================================================================================================================
Average                               12.0                                       32.53

Small Tenants: 100 to 500 square feet
Confetti Fine Confection   Oct-94     10.0       410       J-11                  55.00       22,550                 9%
                                                                    Oct-97       60.00       24,600       9.1%
                                                                   Oct-2001      65.00       26,650       8.3%
Mont Blanc                 Jul-95     10.1       450       C-13                  75.00       33,750                 6%
Sunglass Hut               Aug-94      9.6       480       H-18                  93.75       45,000                 7%
                                                                    Mar-97      104.17       50,002      11.1%
                                                                   Mar-200l     114.58       54,998      10.0%
Akteo                      May-97      1.0       480       H-19                   0.00          0                   8%
======================================================================================================================
Average                                7.7                                       74.58                            7.3%

Small Tenants: 500 to 999 square feet
Pavo Real                  Oct-95     10.3       675       D-10                  60.00       40,500                 6%
Eastern Newsstand          Nov-93      9.7       743       D-11                 100.00       74,300                 8%
Custom Shop Shirtmaker     Nov-95      5.0       774       D-16                  75.00       58,050                 6%
N. Landau Hyman            Jan-96     10.0       800       D-13                  75.00       60,000                 6%
                                                                   Jan-2001      85.00       68,000      13.3%
Enrico Celli               Mar-94     10.0       815       G-10                  42.50       34,638                 6%
Sweet Temptations          Feb-94     10.6       825       B-19                  60.00       49,500                 9%
                                                                    Sep-97       65.00       53,625       8.3%
                                                                   Sep-200l      70.00       57,750       7.7%
Nancys Coffee Cafe         Mar-94     10.0       986       J-0I                  55.00       54,230                 7%
                                                                    Mar-99       60.00       59,160       9.1%
======================================================================================================================
Average                              9.4                                         66.79                            6.9%

----------------------------------------------------------------------------------------------------------------------
                                      COPLEY PLACE RECENT RETAIL LEASE ANALYSIS
----------------------------------------------------------------------------------------------------------------------
                        Occupancy                                                 Base Rent
Tenant                    Date      Term      Area      Suite #   Step Date     psf        Annual    % Step   % Rent
Medium Tenants: 1,000 to 1,999 square feet
Bottega Veneta           Sep-95     10.1      1,000      C-09                  65.00      65,000                  7%
                                                                  Sep-2000     75.00      75,000     15.4%
EBX                      Dec-95     10.1      1,083      G-l6                  50.00      54,150                  6%
                                                                   Oct-98      55.00      59,565     10.0%
                                                                  Oct-2002     60.00      64,980      9.1%
Kenneth Cole             Nov-95     10.0      1,201      A-17                  70.00      84,070                  6%
Pavo Real - The Gallery  Nov-96      9.9      1,335      D-08                  50.00      66,750                  6%
                                                                   Oct-99      55.00      73,425     10.0%
                                                                  Oct-2003     60.00      80,100      9.1%
Eye-X                    Aug-96      9.9      1,363      E-14                  65.00      88,595                  6%
                                                                   Jul-99      70.00      95,410      7.7%
                                                                  JuI-2003     75.00     102,225      7.1%
Jaeger                   Mar-94     10.0      1,520      D-21                  60.00      91,200                  6%
                                                                   Mar-97      64.00      97,280      6.7%
                                                                  Mar-2001     68.00     103,360      6.3%
Nine West                Feb-95     10.2      1,800      J-18                  53.62      96,516                  6%
======================================================================================================================
Average                             10.0                                       59.09                            6.1%

Medium Tenants: 2,000 to 2,999 square feet
Eileen Fisher            Oct-94     10.3      2,075      B-06                  60.00     124,500                  6%
                                                                   Oct-97      65.00     134,875      8.3%
                                                                  Oct-2001     70.00     145,250      7.7%
Artful Hand Gallery      Jan-94     10.0      2,370      B-01                  43.79     103,782                  5%
                                                                   Jun-96      44.65     105,821      2.0%
Bently's Luggage         Mar-97     10.1      2,400      G-07                  65.00     156,000                  6%
Armani AIX               Nov-95      6.9      2,510      C-11                  70.00     175,700                  6%
                                                                  Oct-2000     80.00     200,800     14.3%
Mark Cross               Oct-95      9.5      2,513      A-14                  65.00     163,345                  6%
Bebe                     Oct-94     10.3      2,604      A-15                  53.08     138,220                  6%
Museum of Fine Arts      Oct-94     10.3      2,800      D-17                  55.00     154,000                  6%
======================================================================================================================
Average                              9.6                                       58.84                            5.9%

----------------------------------------------------------------------------------------------------------------------
                                      COPLEY PLACE RECENT RETAIL LEASE ANALYSIS
----------------------------------------------------------------------------------------------------------------------
                        Occupancy                                                 Base Rent
Tenant                    Date      Term      Area      Suite #   Step Date     psf        Annual    % Step   % Rent
Large Tenants: 3,000 to 4,999 square feet
French Connection        Dec-94     10.2      3,355      C-07                  46.00      154,330               6%
                                                                   Sep-97      49.00      164,395     6.5%
                                                                  Sep-2001     52.00      174,460     6.1%
Gucci                    Feb-95     10.0      3,556      B-14                  47.19      167,808               6%
                                                                   Feb-98      51.74      183,987     9.6%
                                                                  Feb-2002     57.05      202,870    10.3%
Bally of Switzerland     Jan-95     10.0      4,325      C-04                  50.00      216,250               6%
======================================================================================================================
Average                             10.1                                       47.73                          6.0%

Large Tenants: 5,000 to 7,999 square feet
The Limited              Jan-94     12.1      5,697      F-03                  40.00      227,880               5%
                                                                   Jan-98      43.50      247,820     8.7%
                                                                  Jan-2002     47.00      267,759     8.0%
Williams Sonoma          Jun-95     12.7      6,602      B-04                  47.57      314,057               6%
                                                                   Feb-97      49.47      326,619     4.0%
                                                                 Annual CPI
J. Crew                  May-97     10.0      6,792      F-08                   0.00        0                   5%
                                                                   Jul-97      30.00      203,760     N/A
                                                                  May-2000     35.00      237,720    16.7%
                                                                  May-2004     40.00      271,680    14.3%
======================================================================================================================
Average                             11.6                                       39.19                          5.3%

                       COMPARABLES SHOPPING CENTER SALES

                                                                         2/14/97

                        COMPARABLE SHOPPING CENTER SALES

                                                                                          Price PSF                 Final
                                                                                             of       1st    1st    Year
Sale  Name of Property/        Year      Date        Sale         Mortgage                  Owned     Year   Year    Cap.
No.   Location                 Built    of Sale      Price         Amount      Interest      GLA      OAR    COC    (NOI)     IRR
---   --------                 -----    -------      -----        --------     --------   ---------   ----   ----   -----     ---
1.    Confidential             1988      12/96    $30,159,000        --          100%        $112    12.5%  12.5%    9.0%    18.5%
      Michigan                                                                Fee Simple

2.    Confidential            1976/89    12/96    $22,317,000   $16,976,904      100%        $42     15.4%   N/A     9.0%    22.1%
      Tennessee                                                               Fee Simple

3.    Confidential - 2 Centers           12/96   $225,000,000        --           50%        $307     8.0%    N/A    N/A      N/A
      Pennsylvania                                                            Fee Simple

      Center 1                1981/96

      Center 2                1961/65
                              1983/95

Sale
No.                                  Comments
---   --------------------------------------------------------------------------

1. Strong center located in a middle market. Purchase excluded the department stores but included 6.22 acres of vacant land. Mall sales (1995): $229 per sq. ft. Occupancy (9/96); 99%. High OAR necessitated by the perceived flatness in the center s future income. (Little lease-up and no development potential.) Pro forma assumptions: 4% per year. Ratio of purchase price to mall sales: 0.5. Seller's analysis.

2. Average center located in a middle market. Purchase included all of the department stores. Center impacted by competition. OAR recognizes perceived flatness in future cash flow, Mall sales (1995): $239 per sq. ft. Occupancy (9/96): 82.3%. Pro forma assumptions: 4% per year. Ratio of purchase price to mall sales: 0.3. Implied IRR is leveraged. Seller's analysis.

3. Project of tremendous quality and appeal. Complex consists of two separate enclosed regional shopping centers.

      Purchase included the mall GLA plus the land under one of the department stores at Center 1; the mall GLA plus 2 of the departments stores and the land under another 3 department stores at Center 2.

      Mall sales (1995): Center l-$450 PSF and Center 2-$329 PSF. Occupancy at purchase: 90-92%.

                                                                         2/14/97

                        COMPARABLE SHOPPING CENTER SALES
                                   (Continued)

                                                                                          Price PSF                 Final
                                                                                             of       1st    1st    Year
Sale  Name of Property/        Year      Date        Sale         Mortgage                  Owned     Year   Year    Cap.
No.   Location                 Built    of Sale      Price         Amount      Interest      GLA      OAR    COC    (NOI)     IRR
---   --------                 -----    -------      -----        --------     --------   ---------   ----   ----   -----     ---
3.    Confidential - 2 Centers
      Pennsylvania (continued)

4.    Confidential            1956/95    12/96   $266,000,000        --          100%        $421     7.9%   7.9%    N/A      N/A
      Illinois                                                                Fee Simple

5.    Confidential            1967/89    12/96    $22,250,000        --          100%        $126    10.4%  10.4%   11.0%    20.1%
      California                                                               Leasehold

Sale
No.                                  Comments
---   --------------------------------------------------------------------------

3. With the recent redevelopment of the property, a large percentage of the space at the property was leased at market: resulting in a seemingly high overall rate for a center of this quality. Seller required a six month marketing period for this asset.

4.    Center of great quality. Purchase included the mall area. Mall sales
      (1995): $381 PSF. Occupancy at purchase: high 90's. Ratio of purchase price to mall sales: 1.0. Seller's 1st year OAR: 7.5%. Buyer's analysis.

5. Solid center with good demographics. Onerous ground rent payments. Sale included mall area. Mall sales PSF (1995):$286. Occupancy at purchase:
      97.3%. Ratio of purchase price to mall sales: 0.4. Assumed growth: 4% per year. Seller's analysis.

                                                                         2/14/97

                        COMPARABLE SHOPPING CENTER SALES
                                   (Continued)

                                                                                          Price PSF                 Final
                                                                                             of       1st    1st    Year
Sale  Name of Property/        Year      Date        Sale         Mortgage                  Owned     Year   Year    Cap.
No.   Location                 Built    of Sale      Price         Amount      Interest      GLA      OAR    COC    (NOI)     IRR
---   --------                 -----    -------      -----        --------     --------   ---------   ----   ----   -----     ---
6.    Confidential                                   12/96       $52,000,000  $9,000,000
      Oklahoma

      Center I              1976/89/94                                           100%        N/A     11.0%   N/A    10.0%    13.0%
                                                                              Fee Simple

      Center 2                1980/93                                             50%        N/A     10.3%   N/A    10.5%    11.5%
                                                                              Fee Simple

7.    Confidential           1977/91    11/96    $74,490,000    $56,300,000      100%        $123     9.1%   9.0%    9.5%    15.2%
      California                                                              Fee Simple

8.    Confidential           1975/78    11/96    $43,686,000    $32,100,000      100%        $109     9.9%  11.9%   10.0%    15.8%
      Montana                                                                 Fee Simple

Sale
No.                                  Comments
---   --------------------------------------------------------------------------

6. Center located in a growing middle market which is the home of the University of Oklahoma. Purchase included the mall area, J.C. Penney store and Sears store (367,482 sq. ft.). Occupancy at purchase: 80%. Proforma growth: 2.7% per year average for rent.

      Center is located in a growing part of Oklahoma City (includes 3.3 acres of excess land). Purchase excluded department stores. Mall sales 1995:
      $211 per sq. ft. Occupancy at purchase: 77%. Pro forma assumptions: 3.0% per year (rent). Seller's analysis.

7. Dominant center with expansion potential. Purchase included the mall and two of the department stores. Mall sales (1995): $263 PSF. Occupancy at purchase: 85.2%. Seller assumed 4% per year increase in sales, rent and expenses. Cash-on-cash rate: 9.0% (both OAR and COC off or 1996 forecasted cash flow and don't reflect the required capital payment of $3 million which is included as part of the purchase price). Ratio of purchase price to mall sales: 0.7. Seller's analysis.

8. Dominant center (with expansion potential) located in a tertiary market. Sale included the mall area and two of the department stores. Mall sales
      (1995): $231 PSF. Occupancy at purchase: 97.5%. Seller assumed increase of 4% per year

                                                                         2/14/97

                        COMPARABLE SHOPPING CENTER SALES
                                   (Continued)

                                                                                          Price PSF                 Final
                                                                                             of       1st    1st    Year
Sale  Name of Property/        Year      Date        Sale         Mortgage                  Owned     Year   Year    Cap.
No.   Location                 Built    of Sale      Price         Amount      Interest      GLA      OAR    COC    (NOI)     IRR
---   --------                 -----    -------      -----        --------     --------   ---------   ----   ----   -----     ---
9.    Confidential            1970/87    11/96   $168,000,000        --           100%       $486     6.1%   6.1%   7.25%    10.7%
      Southeast                                                               Fee Simple             (7.1%
                                                                                                     year 2)

10.   Confidential            1974/92    11/96    $86,400,000        --          100%        $274     8.9%   8.9%    N/A      N/A
      Illinois                                                                Fee Simple

11.   Confidential            1971/92    11/96    $44,000,000        --           100%        $80     9.9%   9.9%    N/A      N/A
      Tennessee                                                               Fee Simple

12.   Confidential            l973/93    10/96    $85,500,000        --          100%        $183     9.0%   9.0%    N/A      N/A
      Texas                                                                   Fee Simple

Sale
No.                                  Comments
---   --------------------------------------------------------------------------

      in sales rent and expenses. Ratio a purchase price to mall sales: 0.6. Seller's analysis.

9. Center of tremendous quality with expansion potential. Purchase included mall area and 16 acres of vacant land. Mall sales (1995): $429 per sq. ft. Occupancy at purchase: 95%. Ratio of purchase price to mall sales: 1.13.


10. Solid performer with strong anchors and virtually no competition. Tertiary market location. Purchase included mall area. Mall sales: $317 PSF 1995 ($330 PSF forecasted for 1996). Occupancy at purchase: 94%. Ratio of purchase price to mall sales: 0.9. Seller's analysis.

11. Average center in a tertiary market with two strong performing anchors. Mall sales year ending 9/96: $245 PSF. Occupancy at purchase: 90%. Seller's analysis.

12. Center of quality in great location in a competitive market. Sale included the mall area. Mall sales (year ending 6/30/96): $228 PSF. Occupancy at purchase: 85%. OAR on income in place (return is reported 9.4% on 1st year cash flow). Ratio of purchase price to mall sales: 0.8. Buyer's analysis.

                                                                         2/14/97

                        COMPARABLE SHOPPING CENTER SALES
                                   (Continued)

                                                                                          Price PSF                 Final
                                                                                             of       1st    1st    Year
Sale  Name of Property/        Year      Date        Sale         Mortgage                  Owned     Year   Year    Cap.
No.   Location                 Built    of Sale      Price         Amount      Interest      GLA      OAR    COC    (NOI)     IRR
---   --------                 -----    -------      -----        --------     --------   ---------   ----   ----   -----     ---
13.   Confidential            1978/90    8/96     $38,650,000   $2l,250,000       50%        $247     9.4%    N/A    N/A      N/A
      Georgia                                                                  Leasehold

14.   Confidential             1990      6/96     $37,000,000        --          100%        $234    10.3%    N/A    N/A      N/A
      California                                                               Leasehold

l5.   Confidential             1980      5/96     $37,250,000        --          100%        $147     9.3%   8.l%    9.5%    l2.0%
      Virginia                                                                 Leasehold

16.   Confidential             1986      3/96     $95,000,000   $57 million     37.5%        N/A      6.8%   4.7%    N/A      N/A
      Connecticut                                   (37.5%)                   Partnership
                                                                                Interest

Sale
No.                                  Comments
---   --------------------------------------------------------------------------

13. Solid performer which is to be expanded with a fifth department store. Buyer purchased the interest of its partner. Purchased excluded the department stores. In addition, 10 acres, which is to be used for the expansion ( and is owned in fee), was included in the purchase. Mall sales in 1995: $312 per sq. ft. Occupancy at purchase: 90%. Ration of purchase to price to mall sales: 0.8.

14. Unenclosed center of quality. Sale did not include the department stores. Mall sales (1995): $340 per sq. ft. Occupancy at purchase: 88%. High first year return reflective of the leasehold interest being purchased (with stipulated ground rent payments reportedly limiting the buyer's upside) and a few small environment and engineering issues. Ratio of purchase price to mall sales: 0.7. Buyer's analysis.

15. Center of quality, located in a tertiary market. Sale included the mall area and land underlying the Sears store. Mall sales (1995): $273 PSF. Occupancy at purchase: 95%. Pro forma assumptions (sales rent and expenses: 0-3% per year. Ratio of purchase price to mall sales: 0.7. Buyer's analysis

16. Center of quality. Sale included the mall area and land underlying one of the department stores. Mall sales (1994): $405 per sq. ft. Occupancy at 12/94: 96%.

                                                                         2/14/97

                        COMPARABLE SHOPPING CENTER SALES
                                   (Continued)

                                                                                          Price PSF                 Final
                                                                                             of       1st    1st    Year
Sale  Name of Property/        Year      Date        Sale         Mortgage                  Owned     Year   Year    Cap.
No.   Location                 Built    of Sale      Price         Amount      Interest      GLA      OAR    COC    (NOI)     IRR
---   --------                 -----    -------      -----        --------     --------   ---------   ----   ----   -----     ---
17.   Confidential            1962/90    3/96    $133,740,000        --           --         $355     7.6%   7.6%    N/A      N/A
      California

18.   Confidential             1981      3/96     $27,000,000        --          100%        $75     13.0%  13.0%    N/A     10.5%
      Pennsylvania                                                            Fee Simple

19.   Confidential            1969/86    12/95   $222,000,000        --          100%        $263     7.7%   7.7%    8.0%    11.0%
      New York                                                                Fee Simple

20.   Confidential            1973/91    12/95   $108,000,000   $66 million      100%        $690      N/A    N/A    N/A      N/A
      New York                                                    in debt     Fee Simple

Sale
No.                                  Comments
---   --------------------------------------------------------------------------

17. Center of quality, located in a competitive market, which is to be expanded. Purchase included the mall area and vacant I. Magnin store. Mall sales (1995): $300 per sq. ft. Ratio of mall sales to purchase price:
      1.18. Occupancy at purchase: 90%. Purchase price comprised of $123,000 plus various earn-out funds related to the I. Magnin store and expansion cost reimbursements.

18. Solid performer in its market with expansion capacity. Mall sales: $206 per sq. ft. Occupancy at purchase: 94%. Assumed increases of 4% in sales and rent and 2% to 5% in expenses. Ratio of mall sales to purchase price:
      0.5. First year OAR perceived by buyer to reflect the market for this center and the relative flatness of the projected cash flow. Seller's analysis.

19. Center of quality. Sale included the mall area, two of the four department stores and the land underlying a third. Mall sales: $400 per sq. ft. Occupacy at purchase: 88%. Pro forma assumptions (sales and rent): 2-3% annual growth. Ratio of purchase price to mall sales: 1.05. Buyer's analysis.

20. Center of quality, located in a densely developed market. Sale included only the mall area. Mall sales (1995): $633 per sq. ft. Occupancy at purchase: 100%. Ratio of mall sales to purchase price was 1.09. Buyer's analysis.

                                                                         2/14/97

                        COMPARABLE SHOPPING CENTER SALES
                                   (Continued)

                                                                                          Price PSF                 Final
                                                                                             of       1st    1st    Year
Sale  Name of Property/        Year      Date        Sale         Mortgage                  Owned     Year   Year    Cap.
No.   Location                 Built    of Sale      Price         Amount      Interest      GLA      OAR    COC    (NOI)     IRR
---   --------                 -----    -------      -----        --------     --------   ---------   ----   ----   -----     ---
21.   Confidential            1977/88    12/95    $57,500,000  $38.2 million     100%        $283     N/A     N/A    N/A      N/A
      California                                                 in assumed   Fee Simple*
                                                                      debt

22.   Confidential             1971      12/95    $21,000,000        --          100%        $47     15.5%  15.5%   10.5%    12.0%
      Massachusetts                                                           Fee Simple

23.   Confidential            1981/92    9/95     $32,700,000   $21,800,000       30%        $327     6.6%   5.2%    7.0%    11.4%
      Texas                                                        (30%)      Fee Simple

24.   Confidential             1974      8/95     $64,174,858    $6,174,858       50%        $461     8.7%   7.6%    N/A      N/A
      New Jersey                                     (50%)         (50%)      Fee Simple
                                           7

Sale
No.                                  Comments
---   --------------------------------------------------------------------------

21. Sale involved $2.1 million in cash, operating units in the Macerich REIT and the assumption of existing debt. Sale included none of the department stores. Mall sales (1995): $261 per sq. ft. Occupancy at purchase: 93%. Ratio of purchase price to mall sales: 1.08. Buyer's analysis.

      * With a few ground leased parcels.

22. Class B-C center, with one of its two department stores in Chapter 11 at the time of the purchase. Sale included the entire center. Assumed growth:
      -5%, -6%, -5%. -3% per year, then +4% per year for rent and sales, and 4% per year for expenses. Mall sales (1995): $284 per sq. ft. Occupancy:
      80.4%. Buyer reportedly received a good price due to the seller's timing constraints for sale. Seller's analysis.

23. Center of great quality and appeal. Purchase included the mall area. Mall sales (1995): $325 per sq. ft. Occupancy at sale: 93%. Leveraged IRR was 16.7%. Center purchased in 12/94 and a partial interest resold as of this date. Ratio of purchase price to mall sales: 1.02. Buyer's analysis.

24. Center of quality, located in a very competitive market. Buyer owned other 50% interest. Sale included mall area and land underlying Macy. Mall sales psf: $424. Occupancy at purchase: 97.2%. Pro forma assumptions (sales and rent): 1%, 2%, and then 3%. Expenses: 4% per year. Ratio of purchase price to mall sales: 1.09. Buyer's analysis.

                                                                         2/14/97

                        COMPARABLE SHOPPING CENTER SALES
                                   (Continued)

                                                                                          Price PSF                 Final
                                                                                             of       1st    1st    Year
Sale  Name of Property/        Year      Date        Sale         Mortgage                  Owned     Year   Year    Cap.
No.   Location                 Built    of Sale      Price         Amount      Interest      GLA      OAR    COC    (NOI)     IRR
---   --------                 -----    -------      -----        --------     --------   ---------   ----   ----   -----     ---
25.   Confidential             1990      8/95     $78,000,000   $21,000,000      100%        $105     9.5%    N/A    N/A      N/A
      Maryland                                                                Fee Simple

26.   Confidential             1974      8/95     $26,000,000        --          100%         --       --     --      --      --
      Arizona                                                                 Fee Simple

27.   Confidential             1980      6/95     $24,57l,000    $7,071,000       25%        $343     8.9%   8.1%    9.0%    12.3%
      California                                     (25%)         (25%)      Fee Simple

Sale
No.                                  Comments
---   --------------------------------------------------------------------------

25. Sale involved $55.6 million in cash, plus assumed debt and an allocation of operating partnership units in the Macerich REIT. Purchase included four of the five department stores. Mall sales (1995): $267 per sq. ft. Occupancy at purchase: 91.5%. Buyer's analysis.

26. Two-level regional center, connected to another center of tremendous quality and appeal by a retail bridge. Although well-located, with two department stores (one of very strong appeal), this center was in need of remerchandising and some cosmetic renovation at the time of purchase.

      Center purchased by owner of the regional shopping center to which this property is attached. Of this purchase price, a portion was allocated to a freestanding office building.

27. Center of quality, located in a competitive market. Buyer already owned other 75% interest. Sale included the mall area and land underlying Robinsons-May. Mall sales (1994): $360 psf. Occupancy at purchase: 93%. Pro forma: 4% per year - sales, rent and most expenses. First year cash-on-cash rate: 8.1%. IRR is unleveraged (leveraged rate was not calculated). Buyer's analysis.

                                                                         2/14/97

                        COMPARABLE SHOPPING CENTER SALES
                                   (Continued)

                                                                                          Price PSF                 Final
                                                                                             of       1st    1st    Year
Sale  Name of Property/        Year      Date        Sale         Mortgage                  Owned     Year   Year    Cap.
No.   Location                 Built    of Sale      Price         Amount      Interest      GLA      OAR    COC    (NOI)     IRR
---   --------                 -----    -------      -----        --------     --------   ---------   ----   ----   -----     ---
28.   Confidential             1992      4/95    $158,136,000        --           100%       $211     8.5%   7.8%    8.0%    10.7%
      Massachusetts                                                           Fee Simple             (after
                                                                                                    capital)

29.   Confidential             1977      2/95     $47,280,000        --           50%        $278      --     --      --      --
      Illinois                                        (50%)                   Fee Simple

30.   Confidential           1961/80/    1/95     $43,687,000        --           100%       $107    12.6%  12.6%   10.75%   13.5%
      California                 84                                           Fee Simple

Sale
No.                                  Comments
---   --------------------------------------------------------------------------

28. Well located center of quality. High first-year OAR is, in part, reflective of the age of the center (opened in 1992) and its at or above market rents. Mall sales 1994: $262. Occupancy at purchase: 91%. Purchase included one department store, mall area and a number of junior department stores. Pro forma: 4% per year sales and rent, 3% per year expenses. Indicated ratio of purchase price to mall sales: 1.38. Buyer's analysis.

29. Dominant center, located in a tertiary market. Interest originally purchased in December of 1992 for $38,175,000. Option exercised in January of 1995 (closed 2/95) to resell this interest in return for 2,022,247 shares in the Simon REIT. With a share price on 1/31/95 of $23.38, a price of $47,280,000 is implied for this interest.

30. One of the oldest regional shopping centers in Orange County. Buyer reportedly purchased for redevelopment potential. Mall sales 1994: $215 per sq. ft. Occupancy at purchase: 96.3%. Purchase included mall area and land underlying one department store. Pro forma: 3.5% per year sales and rent, 3.0% per year expenses. Ratio of purchase price to mall sales: 0.5. Buyer's analysis.

                                                                         2/14/97

                        COMPARABLE SHOPPING CENTER SALES
                                   (Continued)

                                                                                          Price PSF                 Final
                                                                                             of       1st    1st    Year
Sale  Name of Property/        Year      Date        Sale         Mortgage                  Owned     Year   Year    Cap.
No.   Location                 Built    of Sale      Price         Amount      Interest      GLA      OAR    COC    (NOI)     IRR
---   --------                 -----    -------      -----        --------     --------   ---------   ----   ----   -----     ---
31.   Confidential            1970/91    1/95    $123,000,000        --          100%        $286     7.8%   7.8%    8.0%    10.5%
      California            Fee Simple

32.   Confidential            1981/91    1/95     $87,000,000   $45,257,025     99.8%        $143     7.8%    N/A    N/A      N/A
      Virginia                                      (99.8%)       (99.8%)     Fee Simple

33.   Collin Creek            1981/92    12/94   $108,000,000        --          100%        $297     6.7%   6.7%    7.0%    11.6%
      Plano, Texas                                                            Fee Simple

Sale
No.                                  Comments
---   --------------------------------------------------------------------------

31. Center of quality with expansion potential. Mall sales in 1994: $250 psf. Occupancy at purchase: 85%. Projections assume growth ranging from 3% to 5% per year The purchase included only the mall area Ratio of purchase price to mall sales: 1.14. Center offered for sale in April 1994 at $153 million. A letter of intent was withdrawn in September 1994 at $135 million. Buyer's analysis.

32. Center of quality, located in a rapidly growing area. [Purchase included all anchors but Sears (594,201 sf)]. Mall sales (1994): $259 psf. Occupancy at purchase: 94%. $84.7 million paid at closing and another $2.3 million paid by the buyer in 12/95 (most of which is for an excess land parcel). Seller's analysis.

33. Center of quality and appeal. Purchase included the mall area. Mall sales in 1993: $288 psf. Occupancy at sale: 96%. Projections assume growth of 5% per year in expenses and average increase of 5.7% per year in sales and rent. Ratio of purchase price to center sales: 1.03. Purchase included only the mall area. Buyer's analysis.

                                                                         2/14/97

                        COMPARABLE SHOPPING CENTER SALES
                                   (Continued)

                                                                                          Price PSF                 Final
                                                                                             of       1st    1st    Year
Sale  Name of Property/        Year      Date        Sale         Mortgage                  Owned     Year   Year    Cap.
No.   Location                 Built    of Sale      Price         Amount      Interest      GLA      OAR    COC    (NOI)     IRR
---   --------                 -----    -------      -----        --------     --------   ---------   ----   ----   -----     ---
34.   Simon -  3 Centers                            12/94       $153,225,000      --          100%
                                                                                          Fee Simple

-     Broadway Square         1975/93     --      $44,000,000        --                       $98     8.7%   6.7%    9.0%    11.5%
      Tyler, Texas

-     Orange Park           1975/85/91            $78,300,000        --                      $l71     8.2%   8.0%    8.5%    11.5%
      Jacksonville. Florida

-     University Mall         1974/86     --      $29,400,000        --                      $125     8.6%   0.0%    8.5%    12.0%
      Pensacola, Florida

Sale
No.                                  Comments
---   --------------------------------------------------------------------------

34. Centers of quality, located in secondary or tertiary markets. Purchase price includes $1.5 million paid for excess land at 2 of the centers. Buyer's analysis.

- Mall sales 1994: $252 psf. Occupancy: 93.7%. Purchase included mall area and 2 department stores. Assumed growth rates: 3.5% per year. Ratio of purchase price to center sales: 0.8.

- Mall sales 1994: $231 psf. Occupancy: 97.8%. Purchase included mall area and one department store. Assumed growth: 3.5% per year in expenses; 0% per year for 2 years, 1%. 2% and 3.5% per year in sales; and 0%, 2% and 3.5% in rent. Ratio of purchase price to center sales: 1.0.

- Mall sales 1994' $150 psf. Occupancy: 87.2%. Purchase included only mall area. Growth rates: 3.5% per year in expenses and sales and 0%, then 3.5% per year in rent. Ratio of purchase price to center sales: 0.8.

                                                                         2/14/97

                        COMPARABLE SHOPPING CENTER SALES
                                   (Continued)

                                                                                          Price PSF                 Final
                                                                                             of       1st    1st    Year
Sale  Name of Property/        Year      Date        Sale         Mortgage                  Owned     Year   Year    Cap.
No.   Location                 Built    of Sale      Price         Amount      Interest      GLA      OAR    COC    (NOI)     IRR
---   --------                 -----    -------      -----        --------     --------   ---------   ----   ----   -----     ---
35.   Biltmore Fashion       1963/92    12/94    $110,760,000        --          100%        $265     7.8%   7.8%     N/A     N/A
      Phoenix, Arizona          94                                            Fee Simple

36.   Independence Mall      1974/88     12/94    $53,100,000        --          100%        $135     8.0%+/- --     8.5%    12.l+/-
      Independence, Missouri                                                  Fee Simple

37.   Mall at St. Vincent    1977/91    12/94     $18,000,000        --           100%       $89     10.7%  10.7%    N/A      N/A
      Shreveport, Louisiana                                                   Fee Simple
                                                                                Includes
                                                                             small lshd.)

38.   Layton Hills            1980/91    9/94     $51,375,000        --           50%        $226     9.2%    N/A    N/A      N/A
      Salt Lake City, Utah                                                    Fee Simple

Sale
No.                                  Comments
---   --------------------------------------------------------------------------

35. Center of great quality and appeal with expansion capability. Purchase included mall area and department stores. In addition to $81.5 million in cash, the sellers received shares in TRG. Occupancy at purchase: 97%. Mall sales in 1994: $400 psf. Pro forma assumptions: 4% per year expenses; 5%. then 4% per year in rent; 13.8%, 5%, and then 4% per year in sales. Ratio of purchase price to center sales: 1.02.

36. Class B-C center with some design problems -- tertiary location. Occupancy at purchase; 84%. Purchase included only the mall area. Purchase price included $1.7 million for deferred maintenance. Pro-forma: 4% per year sales, rent, and expenses. OAR varies (seller's first-year OAR of 7.6% to buyer's 8.0% +). Seller's analysis.

37. Class B-C center located in a secondary market. Purchase included mall area. Occupancy: 88%. Mall sales (1993): $178 psf. Pro forma: Rent - 4% per year; Expenses - 3.5% per year; Sales -4% for one year, 6% for one year, 10% per year for two years, 5% for one year. and 4% per year thereafter. Buyer's analysis.

38. Class B Center, located in a secondary market. Purchase included the entire center plus a convenience center. Occupancy at purchase: 96%. Buyer's Analysis.

                                                                         2/14/97

                        COMPARABLE SHOPPING CENTER SALES
                                   (Continued)

                                                                                          Price PSF                 Final
                                                                                             of       1st    1st    Year
Sale  Name of Property/        Year      Date        Sale         Mortgage                  Owned     Year   Year    Cap.
No.   Location                 Built    of Sale      Price         Amount      Interest      GLA      OAR    COC    (NOI)     IRR
---   --------                 -----    -------      -----        --------     --------   ---------   ----   ----   -----     ---
39.   Carolina East            1979      9/94     $13,325,000        --          100%        $95     10.6%  10.6%   10.0%    14.7%
      Greenville. North Carolina                                              Fee Simple

40.   Chesterfield Towne     1975/88/    7/94     $84,000,000   $68,000,000    Nominal       $155     9.0%    N/A    N/A      N/A
      Center                    95               (Nominal 65%)                    65%
      Richmond, Virginia                                                      Fee Simple

41.   North Shore             1985/90    7/94     $41,600,000   $34,000,000      100%        $118     8.9%    --     N/A      N/A
      Slidell, Louisiana                                                      Fee Simple

42.   Waterside Shops          1992      6/94     $65,250,000        -.          100%        $312    7.75%  7.75%    7.9%    11.0%
      Naples, Florida                                                         Fee Simple

43.   Riverchase Galleria      1986      2/94     $87,500,000   $40,000,000       50%        $411     7.4%    --     7.5%    11.5%
      Birmingham, Alabama                            (50%)          (50%)     Fee Simple

Sale
No.                                  Comments
---   --------------------------------------------------------------------------

39.   Class B-C center, located in a secondary market. Occupancy at purchase:
      94%. Mall sales (1993): $193 psf. Sale included mall area. Pro forma: 4% per year sales, rent, and expenses. Ratio of purchase price to mall sales:
      0.5. Seller's analysis.

40. Center of quality, located in a competitive market. Purchase included all three anchors and mall area. Mall sales (1993): $290 psf. Occupancy at purchase: 95%. Excluding value attributable to the anchors, a ratio of purchase price to mall sales of 1.11 is indicated. Buyer's analysis.

41. Dominant center, located in a tertiary market. Purchase included mall area plus two department stores. Mall sales 1993: $219 psf. Occupancy at purchase: 86%. Ratio of purchase price to center sales: 1.10. Seller's analysis.

42. Unenclosed specialty center, located in an affluent area. Purchase included in the entire center. Occupancy at sale: 97.4%. Mall sales: $285 psf 1993, $306 projected for 1995. Pro forma growth: 5% per year increase in sales and rent; 4% per year in expenses. Analysis assumes freestanding tenant is added - otherwise OAR is 7- 7.5%. Ratio of purchase price to center sales: 1.22. Buyer's analysis.

43. Center of quality and appeal. Purchase included mall area and outparcels. Mall sales 1994: $373 psf. Occupancy at sale: 94.5%. Pro forma assumption:
      4.5% per year in sales and rent and 4.0% per year in expenses. Ratio of purchase price to center sales: 1.10. Buyer's analysis.

                                                                         2/14/97

                        COMPARABLE SHOPPING CENTER SALES
                                   (Continued)

                                                                                          Price PSF                 Final
                                                                                             of       1st    1st    Year
Sale  Name of Property/        Year      Date        Sale         Mortgage                  Owned     Year   Year    Cap.
No.   Location                 Built    of Sale      Price         Amount      Interest      GLA      OAR    COC    (NOI)     IRR
---   --------                 -----    -------      -----        --------     --------   ---------   ----   ----   -----     ---
44.   Crossroads Mall         1974/91    2/94     $51,500,000        --           --         $138     10.3%  10.3%    N/A     N/A
      Oklahoma City, Oklahoma

45.   Arden Fair               1957/     12/93    $96,200,000        --           --         $452     7.0%   7.0%     N/A     N/A
      Sacramento. California    90                   (50%)

46.   Fiesta Mall              1979/     12/93   $124,300,000         *            *         $397     7.4%,   --     8.0%  +/-11%
      Mesa, Arizona             89

* Favorable note reportedly assumed (amount unknown).

Sale
No.                                  Comments
---   --------------------------------------------------------------------------

44. Class B-C center, located in a secondary market. Center on the market for some tune. Purchase included mall area. Mall sales 1993: $189 psf. Occupancy at purchase: 95%. Some redevelopment potential. Buyer's analysis.

45. Dominant center of tremendous quality and appeal. Mall sales in 1993: $405 per sq. ft. Purchase included only the mall area. Occupancy at purchase:
      90%. Ratio of purchase price to center sales: 1.12. Seller's analysis.

46. Dominant regional shopping center located in a competitive market. Occupancy at purchase: 98.4%. Mall sales estimated to be $339 per sq. ft. in 1993. Purchase included mall area and land underlying the department stores. Projections assume increase in sales and expenses of 4% (rent and CPI increases are 3%, then 4% per year). With favorable financing, leveraged IRR is +/- 14%. (Existing anchors are on long-term ground leases.) Ratio of purchase price to center sales: 1.17. Buyer's analysis.

                                                                         2/14/97

                        COMPARABLE SHOPPING CENTER SALES
                                   (Continued)

                                                                                          Price PSF                 Final
                                                                                             of       1st    1st    Year
Sale  Name of Property/        Year      Date        Sale         Mortgage                  Owned     Year   Year    Cap.
No.   Location                 Built    of Sale      Price         Amount      Interest      GLA      OAR    COC    (NOI)     IRR
---   --------                 -----    -------      -----        --------     --------   ---------   ----   ----   -----     ---
47.   Galleria at              1981      12/93   $125,000,000        --           --         $311     7.1%   7.1%    7.5%    11.5%
      Fort Lauderdale
      Fort Lauderdale, Florida

48.   Stratford Square         1981      12/93   $119,000,000        --           --         $242     7.7%   7.3%     N/A     N/A
      Bloomingdale, Illinois

49.   Kenwood                 1958/88    l2/93   $194,000,000    $41,000,000      ---        $400     7.5%   7.5%    7.5%    11.3%
      Cincinatti, Ohio                             (implied)   (structure 2nd
                                                                participating
                                                                  mortgage)

50.   Westgate                 1982      l2/93   $71,100,000     $30,000,000    99.8%        $135     8.1%    --     8.5%    12.0%
      Amarillo, Texas                                                         Fee Simple

Sale
No.                                  Comments
---   --------------------------------------------------------------------------

47. Dominant center of quality and appeal, located in an affluent area. Mall sales in 1993 estimated to be $340 per sq. ft. Occupancy at purchase: 86%. Purchase included an earn-out payment of $3 million which the buyer reportedly chose to pay at closing on a discounted basis (not shown in purchase price). Purchase involved the mall area and land under-lying 4 of the 5 department stores. Ratio of purchase price to center sales: 1.10. Buyer's analysis.

48. Center of quality located in a competitive market. Center benefits from its prime location in a growing area sale. Sale involved only the mall area. 1992 sales: $255 per sq. ft. Occupancy at purchase: 95%. Ratio of purchase price to center sales: 0.9. Buyer's analysis.

49. Center of quality. Agreement involved the mall area and land underlying the J.C. Penney store. Occupancy at purchase: 97%. Sales in 1993 estimated to be $346 per sq. ft. Ratio of implied price to center sales is 1.16. Lender's analysis.

50. Dominant center located in secondary market (in need of renovation). Sales included mall area and two department stores. Occupancy at purchase:
      93.5%. Growth in pro forma: 4% per year, rent and expenses 5% per year for mall sales, and 3% per year for anchor sales. Mall sales 1993: $230 psf. Seller's analysis.

                                                                         2/14/97

                        COMPARABLE SHOPPING CENTER SALES
                                   (Continued)

                                                                                          Price PSF                 Final
                                                                                             of       1st    1st    Year
Sale  Name of Property/        Year      Date        Sale         Mortgage                  Owned     Year   Year    Cap.
No.   Location                 Built    of Sale      Price         Amount      Interest      GLA      OAR    COC    (NOI)     IRR
---   --------                 -----    -------      -----        --------     --------   ---------   ----   ----   -----     ---
51.   Coronado Center          1964      9/93    $l15,000,000        --           --         $223     7.5%   7.5%   7.25%    11.0%
      Albuquerque, New Mexico

52.   Garden State Plaza       1957/     7/93    $190,000,000  $130,000,000      8.2%        $293     7.4%   5.4%   7.5%-    12.4%
      Paramus, New Jersey      82/84                 (50%)          (50%)        9.0%
                                 89

53.   Clackamas Town Center  1981        7/93     $33,873,965    $9,093,965      9.0%        $265    7.75%  5.20%    8.0%    11.5%
      Portland, Oregon                  (29.5%)     (29.5%)

54.   Carolina Place           1991/     6/93     $92,500,000        --           --          --      7.5%   7.5%    7.0%    12.1%
      Charlotte,                93                    (80%)
      North Carolina

Sale
No.                                  Comments
---   --------------------------------------------------------------------------

51. Dominant center. Occupancy at purchase: 92%. Mall Sales: $281 per sq. ft. in 1992. Purchase included mall area and one department store. Price per sq. ft. of mall area is $267. implying a ratio to center mall sales of
      1.00. Buyer's analysis.

52. Dominant center of tremendous quality and appeal, with expansion potential. Occupancy at purchase 99%. 1992 mall sales $434 per sq. ft. Purchase included all of the anchor store improvements and the mall area. Additional funds were contributed for a 50% interest in the land. Price per sq. ft. implied for the mall area was $634; representing a purchase price to mall sale ratio of 1.46. The leveraged IRR was reportedly 16.8%. Buyer's analysis.

53. Dominant center with occupancy at purchase of 94%. Sale involved mall area. 1992 sales per sq. ft.: $301. Ratio of purchase price to center sales: 0.9. Implied leveraged IRR is 12.25%. Buyer's analysis.

54. Well located center which should benefit from a growing trade area. Mall sales fiscal year 1992 -93: $200 per sq. ft. Occupancy at purchase: 75%. Purchase included mall, Sears and J.C. Penney (603,500 sq. ft). 12.1% yield represents return to the buyer. Buyer receives a preferred return of 7.5% in the first year, then 7.75%, 8.0% and 8.25% per year thereafter. Buyer's analysis.

                                                                         2/14/97

                        COMPARABLE SHOPPING CENTER SALES
                                   (Continued)

                                                                                          Price PSF                 Final
                                                                                             of       1st    1st    Year
Sale  Name of Property/        Year      Date        Sale         Mortgage                  Owned     Year   Year    Cap.
No.   Location                 Built    of Sale      Price         Amount      Interest      GLA      OAR    COC    (NOI)     IRR
---   --------                 -----    -------      -----        --------     --------   ---------   ----   ----   -----     ---
55.   Montgomery Mall          1970/     6/93     $42,000,000        --          100%         $69     9.5%    --     8.5%    12.0%
      Montgomery, Alabama        88                                           Fee Simple

56.   The Mall at Short Hills  1957/     6/93    $140,000,000
      Short Hills, New Jersey  1980

57.   The Florida Mall         1986      5/93     $81,500,000   $37,500,000    variable      $322     7.4%   8.6%    7.5%    12.0%
      Orlando, Florida                                (50%)         (50%)

58.   Rivercenter              1988      5/93    $101,300,000   $14,500,000      5.0%        $242     8.7%   N/A     8.5%    12.2%
      San Antonio, Texas

59.   Sarasota Square          1977/     1/93     $84,000,000        --           --         $268     7.5%   7.5%    7.5%    11.0%
      Sarasota, Florida        86/89

Sale
No.                                  Comments
---   --------------------------------------------------------------------------

55. Dominant center in its market. Owner defaulted on its mortgage which was acquired by the lender. Occupancy: 86.5%. Sales (1992): $265 psf.

56. Dominant center of great quality and appeal to be enhanced by an expansion. Occupancy at purchase 88%. Very high mall sales. Purchase included 50% interest in improvements, 100% of land underlying mall and retirement of the debt. Three anchors and mall GLA to be added to the center. High sales per sq. ft. Buyer's analysis.

57. Dominant center with expansion potential. Occupancy at purchase: 99%. Very strong sales ($502 psf comp. in 1992). Purchase included mall area and one department store. Additional funds contributed for two outparcels. High cash-on-cash rate implied by low interest rate on debt. The leveraged IRR was reportedly 12.3%. Ratio of purchase price to sales 0.9. Buyer's analysis.

58. Center of quality. Occupancy at purchase: 89% (85% mall tenants). 1992 mall sales: $286 psf. Purchase included the land underlying the hotel and one department store. Indicated overall rate for the retail portion of the purchase reported to be 8.0%. Buyer's analysis.

59. Dominant center in its market with expansion potential. Occupancy at purchase: 95%. 1992 mall sales between $260 and $270 per sq. ft. Ratio of purchase price to sales: 1 .00. Only mall area was included in the purchase. Buyer's analysis.

                                                                         2/14/97

                        COMPARABLE SHOPPING CENTER SALES
                                   (Continued)

                                                                                          Price PSF                 Final
                                                                                             of       1st    1st    Year
Sale  Name of Property/        Year      Date        Sale         Mortgage                  Owned     Year   Year    Cap.
No.   Location                 Built    of Sale      Price         Amount      Interest      GLA      OAR    COC    (NOI)     IRR
---   --------                 -----    -------      -----        --------     --------   ---------   ----   ----   -----     ---
60.   South Bay Galleria       1985      12/92    $64,000,000    $35,000,000   Variable      $351     6.5%    N/A    N/A      N/A
      Redondo Beach, California                  (nominal 50%)      (50%)

61.   The Avenues              1990      12/92    $82,000,000    $20,000,000    8.36%        $250     7.5%    N/A   7.25%   11.5%-
      Jacksonville, Florida                      (nominal 50%)                                                               11.7%

62.   White Oaks Mall          1977      12/92    $38,175,000                      -         $223     8.0%   8.0%    8.5%    12.0%
      Springfield, Illinois                           (50%)

Sale
No.                                  Comments
---   --------------------------------------------------------------------------

60. Dominant center of great quality and appeal. Occupancy at purchase: 90%. 1992 mall sales $280 per sq. ft. Sale involved an 8% cumulative preferred return on the partnership level. Ratio of purchase price to sales: 1.25. Seller's analysis.

61. Center of good quality (with expansion potential), located in an area of growth. Occupancy at purchase: 90%. 1992 estimated mall sales: $215 per sq. ft. Sale involved mall area and one of the department stores. Assumed growth rates: sales - 7% through 1997, then 6% per year; rent -6% per year; expenses - 5% per year. Buyer received a noncumulative preferred return of 8%, with the balance split 50/50. Implied yield on buyer's investment (with the preferred return) is 12.5% to 13%. Sale included a "look back" of 11.5% prior to any split of future sale proceeds. Ratio of purchase price to center sales: 1.50. Buyer's analysis.

62. Dominant center located in a tertiary market. At the time of sale, Bergner's was in Chapter 11 and Kohl's had vacated its store (with this space to be converted to mall GLA). Occupancy at purchase: 86% (or 78% including Kohl's). 1991 sales: $233 per sq. ft. Assumed growth: sales and rent - 8% and then 4% per year; expenses - 4% per year. Transaction included $7 million contribution for their 50% share of costs related to a renovation program. Ratio of purchase price to center sales: 1.00. Buyer's analysis.

                                                                         2/14/97

                        COMPARABLE SHOPPING CENTER SALES
                                   (Continued)

                                                                                          Price PSF                 Final
                                                                                             of       1st    1st    Year
Sale  Name of Property/        Year      Date        Sale         Mortgage                  Owned     Year   Year    Cap.
No.   Location                 Built    of Sale      Price         Amount      Interest      GLA      OAR    COC    (NOI)     IRR
---   --------                 -----    -------      -----        --------     --------   ---------   ----   ----   -----     ---
63.   West Oaks Mall           1984      9/92     $75,000,000    $63,000,000      --         $189     7.3%    N/A    8.0%    12.0%
      Houston, Texas                               (implied)    (convertible)

64.   The Pavilions at         1990      8/92     $80,000,000    (All cash)       --         $137     6.5%   6.5%    7.0%    11.5%
      Buckland Hills                             (nominal 50%)
      Manchester, Connecticut

65.   Altamonte Mall          1974/90    7/92     $70,000,000    $10,399,085     8.5%        $248     6.5%   5.2%    7.1%    11.5%
      Orlando, Florida                                (50%)          (50%)

66.   Natick Mall             1966/81    6/92     $51,000,000    (All cash)       --          --      6.9%   6.9%     N/A     N/A
      Natick, Massachusetts

67.   Shoppers' World          1951      6/92     $19,800,000    (All cash)       --          --      7.0%   7.0%     N/A     N/A
      Framingham, Massachusetts

Sale
No.                                  Comments
---   --------------------------------------------------------------------------

63. 10-year convertible debt on a class A regional shopping center with purchase option. One anchor included in the deal. Occupancy at purchase:
      93%. 1992 estimated sales: $260 PSF. Seller's analysis.

64. Dominant center which is well located. Sale involved mall area and all of the department stores. Occupancy at purchase: 91%. 1992 mall sales: $354 per sq. ft. Assumed growth rates: sales and rent -4% per year for four years and then 5% per year; expenses - 5% per year. Buyer received a non-cumulative preferred return of 9-10% and 50% of cash flow. Buyer's analysis.

65. Solid performer with expansion potential. Sale included mall GLA and one department store. Occupancy at purchase: 95%. 1992 estimated sales: $307 PSF. Assumed growth rates: 5% per year. Ratio of purchase price to center sales: 1.27. Buyer's analysis.

66. Dominant center which is well located, but is in need of renovation. Center purchased simultaneously with Sale No. 42 with the intention of renovating and expanding the center with two additional anchor stores and more mall GLA. Buyer's analysis.

67. Well located unenclosed center in need of extensive capital expenditures. Center purchased for the rights to the anchor store which will be relocated to Sale No. 41. Center to be demolished and replaced with a "power center". Buyer's analysis.

                                                                         2/14/97

                        COMPARABLE SHOPPING CENTER SALES
                                   (Continued)

                                                                                          Price PSF                 Final
                                                                                             of       1st    1st    Year
Sale  Name of Property/        Year      Date        Sale         Mortgage                  Owned     Year   Year    Cap.
No.   Location                 Built    of Sale      Price         Amount      Interest      GLA      OAR    COC    (NOI)     IRR
---   --------                 -----    -------      -----        --------     --------   ---------   ----   ----   -----     ---
68.   North Shore             1958/86    5/92    $102,875,000    (All cash)       --         $108     6.0%   6.0%     N/A     N/A
      Shopping Center
      Peabody, Massachusetts

69.   Town Center at          1980/86    4/92    $202,500,000    (All cash)       --         $517     6.6%   6.6%    7.0%    11.1%
      Boca Raton
      Boca Raton, Florida

70.   Oakview Mall             1991      4/92     $74,225,000    $25,000,000      --         $179     6.5%    N/A    7.5%    12.5%
      Omaha, Nebraska

71.   University Square Mall   1974      3/92     $85,000,000    (All cash)       --         $161     7.9%   7.9%    8.0%    11.5%
      Tampa, Florida

Sale
No.                                  Comments
---   --------------------------------------------------------------------------

68.   Well located center with strong anchor alignment. Occupancy at purchase:
      81 %. Extensive redevelopment planned for the center over the next 2 years. Given the changes planned for the center, IRR and residual cap. rate were reportedly calculated using a development approach and were not available. Mall sales: $270 PSF in 1990. Buyer's analysis.

69. Well located center of quality and appeal. Sale excluded anchor improvements. Occupancy at purchase: 97%. Sales PSF 1991: $389 PSF (1992:
      $416 PSF), with ratio to purchase price of 1.24. Assumed growth: 2% then 5% per year. Buyer's analysis.

70. Dominant center, located in a secondary market, with expansion potential. Sales at stabilization (1993/94) assumed to be $227 PSF. Occupancy at purchase: 80%. OAR at stabilization: 7-8%. Unleveraged IRR: 11.0%. Ratio of purchase price to center sales: 1.00. Buyer's analysis.

71. Dominant center in its market, which may be impacted by the 1992 opening of another regional shopping center in the area. However, buyer intends to substantially renovate the center in the near future. Purchase involved one department store and mall area. Occupancy at purchase: 98%. 1991 mall sales were $255 PSF, or $205 PSF for the owned area; implying a ratio of purchase price to center sales of 0.8. Buyer's analysis.

                                                                         2/14/97

                        COMPARABLE SHOPPING CENTER SALES
                                   (Continued)

                                                                                          Price PSF                 Final
                                                                                             of       1st    1st    Year
Sale  Name of Property/        Year      Date        Sale         Mortgage                  Owned     Year   Year    Cap.
No.   Location                 Built    of Sale      Price         Amount      Interest      GLA      OAR    COC    (NOI)     IRR
---   --------                 -----    -------      -----        --------     --------   ---------   ----   ----   -----     ---
72.   Glendale Galleria       1976-88    2/92     $96,944,000    (All cash)       --         $399     6.5%   6.5%    7.3%    11.0%
      Glendale, California

73.   Clackamas Town Center    1981      1/92    $86,400,000    $22,400,000     9.03%        $283     6.4%   6.0%    7.5%    12.5%
      Portland, Oregon

74.   Sarasota Square Mall     1977/     12/91    $80,000,000        --                      $257     7.5%    --     8.0%    12.5%
      Sarasota, Florida        86/89            (90% interest)

75.   Eastland Mall           1975/91    12/91    $74,760,000    (All cash)       --         $223     7.5%   7.5%    N/A    11.5%-
      Charlotte, North Carolina                                                                                              12.0%

76.   The Parks at Arlington   1988/     12/91    $92,500,000    (All cash)       --         $309     6.0%   6.0%    7.5%    12.0%
      Fort Worth, Texas        1990              (nominal 50%)

77.   South Hills Village      1965      12/91   $105,110,000    (All cash)       --         $175     6.8%   6.8%    7.5%    11.2%
      Pittsburgh, Pennsylvania

Sale
No.                                  Comments
---   --------------------------------------------------------------------------

72. Dominant center of quality and appeal. 91% occupied at purchase. Sale included only the mall area. Sales in 1991: $376 PSF, with a ratio to purchase price of 1.06. Buyer's analysis.

73. Dominant center of quality and appeal. Well occupied center at purchase. Sale included only the mall area. Sales in 1991 were $300 PSF. Ratio of purchase price to sales: 0.9. Unleveraged IRR: 11.1%. Buyer's analysis.

74.   Seller provided a $56 million note and $16.2 line of credit.

75. Solid center which caters to a middle income shopper. Competition exists in this market. 1991 sales (est.) $276 PSF. Seller's analysis.

76. Dominant center which has been recently expanded. 80% occupied at purchase. Buyer received a 5 year guaranteed annual return ranging from 8-9.5%. Sales in 1990 of $275 PSF. Buyer's analysis.

77. Dominant center in its market. Center in need of renovation at the time of purchase. Excluding Sears, the outparcels and Woolworth, a net value of $320 PSF is implied with mall sales (net of Woolworth) in 1990 of $320 PSF. Buyer's analysis.

                                                                         2/14/97

                        COMPARABLE SHOPPING CENTER SALES
                                   (Continued)

                                                                                          Price PSF                 Final
                                                                                             of       1st    1st    Year
Sale  Name of Property/        Year      Date        Sale         Mortgage                  Owned     Year   Year    Cap.
No.   Location                 Built    of Sale      Price         Amount      Interest      GLA      OAR    COC    (NOI)     IRR
---   --------                 -----    -------      -----        --------     --------   ---------   ----   ----   -----     ---
78.   Maine Mall               1971/     12/9l    $40,846,394    $22,387,500    8.625%        -.      7.3%   5.1%    8.0%    11.8%
      South Portland, Maine    1983                 (37.5%)        (37.5%)

79.   Alderwood Mall          1979/80    11/91   $103,750,000    (All cash)       --         $399     6.1%   6.1%    7.0%    11.8%
      Seattle, Washington

80.   The Oaks                1978/83    10/91    $95,000,000    (All cash)       --         $320     6.1%   6.1%    7.5%    11.1%
      Thousand Oaks,        California           (nominal 50%)

81.   Valley Fair              1986      8/91     $98,950,000    $38,450,000      --         $550     5.9%   2.4%    6.5%    11.1%
      Santa Clara, California                         (50%)          (50%)

82.   West Town                1972/     4/91     $36,750,000    (All cash)       --         $101     6.2%   6.1%    7.0%    12.9%
      Knoxville, Tennessee     1987                   (50%)

83.   Montclair Plaza          1968/     3/91    $210,500,000    $83,000,000      N/A        $294     5.7%   1.9%    6.5%    11.2%
      Montclair, California    1985

84.   Edison Mall              1965/     1/91    $115,200,000    (All cash)       --         $203     6.0%   6.0%    7.0%    10.5%
      Fort Myers, Florida      1985

Sale
No.                                  Comments
---   --------------------------------------------------------------------------

78. Dominant center in a secondary market which was in need of cosmetic upgrading at purchase. Excluding Woolworth and anchors, a price of $305 PSF is indicated (a ratio of 1.0 to mall sales in 1990 of $302). (Leveraged IRR was 12.3%.) Buyer's analysis.

79. Solid performer in need of some cosmetic upgrading. Some expansion potential. 1991 sales $321 PSF, indicating a ratio to purchase price PSF of 1.24. Buyer's analysis.

80. Well located center of great quality. Sale involved a preferred return to buyer of 7-8%, with a guaranteed yield of 11 %. Buyer's analysis. A ratio of purchase price to 1990 sales of $292 PSF of 1.25 is implied.

81. Dominant center in its market. Mall sales in 1990 were $444 PSF, indicating a ratio to purchase price of 1.24. Buyer's analysis.

82. Dominant center with expansion potential, located in a secondary market. Buyer's analysis.

83. Center of quality with expansion potential. Two strip centers were included as part of the purchase. Ratio of center sales to value of 0.9%. Excluding the anchors, a value of $400 PSE is implied, indicating a ratio to 1990 mall sales PSF of 1.20. Buyer's analysis.

84. Dominant center in a secondary market, with minimal competition. Excluding the anchors, a value of $340 PSF is implied, indicating a ratio to 1990 mall sales PSF of 1.14. Buyer's analysis.

                                                                         2/14/97

                        COMPARABLE SHOPPING CENTER SALES
                                   (Continued)

                                                                                          Price PSF                 Final
                                                                                             of       1st    1st    Year
Sale  Name of Property/        Year      Date        Sale         Mortgage                  Owned     Year   Year    Cap.
No.   Location                 Built    of Sale      Price         Amount      Interest      GLA      OAR    COC    (NOI)     IRR
---   --------                 -----    -------      -----        --------     --------   ---------   ----   ----   -----     ---
85.   Victor Valley            1986      1/91     $72,000,000    (All cash)       --         N/A      6.6%   6.6%    7.5%   11.55%
      Victorville, California                                        (70%)

86.   Paradise Valley          1979/     1/91     $80,000,000    (All cash)       --         $293     6.0%   6.0%   6.25%   10.75%
      Paradise Valley, Arizona 1990                  (50%)

87.   Fashion Center at        1989/     12/90   $230,000,000        --           --                   7.0%   --     6.0%    11.0%
      Pentagon City            1990                (implied)                                        (accrued)      (retail/   (14
      Arlington, VA                                                                                                 hotel)   yrs.)
                                                                                                                     7.0%
                                                                                                                   (office)

88.   Scottsdale Fashion       1989/    12/90    $132,500,000    (All cash)       --          --      6.2%   6.2%    6.5%   10.82%
      Square                   1990                  (50%)
      Scottsdale, AZ

89.   Crossroads Mall          1960/     12/90    $78,000,000    $63,000,000      --         $284     7.5%    --      --     12.2%
      Omaha, NE                1988                (implied)    (convertible)

90.   Neshaminy Mall           1968/    12/90     $50,500,000    (All cash)       --         $158     8.9%   8.9%    7.5%    14.5%
      Philadelphia, PA         1975/
                               1989

Sale
No.                                  Comments
---   --------------------------------------------------------------------------

85. Dominant center in a tertiary market with tremendous growth potential and limited retail competition. Preferred return ranging from 7.1% to 9.5%.

86. Center was being expanded at purchase (50,000 sq. ft. unleased). Purchase included an annual guaranteed return of 6% through 12/95. (Actual 1st year return was less than 6%.) Seller's analysis.

87. Participating preferred joint venture on new MXD (retail, hotel and office). Class A regional. 6.5% guaranteed return with 0.5% accrued equates to 7.0% OAR for two years. JV structure with buyer receiving 100% of cash flow and almost 100% of residual.

88. Class A center. Anchors were included in sale, as were 2 small office buildings. 83% occupied at the time of the purchase. 87% of purchase price allocated at the center. Purchase included a guaranteed return of 6.27% for first 12 months. Residual cap. rate for mall 6.5%, 9% for the two office buildings and 7.5% for the ground leases.

89. 4-year convertible debt on Class A regional mall, located in a secondary market, and purchase option. Expanded and Dillard's added in 1988. 1990 mall sales: $308 PSF.

90. Class B center purchased for redevelopment potential and excess land. Dark anchor (Pomeroy's) and other two anchors have no operating covenant. Buyer's analysis.

                                                                         2/14/97

                        COMPARABLE SHOPPING CENTER SALES
                                   (Continued)

                                                                                          Price PSF                 Final
                                                                                             of       1st    1st    Year
Sale  Name of Property/        Year      Date        Sale         Mortgage                  Owned     Year   Year    Cap.
No.   Location                 Built    of Sale      Price         Amount      Interest      GLA      OAR    COC    (NOI)     IRR
---   --------                 -----    -------      -----        --------     --------   ---------   ----   ----   -----     ---
91.   Willowbrook Mall         1981/    12/90    $146,000,000   $48,667,000     10.75%       $348     5.5%    --     6.5%    11.0%
      Houston, TX              1986                                                                   (6.0%
                                                                                                   guarantee)

92.   The Pavilions at         1990     11/90    $136,870,000   $99,078,000     8.75%        $419     6.2%   N/A     6.5%    12.0%
      Buckland Hills
      Manchester, Connecticut

93.   Gennessee Valley Center  1970/     7/90    $110,000,000   $46,500,000     9.0%-        $312     6.7%   4.4%    7.0%    12.6%
      Flint, Ml                1979/                                            10.25%
                               1987

94.   Lynhaven Mall            1981      6/90    $129,175,000    (All cash)       --          --      5.5%   5.5%    6.0%   10.75%
      Virginia Beach, Virginia                       (75%)

95.   Salem Center             1980      6/90     $33,350,000    (All cash)       --         $150     7.0%    --    7.25%    13.5%
      Salem, OR

96.   Lincoln Mall             1973      5/90     $91,330,500    (All cash)       --         $250     6.0%   6.0%    8.0%    11.4%
      Chicago. IL

Sale
No.                                  Comments
---   --------------------------------------------------------------------------

91.   Class A center with sixth anchor opening late 1991. Strong 1990 sales:
      $266 PSF. 1.29 ratio price/ sales. Seller provided wrap financing through 2/96. Sale included three-year guarantee of 6.23% return. Buyer's analysis.

92. Class A, new center with sixth anchor being added in 1991. Sale involved one partner buying out another. 50% interest transferred. Sale included other consideration. 1990 sales: $349 PSF. 1.2 ratio price/sales.

93. Dominant center in a secondary market with expansion potential for a fourth anchor. 1989 sales $279 PSF. Price to center sale ratio of


94. Center with expansion potential. Sale includes one anchor and one junior anchor. Buyer's analysis.

95. Inner city center, with mall area and anchors connected with sky bridges. At the time of purchase, the center was in need of remerchandising and a cosmetic upgrading. 87% occupied at purchase. Sales in 1990 were $170 PSF.

96. Class B center. 1988 sales PSF $208. Vacant fourth anchor store formerly occupied by Wieboldts. Ratio of sales price to center sales is 1.20. Seller's 10-year analysis.

                                                                         2/14/97

                        COMPARABLE SHOPPING CENTER SALES
                                   (Continued)

                                                                                          Price PSF                 Final
                                                                                             of       1st    1st    Year
Sale  Name of Property/        Year      Date        Sale         Mortgage                  Owned     Year   Year    Cap.
No.   Location                 Built    of Sale      Price         Amount      Interest      GLA      OAR    COC    (NOI)     IRR
---   --------                 -----    -------      -----        --------     --------   ---------   ----   ----   -----     ---
97.   Coastland Center         1977/     4/90     $72,550,000    $18,839,000    12.25%       $226     6.0%   3.6%    7.0%   11.1%-
      Naples, FL               1985

98.   West Shore Plaza         1967/     3/90     $87,773,400        N/A          --         $185     5.5%    --      --      N/A
      Tampa, FL                1984

99.   Regency Square           1975/     1/90    $120,500,000    $15,400,000     8.5%-       $500     5.1%   4.2%    6.5%   10.06%
      Richmond, VA             1987                                                         10.25%

100.  Pan American             1956-     11/89   $215,750,000    $17,227,128    8.25%-        --      5.0%-   --     7.0%   10.0%-
      Properties                1979                                            9.875%                6.0%          (malls)  10.5%
      California (6),           plus                                                                 (malls)         9.0%   (malls)
      Washington (1),       expansions                                                                8.0%-        (strips) 11.0%-
      Arizona (1)                                                                                     8.5%                   12.0%
                                                                                                    (strips)               (strips)

101.  Woodfield Mall           1971      9/89    $237,500,000    (All cash)       N/A        $603     4.5%   4.5%    6.0%    12.1%
      Shaumberg, IL                                                  (50%)

102.  Fox Run Mall             1982-     6/89    $112,000,000    (All cash)       N/A        $438     5.3%   5.3%    7.0%    10.9%
      Newington, NH            l986

103.  Aetna Package            1968-     6/89    $195,000,000    (All cash)       N/A         --      7.4%   7.4%    7.0%   12.5% +
      Iowa, Arkansas, and      1977
      Colorado

Sale
No.                                  Comments
---   --------------------------------------------------------------------------

97. Class B center with expansion potential. (Buyer's 15 year projection.) Includes $13,100,000 in imputed value for the land (to be purchased at a later date). Purchase price to 1988 sales ratio of 0.9 indicated.

98. Well-located Class B center purchased for redevelopment. Transaction reflects potential upgrading.

99. 1989 sales PSF $304. Value PSF distorted by inclusion of ground lease income. Ratio of sales price to center sales of 1.54. (IRR implied using seller's projections and a residual cap. rate of 6.5%.)

100. Two regional and six community centers. The regional centers are well located but were in a somewhat neglected physical condition at purchase. Expansion potential exists at both centers. Strip centers average.

101. Class A center with expansion potential. Ratio of sales price to center sales of 1.67.

102.  Buyer's analysis. Class A center.

103. Buyer's analysis. 8 regional centers and 1 strip center included in sale. Dominant centers in their respective markets.

                                                                         2/14/97

                        COMPARABLE SHOPPING CENTER SALES
                                   (Continued)

                                                                                          Price PSF                 Final
                                                                                             of       1st    1st    Year
Sale  Name of Property/        Year      Date        Sale         Mortgage                  Owned     Year   Year    Cap.
No.   Location                 Built    of Sale      Price         Amount      Interest      GLA      OAR    COC    (NOI)     IRR
---   --------                 -----    -------      -----        --------     --------   ---------   ----   ----   -----     ---
104.  Oak Court Shopping       1988      5/89     $78,700,000    (All cash)       N/A        $284     5.2%   5.2%    7.5%   10.25%
      Center and Office                                                                              (mall) (mall)  (mall)  (mall)
      Building                                                                                        $114   2.4%    2.4%    8.5%
      Memphis, TN                                                                                    (off.) (off.)  (off.)  (off.)

105.  Rhode Island Mall        1967-     5/89     $79,000,000    (All cash)       --          --      5.8%   5.8%    8.0%    10.5%
      Warwick, RI              1985

106.  McAlister Square         1968-     4/89     $20,800,000    $20,000,000      --          --      6.4%    --      --      --
      Greenville, SC           1974

107.  Patrician Malls          1972-     2/89    $163,778,765    $16,400,000      9%          --      6.0%-  5.4%-  7.25%-  11.3%-
      Maryland (3)             1981                                                                   7.1%   6.4%    8.0%    12.0%
                                                                                                                            (11.6%
                                                                                                                             avg.)

108.  Century 111 Mall         1979      1/89     $66,250,000    (All cash)       --         $234     6.1%   5.7%   7.25%    11.2%
      West Mifflin, PA                               (50%)

109.  Midwest Malls            1970-     1/89    $212,000,000    (All cash)       --          --      4.8%   4.8%    N/A     11.1%
      Minnesota (1)            1975
      Michigan (1)

110.  Montebello Town Center   1985      12/88   $129,500,000    (All cash)       --         $279     6.0%   6.0%    6.0%    10.5%
      Montebello, CA

111.  Queens Center            1973      12/88    $80,000,000    (All cash)       --         $487     6.5%   6.5%    N/A    10.0%-
      Elmhurst, NY                                                                                                           10.5%

112.  Spring Hill Mall         1980-     12/88   $122,500,000    (All cash)       --          --      5.0%   5.0%    6.5%    11.3%
      West Dundee, IL          1986                  (100%)

Sale
No.                                  Comments
---   --------------------------------------------------------------------------

104. Buyer's analysis. Class A center located in a dense and relatively affluent trade area. Sale price includes $1,700,000 anticipated to be spent on TIs and commissions to reach stabilized occupancy. OAR in stabilized year (1991) is 7.3% (retail) and 8.7% (office).

105. Seller's 10-year analysis for a good quality, two-anchor center with expansion potential.

106. Buyer's analysis for a solid regional center. Price includes excess land with development potential. Price is reflective of presence of asbestos.

107. Reportedly, two of the three centers are located in weak trade areas. Centers in need of some upgrading.

108. Buyer's analysis. Center needs re-merchandising and has vacant fifth anchor.

109. Buyer's analysis. Blended rates for two mid-line centers. 1987 sales: $224 PSF and $249 PSF.

110.  Buyer's analysis.

111. Seller's analysis. Sale included 40,000 SF of vacant space on the 4th level plus garage.

112. Seller's analysis. Includes 86 acres of land. Actual interest sold was 90%.

                                                                         2/14/97

                        COMPARABLE SHOPPING CENTER SALES
                                   (Continued)

                                                                                          Price PSF                 Final
                                                                                             of       1st    1st    Year
Sale  Name of Property/        Year      Date        Sale         Mortgage                  Owned     Year   Year    Cap.
No.   Location                 Built    of Sale      Price         Amount      Interest      GLA      OAR    COC    (NOI)     IRR
---   --------                 -----    -------      -----        --------     --------   ---------   ----   ----   -----     ---
113.  Metrocenter Mall         1978-     12/88    $80,000,000    (All cash)       --         $205     6.3%   6.3%    7.0%    11.8%
      Jackson, MS              1984

114.  Blue Ridge Mall          1958-     10/88    $46,300,000    (All cash)       --          --      6.7%   6.7%    7.0%    12.3%
      Kansas, City, MO         1980

115.  Columbus Square          1965/     9/88     $31,390,000    (All cash)       --         $137     7.2%   7.2%    8.0%    13.2%
      Columbus, GA             1986

116.  Orlando Fashion Square   1973      6/88     $67,300,000    $11,491,700     8.0%-       $265     5.4%   4.2%    6.0%    12.6%
      Orlando, FL                                                               12.75%

117.  Plaza Frontenac          1976      6/88     $53,750,000    (All cash)       --         $298     6.0%   6.0%   8.0% +   11.0%
      Frontenac, Missouri

118.  Northridge Mall          1972      4/88    $114,775,000    $18,108,000                 $282     5.0%- 5.25%-   7.0%   10.25%-
                                                                                                      5.25%  5.75%           10.5%
      Southridge Mall          1970              $122,800,000   $18,600,000                  $269     6.4%   5.6%    7.0%   10.9%
      Wisconsin

119.  Briarwood Mall            1973     3/88     $48,827,500    $10,827,500      --         $255     7.4%   4.2%    8.0%     N/A
      Ann Arbor, Michigan       plus                  (50%)          (50%)
                             expansion

120.  Miami International      1984      1/88     $43,405,000    $22,600,000    12.85%       $101     8.0%   3.04%   8.5%   13.16%
      Miami, FL                                       (50%)          (50%)

121.  The Falls                1980/     1/88     $72,300,000    (All cash)       --         $266     6.5%   6.5%    7.0%    11.5%
      Miami, FL                1984

122.  Menlo Park Mall        1960 and    1/88     $78,250,000    (All cash)       --         $ 61     5.0%   5.0%    8.0%    10.3%
      Edison, New Jersey      1966-67

Sale
No.                                  Comments
---   --------------------------------------------------------------------------

113. Includes $78,550,000 for the regional center ($205 PSF) and $1.45 million ($25 PSF) for the convenience center. 1987 sales: $166 PSF.

114. Price includes excess land. First year OAR was 7.4% excluding land. Mall has potential for redevelopment.

115.  Buyer's analysis. Recently renovated property.

116.  Good quality center in need of renovation, with expansion potential.

117. Class A center in need of renovation and remerchandising. Buyer's analysis.

118. Seller's analysis. Properties were not submitted to open bid. However, deal still perceived arm's length. Good properties, with mid-line merchandise.

119.  $2,000,000 of purchase price was allocated to residual land.

120. Price influenced by above-market financing, owned anchors which pay no rent, and allocation for excess land.

121.  Good quality center in area of great demographics. 1987 mall sales PSF:
      $279.

122. Development property with high vacancy. Buyer anticipated spending an additional $7,000,000 for upgrading.

                                                                         2/14/97

                        COMPARABLE SHOPPING CENTER SALES
                                   (Continued)

                                                                                          Price PSF                 Final
                                                                                             of       1st    1st    Year
Sale  Name of Property/        Year      Date        Sale         Mortgage                  Owned     Year   Year    Cap.
No.   Location                 Built    of Sale      Price         Amount      Interest      GLA      OAR    COC    (NOI)     IRR
---   --------                 -----    -------      -----        --------     --------   ---------   ----   ----   -----     ---
123.  Detroit Area Centers   1976 and    1/88    $122,805,000    $24,275,000      N/A         N/A     5.5%   4.0%    7.5%    10.5%
      Detroit, Ml (2)           1977                 (29.5%)

124.  Georgia Package         1969 to    1/88    $123,000,000    (All cash)       --         $117     7.1%   7.1%    8.0%    12.0%
      Georgia (4)              1986

125.  Castleton Square         1983      12/87    $45,100,000    $19,195,948    8.5%-         --      6.5%   5.6%     N/A    11.1%
      Shopping Center                                 (50%)                      9.75%
      Indianapolis, IN

126.  Prudential Regional     1969 to    11/87   $156,300,000    $19,371,115    6.25%-        N/A     5.6%   5.5%     N/A    10.0%
      Mall Portfolio            1981                                            8.125%                         or
      Florida (1)               plus                                                                         5.75%
      Ohio (1)               expansion
      North Dakota (1)
      Illinois (2)

127.  Northglenn Mall          1968/     7/87     $34,500,000    $27,500,000      N/A         $55      --     --      --      --
      Denver, CO               1986

128.  MacDonald Group         1965 to    4/87    $243,000,000    $73,210,000    5.06%-        N/A     7.2%   4.6%    8.0%    11.0%
      Shopping Centers          1972  (contract)                                 10.0%                                         to
      Los Angeles Area (2)      plus                                                                                         11.5%
      Ventura, CA (1)        expansion
      Fresno, CA (1)

129.  Chicago Ridge Mall       1981      3/87     $73,053,200    (All cash)       --         $209     6.55%   --      --     11.7%
      Chicago, IL

Sale
No.                                  Comments
---   --------------------------------------------------------------------------

123.  Seller's analysis; good quality centers.

124. Three good quality regionals and one community community center. Buyer's analysis.

125. Unknown amount allocated to 14.71 acres of peripheral land. While project has excellent location in a growing area, reportedly, it is in need of upgrading (at a cost of $5 million).

126. Expansion potential exists at 3 regionals. Property quality varies. Expansion potential exists at 3 of the centers. 5% growth rate assumed.

127. Asbestos removed prior to sale at cost of $2.5 million. Class B or C center in poor trade area.

128. Class A center (Fresno). Class B centers (Buenaventura and Huntington). Class D center (Carson). IRR and Final Year Cap. are reportedly those used by the buyer. While 1st year returns are based on seller's analysis, they should not be far from those returns indicated by buyer's projections.

129. Price included rent guarantees and earn-out provision. Price is 15% greater than 9/86 sales price. (Center also sold in September of 1986.)

                                                                         2/14/97

                        COMPARABLE SHOPPING CENTER SALES
                                   (Continued)

                                                                                          Price PSF                 Final
                                                                                             of       1st    1st    Year
Sale  Name of Property/        Year      Date        Sale         Mortgage                  Owned     Year   Year    Cap.
No.   Location                 Built    of Sale      Price         Amount      Interest      GLA      OAR    COC    (NOI)     IRR
---   --------                 -----    -------      -----        --------     --------   ---------   ----   ----   -----     ---
130.  Chicago Area Centers    1966 to     1/87   $228,777,000    $46,277,000     5.5%-       N/A      6.0%   5.7%   7.5%-    12.8%
      Chicago, IL (5)           1976   (closed)       (50%)          (50%)       9.75%                              8.0%
                                plus
                            expansions

131.  The Brickyard           1977/79    12/86    $86,440,000    $44,000,000     9.0%        N/A      7.4%   5.5%    N/A     11.5%
      Chicago, IL                                                             (average)

132.  New Park Mall           1980/85    12/86    $47,420,000    $14,920,000    9.5%;        $224     6.0%   4.0%    N/A      N/A
      Newark, CA                       (contract)     (50%)          (50%)     Prime
                                                                               plus 1%
                                                                             (two notes)

133.  Quakerbridge Mall       1976/77    12/86    $55,750,000    $12,667,000    9.0%-        $285     5.4%   4.0%    8.0%    12.0%
      Lawrence, NY                     (contract)     (50%)          (50%)     10.75%
                                                                               (9.16%
                                                                              blended)

134.  Fashion Valley Mall     1969/81    12/86    $93,054,000    $9,854,000      9.0%        $176     6.4%   7.1%    9.5%    13.5%
      San Diego, CA

135.  Hickory Ridge Mall      1981/86    12/86    $55,250,000    $23,110,000   10.375%       $161     6.7%   3.4%    8.5%    13.4%
      Memphis, TN

136.  Jim Wilson Package      1972 to    12/86   $118,000,000    $18,289,000     9.5-        $78      7.9%   7.1%   10.0%    13.4%
      Florida (I),             1976                                             10.5%
      Georgia (1),
      Mississippi (2)

Sale
No.                                  Comments
---   --------------------------------------------------------------------------

130. Purchase of 50% interest in three Class A centers, a Class B center and a strip center. Indicated returns reflect buyer's guarantees.

131.  Includes a related convenience center.

132.  Class A center. Part of original Macy's package.

133. Class A center. Buyer's 15 year analysis. Part of original Macy's package. Analysis reflects expansion income after 1988 and 5% growth.

134. First year cash-on-cash reflects Buyer's guaranteed 7.0% return. Sale price reflects 100% value but 50% was purchased. Includes one anchor store; excludes leases on five additional anchors.

135. Analysis reflects expansion income; final year cap. is assumed by Landauer. Class A center in a Class B market.

136.  Class B centers (Florida and Georgia) and Class C (Mississippi).

                                                                         2/14/97

                        COMPARABLE SHOPPING CENTER SALES
                                   (Continued)

                                                                                          Price PSF                 Final
                                                                                             of       1st    1st    Year
Sale  Name of Property/        Year      Date        Sale         Mortgage                  Owned     Year   Year    Cap.
No.   Location                 Built    of Sale      Price         Amount      Interest      GLA      OAR    COC    (NOI)     IRR
---   --------                 -----    -------      -----        --------     --------   ---------   ----   ----   -----     ---
137.  Macyes Package          1957 to    12/86   $343,500,000    (All cash)       --          N/A     6.0%   6.0%    8.0%   11.71%
      New Jersey (1),          1984                (excluding                                                         to
      New York (1)                                  dev. land)                                                       8.5%
      California (1)

138.  Sunnyvale Town Center    1979      12/86    $27,113,000    $9,613,000      9.0%        $190     6.75%  4.75%   9.0%   11.43%
      Sunnyvale, California                           (50%)          (50%)

139.  Town East Mall          1971/86    10/86   $121,857,000    $11,763,000     8.75%       $278     6.31%  5.67%   7.5%    11.0%
      Mesquite, TX

140.  Eastridge Mall          1971/83    10/86    $97,626,000    $43,626,000    8.75%-       $ 95     6.5%   4.4%    9.0%    13.9%
      San Jose, CA                                                              10.0%

141.  Northbrook Court         1976      10/86   $116,000,000    $24,500,000      N/A        $318     6.0%    N/A    7.5%    11.0%
      Northbrook, IL

142.  Chicago Ridge Mall       1981      9/86     $63,630,000    (All cash)       --         $182     6.5%    N/A     N/A   13.3%-
      Chicago, IL                                                                                      to                    16.6%
                                                                                                      7.0%

143.  Bel Air Mall and         1967/     8/86     $86,750,000    $13,418,000    4.55%-        $71     8.1%   7.1%     N/A    13.8%
      Bel Air Village          73/84                                             9.25%
      Mobile, AL

144.  Hulen Mall               1977      7/86     $14,800,000    (All cash)       --          $74      N/A    N/A     N/A     N/A
      Fort Worth, TX                                  (50%)

145.  South Dekalb Mall        1969      7/86     $17,278,000    $5,778,000      7-10%        N/A      N/A    N/A     N/A     N/A
      Atlanta, GA                                     (50%)         (50%)

146.  Northway Mall            1962      4/86     $14,000,000    (All cash)       --         $ 55     10.2%  10.2%    N/A   17-18%
      Pittsburgh, PA

Sale
No.                                  Comments
---   --------------------------------------------------------------------------

137. Seller's 15-year analysis for purchase of mall retail; additional $20,000 assumed paid for development land. Includes some owned anchors. Sale included in Class A center (Garden State), Class C center (South Shore) and Class D center (Bay Fair).

138. 12-year analysis caps Year 13. Price does not include Buyer's required $500,000 improvements.

139.  Buyer's analysis; reflects expansion income. Class B center.

140. Buyer's analysis. Class B center. Sale price reflects 100% value but 50% was purchased.

141. Physically, a Class A center with access problems and a lot of competition.

142. Potential expansion earn-out provision. Buyer's analysis based on a range of low to high assumptions. Class B center.

143.  Price included $250,000 improvements. Class B center.

144.  Buy-out of 50% partner, so price reflects control premium.

145. Seller's estimated analysis of Buyer's IRR and returns. Market problems. Price includes office building. Class B- or C+ center.

146. Returns based on buyer's analysis. Class B center in market with strong competition.

                                                                         2/14/97

                        COMPARABLE SHOPPING CENTER SALES
                                   (Continued)

                                                                                          Price PSF                 Final
                                                                                             of       1st    1st    Year
Sale  Name of Property/        Year      Date        Sale         Mortgage                  Owned     Year   Year    Cap.
No.   Location                 Built    of Sale      Price         Amount      Interest      GLA      OAR    COC    (NOI)     IRR
---   --------                 -----    -------      -----        --------     --------   ---------   ----   ----   -----     ---
147.  ValIco Fashion Park     1976/78    1/86     $82,242,000    $26,742,223     9.5%        $242     7.1%   5.3%    9.0%    13.0%
      Cupertino, CA

148.  The Meadows Mall         1978    12/31/85   $60,500,000    $21,744,306     9.5%         N/A     7.6%   5.7%    8.0%    14.0%
      Las Vegas, NV

149.  Baybrook Mall            1978     12/1/85   $82,500,000    $13,800,000     10.8%       $244     7.2%   6.5%     N/A    12.8%
      Houston, TX

150.  Military Circle          1970/     12/85    $68,000,000    (All cash)       --          N/A     8.1%   8.1%    9.0%   13.34%
      Norfolk, VA              74/84

151.  Port Plaza Mall          1977      12/85    $39,000,000    $10,600,000      10%         $84     8.0%   7.9%     N/A    13.1%
      Green Bay, WI

152.  Goodman Package         1970/78    8/85,   $216,192,000    $61,192,000      N/A         $71     8.4%   7.4%     N/A    13.9%
      Pennsylvania (3)                   10/85                                               $135     7.9%   6.5%     N/A    13.1%
                                                                                             $160     6.9%   5.8%     N/A    13.7%
153.  Louis Joliet Mall        1978      7/85     $38,950,000    $25,900,000    8.75%-       $130     8.75%   N/A     N/A     N/A
      Joliet, IL                                                                 10.0%

154.  The Willows Shopping     1977      6/85     $24,600,000    $14,600,000     9-12%       $ 88     8.3%    N/A    9.0%   13.5%-
      Center                                                                                                                 14.0%
      Concord, California

155.  Woodland Hills Mall      1976      3/85     $86,000,000    (All cash)       --         $222     6.7%   6.7%    8.0%    12.6%
      Tulsa, Oklahoma

156.  Beaver Valley Mall       1970      3/85     $45,500,000    $12,600,000      N/A         $55     8.6%   6.7%   10.25%   14.9%
      Pittsburgh, PA

Sale
No.                                  Comments
---   --------------------------------------------------------------------------

147. Additional $5,000,000 paid for excess land plus potential for 150,000 sq. ft. Class B+ center.

148.  Sale includes four anchors.

149.

150. Includes an inn, office space, retail and peripheral sites. Needs some remerchandising.

151.

152.  Class B centers.

153.

154. Specialty center with seven buildings. Leasehold interest with option to purchase land.

155.  Current rents substantially below market rents.

156. Sale included two of three anchors and 50% interest in 60 acres of excess land. Class B center.

                                                                         2/14/97

                        COMPARABLE SHOPPING CENTER SALES
                                   (Continued)

                                                                                          Price PSF                 Final
                                                                                             of       1st    1st    Year
Sale  Name of Property/        Year      Date        Sale         Mortgage                  Owned     Year   Year    Cap.
No.   Location                 Built    of Sale      Price         Amount      Interest      GLA      OAR    COC    (NOI)     IRR
---   --------                 -----    -------      -----        --------     --------   ---------   ----   ----   -----     ---
157.  Cumberland Mall          1973      2/85     $82,700,000    $13,192,471    8.25%        $254     6.4%   4.8%    7.5%    13.8%
      Atlanta, GA                                                                                                          (10 yrs.)
                                                                                                                             14.7%
                                                                                                                           (15 yrs.)

158.  Tysons Corner            1969      2/85    $168,852,000    $21,472,000      6%          N/A     7.5%   7.0%   6.0%-   16.0%-
      McLean, VA                                                                                                     7.0%    22.1%

Sale
No.                                  Comments
---   --------------------------------------------------------------------------

157. Superior center in a strong market, with plans for fifth anchor.

158. Sale includes all three anchors. Development potential for additional mall and anchor GLA.

                                   FLOORPLANS

LANDAUER
REAL ESTATE COUNSELORS

Cash flow Assumptions -- Retail Portion

Introduction

As with the office and garage components of the development, income and expenses for the retail component were projected over an eleven-year period, commencing 7/1/1997, as the basis for the discounted cash flow analysis. The cash flow model incorporates the terms of the existing and projected future occupancy leases together with assumptions regarding the likely future course of the various income and expenses categories. The projected lease terms and cash flow assumptions are based upon a review and analysis of the leasing activity to date, the sales and operating performance to date, the owner's budgets and Landauer's knowledge of general market conditions.

Occupancy:

As of the effective date of value, the property contained a total gross leasable area of 368,413 square feet, of which approximately 12,584 square feet (4.8%) of the mall gross leasable area was vacant. The total mall GLA includes approximately 6,436 square feet of space which is located on the exterior of the center and is reserved for minority businesses.
The general distribution of space within the center is as follows:

--------------------------------------------------------------------------------
                                                                     Vacancy
       Area                   Leased        Vacant       Total         Rate
--------------------------------------------------------------------------------
       Mall Stores            247,907       12,584      260,491        4.8%
--------------------------------------------------------------------------------
       Neiman Marcus          107,922            0      107,922        0.0%
--------------------------------------------------------------------------------
       Total GLA              361,616       12,584      368,413        3.4%
--------------------------------------------------------------------------------

A standard lease form is used for all mall tenants although amendments have been made in individual cases. Most tenants are required to pay a fixed minimum rent, percentage rent and a pro rata share of expenses such as real estate taxes, common area maintenance, central plant and insurance. A copy of the rent roll for the property is set forth in the Addenda to the report.

As summarized in the Addenda to the report, the Neiman Marcus lease extends through 1/31/2014 at a fixed minimum rent of $1,136,875 per annum ($1,043,320 per annum for the original leased area, 104,332 square feet, and $93,555 per annum for the additional 3,590 square feet of space which was added as of September 1991). In addition, Neiman Marcus contributes towards common area maintenance, real estate taxes and central plant.

LANDAUER
REAL ESTATE COUNSELORS


                                [GRAPHIC OMITTED]


                              LOWER RETAIL GALLERY

LANDAUER
REAL ESTATE COUNSELORS


                                [GRAPHIC OMITTED]


                              UPPER RETAIL GALLERY

LANDAUER
REAL ESTATE COUNSELORS



                                [GRAPHIC OMITTED]


                                    SKYLOBBY

LANDAUER
REAL ESTATE COUNSELORS



                                [GRAPHIC OMITTED]


                                   2ND FLOOR

LANDAUER
REAL ESTATE COUNSELORS



                                [GRAPHIC OMITTED]


                                   3RD FLOOR

LANDAUER
REAL ESTATE COUNSELORS



                                [GRAPHIC OMITTED]


                                   4TH FLOOR

LANDAUER
REAL ESTATE COUNSELORS


                                [GRAPHIC OMITTED]


                                   5TH FLOOR

LANDAUER
REAL ESTATE COUNSELORS


                                [GRAPHIC OMITTED]


                                    6TH FLOOR

LANDAUER
REAL ESTATE COUNSELORS



                                [GRAPHIC OMITTED]


                                    7TH FLOOR

                               LEGAL DESCRIPTION

                                   SCHEDULE A

                                    Sublease
                                      from
                Urban Investment and Development Co., as Landlord
                                       to
                     UIDC of Massachusetts, Inc., as Tenant
                              dated August 31, 1982

Premises

Air rights and appurtenant interests in, upon and over those certain parcels of real estate in the Commonwealth of Massachusetts, County of Suffolk, City of Boston, situated at Huntington Avenue and Stuart and Dartmouth Streets and shown on the plan (the "Plan") entitled "Plan of Property Owned by Massachusetts Turnpike Authority Sublease Air Rights to UIDC of Massachusetts, Inc. (Central Development), Copley Place, Boston Massachusetts", consisting of 6 sheets, dated August 18, 198[Illegible], most recently revised 9/2/92, prepared by Cullinan Engineering Co., Inc., a print of which is attached hereto and incorporated herein by reference and which Plan is to be recorded with a Notice of Sublease with Suffolk County Registry of Deeds, said parcels being bounded and described as follows and as shown on the Plan:

First Parcel

That portion of the following described parcel lying above elevation 90.00, as shown on sheet 1 of the Plan:

Measuring from a point, as shown on sheet 1 of the Plan, at the intersection of the northeasterly sideline of Harcourt Street and the southeasterly sideline of Huntington Avenue, said point having a north coordinate of 491049.72 and an east coordinate of 713555.39 referred to the Massachusetts Coordinate System, thence,

      N 41(degrees) 41' 32" E,     along the southeasterly sideline of
                                   Huntington Avenue, a distance of 192.31 feet to a point; thence,

      NORTHEASTERLY                along said southeasterly sideline of
                                   Huntington Avenue, by a curve to the right having a radius of 138.92 feet, an arc distance of 26.62 feet to the True Point of Beginning;

From said True Point of Beginning, thence

      NORTHEASTERLY                along said southeasterly sideline of
                                   Huntington Avenue, by a curve to the right having a radius of 138.92 feet, an arc distance of 18.92 feet to a point of intersection with another curve; thence,

      NORTHEASTERLY                along said southeasterly sideline of
                                   Huntington Avenue, by a curve to the right having a radius of 1938.42 feet, an arc distance of 129.39 feet to a point of intersection with another curve; thence,

      NORTHEASTERLY                along the southeasterly sideline of the merge
                                   of Huntington Avenue with Stuart Street, by a curve to the right having a radius of 554 feet, an arc distance of 200.60 feet to a point of tangency; thence,

      N 71(degrees) 59' 45" E,     a distance of 6.38 feet to a point; thence,

      S 27(degrees) 00' 53" E,     a distance of 41.67 feet to a point; thence,

      NORTHEASTERLY                along the southeasterly sideline of Stuart
                                   Street, by a curve to the right having a radius of 1390.00 feet, an arc distance of
                                   218.60 feet to a point of tangency; thence,

      N 71(degrees) 59' 45" E,     a distance of 82.00 feet to a point of
                                   curvature; thence

      NORTHEASTERLY                along the southerly sideline of the
                                   intersection of said Stuart Street and
                                   Dartmouth Street by a curve to the right having a radius of 90.00 feet, an arc distance of 31.79 feet to a point of intersection with another curve; thence,

      SOUTHEASTERLY                along said southerly sideline of the
                                   intersection of Stuart Street and Dartmouth
                                   Street by a curve to the right having a
                                   radius of 40.00 feet, an arc distance of
                                   47.10 feet to a point of tangency on the southwesterly sideline of Dartmouth Street;
                                   thence,

      S 2(degrees) 17' 35" E,      a distance of 221.61 feet to a point; thence,

      S 41(degrees)41' 40" W,      a distance of 547.11 feet to a point; thence,

      N 48(degrees) 18' 20" W,     a distance of 327.70 feet to a point; thence,

      N 41(degrees) 41' 40" E,     a distance of 5.80 feet to a point; thence,

      N 48(degrees) 18' 20" W,     a distance of 57.30 feet to a point; thence,

      N 41(degrees) 41' 40" E,     a distance of 2.75 feet to a point; thence,

      N 48(degrees) 18' 20" W,     a distance of 20.50 feet to a point; thence,

      S 86(degrees) 41' 40" W,     a distance of 59.46 feet to a point; thence,

      N 70(degrees) 33' 00" W,     a distance of 1.43 feet to a point; and
                                   thence,

      N 03(degrees) 18' 20" W,     a distance of 89.54 feet to the True Point of
                                   Beginning;

Containing 263,087 square feet, more or less, according to the Plan.

Second Parcel -- Level 2 Lease Area

That portion of the following described parcel from elevation 90.00 to a plane between line K-J at elevation 119.94 and line L-M at elevation 124.48, as shown on sheets 1 and 3 of the Plan:

Beginning at point "J", as shown on sheet 3 of the Plan; thence,

       N 41(degrees) 41' 40" E,    a distance of 14.26 feet to point "K";
                                   thence,

       S 48(degrees) 18' 20" E,    a distance of 57.30 feet to point "L";
                                   thence,

       S 4l(degrees) 41' 40" W,    a distance of 5.80 feet to point "M"; thence,

       N 48(degrees) 18' 20" W,    a distance of 8.32 feet to point "C"; and
                                   thence,

       N 58(degrees) 06' 01" W,    a distance of 49.70 feet to point "J", the
                                   point of beginning;

Containing 540 square feet, more or less, according to the Plan.

Third Parcel - Level 2A Lease Area

Those portions of the following described parcel from elevation 90.00 to elevation 121.00, as shown on sheets 1 and 3 of the Plan:

Beginning at point "F" as shown on sheet 3 of the Plan, said point being on the southeasterly sideline of Huntington Avenue and the northerly most point of the parcel herein described; thence,

      S 03(degrees) 18' 20" E,     a distance of 39.41 feet to point "E";
                                   thence,

      N 63(degrees) 46' 00" W,     a distance of 7.54 feet to point "R"; thence,

      N 17(degrees) 04' 21" W,     a distance of 15.26 feet to point "S";
                                   thence,

      N 07(degrees) 19' 11" E,     a distance of 3.52 feet to point "T"; thence,

      N 82(degrees) 40' 49" W,     a distance of 1.66 feet to point "U"; being
                                   on the southeasterly sideline of Huntington
                                   Avenue; and thence,

      NORTHEASTERLY                by a curve to the right, having a radius of
                                   138.92 feet, an arc distance of 20.46 feet along said southeasterly sideline of
                                   Huntington Avenue to point "F", being the point of beginning;

containing 275 square feet, more or less, according to the Plan.

Fourth Parcel - Level 2B Lease Area

Those portions of the following described parcel from elevation 90.00 to elevation 121.00 and above elevation 145.83, as shown on sheets 1 and 3 of the
Plan:

Beginning at point "K" as shown on sheet 3 of the Plan, said point being on the southeasterly sideline of Huntington Avenue, and the northerly most point of the parcel herein described; thence,

       S 03(degrees) 18' 20" E,     a distance of 41.58 feet to point "G";
                                    thence,

       N 63(degrees) 46' 00" W,     a distance of 1.34 feet to point "E";
                                    thence,

       N 03(degrees) 18' 20" W,     a distance of 39.41 feet to point "F"; and
                                    thence,

       NORTHEASTERLY               by a curve to the right having a radius of
                                   138.92 feet, an arc distance 1.90 feet along said southeasterly sideline of Huntington
                                   Avenue to point "K", being the point of
                                   beginning;

Containing 47 square feet, more or less, according to the Plan.

Fifth Parcel - Level 2C Lease Area

That portion of the following described parcel from elevation 90.00 to elevation
117.00 and above elevation 145.83, as shown on sheets 1 and 3 of the Plan:

Beginning at point "E" as shown on sheet 3 of the Plan, thence

      S 63(degrees) 46' 00" E,     a distance of 1.34 feet to point "G"; thence,

      S 03(degrees) 18' 20" E,     a distance of 47.96 feet to point "H";
                                   thence,

      N 70(degrees) 33' 00" W,     a distance of 1.27 feet to point "A"; and
                                   thence,

      N 03(degrees) 18' 20" W,     a distance of 48.17 feet to point "E", being
                                   the point of beginning;

Containing 54 square feet, more or less, according to the Plan.

Sixth Parcel - Level 3 Lease Area

That portion of the following described parcel from elevation 90.00 to elevation 136.50, as shown on sheets 1 and 3 of the Plan:

Beginning at point "N" as shown on sheet 3 of the Plan, thence,

      N 86(degrees) 41' 40" E,     a distance of 59.46 feet to point "P";
                                   thence,

      S 48(degrees) 18' 20" E,     a distance of 20.50 feet to point "Q";


      S 41(degrees) 41' 40" W,     a distance of 17.01 feet to point "J";
                                   thence,

       N 58(degrees) 06' 01" W,    a distance of 2.33 feet to point "B"; and
                                   thence,

       N 70(degrees) 33' 00" W,    a distance of 65.09 feet to point "N", being
                                   the point of beginning;

Containing 947 square feet, more or less, according to the Plan.

There is excepted from the above six (6) parcels the Excepted Portion described below.

Excepted Portion

The "Excepted Portion" consists of: (a) the Turnpike Area defined in the Sublease and below, including those volumes described in both plan and profile elevation views on said Plan as "Excepted Portion - Turnpike Area," "Excepted Portion Ramp B (relocated)," "Excepted Portion Ramp D, (relocated)," and "Excepted Portion Ramp B and D," (b) the volume described in both plan and profile elevation views on said Plan as "Consolidated Rail Corp. Easement" or "Excepted Portion -- R.R. Easement," and (c) those parts of the Premises lying below the plane which is at an elevation of (i) plus ninety feet (+90') referred to the Massachusetts Turnpike Datum, (ii) minus ten feet (-10') referred to the National Geodetic Vertical Datum and (iii) minus four and 35/100 feet (-4.35') referred to the Boston City Base.

       As used in the sublease, the following terms have the following definitions:

Railroad Easement Area

The "Railroad Easement Area" shall refer to the volume described in (b) of the definition of "Excepted Portion," as further described in a Deed of Easement from Massachusetts Turnpike Authority to New York Central Railroad Company dated December 27, 1962 recorded with said Deeds Book 7710 page 182 as affected by Amendment recorded with said Deeds in Book 9154 page 379.

Turnpike Area

The "Turnpike Area" shall refer to the travelled roadways and ramps within the volumes described in (a) of the definition of "Excepted Portion" above, including, without limitation1 all tunnel structures, of the Massachusetts Turnpike and certain retaining walls and support structures which pertain to such roadways and ramps. Notwithstanding the foregoing, any such support structure which also provides support for any improvement, addition or installation now or hereafter erected or installed in the Premises shall be deemed part of the Premises, subject to the right of the Massachusetts Turnpike Authority to have access to all such support structures pursuant to Section 5.1(c) of the Master Lease.

                          EXCERPTED GROUND RENT TERMS

                                  SCHEDULE B

       As used in this Schedule, the following terms shall have the following meanings: (i) the "Rent Commencement Date" shall mean December 15, 1978, (ii) the "Rent Increase Date" shall mean the "Commencement of Construction Date" or January 1, 1981, whichever .s earlier, unless extended as herein provided, (iii) the "Commencement of Construction Date" shall mean the date upon which the Tenant will have first entered upon the Demised Portion for the purpose of constructing any of the improvements to be constructed pursuant to the provisions of Article XI or, if earlier, the date upon which the Tenant will have first entered upon the Demised Portion for the purpose of commencing demolition of any improvement or structure now existing thereon pursuant to authority so to demolish given in accordance with the provisons of this lease and shall have moved heavy construction equipment (excluding machinery for boring or other testing equipment) on the site for either of the foregoing purposes, and (iv) "Escrow Agent" shall mean The First National Bank of Boston, a Bank incorporated under the laws of the United States of America having its principal place of business in Boston and authorized to accept and carry out Escrows of the sort herein provided, or its successor agent hereunder.

            I.    RENT FROM THE RENT COMMENCEMENT DATE UNTIL RENT INCREASE DATE

A. Upon the execution of this lease, the Tenant has paid the Landlord the sum of S2,750, and the Landlord acknowledges receipt thereof, as rent for the period from the Rent Commencement Date through December 31, 1978.

B. Commencing January 1, 1979 and continuing on the first day of each month thereafter through December 1, 1979, the Tenant will pay the Landlord rent at an annual rate of S66,000, payable in equal monthly installments in advance of $5,500.

C. On January 1, 1980 the Tenant will pay to the Landlord rent in the amount of One Dollar ($1.00) for the period from January 1, 1980 through the day preceding the Rent Increase Date.

            II.   RENT FROM THE RENT INCREASE DATE THROUGH DECEMBER 14, 2077

A. For the period beginning with the Rent Increase Date and ending March 31, 1981, the Tenant shall pay rent at the annual rate of $1,200,000, payable in equal monthly installments of $100,000 in advance, prorated with respect to any month in which the Rent Increase Date falls.

B. For the period beginning with April 1, 1981 and ending August 15, 1981, the Tenant shall pay rent in the amount of $450,000, payable on August 15, 1981 in arrears.

C. On the fifteenth day of February, 1982, the fifteenth day of August, 1982 and on the fifteenth day of each succeeding February and August, through February 15, 2002, the Tenant shall pay to the Landlord the sum of $600,000, being onehalf the annual rent of $1,200,000, payable semi-annually in arrears, except as otherwise provided in Section IV C of this Schedule B.

D. In addition, on February 15, 2002, the Escrow Agent shall deliver to the Landlord all of the bonds and interest there-for (unless Landlord will have earlier received such bonds and interest pursuant to the provisions of Section IV of this Schedule B) then held by it on account of rent for the period from February 15, 2002 through December 14, 2077.

E. On January 1, 2003 and the first day of each January thereafter through January 1, 2077, the Tenant shall pay to the Landlord One Dollar ($1.00) in full payment of the balance of the rent for the period from February 15, 2002 through December 14, 2077.

            III.  TENANT'S RIGHT OF CANCELLATION

      Tenant may cancel this lease effective no later than March 31, 1981 if (i) Tenant will have given notice of its desire to exercise such right of cancellation by mailing such notice to Landlord and to the Escrow Agent pursuant to the provisions of Section 14.4 of this lease, no later than February 28, 1981 and (ii) the Commencement of Construction Date has not occurred prior to the date such notice is given. If such two conditions have been met, this lease will terminate on the last day of the calendar month next following the giving of such notice, and the parties will have no further rights or obligations hereunder thereafter, except as provided in Paragraph E of Section IV of this

      Schedule B. The dates set forth herein are subject to extension under certain circumstances described in Section 14.12 of the lease.

                              IV. SECURITY DEPOSIT

A. At any time and from time to time hereafter, but in any event not later than the "Commencement of Construction Date" or April 1, 1981, whichever is earlier, the Tenant shall acquire and deposit with the Escrow Agent United States Treasury Bonds 7-5/8% due February 15, 2007, callable not earlier than February 15, 2002, paying interest at an annual rate of not less than $1,200,000, and having a total par value at maturity of not less than $15,800,000, to secure performance of its obligations hereunder.

B. The Escrow Agent shall receive and hold such bonds and apply the interest thereon and the principal thereof as follows:

      The Escrow Agent shall:

            (i) from the interest received thereon pay to Landlord $450,000 on the fifteenth day of August, 1981, and thereafter $600,000 on the fifteenth day of each February and August after August 15, 1981 through February 15, 2002 on account of the Tenant's rent obligations as set forth in Section II C of this Schedule B, except as otherwise provided in
      Section IV B(iii), IV C and IV D of this Schedule B.

            (ii) pay to the Tenant any interest thereon received by it in excess of the total of the amounts payable by it to Landlord pursuant to the foregoing clause (i) and payable to itself for services under subparagraph F below, such payment to be made on each February 15 and August 15, commencing after delivery of such bonds and ending February 15, 2002.

            (iii) upon maturity of such bonds, or upon its earlier receipt of the notice provided for in Paragraph IV C of this Schedule B, deliver such bonds in kind (or the proceeds thereof at maturity), with all interest thereon not otherwise paid or payable pursuant to (i) and (ii) above and Paragraph E below, to the Landlord.

C. At any time after the deposit of such bonds with the Escrow Agent, the Landlord may, by written notice to the Escrow Agent, approved by the Governor, demand and receive from the Escrow Agent all of such bonds then received and held by it as Escrow Agent hereunder, together with any interest thereon then held by the Escrow Agent and not otherwise distributed pursuant to B(i), (ii), or Paragraph E hereof. Upon the delivery of such bonds and interest pursuant to this Schedule B, all rent otherwise payable hereunder shall be forgiven and the rent payable hereunder shall be reduced to rent at the rate of $1.00 per year, payable in arrears on the first day of each January thereafter for the remainder of the term hereof, with a pro rata adjustment to be made with respect to the then current year to eliminate any double payment of rent or interest, or double receipt thereof, by either party.

D. If this lease shall expire or be terminated for any reason before its agreed expiration date (other than in accordance with Section III of this Schedule B), the Escrow Agent will deliver to the Landlord all of such bonds then held by it together with any interest thereon remaining undistributed.

E.    If the Tenant shall exercise its Right of Cancellation, as provided in
      Section III of this Schedule B, the Escrow Agent shall distribute to Tenant the bonds and interest then remaining undistributed, if any, then held by it as Escrow Agent.

F. For its services hereunder the Escrow Agent will be entitled to a fee at the annual rate of $2,000 payable semi-annually in arrears which it may deduct from interest received by it. Upon termination of the escrow the Escrow Agent will be entitled to an additional termination fee of $10,000. It may deduct this amount from interest received by it or from the proceeds of payment or sale of such bonds then held by it or the Escrow Agent may require that such fee be paid to it by the party to whom the bonds held by it in escrow are to be delivered as a condition precedent to its delivery to such party of such bonds.

      If the original or any successor Escrow Agent shall fail or cease to serve as such, the Landlord shall appoint a successor Escrow Agent, subject to the reasonable approval by the Tenant. The Assets held by the former Escrow Agent shall be delivered to its successor, which shall assume all of the rights and duties of its predecessor. Upon such delivery such successor shall deliver such receipts and such instruments setting forth its assumption of said agreement to carry out the obligations of the Escrow Agent hereunder as may reasonably be required by the predecessor Escrow Agent, the Landlord, the Tenant or any one or more of them.

                          PROFESSIONAL QUALIFICATIONS

                                    LANDAUER
                             REAL ESTATE COUNSELORS
--------------------------------------------------------------------------------
                           Professional Qualifications

                            JAMES C. KAFES, MAI, CRE


EXPERIENCE:         Landauer Associates, Inc., New York, NY (since 1986)
                    Division Manager/Executive Managing Director in Charge of
                    National Valuation and Technical Services, Member of the
                    Management Committee, and General Manager of the New York
                    Valuation and Technical Services Division. Valuation and real estate counseling on major urban properties and portfolios, including financial and feasibility analyses, appraisal reviews, fairness opinions and independent fiduciary services.

                    Miller & Kafes Associates, Inc. (1972-1986)
                    Principal. Valuations, market studies, investment analyses and counseling services on major commercial developments nationwide and in the Caribbean.

                    James E. Gibbons Associates (1970-1972)
                    Assistant Director. Real estate valuations and counseling services.

                    National Bank of North America (1969-1970)
                    Chief Appraiser. Market valuations and analysis of investment opportunities.

                    General Services Administration (1962-1968)
                    Economic analyses, highest and best use studies, market valuations.


PROFESSIONAL
ACTIVITIES:         MAI:      Appraisal Institute

                    CRE: American Society of Real Estate Counselors Has served on national committees of the Appraisal Institute and ASREC since 1971, including current service as a board member and past service as Editor-in-Chief and Chairman of the Editorial Board of The Appraisal Journal, published quarterly by the Appraisal Institute.

                    Member: Board of Directors, RCC North America, Inc. Roundtable of Advisors, Murray H. Goodman Center for Real Estate Studies, Lehigh University
                              The Real Estate Board of New York, Inc.

CERTIFICATION:      Currently certified in the Appraisal Institute's voluntary program of continuing education for its designated members.


EDUCATION:          BS, MBA, Lehigh University

                                    LANDAUER
                             REAL ESTATE COUNSELORS
--------------------------------------------------------------------------------
                           Professional Qualifications

                             MICHAEL J. PATIS, FRICS


EXPERIENCE:         Landauer Associates, Inc., New York, NY (since 1986)
                    Managing Director, Valuation and Technical Services Division
                    General counseling, valuation (including portfolio valuations), evaluation and investment analyses of major retail, commercial, industrial and residential real estate nationwide.

                    Miller & Kafes Associates, Inc., New York, N.Y. (1978-1986) Vice President. Valuation and evaluation of major investment-grade retail, commercial, industrial and residential real estate throughout the United States together with computer applications and analyses.

                    Town & City Properties PLC, London, England (1970-1978) Management/Development Surveyor. Management, valuation and development of major investment-grade real estate for major national property company, throughout the United Kingdom. Experience variously included property management of major commercial real estate portfolio (including general management, valuation, lease negotiations and legal matters) and development of major commercial properties (including project feasibility analyses, planning procedures, project management, leasing, financing and general legal matters).

                    L.W. Ellwood & Co., Ridgewood, N.J. (1969) Appraisal Assistant. Commercial real estate consulting, valuation and evaluation, nationwide.


PROFESSIONAL
ACTIVITIES:        Member:         Fellow of the Royal Institution of Chartered
                                       Surveyors (FRICS), since 1985.

                                   Associate of the Royal Institution of
                                       Chartered Surveyors (ARICS), 1972-1985

                   Associate Member: Appraisal Institute

EDUCATION:          Diploma in Surveying (Estate Management), City of Leicester
                    Polytechnic, Leicester, England - 1969

                    Appraisal Institute courses successfully completed:
                    Appraisal Principles, Basic Valuation Procedures, Capitalization Theory and Techniques - Parts I, II & III, Valuation Analysis and Report Writing, Investment Analysis and Standards of Professional Practice.

                                    LANDAUER
                             REAL ESTATE COUNSELORS
--------------------------------------------------------------------------------
                           Professional Qualifications

                               DOUGLAS W. PORT WAY


EXPERIENCE:         Landauer Associates, Inc. New York, NY (since 1996)
                    Director, Valuation and Technical Services Division General counseling, valuation, evaluation and investment analyses of major retail, commercial, industrial and residential real estate nationwide.

                    CoreStates Financial Corp., Philadelphia, PA (199 1-1995) Vice President, Real estate valuation and review for lender financing, disposition, workout and asset management.

                    Landauer Associates, Inc. (1987-1991) Assistant Vice President, Valuation and Technical Services Division. General counseling, valuation, evaluation and investment analyses of major retail, commercial, and industrial real estate nationwide.

                    Miller & Kafes Associates, Inc., New York, NY (1984-1987) Appraisal and valuation of retail, commercial, hotel and industrial realty throughout the United States together with computer applications and analyses.

PROFESSIONAL
ACTIVITIES:         Candidate: Appraisal Institute


EDUCATION:          Bachelor of Arts, Fordham College, Fordham University, New
                    York - 1983 Appraisal Institute courses successfully completed:

                        Appraisal Principles, Valuation Procedures,
                        Capitalization Theory and Techniques - Parts I, II, Advanced Applications, and Standards of Professional Practice.

                                    LANDAUER
                             REAL ESTATE COUNSELORS
--------------------------------------------------------------------------------
                           Professional Qualifications

                               GREGORY A. CERVIERI


EXPERIENCE:         Landauer Associates, Inc., New York, NY (since 1995)
                    Associate, Valuation and Technical Services Division Real estate consulting, emphasizing appraisals of commercial properties and feasibility studies for office and retail properties.

                    Barenholtz & Farrell, New York, NY & Southport, CT (1992-1994) Appraiser. Real estate counseling services, including property valuation, management consulting, portfolio analysis and transaction counseling.

                    JC Contracting, Fort Lee, NJ (1988-1992) Principal. Independent contractor responsible for sales development, bidding and job organization of commercial contracting projects and home construction, repair and renovation.

                    Local Union #6, Jersey City, NJ (1986-1991)
                    Carpenter/Foreman. Worked on major projects in Manhattan and Bergen, Hudson and Essex Counties in New Jersey, including Newark Airport's Terminal C, office buildings, shopping centers and hotels. Coordinated jobs and managed a crew of twenty-eight carpenter/journeymen.


PROFESSIONAL
ACTIVITIES:         MAI Candidate - Appraisal Institute


EDUCATION:          Master of Science in Real Estate; New York University Real
                         Estate Institute, New York, NY
                    Bachelor of Arts in Biology and Psychology; University of
                         Rochester, Rochester, NY

                 [Letterhead of LANDAUER REAL ESTATE COUNSELORS]


July 17, 1997

Mr. David Martin
Investment Manager
Metropolitan Life Insurance Company
Real Estate Investments
5420 LBJ Freeway, Suite 1310
Dallas, TX 75240

Re: Retail, Offices & Garages at Copley Place, Boston Dear

Mr. Martin:

In accordance with your instructions we have estimated the market value (as defined by the Uniform Standards of Professional Appraisal Practice) of the leasehold interest, as of June 30, 1997, in the portions of Copley Place, Boston, MA which are listed below:

1.    Approximately 368,413 square feet of enclosed retail space including a
      107.922 square foot Neiman Marcus store and approximately 260,491 square feet of small store space. The center is approximately 96.6% occupied with approximately 93 tenants;

2. Approximately 845,000 square feet (NRA) of office space in four towers with approximately 37 tenants;

3.    The Central Parking Garage containing approximately 830 spaces;

4.    The Dartmouth Parking Garage containing approximately 698 parking spaces.

The residential component and the two hotels are excluded from the appraisal although, certain common area and central plant contributions by the hotels were included in the analysis.

This letter is to preliminarily confirm the results of our analyses prior to the issue our self-contained appraisal report which is to follow. In accordance with the Uniform Standards of Professional Appraisal Practice (USPAP), this letter report constitutes a "Restricted" report and may be relied upon only by Metropolitan Life insurance Company. The values reported are subject to the summaries of assumptions and cash flows which were previously provided and to the assumptions, limiting conditions and other analyses which will be contained in our self-contained report which is to follow, our conclusions cannot be understood properly without reference to these items.

LANDAUER
REAL ESTATE COUNSELORS

Mr. David Martin                                                   July 17, 1997
Metropolitan Life Insurance Company                                       Page 2


The function of the appraisal is to assist you in connection with the refinancing of the property.

In the course of the assignment, we have:

1.    Inspected the property and its environs;

2. Reviewed the property's relevant physical, functional, locational and legal characteristics. As a result of this, amongst other things, it was concluded that the highest and best use of the property is "as developed";

3. Considered local economic conditions and trends along with the relevant real estate market conditions and trends;

4. Analyzed the operating performance of the property including, where appropriate, the historical operating data, the owner's budgets, comparable market data and Landauers knowledge of both comparable properties and general industry-wide trends;

5. Developed valuation assumptions and prepared cash flow projections, as a basis for discounted cash flow analyses;

6. Estimated the market value of the leasehold interest. Primary emphasis has been placed upon the income approach to value, in general, and the discounted cash flow technique in particular, reflecting the actions of typical buyers and sellers of properties such as this. The cost approach was not be employed as it does not lend itself to properties of this physical, legal and economic complexity and is not employed by typical buyers and sellers. The market approach suffers from similar limitations although, relevant transactions have been reviewed to gauge the general reasonableness of the valuation assumptions employed and the resultant value conclusions.

Based upon the foregoing, we have estimated that the market value of the leasehold interest in the referenced portions of Copley Place, Boston, MA, as of June 30, 1997, was:

                      THREE HUNDRED FIFTEEN MILLION DOLLARS
                                 ($315,000,000)

   Allocated as follows:
   Retail Portion                     $147,000,000
   Office Portion                     $122,000,000
   Garage/Hotel Common area portion   $ 46,000,000

LANDAUER
REAL ESTATE COUNSELORS

Mr. David Martin                                                   July 17, 1997
Metropolitan Life Insurance Company                                       Page 3

These allocations have been provided only to identify the reLative contributions of the various components to the aggregate value; they do not necessarily reflect the individual values of the components as separate entities.

It should be emphasized that, at the request of the client, the valuation has been performed over an accelerated time frame and that, following the initial provision of property data, only limited assistance was received from the property ownership in response to various queries relating to the operations and leasing of the property. In certain instances, therefore, where answers to various operating and leasing questions were not provided, we have made what we believe to be reasonable assumptions based upon our previous knowledge of the property, which was appraised by Landauer in 1992, and general industry-wide trends.

We appreciate the opportunity to have been of service to you in connection with this assignment.


Sincerely,


LANDAUER ASSOCIATES, INC.


/s/ James C. Kafes                                  /s/ Michael J. Patis
James C. Kafes, MAI CRE                             Michael J. Patis, FRICS
Executive Managing Director                         Managing Director

/s/ Douglas W. Portway                              /s/ Gregory A. Cervieri
Douglas W. Portway                                  Gregory A. Cervieri
Director                                            Associate

LANDAUER
REAL ESTATE COUNSELORS

Mr. David Martin                                                   July 17, 1997
Metropolitan Life Insurance Company                                       Page 4

ASSUMPTIONS AND LIMITING CONDITIONS

This appraisal report has been made with the following general assumptions:

1. Title to the property is assumed to be good and marketable unless otherwise stared. No responsibility is assumed for the legal description or any legal matter. The property is considered to be under responsible ownership, management, subject to responsible leasing efforts, and free of all liens and encumbrances except as specifically discussed herein.

2. The property is appraised free and clear of any or all liens or encumbrances unless otherwise stated.

3. The definition of value and the other definitions and assumptions on which the analyses are based are set forth in appropriate sections of this report and are to be part of these General Assumptions as if included here in their entirety.

4. All engineering is assumed to be correct. The sketches, plot plans and drawings included in this report are included only to assist the reader in visualizing the property.

5. It is assumed that there are no hidden or unapparent conditions in the property, soil, sub-soil, or structures which would render the properties more or less valuable. No responsibility is assumed for such conditions or for arranging for engineering which would be required to discover them. All materials used in the structures on the appraised property are assumed to be free of asbestos, toxic materials. Or any other potential health risks unless otherwise so stated and identified herein. No opinion is expressed on structural or mechanical conditions.

6. This appraisal was prepared without an engineer's building inspection report. Without such information we cannot accurately project the impact any major expenditures would have on the value of the property. Accordingly, the estimated value reported herein reflects the total value of the subject as if unaffected b~ major expenditures, which include capital improvements and deferred maintenance. If major expenditures exceed the capital improvements assumption utilized in our cash flow assumptions, it will be necessary to deduct the additional costs from our value conclusion.

7. It is assumed that there is full compliance with all applicable federal, state and local environmental regulations and laws, that all applicable zoning and use regulations and restrictions have been complied with, unless a nonconformity has been stated. defined and considered in the appraisal report.

8. It is assumed that all required licenses, certificates of occupancy, legislative or administrative consents from any local or national governmental or private entity or organization have been

LANDAUER
REAL ESTATE COUNSELORS

Mr. David Martin                                                  July 17, 1997
Metropolitan Life Insurance Company                                      Page 5


      or can be obtained or renewed for any use on which the value estimate contained is this report is based.

9. It is assumed that the utilization of the land and/or improvements is within the boundaries or property lines of the property described herein and that there is no encroachment or trespass unless noted within the report.

10. The information furnished to the appraisers by the client and others, as contained in this report, is considered to be from reliable sources and where feasible, has been verified; however, no responsibility is assumed for the accuracy of this information. Our estimate of value, reported herein, has relied upon property data provided by Urban Retail Properties Co. including allocations of income and expenses between the retail, office, parking, hotel, central plant and other components of the complex. The appraisers reserve the right to modify the value conclusion should the accuracy of that information change subsequent to delivery of this report.

11. At the request of the client, the valuation has been performed over an accelerated time frame and, following the initial provision of property data, only limited assistance was received from the property ownership in response to various queries relating to the operations and leasing of the property. In certain instances, therefore, where answers to various operating and leasing questions were not provided, we have made what we believe to be reasonable assumptions based upon our previous knowledge of the property, which was appraised by Landauer in 1992, and general industry-wide trends.

12. Tenant lease data utilized in the cash flow projections was based upon detailed computerized lease abstracts provided by the property owner, verified against a sampling of lease abstracts prepared by the client's attorney.

13. It is assumed that all and any costs associated with tenant improvements and lease commissions for all leases which commenced prior to the date of value have been paid in full prior to the appraisal date, unless otherwise noted.

14. This appraisal is based upon and supported by available factual economic and market data and our interpretation of market conditions as of the date of inspection of the property. Although we believe that our assumptions and forecasts are well supported, we cannot be held responsible for unforeseeable events which may alter market conditions prior to the effective date of the opinion of value.

15. The Americans With Disabilities Act ("ADA") became effective January 26, 1992. Landauer has not made a specific compliance survey and analysis of the subject property to determine whether or not they are in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property, together with a detailed analysis of the

LANDAUER
REAL ESTATE COUNSELORS

Mr. David Martin                                                  July 17, 1997
Metropolitan Life insurance Company                                      Page 6


      requirements of the ADA, could reveal that the property is not in compliance with one or more requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since we have no direct evidence relating to this issue, we did not consider possible non-compliance with the requirements of ADA in estimating the value of the property.

The appraisal report has been made with, and is subject to, the following general limiting conditions:

1. Use and disclosure of the contents of this report is governed by the bylaws and regulations of the Appraisal Institute. In accordance with the Uniform Standards of Professional Appraisal Practice (USPAP), this letter report constitutes a "Restricted" report and may be relied upon only by Metropolitan Life Insurance Company. The values reported are subject to the summaries of assumptions and cash flows which were previously provided and to the assumptions, limiting conditions and other analyses which will be contained in our self-contained report which is to follow; our conclusions cannot be understood properly without reference to these items.

2. Possession of this report, or a copy thereof, does not carry with it the right of publication. It may not be used for any purpose by any person other than the party to whom it is addressed without the written consent of the appraiser and, in any event, only with proper written qualification and only in its entirety.

3. The appraisers herein, by reason of this appraisal report, are not required to give further consultation, testimony or to be in attendance in court or at any governmental or other hearing with reference to the property without prior arrangements having been made relative to such additional employment.

4. The distribution, if any, of the total valuation in this report between land and improvements applies only under the stated program of utilization. The separate allocations for land and buildings must not be used in conjunction with any other appraisal and are invalid if so used.

5. Special Limiting Conditions may be stated in various portions of this report, and are to be carefully noted in accepting this appraisal.

LANDAUER
REAL ESTATE COUNSELORS

Mr. David Martin                                                  July 17, 1997
Metropolitan Life Insurance Company                                      Page 7

CERTIFICATION

The undersigned certify to the best of their knowledge and belief that:

The statements of fact contained in this appraisal report and upon which the analyses, opinions and conclusions expressed herein are based are true and correct. This report is made subject to the Assumptions and Limiting Conditions in this report, which set forth all of the limiting conditions (imposed by the terms of the assignment or by the appraisers) affecting the analyses, opinions and conclusions contained in this report.

Employment and compensation for making this appraisal are in no way contingent upon the values reported, and we certify that we have no direct or indirect current or prospective personal interest or bias in the subject matter of this appraisal report or to the parties involved. No one other than the undersigned prepared the analyses, opinions or conclusions concerning real estate that are set forth in this report.

This report has been made in conformity with the Uniform Standards of Professional Practice and in accordance with the requirements of the Code of Professional Ethics and the Standards of Professional Practice of the Appraisal Institute. The use of this report is subject to the requirements of the Appraisal Institute relating to reviews by its duly authorized representatives. James C. Kafes is currently certified under the Continuing Education Program of the Appraisal Institute.

During the course of this assignment, the retail portion of the subject property was inspected by Michael J. Patis on June 24, 1997 and the office and garage portions were inspected by Douglas W. Portway on July 16, 1997. Michael J. Patis previously inspected the entire property on December 19, 1991. James C. Kafes and Gregory A. Cervieri have not inspected the property.



/s/ James C. Kafes                                  /s/ Michael J. Patis
James C. Kafes, MAI, CRE                            Michael J. Patis, FRICS
Executive Managing Director                         Managing Director

/s/ Douglas W. Portway                              /s/ Gregory A. Cervieri
Douglas W. Portway                                  Gregory A. Cervieri
Director                                            Associate